UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

WideOpenWest, Inc.

(Name of Registrant as Specified In Its Charter)
N/A

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
WIDEOPENWEST, INC.
7887 East Belleview Avenue, Suite 1000
Englewood, CO 80111
To the Stockholders of WideOpenWest, Inc.:
You are cordially invited to attend a special meeting of stockholders (together with any adjournment, postponement, or other delay thereof, the “Special Meeting”) of WideOpenWest, Inc., a Delaware corporation (the “Company”), which will be held via a live webcast at [      ]. The Special Meeting will be held on [      ], at [      ], Eastern time.
At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended, supplemented or modified from time to time), dated August 11, 2025 (the “Merger Agreement”), by and among the Company, Bandit Parent, LP, a Delaware limited partnership (“Parent”), and Bandit Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of DigitalBridge Investments, LLC (“DigitalBridge”) and Crestview Partners III GP, L.P. (“Crestview”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly owned subsidiary of Parent. At the Special Meeting, you will also be asked to consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by the Company to its named executive officers in connection with the Merger, and a proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal. If the Merger is completed, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”), subject to certain exceptions specified in the Merger Agreement, will be converted automatically into and will thereafter represent only the right to receive cash in an amount equal to $5.20 per share, without interest (the “Merger Consideration”), subject to any applicable withholding taxes, and will be automatically cancelled upon the conversion thereof and will cease to exist.
The Merger Consideration represents a premium of approximately 37.2% to the unaffected closing price of $3.79 on May 2, 2024, the last trading day before the public announcement of the initial non-binding offer of $4.80 submitted by DigitalBridge and affiliates of Crestview on May 2, 2024 (the “Initial Proposal”), and a premium of approximately 53.8% to the closing price of $3.38 on August 11, 2025, the last trading day before the public announcement of the Merger Agreement and the transactions contemplated thereby.
The proposed Merger is a “going private transaction” under the rules of the United States Securities and Exchange Commission. If the Merger is completed, the Company will become a privately held company.
On May 5, 2024, the Company’s Board of Directors (the “Company Board”) established a Special Committee of the Company Board, composed entirely of independent directors who are independent of Crestview and DigitalBridge and who are disinterested in the Merger (the “Special Committee”) and delegated exclusively to the Special Committee the full power and authority of the Company Board, to the fullest extent permitted by law, (1) to take actions with respect to the Initial Proposal or any alternative strategic transaction involving the Company, its assets or its liabilities, (2) to make one or more recommendations to the Company Board with respect to any such transaction, (3) to review and evaluate the Initial Proposal and potential alternatives to the Initial Proposal, (4) to negotiate with DigitalBridge, Crestview, and other parties as the Special Committee deemed necessary or desirable, (5) to reject the Initial Proposal or any alternative transaction, and terminate negotiations with respect thereto, and (6) to take all other actions and do all other things that, in the judgment of the Special Committee, may be deemed necessary, appropriate or advisable to assist the Special Committee in carrying out its responsibilities. The Special Committee, as more fully described in the enclosed proxy statement, with the assistance of its independent financial and legal advisors, considered, evaluated and negotiated the Merger Agreement.
At the conclusion of its review, the Special Committee, among other things, unanimously (1) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and the holders of shares of Company Common Stock, excluding those shares of Company Common Stock held, directly or indirectly, by or on behalf of (a) Parent and the Rollover Stockholders (as defined below), their respective affiliates and associates (within the meaning of Rule 12b-2 of the Exchange Act) and portfolio companies majority owned by such investment fund affiliates and (b) any person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act (the “Unaffiliated Company Stockholders”), (2) recommended to the Company Board that it approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and (3) resolved to recommend that the Unaffiliated Company Stockholders adopt the Merger Agreement.
The Company Board has, acting upon the recommendation of the Special Committee, unanimously, (a) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and its stockholders, (b) approved the execution, delivery and performance of the Merger Agreement and the other transaction documents and the consummation of the transactions contemplated thereby, including the Merger, (c) directed that the adoption of the Merger Agreement be submitted to the stockholders of the Company at the Special Meeting and (d) resolved to recommend that the stockholders of the Company adopt the Merger Agreement in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”) at the Special Meeting (such recommendation, the “Company Board Recommendation”).
The Company Board, acting upon the recommendation of the Special Committee, unanimously recommends that you vote: (1) “FOR” the adoption of the Merger Agreement, (2) “FOR” the non-binding advisory proposal with respect to the compensation that will or may become payable by the Company to its named executive officers in connection with the Merger, and (3) “FOR” the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.
Your vote is very important, regardless of the number of shares you own.   Under the terms of the Merger Agreement, the approval of the proposal to adopt the Merger Agreement requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock entitled to vote thereon. Each share of Company Common Stock that you own as of the close of business on [      ] (the “Record Date”) is entitled to one vote on each matter submitted for a vote at the Special Meeting. If you fail to vote on the proposal to adopt the Merger Agreement, the effect will be the same as a vote against such proposal.
The accompanying proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger, and the other proposals to be considered at the Special Meeting. A copy of the Merger Agreement is attached as Annex A to this proxy statement. The accompanying proxy statement also describes the actions and determinations of the Company Board and the Special Committee in connection with their evaluation of, among other things, the Merger Agreement and the Merger. Please read the proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information.
On August 11, 2025, (i) Crestview W1 TE Holdings, LLC, Crestview W1 Holdings, L.P., Crestview W1 Co-Investors, LLC, and Crestview Advisors, L.L.C. (collectively, the “Crestview Rolling Stockholders”); and (ii) Brian P. Cassidy, Daniel G. Kilpatrick, and Barry S. Volpert (collectively, the “Individual Rolling Stockholders,” and together with the Crestview Rolling Stockholders, the “Rollover Stockholders,” and each, a “Rollover Stockholder”), who collectively, beneficially held approximately 37% of the voting power of the outstanding shares of Company Common Stock as of September 10, 2025, entered into the Voting, Support and Rollover Agreement, by and among the Company, Parent, the Rollover Stockholders and Crestview, in its capacity as the representative of the Rollover Stockholders (the “Rollover Agreement”). The Rollover

Agreement provides that each of the Individual Rolling Stockholders will contribute all of the shares of Company Common Stock that they own (including any Crestview Restricted Shares (as described below)) to Crestview Advisors, L.L.C. in exchange for equity interests in Crestview Advisors, L.L.C., and such equity interests in the Company will then be contributed, together with the Company Common Stock held by the Crestview Rolling Stockholders, to Merger Sub in exchange for equity interests in Bandit HoldCo, Inc. (“HoldCo”), which equity interests in HoldCo will then be contributed to Parent in exchange for equity interests in Parent. The foregoing contributions and exchanges of the Rollover Stockholders’ equity interests in the Company (the “Rollover Shares”) will happen immediately prior to the Closing. Solely as a result of such contributions and exchanges, the Crestview Rolling Stockholders will own direct equity interests in Parent following the consummation of such contributions and exchanges. The Rollover Agreement further provides that each Rollover Stockholder will vote all of its shares of Company Common Stock entitled to vote thereon in favor of the vote on the proposal to adopt the Merger Agreement and the other proposals to be presented at the Special Meeting, subject to the terms and conditions contained in the Rollover Agreement, and that each Rollover Stockholder is prohibited from transferring or encumbering any of its shares of Company Common Stock while the Rollover Agreement is in effect. The Rollover Stockholders are prohibited from acquiring any additional shares of Company Common Stock or taking any actions that are prohibited by the Rollover Stockholders or their affiliates pursuant to the Merger Agreement with respect to the Company soliciting Alternative Proposals, as described in the section of the accompanying proxy statement captioned “Restrictions on Solicitation of Other Acquisition Offers,” in each case, while the Rollover Agreement is in effect. Following the Effective Time, the Crestview Rolling Stockholders will be entitled to certain governance rights with respect to Parent, in which they will ultimately receive certain equity interests in exchange for their Rollover Shares pursuant to the Rollover Agreement. The full text of the Rollover Agreement attached as Annex C to this proxy statement is incorporated by reference in this proxy statement in its entirety.
Even if you plan to attend the Special Meeting, please grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card) or mark, sign, date and return the enclosed proxy card by mail as promptly as possible using the enclosed prepaid reply envelope. If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any proxy that you have previously submitted. If you fail to grant your proxy or to attend the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the Special Meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting without your instructions. As a result, if you do not provide your bank, broker or other nominee with any voting instructions, your shares will not be counted for purposes of a quorum and will not be voted at the Special Meeting, which will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement.
If you have any questions or need assistance voting your shares, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Shareholders may call toll free: (877) 750-0831
Banks and Brokers may call collect: (212) 750-5833

Thank you for your support.
Sincerely,
Teresa Elder
Chief Executive Officer
[      ]
Neither the United States Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated as of [     ], 2025 and, together with the enclosed form of proxy card, is first being mailed to stockholders of the Company on or about [     ], 2025.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
WIDEOPENWEST, INC.
7887 East Belleview Avenue, Suite 1000
Englewood, CO 80111
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [     ]
Notice is given that a special meeting of stockholders (together with any adjournment, postponement or other delay thereof, the “Special Meeting”) of WideOpenWest, Inc., a Delaware corporation (the “Company”), will be held on [      ], at [      ], Eastern time, for the following purposes:
1.
To consider and vote on the proposal to adopt the Agreement and Plan of Merger (as it may be amended, supplemented or modified from time to time, the “Merger Agreement”), dated August 11, 2025, by and among the Company, Bandit Parent, LP and Bandit Merger Sub, Inc., pursuant to which Bandit Merger Sub, Inc. will merge with and into the Company (the “Merger Proposal” and such merger, the “Merger”);

2.
To consider and vote on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by the Company to its named executive officers in connection with the Merger (the “Compensation Proposal”); and

3.
To consider and vote on any proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

The foregoing matters are more fully described in the attached proxy statement. The proxy statement and the Merger Agreement attached thereto are hereby incorporated by reference in this Notice.
Under the terms of the Merger Agreement, the approval of the Merger Proposal requires the affirmative vote of holders of a majority of the issued and outstanding shares of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”) entitled to vote thereon. Approval of each of the Compensation Proposal and the Adjournment Proposal require the affirmative vote of the holders of a majority in voting power of the shares in capital stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon.
The Special Meeting will be held by means of a live webcast at [     ]. We believe this is the most effective approach for enabling stockholder attendance and participation. The Special Meeting will begin promptly at [     ], Eastern time. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares).
Only the Company’s stockholders as of the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting or at any postponement or adjournment thereof. A list of stockholders of record entitled to vote at the Special Meeting will be available for a period of at least 10 days before the Special Meeting on a reasonably accessible electronic network or during ordinary business hours at the Company’s corporate headquarters located at 7887 East Belleview Avenue, Suite 1000, Englewood, Colorado 80111, and on the virtual meeting website during the Special Meeting.
The Company Board, acting upon the recommendation of the Special Committee, unanimously recommends that you vote: (1) “FOR” the adoption of the Merger Agreement, (2) “FOR” the non-binding advisory proposal with respect to the compensation that will or may become payable by the Company to its named executive officers in connection with the Merger, and (3) “FOR” the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.
Record holders and beneficial owners of Company Common Stock who do not vote in favor of the proposal to adopt the Merger Agreement and who otherwise comply with the requirements under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) will have the right to seek appraisal of the “fair value” of their shares of Company Common Stock (exclusive of any element of value arising from the accomplishment or expectation of the Merger and together with interest thereon, as described in the accompanying proxy statement) in lieu of receiving $5.20 per share in cash, without interest and subject to any applicable withholding taxes, if the Merger is completed, as determined in accordance with Section 262 of the DGCL. To do so, a record holder or beneficial owner must properly demand appraisal before the vote is taken on the Merger Agreement at the Special Meeting and comply with all other requirements of the DGCL, including Section 262 of the DGCL, which are summarized in the accompanying proxy statement, and certain conditions set forth in Section 262(g) of the DGCL must be satisfied. A copy of Section 262 of the DGCL is attached to the accompanying proxy statement as Annex D and may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated in this notice by reference.
Even if you plan to attend the Special Meeting, please grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card) or sign, date and return, as promptly as possible, the enclosed proxy card by mail in the postage-paid envelope provided. If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or to attend the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the Merger Proposal.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the Special Meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting without your instructions. As a result, if you do not provide your bank, broker or other nominee with any voting instructions, your shares will not be counted for purposes of a quorum and will not be voted at the Special Meeting, which will have the same effect as a vote “AGAINST” the Merger Proposal.
By Order of the Board of Directors,
Teresa Elder
Chief Executive Officer
[       ]

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
WIDEOPENWEST, INC.
PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [    ]
This proxy statement is dated [     ] and, together with the enclosed form of proxy card,
is first being sent to stockholders on or about [    ].
Neither the United States Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

i

ANNEX A — AGREEMENT AND PLAN OF MERGER
ANNEX B — OPINION OF CENTERVIEW
ANNEX C — VOTING, SUPPORT AND ROLLOVER AGREEMENT
ANNEX D —
SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

CERTAIN DEFINED TERMS
Unless stated otherwise, whenever used in this proxy statement, the following terms have the meanings set forth below:
Adjournment Proposal means the proposal to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.
Cancelled Shares means each share of Company Common Stock that is directly owned by the Company as treasury stock or otherwise, or by Parent or Merger Sub immediately prior to the Effective Time, including any Rollover Shares.
Certificate of Merger means a certificate of merger in such form as required by and in accordance with the applicable provisions of the DGCL.
Code means the Internal Revenue Code of 1986, as amended.
Company means WideOpenWest, Inc., a Delaware corporation. In addition, the terms “we,” “us” and “our” refer to the Company.
Company Board means the board of directors of the Company.
Company Board Recommendation means the Company Board’s recommendation that the stockholders of the Company adopt the Merger Agreement in accordance with the DGCL at the Special Meeting.
Company Bylaws means the Amended and Restated Bylaws of the Company.
Company Common Stock means the common stock, par value $0.01 per share, of the Company.
Company LTI Awards means (i) the Company LTI Cash Awards, (ii) the Company PSU Awards, (iii) the Company Restricted Share Awards and (iv) the Crestview Restricted Share awards.
Company LTI Cash Award means each long-term incentive cash award of the Company.
Company PSU Award means each restricted share unit award granted subject to any performance-based vesting terms in respect of Company Common Stock.
Company Restricted Share Award means each award of restricted shares of Company Common Stock.
Compensation Proposal means the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by the Company to its named executive officers in connection with the Merger.
Consortium means, collectively, (a) DigitalBridge, (b) Parent Holdings, (c) Crestview and (d) the Crestview Rolling Stockholders.
Crestview means Crestview Partners III GP, L.P., a Cayman Islands limited partnership.
Crestview Restricted Share means any restricted share held by the Individual Rolling Stockholders on behalf of or for the benefit of Crestview Advisors, L.L.C. and its affiliates, as set forth on Parent’s confidential disclosure schedule to the Merger Agreement.
Crestview Rolling Stockholders means (a) Crestview W1 TE Holdings, LLC, a Delaware limited liability company, (b) Crestview W1 Holdings, L.P., a Delaware limited partnership, (c) Crestview W1 Co-Investors, LLC, a Delaware limited liability company and (d) Crestview Advisors, L.L.C., a Delaware limited liability company.
DBRG means DigitalBridge Group, Inc., a Maryland corporation.
Deferred Closing Date means the twelfth (12th) business day after the satisfaction or waiver (to the extent permitted hereunder) of the last of the conditions set forth in Article 6 of the Merger Agreement to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing).

DGCL means the General Corporation Law of the State of Delaware.
DigitalBridge means DigitalBridge Investments, LLC, a Delaware limited liability company.
Dissenting Shares means all shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time (other than the Excluded Shares) and that are held by the Company stockholders who are entitled to demand appraisal and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL with respect to any such shares of Company Common Stock held by any such holder and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL.
Effective Time means the effective time of the Merger.
Equity Commitment Letter means the commitment letter, dated August 11, 2025, by and among the Equity Investor and Parent, pursuant to which the Equity Investor has committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein.
Equity Investor means DigitalBridge Partners III, LP, a Delaware limited partnership.
Exchange Act means the Securities Exchange Act of 1934, as amended.
Excluded Shares means (a) any Cancelled Shares and (b) each share of Company Common Stock that is owned by any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time.
FCC means the Federal Communications Commission or any successor agency.
FCC Applications means all necessary filings to obtain any consents, permits, authorizations, waivers, clearances, approvals or expirations or terminations of waiting periods from or with respect to the FCC that are required in connection with the Merger and the other transactions contemplated by the Merger Agreement.
GAAP means U.S. generally accepted accounting principles.
HoldCo means Bandit HoldCo, Inc., a Delaware corporation and a wholly owned subsidiary of Parent.
HoldCo Shares means common shares of HoldCo.
Individual Rolling Stockholders means (a) Brian P. Cassidy, (b) Daniel G. Kilpatrick and (c) Barry S. Volpert.
IRS means the Internal Revenue Service.
Merger means the merger of Merger Sub with and into the Company pursuant to the Merger Agreement in accordance with the applicable provisions of the DGCL, with the Company surviving the Merger as an indirect wholly owned subsidiary of Parent.
Merger Agreement means the Agreement and Plan of Merger, dated August 11, 2025, by and among the Company, Parent and Merger Sub, as it may be amended, supplemented or modified from time to time.
Merger Consideration means $5.20 in cash per share of Company Common Stock, without interest.
Merger Proposal means the proposal to adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and becoming an indirect wholly owned subsidiary of Parent.
Merger Sub means Bandit Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent.
Parent means Bandit Parent, LP, a Delaware limited partnership.
Parent Entities means Merger Sub and Parent.

v

Parent Holdings means DB Bandit Holdings, LP, a Delaware limited partnership and an affiliate of Parent.
Parent Material Adverse Effect means an effect that would prevent or materially delay the Closing or prevent or materially delay or materially impair the ability of Parent or Merger Sub to satisfy the conditions precedent to the Merger, to obtain financing for the Merger or to consummate the Merger and the other transactions contemplated by the Merger Agreement.
Parent Units means the common units of Parent.
PSU Acceleration Portion means, as applicable, (a) if the Effective Time occurs on or before February 12, 2026, a prorated portion of each Company PSU Award determined based on a fraction, the numerator of which is the number of whole months between the grant date and April 30, 2026 and the denominator of which is thirty-six (36); or (b) if the Effective Time occurs following February 12, 2026, a prorated portion of each Company PSU Award determined based on a fraction, the numerator of which is the number of whole months between the grant date and April 30, 2027 and the denominator of which is thirty-six (36), and which fraction shall equal thirty-six over thirty-six (36/36) in respect of Company PSU Awards granted in 2024.
Purchaser Filing Parties means the Parent Entities and the Rollover Filing Parties.
Rollover Agreement means the Voting, Support and Rollover Agreement, dated August 11, 2025, by and among the Company, Parent, the Rollover Stockholders and solely in its capacity as the representative as of the Rollover Stockholders, Crestview.
Rollover Filing Parties means Crestview and the Crestview Rolling Stockholders.
Rollover Shares means the shares of Company Common Stock contributed to an affiliate of Parent pursuant to the Rollover Agreement.
Rollover Stockholders means (a) the Crestview Rolling Stockholders and (b) the Individual Rolling Stockholders.
RSA Acceleration Portion means, as applicable, (a) if the Effective Time occurs on or before February 12, 2026, the portion of each Company Restricted Share Award that is scheduled to vest on or before April 30, 2026; or (b) if the Effective Time occurs following February 12, 2026, the portion of each Company Restricted Share Award that is scheduled to vest on or before April 30, 2027.
SEC means the United States Securities and Exchange Commission.
Securities Act means the Securities Act of 1933, as amended.
Special Committee means a committee established by the Company Board, composed entirely of independent directors who are independent of Crestview and DigitalBridge and who are disinterested in the Merger.
Special Committee Recommendation means the Special Committee’s recommendation that the Unaffiliated Company Stockholders adopt the Merger Agreement.
Special Meeting means the special meeting of the stockholders of the Company to be held on [   ] at [   ], Eastern time, and any adjournment, postponement or other delay thereof.
Specified Contract means that certain Super-Priority Credit Agreement, dated as of October 11, 2024, by and among WideOpenWest Finance, LLC, as the borrower, the Company, as holdings, Wilmington Savings Fund Society, FSB, as administrative agent, and the lenders from time to time party thereto, as amended by that certain First Amendment, dated as November 6, 2024 and that certain Second Amendment, dated as of August 11, 2025, and as from time to time further amended, restated, amended and restated, supplemented, modified, replaced or refinanced on or prior to the date of the Merger Agreement and, following the date of the Merger Agreement, as permitted under the Merger Agreement.
Surviving Corporation means the Company, as the surviving corporation of the Merger.

Unaffiliated Company Stockholders means the holders of shares of Company Common Stock, excluding those shares of Company Common Stock held, directly or indirectly, by or on behalf of (a) Parent and the Rollover Stockholders, their respective affiliates and associates (within the meaning of Rule 12b-2 of the Exchange Act) and portfolio companies majority owned by such investment fund affiliates and (b) any person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.
Unvested Awards means any Company PSU Awards and Company LTI Cash Awards that are unvested as of the Effective Time.

SUMMARY TERM SHEET
This summary term sheet discusses the material terms contained in this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to carefully read this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement in their entirety.
Introduction
On August 11, 2025, the Company entered into the Merger Agreement, pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into the Company, with the Company surviving the Merger as an indirect wholly owned subsidiary of Parent. Parent is an affiliate of investment funds affiliated with DigitalBridge and Crestview. If the Merger is completed, each outstanding share of Company Common Stock (other than as described below) will be converted automatically into the right to receive the Merger Consideration, subject to any applicable withholding taxes, and the Company will become a privately held company. The Company is asking its stockholders to consider and vote on the adoption of the Merger Agreement.
On May 5, 2024, the Company Board established the Special Committee and delegated exclusively to the Special Committee the full power and authority of the Company Board, to the fullest extent permitted by law, (1) to take actions with respect to the unsolicited non-binding preliminary proposal received from DigitalBridge Investments, LLC and various entities affiliated with Crestview on May 2, 2024 (the “Initial Proposal”) or any alternative strategic transaction involving the Company, its assets or its liabilities, (2) to make one or more recommendations to the Company Board with respect to any such transaction, (3) to review and evaluate the Initial Proposal and potential alternatives to such proposal, (4) to negotiate with DigitalBridge, Crestview, and other parties as the Special Committee deemed necessary or desirable, (5) to reject the Initial Proposal or any alternative transaction, and terminate negotiations with respect thereto, and (6) to take all other actions and do all other things that, in the judgment of the Special Committee, may be deemed necessary, appropriate, or advisable to assist the Special Committee in carrying out its responsibilities. The Special Committee, as more fully described in the enclosed proxy statement, with the assistance of its independent financial and legal advisors, considered, evaluated and negotiated the Merger Agreement.
At the conclusion of its review, the Special Committee, among other things, unanimously (1) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Company Stockholders, (2) recommended to the Company Board that it approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and (3) resolved to recommend that the Unaffiliated Company Stockholders adopt the Merger Agreement.
The Company Board has, acting upon the recommendation of the Special Committee, unanimously, (a) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and its stockholders, (b) approved the execution, delivery and performance of the Merger Agreement and the other transaction documents and the consummation of the transactions contemplated thereby, including the Merger, (c) directed that the adoption of the Merger Agreement be submitted to the stockholders of the Company at the Special Meeting and (d) resolved to recommend that the stockholders of the Company adopt the Merger Agreement in accordance with the DGCL at the Special Meeting.
Because the transactions contemplated by the Merger Agreement are a “going private” transaction under the rules of the SEC, for which a Rule 13e-3 Transaction Statement on Schedule 13E-3 (such transaction statement, including any amendment or supplement thereto, the “Schedule 13E-3”) is required to be filed with the SEC, the Company and the Purchaser Filing Parties have filed such a Schedule 13E-3 with the SEC with respect to such transactions solely for purposes of complying with the requirements of Rule 13e-3 of the Exchange Act and related rules and regulations under the Exchange Act (“Rule 13e-3”). You may obtain additional information about the Schedule 13E-3 under the caption “Where You Can Find Additional Information” in this proxy statement.

The Parties to the Merger
The Company.   The Company was formed as a Delaware corporation in June 2012 under the name WideOpenWest Kite, Inc. The Company is one of the nation’s leading broadband providers offering an expansive portfolio of advanced services, including highspeed data, cable television, and digital telephony services to residential customers and offers a full range of products and services to business customers. The Company’s services are delivered across 18 markets via an efficient, advanced hybrid fiber-coax network. The Company’s footprint covers certain suburban areas within the states of Alabama, Florida, Georgia, Michigan, South Carolina and Tennessee. As of June 30, 2025, the Company’s broadband networks passed nearly 2.0 million homes and businesses and served 469,600 customers. See the section of this proxy statement captioned “Where You Can Find Additional Information.”
The Company Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “WOW.” The Company’s corporate headquarters are located at 7887 East Belleview Avenue, Suite 1000, Englewood, Colorado 80111 and its telephone number is (720) 479-3500.
Parent.   Parent was formed on August 7, 2025, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the Merger Agreement and the arranging of the equity financing in connection with the Merger. Upon consummation of the transactions contemplated by the Merger Agreement and related agreements, the Company will be an indirect, wholly owned subsidiary of Parent. Parent’s address is c/o DigitalBridge Investments, LLC, 750 Park of Commerce Drive, Suite 210, Boca Raton, Florida 33487 and its telephone number is (561) 570-4644. Bandit Parent GP, LLC, a Delaware limited liability company (“Parent GP”), serves as the sole general partner of Parent. For more information on Parent, see the section of this proxy statement captioned “The Parties to the Merger — Parent Entities.”
Merger Sub.   Merger Sub was formed on August 7, 2025, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the Merger Agreement. Pursuant to the Merger Agreement, at the Effective Time (as defined below), Merger Sub will merge with and into the Company, and the Company will continue as the surviving entity. Merger Sub’s address is c/o DigitalBridge Investments, LLC, 750 Park of Commerce Drive, Suite 210, Boca Raton, Florida 33487 and its telephone number is (561) 570-4644. For more information on Merger Sub, see the section of this proxy statement captioned “The Parties to the Merger — Parent Entities.”
The Special Meeting
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Date, Time and Place.   The Special Meeting will be held on [   ] at [   ], Eastern time. You may attend the Special Meeting solely via a live webcast at [   ]. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares). The Company believes that a virtual meeting provides expanded access, improved communication and cost savings for its stockholders.

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Purpose.   At the Special Meeting, the Company will ask stockholders to vote on the following proposals:

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The Merger Proposal:   the proposal to adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the Surviving Corporation and becoming an indirect wholly owned subsidiary of Parent;

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The Compensation Proposal:   the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by the Company to its named executive officers in connection with the Merger; and

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The Adjournment Proposal:   the proposal to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.

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Record Date; Shares Entitled to Vote; Quorum.   You are entitled to vote at the Special Meeting if you owned shares of Company Common Stock as of the close of business on [      ] (the “Record

Date”). As of the Record Date, there were [      ] shares of Company Common Stock issued and outstanding and entitled to vote at the Special Meeting. Each share of Company Common Stock that you own as of the close of business on the Record Date is entitled to one vote on each matter submitted for a vote at the Special Meeting. The presence, in person or by proxy, of the holders of shares of issued and outstanding capital stock of the Company representing a majority of the voting power of all issued and outstanding shares of capital stock of the Company entitled to vote at the Special Meeting will constitute a quorum for the transaction of business at the Special Meeting.
Votes Required
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The Merger Proposal.   Under the terms of the Merger Agreement, the approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock entitled to vote thereon (the “Company Stockholder Approval”).

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The Compensation Proposal.   Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority in voting power of the shares in capital stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. This vote will be on a non-binding, advisory basis.

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The Adjournment Proposal.   Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the shares in capital stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon.

Reasons for the Merger; Recommendations of the Special Committee and the Company Board
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Special Committee’s Recommendation.   At the conclusion of its review, the Special Committee, among other things, unanimously (1) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Company Stockholders, (2) recommended to the Company Board that it approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and (3) resolved to recommend that the Unaffiliated Company Stockholders adopt the Merger Agreement. For a description of the reasons considered by the Special Committee, see the section of this proxy statement captioned “Special Factors — Reasons for the Merger; Recommendations of the Special Committee and the Company Board.”

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Company Board’s Recommendation.   The Company Board has, acting upon the recommendation of the Special Committee, unanimously, (a) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and its stockholders, including the Unaffiliated Company Stockholders, (b) approved the execution, delivery and performance of the Merger Agreement and the other transaction documents and the consummation of the transactions contemplated thereby, including the Merger, (c) directed that the adoption of the Merger Agreement be submitted to the stockholders of the Company at the Special Meeting and (d) resolved to recommend that the stockholders of the Company adopt the Merger Agreement in accordance with the DGCL at the Special Meeting. For a description of the reasons considered by the Company Board, see the section of this proxy statement captioned “Special Factors — Reasons for the Merger; Recommendations of the Special Committee and the Company Board.”

The Special Committee unanimously recommends that you vote “FOR” the adoption of the Merger Agreement.
The Company Board, acting upon the recommendation of the Special Committee, unanimously recommends that you vote: (1) “FOR” the adoption of the Merger Agreement, (2) “FOR” the non-binding advisory proposal with respect to the compensation that will or may become payable by the Company to its named executive officers in connection with the Merger, and (3) “FOR” the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.

Opinion of Centerview Partners LLC
The Company retained Centerview Partners LLC (“Centerview”), as financial advisor to the Special Committee in connection with the Transaction. In connection with this engagement, the Special Committee requested that Centerview evaluate the fairness, from a financial point of view, to the holders of the outstanding shares of Company Common Stock (other than (a) Excepted Shares (as such term is defined in the section of this proxy statement captioned “Special Factors — Opinion of Centerview Partners LLC”) and (b) shares of Company Common Stock held, directly or indirectly, by or on behalf of (i) Parent and the Rollover Stockholders, their respective affiliates and associates (within the meaning of Rule 12b-2 of the Exchange Act) and portfolio companies majority owned by such investment fund affiliates and (ii) any person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act) of the Merger Consideration proposed to be paid to the Unaffiliated Company Stockholders pursuant to the Merger Agreement.
On August 11, 2025, Centerview rendered to the Special Committee its oral opinion, which was subsequently confirmed by delivery of a written opinion dated August 11, 2025, that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration proposed to be paid to the Unaffiliated Company Stockholders (other than holders of Excepted Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such Unaffiliated Company Stockholders.
The full text of Centerview’s written opinion, dated August 11, 2025, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B and is incorporated herein by reference. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Special Committee (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the Unaffiliated Company Stockholders (other than holders of Excepted Shares) of the Merger Consideration to be paid to the Unaffiliated Company Stockholders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Transaction and does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.
The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.
Position of the Parent Entities as to the Fairness of the Merger
The Parent Entities believe that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to the Company and its stockholders (other than the Rollover Stockholders), including the Company’s “unaffiliated security holders” (as defined in Rule 13e-3). However, none of the Parent Entities have undertaken any formal evaluation of the fairness of the Merger to the Company’s unaffiliated security holders or engaged a financial advisor for such purpose. The Parent Entities did not participate in the discussions or deliberations of the Special Committee or the Company Board regarding, nor have they received advice from the legal, financial or other advisors of the Special Committee or the Company Board as to, the fairness of the Merger to the Company’s unaffiliated security holders. The belief of the Parent Entities as to the fairness of the Merger is based on the factors discussed in the section of this proxy statement captioned “Special Factors — Position of the Parent Entities as to the Fairness of the Merger.”
Position of the Rollover Filing Parties as to the Fairness of the Merger
The Rollover Filing Parties believe that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to the Company and its stockholders (other than the Rollover Stockholders), including the Company’s “unaffiliated security holders” (as defined in Rule 13e-3).

However, none of the Rollover Filing Parties have undertaken any formal evaluation of the fairness of the Merger to the Company’s unaffiliated security holders or engaged a financial advisor for such purpose. Although Brian P. Cassidy, Daniel G. Kilpatrick and Barry S. Volpert are members of the Company Board, such individuals were not members of the Special Committee and did not participate in deliberations of the Special Committee regarding, nor receive advice from the independent legal, financial or other advisors of the Special Committee as to, the fairness of the Merger to the Company’s unaffiliated security holders. The belief of the Rollover Filing Parties as to the fairness of the Merger is based on the factors discussed in the section of this proxy statement captioned “Special Factors — Position of the Rollover Filing Parties as to the Fairness of the Merger.”
Certain Effects of the Merger
If the Company Stockholder Approval is obtained and all other conditions to the Closing are satisfied or waived (to the extent permitted under the Merger Agreement), upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time: (1) Merger Sub will merge with and into the Company, (2) the separate existence of Merger Sub will cease, and (3) the Company will continue as the Surviving Corporation under Delaware law as the surviving corporation in the Merger and as an indirect wholly owned subsidiary of Parent. As a result of the Merger, the Company will cease to be a publicly traded company. If the Merger is completed, you will not own any shares of common stock of the Surviving Corporation as a result of the Merger.
The time at which the Merger becomes effective will occur at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at a later date or time as the Company and Merger Sub agree in writing and specify in the Certificate of Merger in accordance with the DGCL. For more information, see the section of this proxy statement captioned “Special Factors — Certain Effects of the Merger.”
Treatment of Shares of Company Common Stock and Company LTI Awards
Common Stock.   The Merger Agreement provides for the following treatment of shares of Company Common Stock in connection with the Merger:
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At the Effective Time, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares and Dissenting Shares) will be converted automatically into and will thereafter represent only the right to receive the Merger Consideration, subject to any required tax withholding, and will be automatically cancelled upon the conversion thereof and will cease to exist. For more information, see the sections of this proxy statement captioned “Special Factors — Certain Effects of the Merger” and “The Merger Agreement — Merger Consideration — Company Common Stock.”

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Each share of Company Common Stock that is directly owned by the Company as treasury stock or otherwise, or by Parent or Merger Sub immediately prior to the Effective Time, including any Rollover Shares, will be cancelled and will cease to exist, and no consideration will be delivered in exchange therefor.

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Each share of Company Common Stock that is owned by any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time will automatically be converted into such number of shares of common stock of the Surviving Corporation such that each such subsidiary will own the same percentage of the outstanding capital stock of the Surviving Corporation immediately following the Effective Time as such subsidiary owned in the Company immediately prior to the Effective Time.

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The holders of the Rollover Shares will not be entitled to receive the Merger Consideration in respect of the Rollover Shares. Instead, the Rollover Shares (including the Crestview Restricted Shares) will, immediately prior to the Effective Time, be transferred or contributed, directly or indirectly, to an affiliate of Parent pursuant to the terms of the Rollover Agreement.

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Prior to the Effective Time, Parent will deposit, or will cause to be deposited, with the Paying Agent (as defined in the section of this proxy statement captioned “The Merger Agreement — Exchange and

Payment Procedures”) an amount of cash equal to the aggregate consideration to which the Company stockholders will become entitled under the Merger Agreement. Once a stockholder has provided the Paying Agent with properly surrendered Certificates (as defined in the section of this proxy statement captioned “The Merger Agreement — Exchange and Payment Procedures”) (or effective affidavits of loss in lieu thereof) or Book-Entry Shares (as defined in the section of this proxy statement captioned “The Merger Agreement — Exchange and Payment Procedures”), together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the Paying Agent will pay the stockholder the appropriate portion of the aggregate Merger Consideration in exchange for the shares of Company Common Stock held by that stockholder. For more information, see the section of this proxy statement captioned “The Merger Agreement — Exchange and Payment Procedures.”
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If required by the DGCL (but only to the extent required thereby), shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time (other than the Cancelled Shares) and that are held by holders of such shares of Company Common Stock who are entitled to demand appraisal and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL with respect to any such Dissenting Shares held by any such holder and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL will not be converted into the right to receive the Merger Consideration pursuant to Section 2.1(a)(i) of the Merger Agreement, and holders of such Dissenting Shares will be entitled to receive payment of the fair value of such shares of Company Common Stock in accordance with the provisions of such Section 262 of the DGCL. For more information, see the section of this proxy statement captioned “Appraisal Rights.”

Company LTI Awards.   The Merger Agreement provides for the following treatment of Company LTI Awards at the Effective Time:
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Each Crestview Restricted Share award that is outstanding and unvested (after taking into account any vesting in connection with the Merger) as of immediately prior to the Effective Time shall become fully vested and be treated as a Rollover Share;

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Each Company Restricted Share Award that is outstanding as of immediately prior to the Effective Time and is not a Crestview Restricted Share Award shall be treated as follows:

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If such Company Restricted Share Award is held by a non-employee director of the Company, then it will become fully vested and be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock subject to such Company Restricted Share Award;

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If such Company Restricted Share Award was granted in calendar year 2023 or calendar year 2024, then the RSA Acceleration Portion of such Company Restricted Share Award will become fully vested and be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock subject to the RSA Acceleration Portion of the Company Restricted Share Award;

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If such Company Restricted Share Award was granted in calendar year 2025 then, solely in the event that the Effective Time occurs after February 12, 2026, the RSA Acceleration Portion of such Company Restricted Share Award will become fully vested and be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock subject to the RSA Acceleration Portion of the Company Restricted Share Award; or

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If such Company Restricted Share Award does not become fully vested as described above, such Company Restricted Share Award (or portion thereof) will be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock subject to such Company Restricted Share Award (or portion thereof), and such amount in cash will remain subject to the same vesting conditions as were applicable to the corresponding Company Restricted Share Award.

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Each Company PSU Award that is outstanding as of immediately prior to the Effective Time shall be treated as follows, with any performance-based vesting conditions applicable to such Company PSU Award deemed achieved based on actual performance measured as of the latest practicable date prior to the Effective Time:

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If such Company PSU Award was granted in calendar year 2023, then the Company PSU Award will become fully vested without proration and be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock subject to the vested Company PSU Award;

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If such Company PSU Award was granted in calendar year 2024, then the PSU Acceleration Portion of such Company PSU Award will become fully vested and be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock subject to the vested portion of the Company PSU Award;

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If such Company PSU Award was granted in calendar year 2025 then, solely in the event that the Effective Time occurs after February 12, 2026, the PSU Acceleration Portion of such Company PSU Award will become fully vested and be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock subject to the vested portion of the Company PSU Award; or

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If such Company PSU Award does not become fully vested as described above, such Company PSU Award (or portion thereof) will be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock subject to such Company PSU Award (or portion thereof), and such amount in cash will otherwise remain subject to the same vesting conditions as were applicable to the corresponding Company PSU Award, except that any performance-based vesting conditions will no longer apply from and after the Effective Time and such awards will vest in the ordinary course on the last day of the applicable performance period of such award.

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Each Company LTI Cash Award that is outstanding as of immediately prior to the Effective Time will be treated in the same manner as the Company Restricted Share Award or Company PSU Award to which it corresponds, as described above.

For more information about the treatment of the Company LTI Awards, see the sections of this proxy statement captioned “Special Factors — Certain Effects of the Merger,” “The Merger Agreement — Merger Consideration — Company LTI Awards” and “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger.”
Certain Effects on the Company if the Merger Is Not Completed
If the Merger Agreement is not adopted as a result of the failure to obtain the Company Stockholder Approval, or if the Merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of Company Common Stock in connection with the Merger. Instead, (1) the Company will remain an independent public company, (2) Company Common Stock will continue to be listed and traded on NYSE and registered under the Exchange Act, and (3) the Company will continue to file periodic reports with the SEC. For more information, see the section of this proxy statement captioned “Special Factors — Certain Effects on the Company if the Merger Is Not Completed.”
Interests of the Company’s Directors and Executive Officers in the Merger
In considering the recommendations of the Special Committee and the Company Board with respect to the Merger, you should be aware that, aside from their interests as holders of Company Common Stock, the Company’s directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. In particular:
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Certain members of the Company Board received and are entitled to receive compensation for their service on the Special Committee;

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The Company’s directors and officers are entitled to continued indemnification and insurance coverage under the Merger Agreement and indemnification agreements between such individuals and the Company;

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The Company’s directors have arrangements with the Company that provide for accelerated vesting of certain equity-based awards following the completion of the Merger;

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Executive officers of the Company have arrangements with the Company that provide for certain severance payments or benefits, accelerated vesting of certain equity-based awards and other rights and other payments or benefits upon completion of the Merger and/or if their employment is terminated under certain circumstances following the completion of the Merger; and

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Each of the Individual Rolling Stockholders are members of the Company Board. Barry S. Volpert co-founded Crestview Partners (“Crestview Partners”) in 2004 and is a partner and the CEO, as well as the chairman of the investment committee of Crestview. The Individual Rolling Stockholders entered into the Rollover Agreement with the Crestview Rolling Stockholders, the Company Parent and Crestview Partners III GP, L.P., in its capacity as the representative of the Rollover Stockholders, pursuant to which each such Rollover Stockholder agreed, among other things, to transfer, contribute and deliver, directly or indirectly, all of the shares of Company Common Stock it owns to Merger Sub in exchange for HoldCo Shares, which HoldCo Shares will then be transferred, contributed and delivered to Parent in exchange for Parent Units. The foregoing contributions and exchanges of the Rollover Shares (the “Rollover Closing”) will take place immediately prior to, but subject to the substantially simultaneous occurrence of, the closing of the Merger, and, among other things, the Rollover Stockholders will not, and will cause their respective affiliates not to, directly or indirectly, transfer or encumber any Rollover Shares from August 11, 2025 until the Rollover Closing or, if earlier, the termination of the Rollover Agreement or the Merger Agreement in accordance with their respective terms. The Rollover Stockholders will own directly or indirectly, equity interests of Parent following the consummation of such contributions and exchanges, and will have certain governance rights with respect to Parent following the consummation of the Merger.

The Special Committee and the Company Board were aware of and considered these interests to the extent that they existed at the time, among other matters. For a more detailed description of the interests of the Company’s executive officers and directors in the Merger, see “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger.”
The Rollover Agreement
On August 11, 2025, the Rollover Stockholders, who collectively beneficially held approximately 37% of the voting power of the outstanding shares of Company Common Stock as of September 10, 2025, entered into the Rollover Agreement, by and among the Company, Parent, the Rollover Stockholders and Crestview, in its capacity as the representative of the Rollover Stockholders, which provides, among other things, the following:
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Each of Mr. Cassidy, Mr. Kilpatrick and Mr. Volpert will contribute all of the shares of Company Common Stock (including any Crestview Restricted Shares) that they own to Crestview Advisors, L.L.C. in exchange for equity interests in Crestview Advisors, L.L.C., which equity interests will then be contributed, together with the Company Common Stock held by Crestview W1 TE Holdings, LLC, Crestview W1 Holdings, L.P., Crestview W1 Co-Investors, LLC and Crestview Advisors, L.L.C., to Merger Sub in exchange for HoldCo Shares, which will then be contributed to Parent in exchange for equity interests in Parent. The foregoing contributions and exchanges of the Rollover Stockholders’ Rollover Shares will happen immediately prior to the Closing. Solely as a result of such contributions and exchanges, the Crestview Rolling Stockholders will own direct equity interests of Parent following the consummation of such contributions and exchanges.

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Each Rollover Stockholder will vote all of its shares of Company Common Stock in favor of the Merger Proposal and the other proposals to be presented at the Special Meeting, subject to the terms and conditions contained in the Rollover Agreement.

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Each Rollover Stockholder is prohibited from transferring or encumbering any of its shares of Company Common Stock while the Rollover Agreement is in effect.

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The Rollover Stockholders are prohibited from acquiring any additional shares of Company Common Stock or taking any actions that are prohibited by the Rollover Stockholders or their affiliates pursuant to the Merger Agreement with respect to the Company soliciting Alternative Proposals, as described in the section of this proxy statement captioned “Restrictions on Solicitation of Other Acquisition Offers,” in each case, while the Rollover Agreement is in effect.
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Following the Effective Time, the Crestview Rolling Stockholders will be entitled to certain governance rights with respect to Parent, in which they will ultimately receive certain equity interests in exchange for their Rollover Shares pursuant to the Rollover Agreement.

For more information, see the section of this proxy statement captioned “The Rollover Agreement” and the full text of the Rollover Agreement attached as Annex C to this proxy statement, which is incorporated by reference in this proxy statement in its entirety.
The Joint Bidding Agreement
Concurrently with the execution and delivery of the Merger Agreement, each member of the Consortium (or its applicable affiliate) entered into the Amended and Restated Joint Bidding Agreement with Parent, dated August 11, 2025 (the “Joint Bidding Agreement”), by and among the Rollover Parties, Parent and the other parties thereto, pursuant to which the parties thereto agreed to certain terms and conditions that will govern the actions of Parent and Merger Sub and the relationship among the Consortium with respect to the Transactions.
The information disclosed in this paragraph is qualified in its entirety by reference to the Joint Bidding Agreement, a copy of which is attached as Exhibit 16(d)(vi) to the Schedule 13E-3.
Material U.S. Federal Income Tax Consequences of the Merger
For U.S. federal income tax purposes, the exchange of Company Common Stock for cash in the Merger will be a taxable transaction. Accordingly, a U.S. Holder (as defined in the section of this proxy statement captioned “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger”) who exchanges Company Common Stock for cash in the Merger generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash that such U.S. Holder receives in the Merger and (ii) such U.S. Holder’s adjusted tax basis in the shares of Company Common Stock surrendered in exchange therefor. Holders of Company Common Stock should read the section of this proxy statement captioned “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger” and consult their tax advisors concerning the tax consequences of the Merger in light of their particular circumstances, including any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
Restrictions on Solicitation of Other Acquisition Offers
From August 11, 2025 until the earlier to occur of the Effective Time and the termination of the Merger Agreement, the Company is subject to customary “no-shop” restrictions on its ability to solicit Alternative Proposals (as defined below) from, and to participate in discussions and engage in negotiations with, third parties regarding any Alternative Proposals, subject to a customary “fiduciary out” provision. The Company also agreed that neither it nor any of its subsidiaries will terminate, waive, amend, release or modify any provision of an existing standstill or similar agreement to which it or one of its subsidiaries is a party, except that prior to obtaining the Company Stockholder Approval, if after consultation with outside legal counsel, the Special Committee determines that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, the Company (acting on the recommendation of the Special Committee) may waive any standstill or similar agreement to the extent necessary to permit a person to make an Alternative Proposal to the Special Committee.
In addition, the Company agreed that immediately after signing the Merger Agreement, the Company would cease any discussions or negotiations with any persons (other than Parent and Merger Sub) that were ongoing as of August 11, 2025 with respect to an Alternative Proposal and to promptly (and in any event within 48 hours) request that each person (other than Parent, Merger Sub and their representatives) that has, within the 1-year period prior to August 11, 2025, executed a confidentiality agreement in connection with its consideration of an Alternative Proposal to promptly return or destroy all confidential information furnished to such person by or on behalf of the Company or any of its subsidiaries or representatives on or prior to the date hereof and terminate access to all data rooms furnished in connection therewith.

For more information, see the section of this proxy statement captioned “The Merger Agreement — Solicitation of Other Offers.” The Company is not entitled to terminate the Merger Agreement to enter into an agreement for a Superior Proposal (as defined below) unless it complies with certain procedures in the Merger Agreement, including providing certain information regarding the Superior Proposal to Parent and engaging in good faith negotiations with Parent during a specified period. If the Company terminates the Merger Agreement in order to accept a Superior Proposal from a third party, it must pay a termination fee to Parent. For more information, see the section of this proxy statement captioned “The Merger Agreement — Recommendation Changes.”
Change in the Company Board’s Recommendation
Neither the Company Board nor the Special Committee may withdraw, qualify, withhold, change or modify, in each case, in any manner adverse to Parent, or authorize or resolve or propose publicly to withdraw, qualify, withhold, change or modify, in each case, in any manner adverse to Parent, the Special Committee Recommendation or the Company Board Recommendation other than, under certain circumstances, if the Special Committee has determined in good faith, after consultation with its outside legal and financial advisors, that an Alternative Proposal constitutes a Superior Proposal or an Intervening Event (as defined in the section of this proxy statement captioned “The Merger Agreement — Recommendation Changes”) has occurred, and that failure to take such action would be reasonably expected to be inconsistent with its fiduciary duties under applicable law.
Moreover, neither the Company Board, acting upon the recommendation of the Special Committee, nor the Special Committee may withdraw the Special Committee Recommendation or the Company Board Recommendation or take certain similar actions unless the Company Board or the Special Committee complies with certain procedures in the Merger Agreement, including engaging in good faith negotiations with Parent during a specified period. If the Company or Parent terminates the Merger Agreement under certain circumstances, including because the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee effected a Change of Recommendation (as defined in the section of this proxy statement captioned “The Merger Agreement — Recommendation Changes”), then the Company must pay a termination fee to Parent.
For more information, see the section of this proxy statement captioned “The Merger Agreement — Recommendation Changes.”
Parent Limited Guarantee
Pursuant to a limited guarantee delivered by DigitalBridge Partners III, LP, (in its capacity as such, the “Parent Guarantor”) in favor of the Company, dated August 11, 2025 (the “Parent Limited Guarantee”), the Parent Guarantor has absolutely, unconditionally and irrevocably agreed to guarantee the due and punctual payment, observance, performance and discharge of all of the payment obligations of the Parent Entities with respect to (a) the Parent Termination Fee, as more fully described in the section entitled “The Merger Agreement — Parent Termination Fee” beginning on page 124 and (b) certain reimbursement obligations that may be owed by the Parent Entities, subject to the limitations set forth in the Parent Limited Guarantee and the Merger Agreement.
The Parent Limited Guarantee will terminate upon the earliest to occur of (i) the Closing, (ii) payment in full of the Parent Termination Fee and all of the reimbursement obligations described above, (iii) the valid termination of the Merger Agreement in accordance with its terms under circumstances in which Parent would not be obligated to make any payments with respect to reimbursement obligations described above and (iv) 60 days following the valid termination of the Merger Agreement in accordance with its terms, unless the Company has commenced a proceeding against the Parent Guarantor or Parent for any portion of the payment obligations under the Parent Limited Guarantee, in which case the Parent Limited Guarantee will not terminate with respect to the relevant amounts in dispute until a final, non-appealable order has been entered into by a court of competent jurisdiction discharging the Parent Guarantor or Parent (as applicable) of such payment obligations, or the parties have otherwise mutually agreed to terminate the Parent Limited Guarantee, and, in either case, the Parent Guarantor or Parent has paid all amounts payable by the Parent Guarantor under the Parent Limited Guarantee, if so determined by a court of competent jurisdiction.

For more information, see the section of this proxy statement captioned “Special Factors — Parent Limited Guarantee.”
Crestview Limited Guarantee
Pursuant to a limited guarantee delivered by Crestview Partners III, L.P. (in its capacity as such, the “Rollover Guarantor”) in favor of Parent, dated August 11, 2025 (the “Crestview Limited Guarantee”), the Rollover Guarantor has absolutely, unconditionally and irrevocably agreed to guarantee the due and punctual payment, observance, performance and discharge of all of the payment obligations of the Parent Entities in accordance with the Joint Bidding Agreement, with respect to (a) the Parent Termination Fee, as more fully described in the section entitled “The Merger Agreement — Parent Termination Fee” beginning on page 122 and (b) certain reimbursement obligations that may be owed by the Parent Entities if certain expense obligations of the Parent Entities become payable in accordance with the Joint Bidding Agreement with respect to the Merger Agreement, subject to the limitations set forth in the Crestview Limited Guarantee, the Joint Bidding Agreement and the Merger Agreement.
The Crestview Limited Guarantee will terminate upon the earliest to occur of (i) the Closing, (ii) payment in full of the Parent Termination Fee and all of the reimbursement obligations described above, (iii) the valid termination of the Joint Bidding Agreement in accordance with its terms under circumstances in which the Rollover Guarantor would not be obligated to make any payments with respect to reimbursement obligations described above and (iv) 60 days following the valid termination of the Joint Bidding Agreement in accordance with its terms, unless Parent has commenced a proceeding against the Rollover Stockholders or the Rollover Guarantor for any portion of the payment obligations under the Crestview Limited Guarantee, in which case the Crestview Limited Guarantee will not terminate with respect to the relevant amounts in dispute until a final, non-appealable order has been entered into by a court of competent jurisdiction discharging the Rollover Stockholders or the Rollover Guarantor (as applicable) of such payment obligations, or the parties have otherwise mutually agreed to terminate the Crestview Limited Guarantee, and, in either case, the Rollover Stockholders or the Rollover Guarantor has paid all amounts payable by the Rollover Stockholders or the Rollover Guarantor under the Crestview Limited Guarantee, if so determined by a court of competent jurisdiction.
For more information, see the section of this proxy statement captioned “Special Factors — Crestview Limited Guarantee.”
Financing of the Merger
The anticipated total amount of cash necessary to complete the Merger and the related transactions, and to pay the fees and expenses required to be paid at the Closing by the Parent Entities under the Merger Agreement, is approximately $290 million. This amount includes funds needed to: (a) pay the aggregate Merger Consideration in respect of the Company Common Stock (other than the Excluded Shares and the Dissenting Shares), (b) pay the other fees, and expenses and other amounts of the Parent Entities related to the consummation of the transactions contemplated by the Merger Agreement or otherwise pursuant to the Merger Agreement, in each case payable by Parent under the Merger Agreement, and (c) make required payments in respect of the vested and outstanding Company LTI Awards payable in connection with the Closing. Parent has obtained committed financing consisting of equity financing to be provided by the Equity Investor pursuant to the terms and conditions of the Equity Commitment Letter. In connection with the Merger Agreement, Parent and Merger Sub have delivered to the Company a true and accurate copy of the Equity Commitment Letter. The equity financing contemplated by the Equity Commitment Letter will be available to Parent pursuant to the terms and conditions of the Equity Commitment Letter to fund the aggregate Merger Consideration and to pay the fees, expenses and other amounts specified in the Merger Agreement to be paid by Parent and Merger Sub in connection with the Closing. No later three (3) business days following the Effective Time, Parent will cause to be paid by or on behalf of the Company, by cash payment, the aggregate RSA Acceleration Portion, PSU Acceleration Portion, Company LTI Cash Award and other amounts required to be paid pursuant to Section 2.3 of the Merger Agreement.
Concurrently with the execution and delivery of the Merger Agreement, the Company, Parent and the Rollover Filing Parties entered into the Rollover Agreement. Pursuant to the Rollover Agreement, among other things, each of the Rollover Stockholders will contribute all of the shares of Company Common Stock owned by each Rollover Stockholder to Merger Sub in exchange for HoldCo Shares, which equity interests will then be contributed to Parent in exchange for equity interests in Parent. The foregoing contributions and exchanges will happen immediately prior to the Closing and, solely as a result of such contributions and exchanges, the Rollover Filing Parties (together, as applicable, with their respective affiliates) will own equity interests in Parent following the consummation of such contributions and exchanges. As a result of the Merger, each share of Company Common Stock held by Merger Sub will automatically be converted into one share of common stock of the Surviving Corporation.
Conditions to the Closing of the Merger
The obligations of each of Parent, Merger Sub and the Company to consummate the Merger are subject to certain conditions.
•
Obligations of Parent, Merger Sub and the Company.   The respective obligations of the Parent Entities and the Company to effect the Merger are subject to the satisfaction or mutual written waiver by Parent and the Company, to the extent permitted by applicable law, at or prior to the Closing of the following conditions:

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the receipt of the Company Stockholder Approval;

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no injunction or similar order by any governmental entity (whether temporary, preliminary or permanent) of competent jurisdiction in the United States will have been issued or entered and will continue to be in effect, and no law in the United States will have been enacted, adopted, issued or promulgated that remains in effect, in each case that enjoins or prohibits the consummation of the Merger;

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no investigation or proceeding by specified governmental entities with respect to the Merger will be ongoing;

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the FCC will have granted the FCC Applications; and

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the consent or approval of certain federal agencies and regulatory authorities shall have been obtained.

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Obligations of the Company.   The obligation of the Company to effect the Merger is further subject to the satisfaction or written waiver by the Company to the extent permitted by applicable law at or prior to the Closing of the following conditions:

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the representations and warranties of the Parent Entities set forth in the Merger Agreement (disregarding all “materiality” or “Parent Material Adverse Effect” qualifications and words of similar import) being true and correct as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Parent Material Adverse Effect;

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the Parent Entities having performed in all material respects all obligations and agreements and complied in all material respects with all covenants required by the Merger Agreement to be performed or complied with by them at or prior to the Closing Date; and

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Parent having delivered to the Company a certificate, dated as of the Closing Date and signed by a duly authorized representative of Parent, certifying that the foregoing conditions have been satisfied.

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Obligations of Parent and Merger Sub.   The obligations of the Parent Entities to effect the Merger are further subject to the satisfaction or waiver by Parent to the extent permitted by applicable law at or prior to the Closing of the following conditions:

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the representations and warranties of the Company regarding due organization, valid existence and good standing of the Company, certain aspects of the Company’s capital structure, corporate authority relative to the Merger Agreement and no conflicts, finders or brokers and absence of takeover laws or rights agreements applicable to the Merger Agreement, the Rollover Agreement, the Merger or the other transactions contemplated by the Merger Agreement, being true and correct in all material respects, on and as of the Closing, as if made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);
•
the representations and warranties of the Company regarding the absence of a Company Material Adverse Effect since December 31, 2024, being true and correct (disregarding all “materiality,” “Company Material Adverse Effect” (and words of similar import) qualifications contained therein) in all respects at and as of the Closing, as if made at and as of such time;

•
the representations and warranties of the Company regarding certain aspects of its capital structure being true and correct except for de minimis inaccuracies on and as of the Closing as if made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);

•
the Company’s other representations and warranties set forth in the Merger Agreement (disregarding all “materiality,” “Company Material Adverse Effect” (and words of similar import) qualifications contained therein) being true and correct at and as of the Closing, as if made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Company Material Adverse Effect;

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the Company having performed (i) in all material respects all obligations and agreements and complied in all material respects with all covenants required by the Merger Agreement to be performed or complied with by it at or prior to the Closing and (ii) in all respects all obligations, agreements and covenants in respect of the Specified Contract (described in the section of this proxy statement captioned “— Specified Contract”) required to be performed or complied with by it at or prior to the Closing;

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no event of default under the Specified Contract on account of non-payment thereof, failure of WideOpenWest Finance, LLC or the Company to preserve and maintain its legal existence, breach of negative covenants under the Specified Contract, or certain events of bankruptcy or insolvency, having occurred and be continuing;

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the Company having provided notice to the FCC that it is discontinuing the provision of International Common Carrier Services and promptly thereafter, the Company will have surrendered the International Section 214 Licenses to the FCC; and

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the Company having delivered to Parent a certificate, dated as of the Closing Date and signed by the Chief Executive Officer or Chief Financial Officer of the Company or another senior officer, certifying that the foregoing conditions have been satisfied.

The parties to the Merger Agreement have waived the condition to closing related to receipt of the consent or approval of the European Commission upon a determination by the Parent Entities that such consent or approval was no longer required. For more information, see the section of this proxy statement captioned “The Merger Agreement — Conditions to the Closing of the Merger.”
Termination Fees and Remedies
•
Payment of Company Termination Fee by the Company.   Upon termination of the Merger Agreement, and as further described in the section of this proxy statement captioned “The Merger Agreement — Company Termination Fee,” under specified circumstances, including the Company terminating the Merger Agreement to enter into a Company Acquisition Agreement providing for a Superior Proposal or Parent, prior to the receipt of the Company Stockholder Approval, terminating the Merger Agreement because the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee effected a Change of Recommendation, the Company will be required to pay Parent the Company Termination Fee of $15,809,036. The Company Termination Fee will also be payable by the company if (x) after August 11, 2025 and prior to receipt of the Company Stockholder Approval, a Qualifying Transaction has been publicly proposed or publicly disclosed, and not withdrawn at least two business days prior to, the Special Meeting, (y) Parent or the Company terminate the Merger Agreement due to failure to obtain the Company Stockholder Approval or

Parent terminates the Merger Agreement due to a breach by the Company of its representations, warranties covenants or agreements contained in the Merger Agreement and (z) at any time within 12 months after such termination, the Company enters into a definitive agreement with respect to any Qualifying Transaction.
•
Payment of Parent Termination Fee by Parent.   Upon termination of the Merger Agreement, and as further described in the section of this proxy statement captioned “The Merger Agreement — Parent Termination Fee,” under specified circumstances, including the Company terminating the Merger Agreement because Parent or Merger Sub has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Merger Agreement which breach or failure to perform (a) if it occurred or was continuing to occur on the Closing Date, would result in a failure of the conditions relating to the accuracy of the Parent Entities’ representations and warranties and the performance, in all material respects, of their obligations under the Merger Agreement and (b) cannot be cured by the End Date or, if curable, is not cured within 30 business days (or, if earlier, prior to the End Date) following Parent’s delivery of written notice to the Company stating Parent’s intention to terminate the Merger Agreement, the Company will be required to pay Parent the Company Termination Fee of $31,618,072. The Parent Termination Fee will also be payable by Parent (x) if the Company terminates the Merger Agreement because (i) all of the conditions to the obligations of each party to effect the Merger and conditions to the obligations of Parent and Merger Sub to effect the Merger are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing and that are then capable of being satisfied if there were a Closing), (ii) five business days (or, if Parent has delivered to the Company a Parent Closing Election, twelve business days) have elapsed since such satisfaction or waiver pursuant to clause (i), (iii) the Company has irrevocably confirmed by written notice to Parent that the Company is ready, willing and able to complete the Merger on the date such notice is delivered and through the end of the next succeeding three business days and (iv) Parent fails to consummate the Merger and the other transactions contemplated by the Merger Agreement within such three business day period; or (y) if the Company or Parent terminates the Merger Agreement, (i) if any governmental entity of competent jurisdiction in the United States has issued or entered an injunction or similar order permanently enjoining or prohibiting the consummation of the Merger and such injunction or order has become final and non-appealable, if the applicable injunction or order resulted from a Specified Parent Acquisition (as defined in the section of this proxy statement captioned “The Merger Agreement — Parent Termination Fee”), (ii) if the Effective Time has not occurred prior to the End Date and at such time the Company could have terminated the Merger Agreement pursuant to the two bullets above or (iii) if the Effective Time has not occurred prior to the End Date and at the time of termination all of the conditions to the obligations of Parent and Merger Sub to effect the Merger are satisfied or waived, other than the second, third, fourth and fifth bullets described in the section of this proxy statement captioned “The Merger Agreement — Conditions to the Closing of the Merger,” in each case if the failure of one or more of such conditions to be satisfied resulted from a Specified Parent Acquisition.

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Specific Performance.   The Parent Entities and the Company are entitled to an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the performance of terms and provisions of the Merger Agreement, including the right of a party to cause each other party to consummate the Merger and cause the Financing to be funded (including to cause Parent to enforce the obligations of the Equity Investor under the Equity Commitment Letter to cause the Financing to be timely completed in accordance with and subject to the terms and conditions of the Equity Commitment Letter), in addition to any other remedy to which they are entitled at law or in equity.

For more information, see the sections of this proxy statement captioned “The Merger Agreement — Company Termination Fee,” “The Merger Agreement — Parent Termination Fee” and “The Merger Agreement —  Remedies; Specific Performance.”
Appraisal Rights
If the Merger is consummated, holders of record or beneficial owners of Company Common Stock who (1) do not vote in favor of the Merger Proposal (whether by voting against the Merger Proposal,

abstaining or otherwise not voting with respect to the Merger Proposal), (2) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their applicable shares of Company Common Stock through the effective date of the Merger, (3) properly demand appraisal of their applicable shares prior to the vote on the Merger Proposal at the Special Meeting, (4) meet certain statutory requirements described in this proxy statement, and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL if certain conditions set forth in subsection (g) of Section 262 of the DGCL are satisfied. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail in the section of this proxy statement captioned “Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 is included as Annex D to this proxy statement and which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
This means that these holders of record and beneficial owners may be entitled to have their shares of Company Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined by the Delaware Court of Chancery to be fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest on the amount determined by the Delaware Court of Chancery to be the fair value of the Company Common Stock from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. At any time before the entry of judgment in the proceeding, the Surviving Corporation may make a voluntary cash payment to persons entitled to appraisal, in which case interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, any persons who wish to seek appraisal of their shares are encouraged to review Section 262 of the DGCL carefully and seek the advice of legal counsel with respect to the exercise of appraisal rights. Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares. For more information, see the section of this proxy statement captioned “Appraisal Rights — Determination of Fair Value.”
To exercise appraisal rights, a holder of record or a beneficial owner of Company Common Stock must (1) submit a written demand for appraisal of such holder’s or beneficial owner’s shares of Company Common Stock to the Company before the vote is taken on the Merger Proposal at the Special Meeting, (2) not vote, in person or by proxy, in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (3) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) the subject shares of Company Common Stock through the effective date of the Merger, (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL, and (5) not withdraw the appraisal demand or otherwise lose his, her or its rights to appraisal. If you are a beneficial owner of shares of Company Common Stock and you wish to exercise your appraisal rights in such capacity, in addition to the foregoing requirements, your demand for appraisal must also (1) reasonably identify the holder of record of the shares of Company Common Stock for which the demand is made, (2) be accompanied by documentary evidence of your beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which you consent to receive notices given by the Surviving Corporation hereunder and to be set forth on the verified list required by subsection (f) of Section 262 of the DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail in the section of this proxy statement captioned “Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which is included as Annex D to this proxy statement and which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Litigation Relating to the Merger
As of the date of this proxy statement, there are no pending lawsuits challenging the Merger. See also the section of this proxy statement captioned “Special Factors — Litigation Relating to the Merger.”

QUESTIONS AND ANSWERS
The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. The Company encourages you to carefully read the more detailed information contained elsewhere in this proxy statement, including the annexes to this proxy statement and the other documents to which the Company refers in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find Additional Information.”
Q:
Why am I receiving these materials?

A:
On August 11, 2025, the Company entered into the Merger Agreement. Under the Merger Agreement, Parent will acquire all of the issued and outstanding shares of Company Common Stock for the aggregate Merger Consideration. In order to complete the Merger, the Company’s stockholders must vote to adopt and approve the Merger Agreement at the Special Meeting pursuant to the Company Stockholder Approval. This approval is a condition to the consummation of the Merger. See the section of this proxy statement captioned “The Merger Agreement — Conditions to the Closing of the Merger.” The Company Board is furnishing this proxy statement and form of proxy card to the holders of shares of Company Common Stock as of the Record Date in connection with the solicitation of proxies of the Company’s stockholders to be voted at the Special Meeting.

This proxy statement, which you should read carefully, contains important information about the Merger, the Merger Agreement, the Special Meeting and the matters to be voted on at the Special Meeting. The enclosed materials allow you to submit a proxy to vote your shares of Company Common Stock without attending the Special Meeting and to ensure that your shares of Company Common Stock are represented and voted at the Special Meeting.
Your vote is very important. Even if you plan to attend the Special Meeting, the Company encourages you to submit a proxy as soon as possible.
Q:
What is the Merger and what effects will it have on the Company?

A:
The Merger is the acquisition of the Company by Parent. If the Merger Proposal is approved by the Company’s stockholders pursuant to the Company Stockholder Approval and the other closing conditions under the Merger Agreement are satisfied or waived, Merger Sub will merge with and into the Company, with the Company continuing as the Surviving Corporation. As a result of the Merger, the Company will become an indirect wholly owned subsidiary of Parent, and Company Common Stock will no longer be publicly traded and will be delisted from NYSE. In addition, Company Common Stock will be deregistered under the Exchange Act, and the Company will no longer file periodic reports with the SEC.

Q:
What will I receive if the Merger is completed?

A:
Upon completion of the Merger, you will be entitled to receive the Merger Consideration, subject to any applicable withholding taxes, for each share of Company Common Stock that you own as of immediately prior to the Effective Time (other than any Excluded Shares), unless you have properly perfected and exercised, and not validly withdrawn or subsequently lost, your appraisal rights under the DGCL, and certain other conditions under the DGCL are satisfied. For example, if you own 100 shares of Company Common Stock as of immediately prior to the Effective Time, you will be entitled to receive $520 in cash in exchange for your shares of Company Common Stock, without interest and less any applicable withholding taxes.

Q:
How does the Merger Consideration compare to the market price of Company Common Stock?

A:
This amount represents a premium of approximately 37.2% to the closing price of Company Common Stock of $3.79 on May 2, 2024, the unaffected price on the last trading day prior to the initial non-binding offer of $4.80, as well as a premium of approximately 53.8% to the closing price of Company Common Stock on August 11, 2025, the last trading day prior to the announcement of the Transaction.
Q:
What am I being asked to vote on at the Special Meeting?

A:
You are being asked to vote on the following proposals:

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The Merger Proposal:   the proposal to adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the Surviving Corporation and becoming an indirect wholly owned subsidiary of Parent;

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The Compensation Proposal:   the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by the Company to its named executive officers in connection with the Merger; and

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The Adjournment Proposal:   the proposal to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.

Q:
When and where is the Special Meeting?

A:
The Special Meeting will take place virtually on [      ], 2025 at [      ] Eastern time. You may attend the Special Meeting solely via a live webcast at [ ]. You will be able to listen to the Special Meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares).

Q:
Who is entitled to vote at the Special Meeting?

A:
All of the Company’s stockholders as of the close of business on [      ], 2025, which is the Record Date for the Special Meeting, are entitled to vote their shares of Company Common Stock at the Special Meeting. As of [      ], 2025, there were [      ] shares of Company Common Stock outstanding and entitled to vote at the Special Meeting. Each share of Company Common Stock that you own as of the close of business on the Record Date is entitled to one vote on each matter submitted for a vote at the Special Meeting.

Registered Stockholders.   If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered the stockholder of record with respect to those shares and the proxy materials were provided to you directly by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals named as proxies on the proxy card in one of the manners listed on the proxy card or to vote at the Special Meeting.
A list of stockholders of record entitled to vote at the Special Meeting will be available for a period of at least 10 days before the Special Meeting on a reasonably accessible electronic network or during ordinary business hours at the Company’s corporate headquarters located at 7887 East Belleview Avenue, Suite 1000 Englewood, Colorado 80111, and on the virtual meeting website during the Special Meeting.
Beneficial Stockholders.   If your shares are held in a stock brokerage account or by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name” and the proxy materials were forwarded to you by your bank, broker or other nominee, who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares using the methods prescribed by your bank, broker or other nominee on the voting instruction card you received with the proxy materials. Like stockholders of record, beneficial owners are invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you follow your broker’s, bank’s or other nominee’s procedures for obtaining a legal proxy from it, as the stockholder of record.

Q:
What vote is required to approve the Merger Proposal?

A:
Under the terms of the Merger Agreement, the approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock entitled to vote thereon.

Q:
What vote is required to approve each of the Compensation Proposal and the Adjournment Proposal?

A:
Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority in voting power of the shares in capital stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. This vote will be on a non-binding, advisory basis.

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the shares in capital stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon.
Q:
What happens if I fail to vote or abstain from voting on a proposal?

A:
If you (1) are a stockholder of record and fail to submit a validly executed proxy card, grant a proxy over the internet or by telephone, or vote your shares at the Special Meeting, or if you (2) hold in “street name” and you fail to instruct your bank, broker or other nominee on how to vote your shares, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, and such failure to vote will have the same effect as voting “AGAINST” the Merger Proposal, but will not have any effect on the outcome of the vote on the Compensation Proposal or the Adjournment Proposal (assuming a quorum is present).

With respect to the Merger Proposal, if you affirmatively abstain from voting, your shares will be counted as present for purposes of determining the presence of a quorum, but such abstention will have the same effect as voting “AGAINST” the Merger Proposal. With respect to the Compensation Proposal and the Adjournment Proposal, if you affirmatively abstain from voting, your shares will be counted as present for purposes of determining the presence of a quorum, but such abstention will not have any effect on the outcome of the vote on the Compensation Proposal or the Adjournment Proposal (assuming a quorum is present).
Q:
How will certain other stockholders vote on the Merger Proposal?

A:
The Rollover Filing Parties, who beneficially owned, in the aggregate, approximately 37% of the voting power of the outstanding shares of Company Common Stock as of September 10, 2025, entered into the Rollover Agreement, pursuant to which each Rollover Stockholder agreed to vote or cause to be voted all of their respective shares of Company Common Stock in favor of the Merger Proposal, subject to the terms and conditions contained in the applicable Rollover Agreement. Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock entitled to vote thereon. For more information, see the sections of this proxy statement captioned “Special Factors — Intent of Certain Stockholders to Vote in Favor of the Merger” and “The Rollover Agreement,” as well as the full text of the Rollover Agreement, attached as Annex C to this proxy statement, respectively, which are incorporated by reference in this proxy statement in their entirety.

Q:
What do I need to do now?

A:
We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that the Company refers to in this proxy statement, including the Schedule 13E-3 and the exhibits thereto, carefully and consider how the Merger affects you. Then, even if you expect to attend the Special Meeting, please grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card), or sign, date and return by mail, as promptly as possible, the enclosed proxy card, so that your shares can be voted at the Special Meeting. If you hold your shares in “street name,” please refer to the voting instruction form provided by your bank, broker or other nominee for information on how to vote your shares. Please do not send your stock certificates with your proxy card.

Q:
What is the Special Committee, and what role did it play in evaluating the Merger?

A:
The Company Board formed the Special Committee to, among other things, investigate, review and evaluate the Initial Proposal and the transactions contemplated thereby; to review and evaluate potential alternatives to the Initial Proposal; to negotiate with DigitalBridge and Crestview or any other party; to determine whether any Transaction is advisable, fair to and in the best interests of the Company and the Unaffiliated Company Stockholders; and to report to the Company Board and recommend to the Company Board what action, if any, should be taken by the Company with respect to the Initial Proposal and/or any Transaction. The Special Committee is composed entirely of independent directors who are independent of Crestview and DigitalBridge and who are disinterested in the Merger. As more fully described in the section of this proxy statement captioned “Special Factors — Reasons for the Merger; Recommendations of the Special Committee and the Company Board,” the Special Committee evaluated the Merger Agreement, the Rollover Agreement, the Equity Commitment Letter, the Parent Limited Guarantee and the transactions contemplated by the Merger Agreement, including the Merger, with the assistance of its own independent financial and legal advisors and, where appropriate, the Company management. At the conclusion of its review, the Special Committee, among other things, unanimously (1) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Company Stockholders, (2) recommended to the Company Board that it approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and (3) resolved to recommend that the Unaffiliated Company Stockholders adopt the Merger Agreement.

Q:
How do the Special Committee and the Company Board recommend that I vote?

A:
The Special Committee unanimously recommends that the Unaffiliated Company Stockholders, and the Company Board (acting upon the unanimous recommendation of the Special Committee) unanimously recommends that the Company’s stockholders vote as follows:

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“FOR” the approval of the Merger Proposal;

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“FOR” the approval of the Compensation Proposal; and

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“FOR” the approval of the Adjournment Proposal.

You should read the section of this proxy statement captioned “Special Factors — Reasons for the Merger; Recommendations of the Special Committee and the Company Board” for a discussion of the factors that the Special Committee and the Company Board considered in deciding to recommend and/or approve, as applicable, the approval of the adoption of the Merger Agreement.
Q:
What happens if the Merger is not completed?

A:
If the Merger Agreement is not adopted as a result of the failure to obtain the Company Stockholder Approval, or if the Merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of Company Common Stock. Instead: (1) the Company will remain an independent public company, (2) Company Common Stock will continue to be listed and traded on NYSE and registered under the Exchange Act, and (3) the Company will continue to file periodic reports with the SEC.

In specified circumstances in which the Merger Agreement is terminated, the Company has agreed to pay Parent a termination fee. For more information, see the section of this proxy statement captioned “The Merger Agreement — Company Termination Fee.”
In specified circumstances in which the Merger Agreement is terminated, Parent has agreed to pay the Company a termination fee. For more information, see the section of this proxy statement captioned “The Merger Agreement — Parent Termination Fee.”
Q:
What is the compensation that will or may become payable by the Company to its named executive officers in connection with the Merger?

A:
The compensation that will or may become payable by the Company to the Company’s named executive officers in connection with the Merger is certain compensation that is based on or otherwise relates to the Merger and payable to certain of the Company’s named executive officers pursuant to underlying plans and arrangements that are contractual in nature. Compensation not described in the preceding sentence that will or may become payable by Parent or its affiliates (including, following the consummation of the Merger, the Surviving Corporation) to the Company’s named executive officers in connection with or following the Merger is not subject to this advisory vote. For further information, see the section of this proxy statement captioned “Proposal 2: The Compensation Proposal.”
Q:
Why am I being asked to cast a vote to approve the compensation that will or may become payable by the Company to its named executive officers in connection with the Merger?

A:
The Company is required by SEC rules to seek approval, on a non-binding, advisory basis, of compensation that will or may become payable by the Company to its named executive officers that is based on or otherwise relates to the Merger. Approval of these compensation arrangements is not required to consummate the Merger.

Q:
What will happen if the Company’s stockholders do not approve the Compensation Proposal?

A:
Approval of the compensation that will or may become payable by the Company to its named executive officers that is based on or otherwise relates to the Merger is not a condition to consummation of the Merger. The vote is an advisory vote and will not be binding on the Company or Parent. The underlying plans and arrangements providing for such compensation are contractual in nature and are not, by their terms, subject to stockholder approval.

Accordingly, if the Merger Agreement is adopted by the Company’s stockholders and the Merger is consummated, such compensation will or may be paid to the Company’s named executive officers regardless of the outcome of this advisory vote.
Q:
How may I vote?

A:
You may hold shares of Company Common Stock in multiple accounts and therefore receive more than one set of proxy materials. To ensure that all of your shares are voted, please submit your proxy or voting instructions for each account for which you have received a set of the proxy materials.

Shares Held of Record.   If you hold your shares in your own name as a holder of record with our transfer agent, Equiniti Trust Company, LLC, you may authorize that your shares be voted at the Special Meeting in one of the following ways:
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By Internet: If you received a printed copy of the proxy materials, follow the instructions on the proxy card.

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By Telephone: If you received a printed copy of the proxy materials, follow the instructions on the proxy card.

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By Mail: If you received a printed copy of the proxy materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.

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In Person (Virtual): You may also vote in person virtually by attending the meeting through [      ]. To attend the Special Meeting and vote your shares, you must register for the Special Meeting in advance and provide the control number located on your proxy card.

Shares Held in Street Name.   If you hold your shares through a bank, broker or other nominee (that is, in street name), you will receive instructions from your bank, broker or nominee that you must follow in order to submit your voting instructions and have your shares voted at the Special Meeting.
Even if you plan to attend the Special Meeting, we recommend that you submit your proxy or voting instructions in advance of the Special Meeting as described above so that your vote will be counted if you later decide not to attend or are unable to attend the Special Meeting. If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any previously submitted proxy.

Q:
Why did the Company choose to hold a virtual Special Meeting?

A:
We believe a virtual-only meeting format facilitates stockholder attendance and participation by enabling all stockholders to participate fully and equally, and without cost, using an internet-connected device from any location around the world. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location, and enables us to protect the health and safety of all attendees.

Q:
What is a proxy?

A:
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Company Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Company Common Stock is called a “proxy card.” You may follow the instructions on the proxy card to designate a proxy by telephone or by the internet in the same manner as if you had signed, dated and returned a proxy card. [ ], each with full power of substitution and re-substitution, have been designated as proxy holders for the Special Meeting by the Company Board.

Q:
How may I change or revoke my proxy?

A:
If you are a holder of record, you may revoke your proxy at any time before it is voted at the Special Meeting by delivering written notice of revocation to the Company’s Secretary or by submitting a subsequently dated proxy by mail, telephone or the internet in the manner described above under “How may I vote?” or by attending the Special Meeting and voting in person virtually. Attendance at the Special Meeting will not itself revoke an earlier submitted proxy. If you hold your shares in street name, you must follow the instructions provided by your bank, broker or nominee to revoke your voting instructions, or, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting, by attending the Special Meeting and voting virtually.

Q:
If a stockholder gives a proxy, how are the shares voted?

A:
Proxies are being solicited on behalf of the Company Board for use at the Special Meeting. All valid proxies that are not revoked will be voted as specified by the stockholder authorizing the proxy. In the absence of instructions, the shares represented by valid proxies will be voted as recommended by the Company Board with respect to each proposal. This means that they will be voted: (1) “FOR” the approval of the Merger Proposal, (2) “FOR” the approval of the Compensation Proposal, and (3) “FOR” the approval of the Adjournment Proposal, and in the proxyholders’ discretion with respect to any other business that may properly come before the Special Meeting.

Q:
Should I send in my stock certificates now?

A:
No. After the Merger is completed, any holders of physical stock certificates will receive a letter of transmittal containing instructions for how to send your stock certificates to the Paying Agent in order to receive the appropriate cash payment for the shares of Company Common Stock represented by your stock certificates. Unless you are seeking appraisal, you should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card. If you hold your shares of Company Common Stock in book-entry form, the Paying Agent will pay you the appropriate portion of the aggregate Merger Consideration (subject to any applicable withholding taxes) upon receipt of a customary “agent’s message” (or such other reasonable evidence of surrender as the Paying Agent may reasonably request) and any other items specified by the Paying Agent.

Q:
What happens if I sell or transfer my shares of Company Common Stock after the Record Date but before the Special Meeting?

A:
The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the expected effective date of the Merger. If you sell or transfer your shares of Company Common Stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares and each of you notifies the Company in writing of such special arrangements, you will transfer the right to receive the Merger Consideration with respect to such shares of Company Common Stock, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or transfer your shares of Company Common Stock after the Record Date, the Company encourages you to sign, date and return the enclosed proxy card or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card).
Q:
Where can I find the voting results of the Special Meeting?

A:
The Company intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Special Meeting. All reports that the Company files with the SEC are publicly available when filed. See the section of this proxy statement captioned “Where You Can Find Additional Information.”

Q:
Do you expect the Merger to be taxable to holders of Company Common Stock?

A:
For U.S. federal income tax purposes, the exchange of Company Common Stock for cash in the Merger will be a taxable transaction. Accordingly, a U.S. Holder (as defined in the section of this proxy statement captioned “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger”) who exchanges Company Common Stock for cash in the Merger generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash that such U.S. Holder receives in the Merger and (ii) such U.S. Holder’s adjusted tax basis in the shares of Company Common Stock surrendered in exchange therefor. Holders of Company Common Stock should read the section of this proxy statement captioned “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger” and consult their tax advisors concerning the tax consequences of the Merger in light of their particular circumstances, including any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Q:
When do you expect the Merger to be completed?

A:
The Company currently expects to complete the Merger in the fourth quarter of 2025 or in the first quarter of 2026. However, the exact timing of completion of the Merger, and whether it will be completed at all, cannot be known with certainty because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of the control of the Company.

Q:
What governmental and regulatory approvals are required?

A:
Under the terms of the Merger Agreement, the Merger cannot be completed until the FCC has granted the FCC Applications and approved the joint application to transfer control of the domestic Section 214 Authorizations held by the Company’s subsidiaries and the consent or approval of the European Commission. The parties to the Merger Agreement have waived the condition to closing related to receipt of the consent or approval of the European Commission upon a determination by the Parent Entities that such consent or approval was no longer required. The Merger also cannot be obtained until certain notices are delivered to the FCC. See the section of this proxy statement captioned “Special Factors — Regulatory Approvals Required for the Merger.”

Q:
Am I entitled to appraisal rights under the DGCL?

A:
If the Merger is consummated and certain conditions set forth in Section 262(g) of the DGCL are satisfied, holders of record and beneficial owners of Company Common Stock who (1) do not vote in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (2) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their applicable shares of Company Common Stock through the effective date of the Merger, (3) properly demand appraisal of their applicable shares prior to the vote on the Merger Proposal at the Special Meeting, (4) meet certain statutory requirements as described in this proxy statement, and (5) do not withdraw their demands or otherwise lose their rights to appraisal, will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL. This means that such holders of record and beneficial owners will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined by the Delaware Court of Chancery to be fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest on the amount determined by the Delaware Court of Chancery to be fair value of the Company Common Stock from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. At any time before the entry of judgment in the proceeding, the Surviving Corporation may make a voluntary cash payment to each person seeking appraisal, in which case interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for perfecting and exercising appraisal rights are described in additional detail in the section of this proxy statement captioned “Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL regarding appraisal rights, which is attached to this proxy statement as Annex D and which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Q:
Do any of the Company’s directors or officers have interests in the Merger that may differ from those of the Company’s stockholders generally?

A:
Yes. In considering the recommendations of the Special Committee and the Company Board with respect to the Merger, you should be aware that, aside from their interests as holders of Company Common Stock, the Company’s directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. The Special Committee and the Company Board were aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the sections of this proxy statement captioned “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger” and “The Rollover Agreement.”

Q:
Who can help answer my questions?

A:
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of the accompanying proxy statement or need help submitting your proxy or voting your shares of Company Common Stock, please contact the Company’s proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Shareholders may call toll free: (877) 750-0831
Banks and Brokers may call collect: (212) 750-5833

SPECIAL FACTORS
Background of the Merger
The following chronology summarizes the key meetings and events that led to and immediately followed the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation of or among the members of the Company Board, the members of the Special Committee, the representatives of the Company or the Special Committee, or other parties, or their respective financial advisors, legal advisors, affiliates or other representatives.
In 2017, the Company became publicly traded as a result of an initial public offering of shares of Company Common Stock. A significant portion of the Company Common Stock at the time of the initial public offering was owned by funds affiliated with two private equity firms, one of which was Crestview Partners. Funds affiliated with Crestview have maintained a significant ownership stake in the Company since the time of the initial public offering (see “Important Information Regarding the Company — Security Ownership of Certain Beneficial Owners and Management”), and a number of the members of the Company Board are affiliated with Crestview. See “— Interests of the Company’s Directors and Executive Officers in the Merger.”
As part of its ongoing evaluation of the Company’s business, the Company Board, together with the Company’s management team, regularly reviews the Company’s business and operations, competitive position, historical performance, strategic plans and future prospects, in addition to ways to enhance stockholder value, and in some cases with the assistance of financial and legal advisors. These reviews have included discussions as to whether the Company should continue to execute on its strategy as a stand-alone public company, pursue various growth strategies, alter its capital structure or pursue potential opportunities for acquisitions, business combinations, and other strategic alternatives for the Company, including a sale of parts or all of the Company. As part of these reviews and processes, the Company Board and the Company’s senior management also monitor developments in the telecommunications sector, as well as the opportunities, challenges and changes facing participants in the industries in which the Company operates. In connection with this work, the Company Board, together with the Company’s management team and with the assistance of its advisors, has considered from time to time which alternatives would offer the best avenue to enhance stockholder value as well as the potential benefits and risks of any such potential alternatives.
As part of this periodic assessment of alternatives to enhance stockholder value, in 2022 the Company engaged legal and financial advisors and conducted a process to solicit proposals to acquire the Company. As part of this process, the Company entered into non-disclosure agreements with a number of counterparties, including DigitalBridge, and provided them with access to non-public information. No actionable proposals resulted from this process, which did not continue past August of 2022. Also, in the course of the two years prior to the entry into the Merger Agreement, the Company conducted processes to sell its assets located in a number of different geographic areas, which did not result in a consummated asset sale. As part of these processes, in August 2024, the Company received a non-binding indication of interest from a potential acquirer of certain of the Company’s assets. The Company considered whether a potential sale of such assets might provide the Company with a source of additional liquidity, including with respect to the Company’s then-ongoing refinancing efforts. Following due diligence, negotiations between the Company and this party terminated due to the parties’ inability to reach agreement on price.
On May 2, 2024, DigitalBridge, together with Crestview and the Rollover Filing Parties, submitted to the Company Board a non-binding proposal to acquire all of the outstanding shares of the Company Common Stock not already owned by Crestview for consideration of $4.80 per share in cash (the “Initial Proposal”). The Initial Proposal stated that the financing for the transaction would be funded by the rollover of Crestview’s existing ownership interest in the Company and new equity to be provided by DigitalBridge, and assumed that the Company’s then-current debt financing would remain in place following the closing of a transaction. The Initial Proposal further stated that Crestview and DigitalBridge would not move forward with a transaction unless such transaction was recommended by a special committee consisting of independent members of the Company Board. On the same day, Crestview filed an amendment to its Schedule 13D with respect to the Company disclosing the Initial Proposal. The closing price of the Company Common Stock on May 2, 2024, prior to the public disclosure of the Initial Proposal, was $3.79 per share.

On May 3, 2024, a meeting of the Company Board was held by videoconference. Members of the Company’s senior management team, representatives of Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”), representatives of Honigman LLP, counsel to the Company, and Jose Segrera were also in attendance. Mr. Segrera had previously been appointed to the Company Board with an effective date of May 17, 2024. The three members of the Company Board appointed by Crestview, and Tom McMillin, who had previously submitted his resignation from the Company Board, effective May 17, 2024, did not attend the meeting. The Company Board discussed the formation of a special committee of the Company Board to direct the Company’s response to the Initial Proposal. The Company Board also discussed that it would be advisable to accelerate the effective date of Mr. Segrera’s appointment to the Company Board in order to permit Mr. Segrera to serve on the special committee. The representatives of Wachtell Lipton presented to the directors present with respect to the role that a special committee could play with respect to the process of considering a proposal from an existing large stockholder of the Company. It was agreed that a written consent would be circulated to all of the members of the Company Board to effectuate the acceleration of Mr. Segrera’s appointment to the Company Board and the creation of a Special Committee (as defined above), and providing for its powers, consisting of Mr. Segrera, Philip Seskin and Gunjan Bhow, each of whom the Company Board considered to be independent of Crestview and DigitalBridge, with the authority of the Company Board with respect to the consideration of, and response to, the Initial Proposal. It was also agreed that outside counsel would work with the members of the Special Committee to verify the independence of the members of the Special Committee in connection with a transaction involving Crestview or DigitalBridge.
Subsequently, on May 5, 2024, the Company Board acted by unanimous written consent to establish the Special Committee, and to, among other things, delegate exclusively to the Special Committee the full power and authority of the Company Board, to the fullest extent permitted by law, (1) to take actions with respect to the Initial Proposal or any alternative strategic transaction involving the Company, its assets or its liabilities, (2) to make one or more recommendations to the Company Board with respect to any such transaction, (3) to review and evaluate the Initial Proposal and potential alternatives to the Initial Proposal, (4) to negotiate with DigitalBridge, Crestview, and other parties as the Special Committee deemed necessary or desirable, (5) to reject the Initial Proposal or any alternative transaction, and terminate negotiations with respect thereto, and (6) to take all other actions and do all other things that may, in the judgment of the Special Committee, be deemed necessary, appropriate or advisable to assist the Special Committee in carrying out its responsibilities. The unanimous written consent also authorized the Special Committee to select and retain its own advisors and provided that the Company Board would not approve the transactions contemplated by the Initial Proposal or any alternative transaction without the prior favorable recommendation of the Special Committee.
From the formation of the Special Committee to the announcement of entry into the Merger Agreement and the Merger, in addition to the formal meetings of the Special Committee described herein, the Chair of the Special Committee and other members of the Special Committee met for informal working group sessions on various occasions on their own and with the Special Committee’s advisors and Company management.
On May 6, 2024, the Special Committee met via videoconference, with representatives of Wachtell Lipton in attendance. The members of the Special Committee unanimously elected Mr. Seskin to serve as Chair of the Special Committee. The representatives of Wachtell Lipton discussed the role and delegated duties of the Special Committee. The Special Committee then discussed the engagement of financial and legal advisors, including whether to retain Wachtell Lipton. Following discussion, and after considering and discussing that the Company Board had authorized the Special Committee to retain such advisors as it wished, the Special Committee determined that Wachtell Lipton’s history of advising the Company, including with respect to the past asset sales, transaction processes and related matters (including two asset sales, one to each of Atlantic Broadband and Astound Broadband, in 2021), would be beneficial to the Special Committee, and that Wachtell Lipton was independent of Crestview and DigitalBridge, and had previously been retained by the Company in part because of its independence from Crestview. The Special Committee also discussed the engagement of a financial advisor, and it agreed to interview several investment banks with relevant qualifications.

On May 7, 2024, the Company released its earnings report for the first quarter of fiscal year 2024 and participated in a related earnings call. On the earnings call, the Company stated that a special committee of independent directors would evaluate the Initial Proposal. The Company Common Stock closed at a trading price of $4.64 on May 7, 2024.
Following Wachtell Lipton’s engagement by the Special Committee, representatives of Wachtell Lipton reviewed relevant matters with each member of the Special Committee in order to confirm that they were independent of Crestview and DigitalBridge, which was the case in each instance.
The Special Committee subsequently interviewed, and received presentations from, ten investment banks selected due to their relevant expertise in transactions of the type that had been proposed and their relevant industry experience. On May 17, 2024, the Special Committee met via videoconference to discuss the results of these interviews, and determined to request additional information from three of the investment banks (selected based on the results of the initial interviews), including Centerview, in order to further consider their qualifications, their independence, and their fee proposals. Subsequently, the Special Committee and representatives of Wachtell Lipton engaged with representatives of Centerview and each of the other two selected banks.
On May 24, 2024 and May 28, 2024, the Special Committee met via videoconference to discuss their evaluation of the relevant investment banks. Representatives of Wachtell Lipton were in attendance at the May 24, 2024 meeting. The Special Committee determined to engage Centerview as financial advisor to the Special Committee based on, among other things, Centerview’s significant experience in the telecommunications sector and with related party transactions, its familiarity with the Company and public company transactions, its independence from Crestview and DigitalBridge (assessed through conversations with Centerview and the provision of written relationship disclosures), the quality of the presentations made by Centerview to the Special Committee, and the terms of Centerview’s fee proposal. The Special Committee determined to engage Centerview as its financial advisor, and to seek to negotiate a final fee arrangement and engagement terms. Because the Company had, during that time period, been managing its limited liquidity through measures including cost management measures and pausing its greenfield expansion work, the Special Committee also discussed the current status of the Company’s development of a plan to address its upcoming debt maturities and liquidity needs and the need to prioritize this work, including to put the Company in a stronger position for a transaction negotiation and to permit the Company to resume planned expansion work.
During May 2024, the Special Committee members also discussed the fact that the Company did not have a current, Board-approved long-range financial plan and contacted and engaged an independent consultant with relevant experience in the Company’s industry to assist in the development of a model to support the creation of a long-range financial plan to be used by the Special Committee in its work. The members of the Special Committee also engaged with members of the Company’s management team with respect to the Company’s need to complete a refinancing transaction in the coming months.
On May 30, 2024, a stockholder of the Company publicly released a letter to the Special Committee expressing its views on the inadequacy of the value of the Initial Proposal and other matters relating to the Initial Proposal. At various times prior to the execution of the Merger Agreement, purported stockholders of the Company either publicly or privately expressed their views on the Initial Proposal and on the Special Committee’s process with respect to such proposal.
Between June 3, 2024 and June 24, 2024, the Special Committee met five times, with representatives of Wachtell Lipton and Centerview in attendance, to discuss various matters relating to the Initial Proposal and the work to be done by the Special Committee, including the Company’s ongoing work with the independent consultant assisting with the development of a model to support the creation of a long range financial plan for the Company, as well as the Company’s development of a plan to address the Company’s upcoming debt maturities and liquidity needs. Representatives of the independent consultant were in attendance at a portion of one of such meetings, in order to discuss with the members of the Special Committee the status of their work. At these meetings, the members of the Special Committee discussed with representatives of Wachtell Lipton and Centerview whether it would be advantageous to engage with Crestview and DigitalBridge at such time in response to the Initial Proposal, and concluded that the Special Committee would not do so while the long range financial plan for the Company was being developed and Centerview was preparing to present financial analysis to the Special Committee with respect to the terms of the Initial Proposal. The members of the Special Committee were also cognizant of the need for the Company to complete its refinancing transaction, and they believed that the Company would be in a stronger position (and accordingly that the Special Committee’s negotiating position would be strengthened) once it had been completed. Accordingly, the Special Committee’s work in the following months focused on the completion of the refinancing transaction and the oversight of the development of the Company’s long-range financial plan.
Members of the Special Committee held further meetings with representatives of the independent consultant in attendance, as well as representatives of Wachtell Lipton and Centerview, on four other occasions between June 28, 2024 and July 19, 2024, in each case to receive updates on the progress of the work being done by the independent consultant, to discuss the assumptions and inputs being utilized by the independent consultant, and to provide the independent consultant with feedback and guidance on their work. Members of Company management also participated in certain of such meetings at the request of the Special Committee.
On July 1, 2024, the Special Committee met via videoconference, with representatives of Centerview and Wachtell Lipton in attendance. At this meeting, the Special Committee discussed next steps with respect to Centerview’s financial analysis with respect to the Initial Proposal once the Company’s long-range financial plan was completed, and potential outreach to other third parties who might be interested in a strategic transaction with the Company (noting that no such party had contacted the Company or the Special Committee following the public announcement of the Initial Proposal). The Special Committee and its advisors also discussed developments with respect to the Company’s ongoing financing process to address the Company’s upcoming debt maturities and liquidity needs.
On July 8, 2024 and July 15, 2024, the Special Committee met via videoconference, with representatives of Centerview and Wachtell Lipton in attendance, in order to discuss certain matters including the Company’s financing process.
On July 16, 2024, the Special Committee met via videoconference, with representatives of Centerview and Wachtell Lipton in attendance, to discuss next steps in the development of a long-range financial plan for the Company. The Special Committee agreed that following the completion of the work of the independent consultant in developing a financial model, such model would be provided to the Company’s management team in order to finalize a proposed long-range financial plan for the Company, and Company management would submit such proposed plan to the Special Committee for approval and, if approved, such plan would be approved by the Special Committee for use by Centerview in its financial analysis of the Initial Proposal to be presented to the Special Committee.
On July 18, 2024 and July 19, 2024, the Special Committee met via videoconference, with representatives of Centerview and Wachtell Lipton in attendance, to discuss matters relating to the Company’s ongoing financing process, including whether it would be beneficial to the Company to contact Crestview regarding Crestview’s potential willingness to provide financing to the Company as part of such process. The Special Committee discussed matters including Crestview’s financial incentives to do so given Crestview’s sizable equity ownership position in the Company, the Company’s need for a financing solution, the other options available to the Company, and the potential impact on matters relating to the Special Committee’s consideration of, and response to, the Initial Proposal, and determined that it would be advisable to invite Crestview to submit a financing proposal to the Company. The Special Committee also discussed the telephone call placed by Jonathan Friesel of DigitalBridge to a representative of Centerview, and authorized Centerview to return the phone call solely to confirm Centerview’s engagement as financial advisor to the Special Committee (which representatives of Centerview subsequently did).
Following the Special Committee’s meeting on July 19, 2024, as authorized by the Special Committee, representatives of PJT Partners Inc. (“PJT”), the Company’s financial advisor with respect to the ongoing financing process, contacted Crestview to solicit a proposal to provide financing to the Company.
On July 22, 2024, the Special Committee met via videoconference, with representatives of Centerview and Wachtell Lipton in attendance, to discuss the status of the work of the independent consultant and the preparation of the Company’s long-range financial plan, as well as the Company’s ongoing financing process, including PJT’s outreach to Crestview.

On July 29, 2024, the Special Committee met via videoconference, with representatives of Centerview and Wachtell Lipton in attendance. At this meeting, the Special Committee and its advisors discussed the status of the work of the independent consultant and the development by the Company’s management team of a long-range financial plan for the Company, and authorized Centerview to conduct its financial analysis with respect to the Initial Proposal on the basis of the Initial Projections (as summarized under the heading “—Unaudited Prospective Financial Information”).
On August 5, 2024, the Special Committee met via videoconference, with representatives of Centerview and Wachtell Lipton in attendance, to discuss the status of the Centerview financial analysis, the Company’s upcoming earnings call (including the statement that the Company would make regarding the Initial Proposal), potential next steps with respect to the Initial Proposal, and the status of the Company’s financing process.
On August 8, 2024, the Company released its earnings report for the second quarter of fiscal year 2024 and participated in a related earnings call. On the earnings call, the Company stated that a special committee of independent directors had been formed and disclosed the engagement of Wachtell Lipton and Centerview as advisors to the Special Committee, and stated that the work of the Special Committee was ongoing and that the Company did not have further updates to share regarding the Initial Proposal. The Company Common Stock closed at a trading price of $5.17 on August 8, 2024.
On August 9, 2024, the Special Committee met, with representatives of Wachtell Lipton and Centerview in attendance, to discuss various updates, including Centerview’s preliminary financial analysis regarding the Initial Proposal. The Special Committee discussed with Centerview the terms of the Initial Proposal, various methodologies utilized by Centerview to assess the Initial Proposal, preliminary financial analysis of the Initial Proposal, and an overview of an illustrative process, timeline and potential interested counterparties to consider for outreach. At this meeting, without representatives of Centerview present, the Special Committee also discussed the updated relationship disclosure that Centerview provided to the Special Committee in connection with the execution of Centerview’s formal engagement letter (which was executed on August 9, 2024), and concluded that none of the matters disclosed would affect Centerview’s ability to serve as the Special Committee’s financial advisor. The Special Committee and its advisors discussed the Company’s ongoing financing process and the Special Committee determined that it was important, and beneficial to the Company and its stockholders, for the Company to conclude its financing process and secure incremental financing before the Special Committee made a final decision regarding how to proceed with respect to the Initial Proposal.
On each of August 13, 2024, August 19, 2024, August 20, 2024 and August 21, 2024, the Special Committee met, with representatives of Wachtell Lipton and Centerview in attendance, to discuss topics including Centerview’s preliminary financial analysis regarding the Initial Proposal, the Special Committee’s feedback on such analysis, the views of the Special Committee regarding the Initial Proposal, the status of the Company’s ongoing financing process and implications of that process on the Special Committee’s perspectives on the Initial Proposal, potential next steps with respect to the Initial Proposal and the optimal timing for the Special Committee to respond to such proposal, and potential risks and benefits to the Company of soliciting proposals from third parties with respect to potential strategic transactions involving the Company.
On August 26, 2024, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance, to further discuss the foregoing matters. The Special Committee determined that it was their preliminary consensus that the Initial Proposal was inadequate, and agreed to speak again prior to conveying this conclusion to Crestview and DigitalBridge. Following this meeting, the members of the Special Committee conferred amongst themselves, and instructed Centerview to contact LionTree LLC (“LionTree”), the financial advisor to Crestview and DigitalBridge, and inform them of the Special Committee’s position that the Initial Proposal was inadequate, that any transaction involving the Company would need to be at a meaningful premium to the trading price of the Company Common Stock, and that the Special Committee was willing to engage constructively if a credible offer was presented by Crestview and DigitalBridge. At the direction of the Special Committee, representatives of Centerview delivered this message to representatives of LionTree on August 28, 2024.

On September 4, 2024 and in the following days, representatives of Centerview spoke via telephone with representatives of LionTree on multiple occasions, in conversations initiated by LionTree seeking to solicit additional guidance regarding the premium that the Special Committee would find acceptable and requesting that Crestview and DigitalBridge be given access to non-public information regarding the Company in order to allow Crestview and DigitalBridge to increase their offer. During certain of these conversations, the LionTree representatives asked whether a 20% to 30% premium to the then-current market price would suffice in the Special Committee’s view. Consistent with the Special Committee’s instructions, Centerview did not provide price guidance to LionTree.
The representatives of Centerview shared LionTree’s response with the Special Committee at a meeting of the Special Committee held on September 5, 2024 via videoconference, with representatives of Wachtell Lipton also in attendance. The Special Committee and its advisors discussed the feedback and requests from Crestview and DigitalBridge conveyed via LionTree, but did not make a final determination as to whether to provide price guidance to Crestview and DigitalBridge, or to give them access to non-public information of the Company at this time.
These matters and others, including the Company’s ongoing financing process, were discussed at meetings of the Special Committee held via videoconference, with representatives of Centerview and Wachtell Lipton in attendance, on September 17, 2024, September 20, 2024, and September 26, 2024. At all of such meetings, the Special Committee determined that it was still not advisable to provide price guidance to Crestview and DigitalBridge.
During this time period, representatives of LionTree and representatives of Centerview connected on multiple occasions. LionTree reiterated its request for guidance on behalf of Crestview and DigitalBridge as to a price that the Special Committee would find acceptable, at one point inquiring whether a premium in the range of 30% to 40% to the then-current market price would meet the Special Committee’s requirements.
At a meeting of the Special Committee held via videoconference on October 5, 2024, with representatives of Wachtell Lipton and Centerview in attendance, the Special Committee discussed the fact that Crestview and DigitalBridge had not submitted an improved offer, and considered the appropriate course of action to be taken by the Special Committee, including in light of the fact that the ongoing process created uncertainty and disruption for the Company. The Special Committee and its advisors also discussed the potential risks and benefits in reaching out to third parties to solicit interest in a potential strategic transaction involving the Company. The Special Committee determined that the best course of action was to arrange for Centerview to speak directly to representatives of Crestview and DigitalBridge, as well as LionTree, to inform them that the Special Committee did not consider the Initial Proposal to be actionable, that further engagement would require an improved proposal, and that the Special Committee was determining whether to terminate discussions and disband the Special Committee if no such improved proposal was forthcoming.
At the direction of the Special Committee, representatives of Centerview subsequently communicated this message from the Special Committee to representatives of Crestview, DigitalBridge and LionTree in a telephone conversation, in which Crestview and DigitalBridge stated that they would discuss the Special Committee’s position and revert. Subsequently, representatives of LionTree contacted Centerview and requested that the Special Committee refrain from taking further action until at least October 11, 2024 in order to give Crestview and DigitalBridge time to respond. Representatives of Centerview discussed this conversation with the Special Committee at a meeting held via videoconference, with representatives of Wachtell Lipton also in attendance, on October 9, 2024, and agreed to reconvene once Centerview received an update from LionTree.
On October 11, 2024, following a comprehensive refinancing process that included extensive negotiations with the Company’s existing lenders, the Company entered into a new superpriority credit agreement with certain parties providing for, among other things, (i) a $200 million superpriority “first out” new money term loan, (ii) a supersenior “second out” term loan and (iii) a supersenior “second out” revolving credit facility. The superpriority credit agreement was publicly announced through the Company’s filing of a Current Report on Form 8-K on October 15, 2024. The completion of this refinancing transaction enabled the Company to resume its planned greenfield expansion program.
Also on October 11, 2024, representatives of LionTree contacted Centerview by telephone to convey that Crestview and DigitalBridge were prepared to increase the price they would pay to acquire all outstanding shares of Company Common Stock not currently owned by Crestview to a range of $5.50 to $6.25, in cash, per share of Company Common Stock (the “October Proposal”), but would require due diligence information from the Company in order to move forward on the basis of the October Proposal. The Special Committee met via videoconference that same day, with representatives of Wachtell Lipton and Centerview in attendance, to discuss the October Proposal and potential next steps. The Special Committee directed Centerview to contact LionTree to inform them that the Special Committee was considering the proposal and expected to respond the following week, which Centerview subsequently did. The closing price of the Company Common Stock on October 11, 2024 was $5.13 per share.
A meeting of the Special Committee was held on October 16, 2024 via videoconference, with representatives from Centerview and Wachtell Lipton in attendance, to discuss the October Proposal, including Centerview’s preliminary financial analysis regarding the October Proposal. The Special Committee discussed with Centerview the terms of the October Proposal and Centerview’s preliminary financial analysis of the October Proposal, as well as other matters relevant to the Special Committee’s consideration of the October Proposal and the appropriate next steps to be taken by the Special Committee.
The Special Committee met again on October 18, 2024 via videoconference, with representatives from Centerview and Wachtell Lipton in attendance, to further discuss the Special Committee’s response to the October Proposal. At this meeting, the Special Committee unanimously concluded that the Special Committee was not prepared at that time to recommend a transaction in the price range of the October Proposal to the Company’s unaffiliated stockholders, but that in order to seek to maximize value for the Company’s unaffiliated stockholders it would be appropriate to provide to Crestview and DigitalBridge limited due diligence information, including a management presentation and the Initial Projections, updated to take into account events since the preparation of the Initial Projections as described below in “Unaudited Prospective Financial Information,” to enable them to increase their proposed transaction price. The Special Committee directed Centerview to convey that message to LionTree, as well as the Special Committee’s position that if the limited due diligence exercise resulted in an increased proposed transaction price, the Special Committee would at that time consider making available additional requested due diligence information and engaging more broadly in next steps towards a potential transaction. The Special Committee also directed Centerview to inform LionTree that if Crestview and DigitalBridge were not willing to engage on this basis, the Special Committee expected to determine that it would be appropriate to terminate discussions between the parties.
At the direction of the Special Committee, representatives of Centerview conveyed the Special Committee’s message to representatives of LionTree by phone on October 21, 2024. Later that day, LionTree contacted Centerview via e-mail to note that they had shared the Special Committee’s feedback with DigitalBridge and Crestview, to request the proposed form of confidentiality agreement, and to ask questions regarding the proposed information to be shared by the Company.
On October 22, 2024, at the direction of the Special Committee, Centerview provided draft confidentiality agreements to Crestview and DigitalBridge. Between October 22, 2024 and November 3, 2024, Wachtell Lipton negotiated the confidentiality agreements with Davis Polk & Wardwell LLP, legal counsel to Crestview (“Davis Polk”) and Simpson Thacher & Bartlett LLP, legal counsel to DigitalBridge (“Simpson Thacher”). The Company entered into confidentiality agreements with each of Crestview and DigitalBridge on November 3, 2024 and November 2, 2024, respectively.
The Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance, on each of October 29, 2024 and October 30, 2024 to receive various updates, including regarding the negotiation of the confidentiality agreements with Crestview and DigitalBridge and the status of preparations for the management meeting with Crestview and DigitalBridge.
On each of November 4, 2024, November 11, 2024 and November 18, 2024, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance, to discuss matters including the preparations for the management meeting to be held with Crestview and DigitalBridge.
On November 21, 2024, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance, to discuss whether it would be beneficial to conduct outreach to third parties who might be interested in a strategic transaction with the Company, given that the Company’s financing process had concluded and the Special Committee was now engaging further with Crestview and DigitalBridge, and the design of such outreach if it was pursued. The Special Committee discussed the potential benefits and risks of such outreach, including the possibility of leaks, the potential impact on Crestview and DigitalBridge’s actions if they became aware of such outreach (or the results thereof), and the incremental demands on Company management of engaging with additional parties. The Special Committee also noted that while the Initial Proposal had been publicly disclosed, and other parties that might be interested in transacting with the Company were accordingly on notice that the Company might be sold and was considering a proposal for a sale transaction, no third parties had contacted the Special Committee, its advisors or the Company with an alternative proposal. The Special Committee and its advisors also considered whether a “go shop” provision in any ultimately agreed transaction would be likely to be effective, given Crestview’s significant shareholdings and the public nature of the Initial Proposal. The Special Committee agreed that it would be advisable to design and execute limited outreach to selected strategic companies and that it would further consider potential financial sponsor outreach.
On November 22, 2024, members of the Company’s senior management team met with representatives of Crestview and DigitalBridge via videoconference. Representatives of Centerview and LionTree were also in attendance. Company management presented the Company’s business and strategic plans, presented the November Projections (as summarized under the heading “— Unaudited Prospective Financial Information”) to Crestview and DigitalBridge, and answered questions and engaged in a general discussion regarding the November Projections and related matters.
On November 23, 2024, LionTree provided a list of due diligence requests regarding the Company to Centerview.
On November 24, 2024, a meeting of the Special Committee was held via videoconference, with representatives of Centerview and Wachtell Lipton in attendance. The Special Committee discussed next steps with Crestview and DigitalBridge, including the diligence request list that had been received. Following discussion, the Special Committee instructed Centerview to contact LionTree and request an updated proposal from Crestview and DigitalBridge promptly. Centerview was also instructed to inform LionTree that due diligence requests from Crestview and DigitalBridge would be considered solely to the extent such requests were relevant to valuation. The Special Committee also continued to discuss potential third-party outreach, including whether to include financial sponsors in such outreach, as well as the structure and design of any such outreach. The Special Committee reviewed a list of financial sponsors with characteristics or relationships indicating they might be interested in a potential strategic transaction with the Company.
On November 25, 2024, at the direction of the Special Committee, representatives of Centerview contacted representatives of LionTree by telephone to convey the Special Committee’s positions and requests as discussed at the prior day’s Special Committee meeting, including to request that Crestview and DigitalBridge provide an updated proposal by December 10, 2024.
On November 25, 2024 and December 3, 2024, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance, to continue the discussion with respect to potential third-party outreach and to reach a decision on whether to authorize such outreach. Following robust discussion of the potential risks and benefits of such outreach, an evaluation of the likelihood that various parties would be interested in a transaction to acquire the Company, and the potential impact of this outreach on the ongoing discussions with Crestview and DigitalBridge, the Special Committee unanimously determined to authorize Centerview to conduct limited outreach to a specified group of strategic and financial counterparties, with the initial phase of outreach to be limited to publicly available information. The Special Committee also reviewed with Centerview during these meetings the progress of Company management in responding to the supplemental value-related diligence requests of Crestview and DigitalBridge following the management meeting that was held on November 22, 2024.
At the December 3 meeting, the Special Committee also directed representatives of Centerview to contact representatives of LionTree to confirm whether Crestview and DigitalBridge would provide an updated proposal by December 10, 2024. At the direction of the Special Committee, representatives of Centerview subsequently contacted LionTree, and were informed that Crestview and DigitalBridge anticipated providing an updated proposal by December 12, 2024.

On December 5, 2024, in accordance with the instructions of the Special Committee, Centerview reached out to Strategic Party A to inquire about Strategic Party A’s interest in a potential transaction to acquire the Company. Strategic Party A confirmed interest in discussing the opportunity for a potential transaction and requested diligence information. As directed by the Special Committee, representatives of Centerview stated that Strategic Party A should focus its review on publicly available information in the first instance.
On December 9, 2024, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance, to discuss matters relating to outreach to third parties. Representatives of Centerview updated the Special Committee with respect to the interactions with Strategic Party A, and confirmed that Centerview was working to schedule conversations with additional potential counterparties, referred to as Financial Sponsor A, Strategic Party B, Financial Sponsor B and Financial Sponsor C, in accordance with the Special Committee’s instructions. Following discussion, the Special Committee instructed Centerview to reach out to an additional strategic potential counterparty, referred to as Strategic Party C, which Centerview did later that day. Strategic Party C informed Centerview that they would review publicly available information regarding the Company and would inform Centerview whether they might be interested in a transaction.
On December 10, 2024, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance. A representative of Centerview summarized the conversation with Strategic Party C.
On December 12, 2024, representatives of Centerview spoke with representatives of DigitalBridge by telephone. The DigitalBridge representatives stated that, based on the information they reviewed during the recent due diligence process, the bidders were prepared to stand behind an offer at the high end of their previously communicated range of $6.00 to $6.25 in cash per share of Company Common Stock not owned by Crestview (the “December Proposal”). The representatives of DigitalBridge also stated that the December Proposal represented the highest price they would be willing to pay, and they believed the Company’s unaffiliated stockholders would view it as attractive. The DigitalBridge representatives also requested additional due diligence information to review, which they stated would be necessary in order to enter into a definitive agreement but which they did not expect, absent the identification of significant issues, would impact their valuation of the Company. The closing price of the Company Common Stock on December 12, 2024 was $5.03 per share.
On December 12, 2024, representatives of Centerview spoke with representatives of Financial Sponsor A, who indicated that Financial Sponsor A was interested in evaluating a transaction with the Company and expected to provide an update on their views about the Company by December 20, 2024.
On December 16, 2024, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance, to discuss the December Proposal, potential next steps and DigitalBridge’s request for additional due diligence information. At this meeting, Centerview presented a preliminary financial analysis of the December Proposal, which the Special Committee reviewed and discussed. The Special Committee and its advisors also discussed the available tactical responses to the December Proposal, including consideration of whether it would be possible to negotiate for a higher price. Centerview also provided updates regarding its discussions with Financial Sponsor A, and noted that they expected to speak with Strategic Party B on December 20, 2024. The Special Committee agreed to reconvene in the coming days to continue discussing the appropriate response to the December Proposal.
On December 19, 2024, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance, to further discuss outreach to third parties to explore their interest in a strategic transaction involving the Company, including evaluation of potential additional financial sponsors who might have an interest in such a transaction. Following discussion, including consideration of the likelihood that a transaction would result from such outreach weighed against the potential risks and the burden on the Company’s management of engaging with multiple parties, the Special Committee determined to continue with limited outreach to a short list of financial sponsor counterparties that it considered the most likely to have both the interest in a transaction and ability to consummate one. The Special Committee also discussed that it was not willing to transact at the price range set out in the December Proposal, and subsequently directed Centerview to convey this position to LionTree.

On December 20, 2024, representatives of Centerview spoke with representatives of Strategic Party B, who indicated that Strategic Party B was not at that time interested in pursuing an acquisition of the Company, and with representatives of Financial Sponsor C, who stated that they would review publicly available information regarding the Company in order to determine whether they would be interested in pursuing an acquisition of the Company. Centerview attempted to make contact with representatives of Financial Sponsor B to discuss a potential transaction between Financial Sponsor B and the Company, but did not ultimately speak with representatives of Financial Sponsor B.
During the week of December 23, 2025, the Special Committee authorized the distribution of confidentiality agreements and information to Strategic Party A and Strategic Party C.
In the following days, Centerview, upon instruction from the Special Committee, had various conversations with LionTree, in which Centerview conveyed that the Special Committee was not prepared at this time to enter into a definitive agreement at the price range in the December Proposal, but was willing to continue to engage with Crestview and DigitalBridge on the basis that any transaction would ultimately need to be on improved terms. The representatives of LionTree conveyed that Crestview and DigitalBridge understood the messaging from the Special Committee, but did believe that the December Proposal was in an appropriate range of prices.
On December 23, 2024, representatives of Centerview spoke with representatives of Financial Sponsor A. Financial Sponsor A indicated that they believed Financial Sponsor A would be interested in an acquisition of the Company at a price around $5.50 in cash per share, based on publicly available information.
On December 30, 2024, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance. Representatives of Centerview updated the Special Committee regarding the recent conversations with LionTree and the status of the ongoing third-party outreach, including a discussion of the conversation with Financial Sponsor A. The Special Committee instructed Centerview to inform Financial Sponsor A that their price would need to be materially higher in order to enter into a transaction, but that the Special Committee would be willing to make available limited due diligence information to enable Financial Sponsor A to improve its price, and requested that Financial Sponsor A provide an updated offer after conducting its due diligence. Representatives of Centerview also reported that a draft confidentiality agreement had been provided to Strategic Party A and Strategic Party C and that neither party had signed the agreement or provided comments, but that Strategic Party A had inquired about the process and timing. Representatives of Centerview also noted that they continued to try to speak with representatives of an additional financial sponsor counterparty, referred to as Financial Sponsor D, to gauge its interest in a potential transaction.
On January 2, 2025, a representative of Strategic Party A informed representatives of Centerview that Strategic Party A did not want to enter into a confidentiality agreement with the Company at this time, and would suggest that representatives of Strategic Party A meet with representatives of the Company’s management to discuss the Company on the basis of public information, in order to permit Strategic Party A to determine whether it would be willing to pursue a potential strategic transaction with the Company.
On January 3, 2025, at the direction of the Special Committee, representatives of Centerview spoke with representatives of Financial Sponsor A to convey the Special Committee’s position that the price range indicated by Financial Sponsor A was meaningfully too low. Financial Sponsor A responded that they believed they could increase their price, although they were concerned about whether the Special Committee would seriously consider a transaction with Financial Sponsor A or if they would be used as a stalking horse in the discussions with Crestview and DigitalBridge.
On January 3, 2025, representatives of Financial Sponsor C informed Centerview that they did not intend to pursue the opportunity to evaluate a potential transaction involving the Company.
On January 5, 2025, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance. The Centerview representatives updated the Special Committee on the feedback from Strategic Party A and Financial Sponsor A, and the Special Committee considered next steps. After discussing the potential risks and benefits of engaging further with each party, the Special Committee directed its legal advisors to negotiate a confidentiality agreement with Financial Sponsor A and arrange for a management presentation and the provision of due diligence information. The Special Committee determined to defer a decision on a response to Strategic Party A for further consideration, taking into account the Special Committee’s view of the likelihood that engagement with Strategic Party A on the basis proposed would result in an actionable transaction. The Centerview representatives also noted that Crestview and DigitalBridge had submitted supplemental due diligence requests. Following discussion, the Special Committee directed Company management to provide the requested information.
On January 6, 2025, at the direction of the Special Committee, representatives of Centerview provided a draft confidentiality agreement to Financial Sponsor A. Between January 6, 2025 and January 14, 2025, Wachtell Lipton negotiated the confidentiality agreement with Financial Sponsor A. The Company entered into the confidentiality agreement with Financial Sponsor A on January 14, 2025. The confidentiality agreement contained a customary standstill provision that permitted Financial Sponsor A to make non-public acquisition proposals to the Special Committee or the Company Board, and that terminated if the Company entered into a definitive acquisition agreement with a third party.
In early January 2025, representatives of Centerview spoke with representatives of Financial Sponsor D, who subsequently indicated that Financial Sponsor D was not interested in pursuing an acquisition of the Company at such time. Also in early January 2025, representatives of Financial Sponsor C and of Strategic Party C each informed representatives of Centerview that each such institution was not interested in pursuing an acquisition of the Company at such time.
On January 13, 2025, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance. The Centerview representatives confirmed that they had, as requested by members of the Special Committee, spoken with representatives of DigitalBridge to directly emphasize the Special Committee’s position that the price range conveyed in the December Proposal was too low, and that the provision of due diligence information at this stage was to enable Crestview and DigitalBridge to improve their proposal to a level at which the Special Committee would consider recommending a transaction, which message was acknowledged by DigitalBridge. The Centerview representatives also confirmed that, as authorized by the Special Committee, a management presentation by members of the Company’s management team had been scheduled with Strategic Party A for January 14, 2025, to be conducted on the basis of public information only, and a management presentation would be scheduled with representatives of Financial Sponsor A following the execution of a confidentiality agreement.
On January 14, 2025, a diligence call was held with Company management, Crestview and DigitalBridge, with representatives of PJT, Centerview and LionTree in attendance, to discuss the Company’s recent financing process.
Also on January 14, 2025, Company management met with representatives of Strategic Party A to discuss the Company on the basis of public information only. On January 16, 2025, representatives of Strategic Party A informed Centerview that they were not in a position to pursue a potential strategic transaction with the Company at this time.
On January 16, 2025, representatives of Financial Sponsor A met with representatives of the Company’s management team with respect to certain due diligence matters.
On January 21, 2025, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance. The Special Committee discussed the status of the due diligence being conducted by the various potential counterparties and considered appropriate next steps with respect to engagement with Crestview and DigitalBridge, and separately with Financial Sponsor A.
On January 23, 2025, a group that described itself as the Concerned Shareholders of WOW! publicly disseminated a letter requesting an update regarding the status of the Special Committee’s evaluation of the Initial Proposal. On January 24, 2025 and January 27, 2025, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance, to discuss the letter and whether it would be appropriate to publicly release any additional information regarding the Special Committee’s process. Following discussion, the Special Committee determined to request that the Company’s investor relations function reach out for a discussion, which discussion subsequently took place.

On January 28, 2025, Financial Sponsor A delivered to Centerview via email an indication of interest with respect to a transaction to acquire the Company in the range of $6.00 to $7.00 in cash per share of Company Common Stock (the “Financial Sponsor A Proposal”), and also shared a supplemental due diligence request list.
Also in January 2025, the November Projections were updated to reflect the Company’s actual performance through November 2024, as described below as the 2025 Projections under the heading “—Unaudited Prospective Financial Information.” The Special Committee approved Centerview’s use of the 2025 Projections in connection with its financial analyses and for the purpose of evaluating the fairness of the Merger Consideration from a financial point of view.
On February 3, 2025, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance. The Special Committee discussed the Financial Sponsor A Proposal and the progress of responding to due diligence requests from the potential counterparties, including the work by the Company to prepare and populate a virtual dataroom that could be made available to such counterparties.
Access to the virtual dataroom was provided to Financial Sponsor A and separately to Crestview and DigitalBridge and their legal and financial advisors on the instruction of the Special Committee during the week of February 3, 2025.
Throughout February 2025 and March 2025, representatives of Crestview and DigitalBridge engaged in extensive business, financial and legal due diligence of the Company, which included participation in numerous calls, video conferences and meetings with Company senior management, some of which were also attended by representatives of Centerview and Wachtell Lipton, and review of select business and financial information and documents.
On February 10, 2025, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance. Representatives of Centerview shared with the Special Committee the most recent communications they had received from Crestview and DigitalBridge, which requested certain additional due diligence information, and noted that they were scheduled to speak with Financial Sponsor A later that day to receive an update. The Special Committee discussed potential next steps depending on the feedback that was received from the potential counterparties in the near term.
Also on February 10, 2025, representatives of Centerview spoke via telephone with Financial Sponsor A, and Financial Sponsor A committed to provide an update on their due diligence review of the Company and on the status of their proposal on February 13, 2025. At this time, Financial Sponsor A had not submitted any due diligence questions to Centerview.
On February 11, 2025, DigitalBridge spoke with Centerview by telephone and conveyed a verbal proposal to acquire all outstanding shares of Company Common Stock not currently owned by Crestview for $6.00 in cash per share (the “February 11 Proposal”). During this conversation, Crestview and DigitalBridge stated that they would be prepared to target a transaction signing within four weeks of the Special Committee’s decision to move forward with respect to the February 11 Proposal. The closing price of the Company Common Stock on February 11, 2025 was $4.49 per share.
On February 13, 2025, the Special Committee met, with representatives of Wachtell Lipton and Centerview in attendance. The Special Committee discussed the February 11 Proposal and potential next steps, including potential options to elicit an increased price from Crestview and DigitalBridge. The Special Committee discussed with Centerview the terms of the February 11 Proposal and Centerview’s preliminary financial analysis of the February 11 Proposal. Centerview also provided updates regarding the status of engagement with Financial Sponsor A, noting that an update was expected that day but had not yet been received. The Special Committee decided to reconvene for further discussion of these matters.
On February 14, 2025, representatives of Financial Sponsor A contacted Centerview and informed them that Financial Sponsor A could no longer stand behind the previously communicated price range, and that any transaction would need to be at a price similar to the publicly disclosed Initial Proposal of $4.80 per share, citing reasons for the change including concern about the ability to realize potential synergies, negative trends in the Company’s industry, network upgrade requirements and the Company’s performance relative to certain other market participants.
On February 15, 2025, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance. The Special Committee discussed the feedback from Financial Sponsor A and determined that the most recent proposed terms, as well as other factors such as Financial Sponsor A’s limited engagement in due diligence, indicated that Financial Sponsor A was unlikely to be a viable counterparty on acceptable terms. The Special Committee also discussed the February 11 Proposal and considered the best tactics to respond to Crestview and DigitalBridge in order to maximize the price that the bidders were willing to propose. The Special Committee considered whether it would at this time be beneficial to make a specific counterproposal on price, and agreed to reconvene to further discuss financial analysis of the February 11 Proposal. The Special Committee discussed the possibility of proposing to Crestview and DigitalBridge a price of $6.35 per share, which the Special Committee preliminarily considered to be the highest price it could reasonably expect to negotiate with Crestview and DigitalBridge. The Special Committee then reconvened later that day with its advisors to continue this discussion, including to further discuss financial analysis of the February 11 Proposal. The Special Committee also discussed the results of the Special Committee’s engagement with other potential counterparties, none of which at this time appeared likely to engage with respect to pursuing a transaction with the Company, and potential strategic options for engaging with Crestview and DigitalBridge. Following discussion, the Special Committee concluded that it would be beneficial to make a counterproposal on price to Crestview and DigitalBridge, and unanimously determined to authorize Centerview to inform Crestview and DigitalBridge that the Special Committee would be willing to recommend to the Company’s unaffiliated stockholders a transaction at a price of $6.35 per share of Company Common Stock.
On February 16, 2025, at the direction of the Special Committee, representatives of Centerview spoke by telephone with representatives of DigitalBridge and Crestview, as well as LionTree, in which Centerview conveyed the counterproposal of $6.35 per share as directed by the Special Committee.
On February 19, 2025, Crestview and DigitalBridge verbally communicated through LionTree a counterproposal of $6.20 in cash per share of Company Common Stock not already owned by Crestview.
On February 19, 2025, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance, to discuss the revised proposal from Crestview and DigitalBridge and potential next steps. The Special Committee noted that it believed it was appropriate at this time to seek to conclude the negotiation in the near term due to concern about potential negative impacts to the Company from an ongoing process, either with entry into a transaction agreement if negotiation produced a transaction the Special Committee was willing to recommend or by terminating discussions if this did not occur, and discussed ways to attempt to bring the negotiation process to an optimal conclusion. The Special Committee discussed potential counterproposals of $6.35 or $6.25 per share of Company Common Stock. The Special Committee also determined that the most effective method of communicating its response to the bidders would be for members of the Special Committee to speak directly to Jonathan Friesel, Senior Managing Director at DigitalBridge, to convey the Special Committee’s counterproposal on price and desired timeline.
On February 20, 2025, the members of the Special Committee spoke further regarding the most recent proposal from Crestview and DigitalBridge, and concluded that the most effective response would be to propose a price of $6.30 per share of Company Common Stock, which the Special Committee considered to be the highest price potentially achievable.
On February 21, 2025, Messrs. Seskin and Bhow spoke by telephone with Mr. Friesel and Mr. Cassidy and conveyed the Special Committee’s counterproposal of $6.30 in cash per share of Company Common Stock for all outstanding shares of Company Common Stock not currently owned by Crestview, as well as the Special Committee’s focus on a prompt resolution of the negotiation process. Mr. Friesel stated that he would discuss the Special Committee’s counterproposal with the appropriate people at DigitalBridge and would revert through the respective financial advisors. Subsequently on that same day, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance, to discuss the conversation with Mr. Friesel.

On February 22, 2025, LionTree contacted Centerview to convey that the best offer from Crestview and DigitalBridge was $6.25 in cash, per share of Company Common Stock for all outstanding shares of Company Common Stock not currently owned by Crestview (the “February 22 Proposal”). The closing price of the Company Common Stock on February 24, 2025, the first trading day following the February 22 Proposal, was $4.74 per share.
On February 24, 2025, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance, to discuss the February 22 Proposal and potential next steps. Following discussion, the Special Committee unanimously determined to move forward on the basis of the February 22 Proposal and discussed ways to bring the process to a prompt conclusion. The Special Committee discussed certain key terms of a draft merger agreement to be provided to Crestview and DigitalBridge, which draft was shared with the bidders later that same day. The initial draft of the merger agreement provided that the closing of the transaction would be subject to, among other conditions, approval by a majority of the Company’s unaffiliated stockholders (the “majority of the unaffiliated stockholders condition”), as well as a majority of the Company’s outstanding shares; included a “hell or high water” covenant to seek required regulatory approvals and a covenant restricting the ability of the bidders and their affiliates to enter into potentially competing transaction (the “clear skies” provision); and provided for a termination fee payable by the Company in specified circumstances (the “company termination fee”) equal to 2% of equity value and a termination fee payable by the purchaser in specified circumstances (the “purchaser termination fee”) equal to 10% of equity value. The draft merger agreement did not include a “go shop” provision, which the Special Committee had previously discussed would not likely be valuable given Crestview’s significant ownership position, but did include a customary covenant with respect to the right to respond to alternative proposals that might be received by the Company, and the right to terminate the merger agreement in order to enter into an agreement providing for a superior proposal, subject to payment of a termination fee by the Company.
On March 3, 2025, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance, to discuss the pace of Crestview and DigitalBridge’s due diligence, the process of negotiating the transaction agreements, and the potential timeline to complete negotiations and finalize transaction documentation.
On March 4, 2025, Simpson Thacher shared a revised draft of the merger agreement with Wachtell Lipton (the “initial markup”). This draft of the merger agreement, among other things, (1) removed the majority of the unaffiliated stockholders condition; (2) added closing conditions relating to the exercise of appraisal rights by holders of Company Common Stock, performance by the Rollover Stockholders under the Rollover Agreement, certain regulatory approvals, and the status of the Company’s credit agreement (the “Company credit agreement condition”); (3) proposed that the company termination fee would be equal to 4% of equity value, (4) proposed that the purchaser termination fee would be equal to 4% of equity value; (5) limited the required regulatory efforts of the purchaser and the limitations on the ability of the purchaser and its affiliates to enter into other transactions; and (6) proposed that the closing occur twelve business days after satisfaction or waiver of closing conditions.
On March 5, 2025, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance, to continue the discussion from the March 3, 2025 meeting of the Special Committee.
On March 8, 2025, Simpson Thacher provided drafts of the equity commitment letter, limited guarantee and voting, rollover and support agreement to Wachtell Lipton.
Between March 8, 2025 and March 15, 2025, Wachtell Lipton exchanged drafts of the merger agreement, equity commitment letter, limited guarantee and voting, rollover and support agreement with Simpson Thacher.
On March 11, 2025, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance, to review the primary open points in the draft merger agreement, including matters relating to required regulatory efforts, termination fees, the scope of the Company’s representations and warranties, closing conditions (including whether the transaction would be subject to a majority of the unaffiliated stockholders condition, which DigitalBridge and Crestview stated they would not agree to, and additional closing conditions proposed by Crestview and DigitalBridge relating to the exercise of appraisal rights and certain telecommunications matters) and other provisions (including closing conditions) relating to the Company’s credit agreement, and compensation and benefits matters, including treatment of employee compensation awards, severance protection, a transaction-related retention program, and the employee protection covenant. These items were subsequently discussed among the parties on a videoconference later that day attended by the Special Committee, representatives of Crestview and DigitalBridge, and the parties’ respective advisors, and the parties agreed to resolve certain items, including the elimination of the appraisal rights closing condition, an agreement that the transaction would not be subject to a majority of the unaffiliated stockholders condition, and certain matters related to employee compensation and benefits. Following the all-hands call, Mr. Seskin spoke with Ben Jenkins of DigitalBridge and requested that the bidders discuss their positions and revert to the Special Committee, with the request that the bidders attempt to demonstrate more movement towards the Special Committee’s positions.
On March 13, 2025, DigitalBridge announced that Zayo, a DigitalBridge portfolio company, had entered into a definitive agreement to acquire the Fiber Solutions business of Crown Castle. A representative of Centerview spoke that same day via telephone with a representative of LionTree, who confirmed that the bidders were continuing to consider and discuss their positions.
On March 14, 2025, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance, to discuss the potential impact that the recently announced Zayo transaction could have on the transaction involving the Company under consideration. The Special Committee also discussed strategies for engaging with Crestview and DigitalBridge, with a goal of concluding the process promptly, and determined to continue providing due diligence information to the bidders and to set a target date for signing and announcing a transaction following receipt and review of revised drafts of the transaction documents from the bidders.
On March 15, 2025, Simpson Thacher shared a revised draft of the merger agreement with Wachtell Lipton. The March 15 markup, among other things, (1) limited the restrictions on the ability of the purchaser and its affiliates to enter into other transactions; (2) proposed that the company termination fee would be equal to 3.5% of equity value, (3) proposed that the purchaser termination fee would be equal to 6% of equity value; (4) proposed that the closing occur twelve business days after satisfaction or waiver of closing conditions; and (5) proposed a revised version of the Company credit agreement condition.
On March 16, 2025 and March 20, 2025, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance, to review the primary open points in the draft merger agreement, based on the revised draft provided on behalf of the bidders on March 15, 2025, which included the scope of the closing condition related to the Company’s credit agreement and other provisions relating to the Company credit agreement, the treatment of the Company’s outstanding equity awards in a transaction, other employee benefits-related matters, the scope of the regulatory efforts required under the merger agreement, the timeline to closing after satisfaction of closing conditions, the scope of the Company’s representations and warranties, and the size of the termination fees to be paid by the parties.
On March 19, 2025, representatives of Centerview and LionTree spoke via telephone to arrange an in-person meeting of the parties. An in-person negotiation session was subsequently scheduled for March 24, 2025 at Wachtell Lipton’s offices in New York.
On March 23, 2025, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance, to review the open issues in the draft merger agreement and to agree on a strategy to address such issues with Crestview and DigitalBridge during the upcoming in-person negotiation session. On March 24, 2025, the Special Committee met in person at Wachtell Lipton’s offices in New York, with representatives of Wachtell Lipton and Centerview in attendance, in order to continue this discussion and finalize the Special Committee’s positions to be shared during the meeting with the bidders and their advisors later that day.
On March 24, 2025, the Special Committee met in-person with representatives from Crestview and DigitalBridge, with representatives of Centerview, LionTree, Wachtell Lipton, Simpson Thacher and Davis Polk in attendance, to negotiate the open issues remaining in the transaction documents. The parties discussed matters relating to, among other topics, required regulatory efforts, termination fees, closing timing, the scope of the Company’s representations and warranties, the scope of the Company’s interim operating covenants, closing conditions and other provisions relating to the Company’s credit agreement, and compensation, benefits and retention matters.
Following the conclusion of the in-person meeting with the bidders, the Special Committee discussed the in person negotiation session with Wachtell Lipton and Centerview, including potential approaches to resolve such issues.
Wachtell Lipton and Simpson Thacher continued to exchange drafts of the merger agreement, equity commitment letter, limited guarantee and disclosure schedules between March 26, 2025 and April 10, 2025. During this time, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance, on six occasions to review the primary open points in the iterations of the draft transaction documents that were exchanged during this time period and to discuss potential responses by the Special Committee on the open points. The Special Committee also spoke with PJT and the Company’s Chief Financial Officer to discuss certain debt and financing matters in the principal transaction documents.
On April 8, 2025, the Special Committee spoke via telephone with representatives of Crestview and DigitalBridge, in each case with legal and financial advisors in attendance, to discuss the draft transaction documentation, and to discuss a potential timeline to signing and announcement. On April 9, 2025, Simpson Thacher communicated the bidders’ positions on certain open items in the draft merger agreement to Wachtell Lipton via email.
On April 10, 2025, Mr. Friesel contacted Mr. Seskin, resulting in a telephone conversation among Mr. Friesel, Mr. Seskin and Mr. Segrera. In this conversation, Mr. Friesel highlighted various items arising from DigitalBridge’s due diligence review of the Company that, in DigitalBridge’s view, warranted a lower per share price than the most recent proposal of $6.25 per share. Mr. Friesel stated that, as a result of these findings and other matters, Crestview and DigitalBridge were now only willing to transact at a price of $5.50 in cash per share of Company Common Stock for all outstanding shares of Company Common Stock not currently owned by Crestview, with any transaction conditioned on putting in place a backstop for an amendment and maturity extension of the Company’s revolving credit facility (the “RCF Amend and Extend”) to address certain concerns of Crestview and DigitalBridge regarding the terms of the Company’s revolving credit facility on terms acceptable to Crestview and DigitalBridge (the “April Proposal”). Mr. Friesel highlighted the following items arising from DigitalBridge’s due diligence review of the Company: a cyber-security incident in March 2025, remaining obligations related to certain litigation matters, and other commercial and legal matters the Company was in the process of addressing. Mr. Friesel indicated that the April Proposal now represented the best offer from Crestview and DigitalBridge. Mr. Friesel also requested that DigitalBridge be allowed to reach out to Goldman Sachs and Morgan Stanley to discuss pursuing the RCF Amend and Extend, citing concerns regarding the overall economic environment and the Company’s capital structure. The closing price of the Company Common Stock on April 10, 2025 was $4.23 per share.
On April 11, 2025, the Special Committee met, with representatives of Wachtell Lipton and Centerview in attendance, to discuss the April Proposal and potential next steps. The Special Committee, with input from Wachtell Lipton and Centerview, also discussed, among other things, the current macroeconomic environment, including the significant volatility in the equity markets and recent developments with respect to tariffs, and the potential impact of these factors on the price of the Company Common Stock and the attractiveness of a potential transaction on the terms proposed in the April Proposal as compared to a continued standalone path. Following discussion, the Special Committee authorized Centerview to reach out to representatives of LionTree to convey the Special Committee’s position that the proposed new price in the April Proposal was unlikely to be acceptable to the Special Committee, and to solicit additional information about the terms of the April Proposal. The Special Committee directed that negotiation of the draft transaction agreements should generally be put on hold pending resolution of the matters discussed at the meeting.
Over the following week, Mr. Seskin spoke with Brian Cassidy, the President and a Partner at Crestview Partners, and a member of the Company Board, to inform him that the Special Committee did not believe that the price in the April Proposal would be acceptable. At the direction of the Special Committee, representatives of Centerview also had conversations with representatives of LionTree to convey the same message and to discuss the process that Crestview and DigitalBridge proposed to obtain the RCF Amend and Extend.
On April 14, 2025, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance, to discuss the recent conversations with Crestview and LionTree and to consider next steps. The Special Committee also discussed the recent volatility and deterioration in the public equity markets, and the impact of market conditions on the Special Committee’s assessment of the appropriate price at which a transaction might be warranted. The Special Committee concluded that although market conditions were concerning, the Special Committee was not willing to recommend a transaction at the price in the April Proposal at this time. The Special Committee determined that the appropriate next step would be for Centerview to communicate to LionTree that the Special Committee would not recommend a transaction at the level of the April Proposal, but that the Special Committee would be willing to allow DigitalBridge to undertake to help obtain the RCF Amend and Extend, which at the time was contemplated to involve interaction with a limited number of the Company’s revolving lenders, with the goal of facilitating a transaction at a higher price that the Special Committee could ultimately recommend.
Between April 15, 2025 and May 3, 2025, at the direction of the Special Committee, Centerview had frequent conversations with LionTree regarding the status of DigitalBridge’s efforts with respect to helping to obtain the RCF Amend and Extend, and kept the members of the Special Committee apprised of such discussions.
On May 3, 2025, Mr. Seskin spoke with Mr. Cassidy to reiterate the Special Committee’s position that the per-share price in the April Proposal was too low.
Between May 4, 2025 and May 6, 2025, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance, on three occasions to discuss the status of Crestview’s and DigitalBridge’s efforts regarding the RCF Amend and Extend as well as next steps with respect to the April Proposal. At these meetings, the Special Committee, with input from Wachtell Lipton and Centerview, discussed the need for the Company to obtain an extension of the revolving credit facility in the absence of a Transaction with Crestview and DigitalBridge, including whether at this time it would be appropriate to shift the Special Committee’s focus to seeking such an extension. Following discussion, the Special Committee determined that a Transaction-related amendment should be a signing condition rather than a closing condition if a Transaction with Crestview and DigitalBridge were to be pursued. With respect to the lower per share price proposed in the April Proposal, the Special Committee, following extensive discussion, including consideration of terminating negotiations with Crestview and DigitalBridge, determined that it would be in the best interest of the Company’s unaffiliated stockholders to proceed with a Transaction at a price of $6.25 per share of Company Common Stock. The Special Committee authorized Centerview to convey this message to LionTree. The Special Committee also discussed that it would potentially be willing to consider a modest price reduction relative to that amount, solely to reflect the value to the Company of obtaining an extension of the Company’s revolving credit facility.
On May 9, 2025 and May 10, 2025, at the direction of the Special Committee, Centerview engaged in multiple telephone conversations with representatives from Crestview and DigitalBridge regarding the bidders’ current positions with respect to a potential transaction. On May 11, 2025, Crestview and DigitalBridge conveyed to Centerview a revised proposal for a transaction, at a price of $5.80 in cash per share of Company Common Stock not currently owned by Crestview (the “May Proposal”). Crestview and DigitalBridge also stated that they were unwilling to sign a merger agreement without the Company concurrently entering into a definitive transaction providing for the RCF Amend and Extend, which would require the consent of all of the lenders under the Company’s revolving credit facility. The closing price of the Company Common Stock on May 12, 2025, the first trading day following the May Proposal, was $4.42 per share.
On May 12, 2025 and May 15, 2025, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance, to discuss the May Proposal, the RCF Amend and Extend and potential next steps. The Special Committee, with input from Wachtell Lipton and Centerview, discussed the RCF Amend and Extend, including the expectation that the Company would have greater success in obtaining an extension of the facility in connection with entering into a potential transaction with

Crestview and DigitalBridge relative to seeking such an amendment on a standalone basis. The Special Committee also discussed the Company’s relationships with certain of its lenders, the liquidity position that the Company would find itself in if an amendment of the facility were not obtained, and the risks to the Company that would result. The Special Committee determined to consider whether it might be achievable to obtain a short-term extension of the facility that was not conditioned on the entry into a strategic transaction, simultaneous with the entry into definitive transaction agreements and the RCF Amend and Extend. The Special Committee also discussed the price proposed by Crestview and DigitalBridge in the May Proposal, noting that the members of the Special Committee did not believe that they would at that time be willing to recommend a transaction at a price below $6.00 per share in cash to the unaffiliated stockholders of the Company.
Following the May 15 meeting of the Special Committee, the members of the Special Committee conferred by telephone amongst themselves to further discuss the terms of the May Proposal, and instructed Centerview to convey to Crestview and DigitalBridge that the Special Committee was not willing at that time to recommend a transaction at a price below $6.00 per share to the unaffiliated stockholders of the Company, but that the Special Committee was willing to authorize the bidders to reach out to the Company’s lenders under its revolving credit facility to proceed in furtherance of a Transaction in a framework to be agreed between the parties, as long as such outreach took place in coordination with the Company’s management team, and as long as the amendment and extension being sought would be entered into simultaneously with a definitive agreement for a Transaction and would include an immediately effective amendment for a period of time in addition to any component conditioned on the closing of the Transaction. At the direction of the Special Committee, representatives of Centerview subsequently communicated these points to Crestview and DigitalBridge.
On May 20, 2025, a telephone conversation occurred between Centerview and LionTree, in which LionTree stated that the May Proposal represented the best offer available from DigitalBridge and Crestview, and that any flexibility on price would not amount to more than one or two cents per share of Company Common Stock. The LionTree representatives also confirmed that DigitalBridge and Crestview were prepared to assist the Company in obtaining a standalone amendment of the revolving credit facility that would not be conditioned on the closing of an acquisition of the Company, as requested by the Special Committee.
On May 21, 2025, the Special Committee met, with representatives of Wachtell Lipton and Centerview in attendance, to discuss the feedback from Crestview and DigitalBridge on price and on the potential amendment of the Company’s revolving credit facility, and potential next steps. The Special Committee discussed the Company’s need to secure an extension of the revolving credit facility in the near term, and considered the potential risks and benefits of proceeding with respect to the revolving credit facility on this basis, including the negative impact on the Company’s negotiating position with the lenders under the revolving credit facility that was likely to result if the Company ultimately needed to secure an extension of the facility in the absence of an acquisition transaction, contrasted with the likely increased ability to secure an extension in connection with the signing of a transaction rather than seeking one on a standalone basis. The Special Committee considered ways to mitigate the risks of engaging with the revolving lenders in the context of a potential transaction with Crestview and DigitalBridge, and the status of the Company’s relationships with its revolving lenders following the Company’s 2024 refinancing transaction. The Special Committee decided to continue to discuss these matters.
In the days following the meeting, the members of the Special Committee discussed both the most recently proposed price of $5.80 per share of Company Common Stock not already owned by Crestview, and the proposed process of engagement with the Company’s revolving lenders, taking into account the challenges to the Company of continuing to operate as a standalone enterprise in the then-current environment, the proposed transaction terms, and the Special Committee’s belief that a transaction could be concluded with the bidders in the near term on terms that the Special Committee would be willing to recommend. As a result, the Special Committee concluded that they would likely be willing to move forward to try to reach resolution on the remaining open items with respect to the transaction at the proposed price, subject to reaching agreement on the remaining open items in the draft merger agreement and a resolution acceptable to the Special Committee on the Company’s revolving credit facility amendment, and subject to reviewing financial analysis of the proposed transaction at such price.

On May 26, 2025, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance. The Special Committee shared its conclusions regarding the proposed terms, and it was agreed that Centerview would prepare and present to the Special Committee a financial analysis of the May Proposal. The Special Committee and its advisors discussed the primary open items in the draft transaction documents, including certain employee compensation and benefits matters, financing matters, regulatory matters, and conditionality, and discussed the process to obtain the RCF Amend and Extend, including the portion of the extension that would not be conditioned on closing of an acquisition of the Company.
On May 30, 2025, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance, to discuss the May Proposal and potential next steps. Centerview presented a preliminary financial analysis of the May Proposal, consisting of a trading multiple analysis, a precedent transaction analysis, and a discounted cash flow analysis. The per share price in the May Proposal represented a 33% premium to the closing price of the Company Common Stock on May 27, 2025, the last trading day prior to the meeting, and a 53% premium to the closing price of the Company Common Stock on May 2, 2024 prior to the public disclosure of the Initial Proposal. The Special Committee also discussed, with input from Wachtell Lipton and Centerview, the RCF Amend and Extend, including the contemplated terms and process. The Special Committee determined to ask Crestview and DigitalBridge for their best and final offer in order to see if an increased price could be obtained, with the intention to subsequently share revised drafts of the transaction documentation and a draft term sheet for the RCF Amend and Extend.
At the direction of the Special Committee, representatives of Centerview had conversations with LionTree in the following days to request that Crestview and DigitalBridge provide their best and final price. On May 31, 2025, the bidders proposed, via LionTree, their best offer of $5.82 in cash per share of Company Common Stock for all outstanding shares of Company Common Stock not currently owned by Crestview. Centerview communicated this proposal to the Special Committee that same day.
On June 1, 2025, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance. The Special Committee discussed the latest proposal from Crestview and DigitalBridge, which the members of the Special Committee had convened amongst themselves to discuss prior to the meeting, without reaching a conclusion as to whether they were willing to move forward. The members of the Special Committee discussed the possibility of proposing the right for the Company to pay its unaffiliated stockholders a special cash dividend in connection with the closing of a transaction, with the amount of the dividend to be tied to the receipt of a potential contingent receivable by the Company, including consideration of the likelihood that such matters would be timely resolved, and the best way to negotiate for this right with DigitalBridge and Crestview. Following discussion, the Special Committee instructed Centerview to convey the Special Committee’s position that if a transaction were to move forward on the proposed terms, the transaction documents would need to be substantially in the form that Wachtell Lipton would share in the coming days, and to raise the possibility of the Company being permitted to pay a special cash dividend to the Company’s unaffiliated stockholders, in an amount to be based on the amount of the relevant receivable, if any, and subject to a further cap of $10 million. The Special Committee also discussed next steps in devising a process to pursue the RCF Amend and Extend.
On June 2, 2025, at the direction of the Special Committee, representatives of Centerview communicated the Special Committee’s position to LionTree by phone.
In the days following the June 1 meeting, the Special Committee and its advisors agreed on the form of the transaction documents to be shared with the bidders. On June 4, 2025, upon instruction from the Special Committee, a revised draft of the merger agreement was provided by Wachtell Lipton to Simpson Thacher and Davis Polk, along with a term sheet for the RCF Amend and Extend.
On June 8, 2025, representatives of LionTree contacted representatives of Centerview by telephone to convey the bidders’ response to the Special Committee’s feedback, including that the bidders were generally willing to proceed as the Special Committee proposed with respect to the RCF Amend and Extend but were not willing to accept the proposal with respect to the special dividend. LionTree informed Centerview that the bidders would be willing to consider permitting the Company to pay a special dividend of only up to

$0.02 per share of Company Common Stock held by the unaffiliated stockholders of the Company, with the dividend to be funded with a portion of any proceeds received by the Company in the relevant matter above a designated threshold.
Later that day, Simpson Thacher sent a revised draft of the merger agreement to Wachtell Lipton. The revised draft of the merger agreement, among other things, (1) proposed that the purchaser termination fee would be equal to 7% of equity value; (2) proposed that the closing occur twelve business days after satisfaction or waiver of closing conditions; (3) added a new closing condition related to the absence of any ongoing or threatened investigation, review or proceeding by a governmental entity; and (4) rejected the Special Committee’s proposal on the potential special dividend.
On June 9, 2025, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance, to discuss the bidders’ position on the potential special dividend, to receive updates regarding the RCF Amend and Extend and to discuss the material changes that Crestview and DigitalBridge had proposed in the merger agreement markup that had been sent to Wachtell Lipton the previous day, including changes relating to the treatment of the Company’s outstanding equity awards, the required timing of closing relative to the satisfaction of closing conditions, the proposed pre-closing special dividend (which, following discussion, the Special Committee concluded was no longer fruitful to pursue), the provisions relating to regulatory efforts, the size and payment triggers for the termination fee relating to regulatory matters, the size of the termination fee to be paid by the purchaser and the closing conditions. The Special Committee determined that the optimal path forward would be to convene a discussion among the parties, including the Special Committee and the bidders.
In advance of the call, on June 11, 2025, Wachtell Lipton sent to Simpson Thacher an agenda summarizing the items the Special Committee wished to discuss on the call.
On June 12, 2025, a meeting was held via videoconference with the Special Committee, DigitalBridge and Crestview, with representatives from Centerview, LionTree, Wachtell Lipton, Simpson Thacher and Davis Polk in attendance, to discuss the remaining open points in the transaction documents, as well as process and timing to reach resolution and enter into definitive agreements.
Following the meeting with the bidders, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance, to discuss the results of the meeting. The Special Committee determined that the most significant remaining open issues with respect to the transaction agreement were the open items relating to regulatory matters and conditionality, and determined to seek additional information relating to the Special Committee’s assessment of such matters, both via legal counsel and via direct outreach to Mr. Friesel by the Special Committee. The Special Committee also discussed potential next steps on the RCF Amend and Extend.
In the days that followed, the Special Committee had additional discussions with DigitalBridge to align on key issues, including with respect to the allocation of regulatory risk and the process to obtain the RCF Amend and Extend.
On June 18, 2025, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance. The Special Committee discussed the recent conversations with DigitalBridge, and the perceived alignment on the material open issues that had been discussed relating to regulatory matters and the RCF Amend and Extend. Following discussion, the Special Committee unanimously determined that it was in the best interests of the Company and its unaffiliated stockholders to move forward to attempt to expeditiously enter into definitive agreements with Crestview and DigitalBridge, and to move forward with the process of reaching out to the Company’s revolving lenders to obtain the RCF Amend and Extend, and agreed to proceed on that basis.
Accordingly, Wachtell Lipton exchanged drafts of the merger agreement, equity commitment letter, limited guarantee and Company disclosure schedule with Simpson Thacher and Davis Polk, continuing through the entry into definitive transaction documents on August 11, 2025, and representatives of Wachtell Lipton, Simpson Thacher and Davis Polk continued to discuss the open issues in these agreements during that time.

Throughout late June 2025, representatives of Company management (acting at the direction of the Special Committee), Crestview and DigitalBridge met with Morgan Stanley (who had been working on matters related to the RCF Amend and Extend pursuant to an engagement as the structuring advisor to Crestview and DigitalBridge and had, prior to the completion of the 2024 refinancing transaction, been the administrative agent under the revolving credit facility, and whom the Company subsequently engaged in connection with the RCF Amend and Extend), as well as the parties’ respective legal and financial advisors, on multiple occasions to discuss and prepare for the outreach to the Company’s revolving lenders to obtain the RCF Amend and Extend.
Throughout July 2025, Crestview and DigitalBridge, assisted by Morgan Stanley, the parties’ respective legal and financial advisors, together with involvement at certain times by members of Company management (acting at the direction of the Special Committee), engaged with the Company’s revolving lenders to attempt to obtain the RCF Amend and Extend. This process included, among other things, contacting all of the lenders and participants in the Company’s revolving credit facility, holding meetings with the revolving lenders and participants to explain the proposed RCF Amend and Extend, negotiating the terms set forth in the term sheet for the RCF Amend and Extend with the revolving lenders and participants, and negotiating related definitive documentation.
The Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance, on July 9, 2025, July 25, 2025 and August 1, 2025 to discuss the status of the RCF Amend and Extend as well as the overall process, timeline and open items to finalize definitive transaction documentation and announce a Transaction.
On August 8, 2025, Mr. Friesel contacted Mr. Seskin by telephone. Mr. Friesel stated that the bidders no longer stood behind the previously discussed terms, and that the most that they would pay was $5.20 in cash per share of Company Common Stock to acquire all outstanding shares of Company Common Stock not currently owned by Crestview (the “Final Proposal”). Mr. Friesel attributed the decline in the per share price to factors including the cost to obtain the RCF Amend and Extend. The closing price of the Company Common Stock on August 8, 2025 was $3.19 per share.
Also on August 8, 2025, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance, to discuss the Final Proposal, the status of the RCF Amend and Extend, certain material issues that remained open in the merger agreement, and next steps. The Special Committee discussed the options available to the Company, including if the Special Committee were to reject the Final Proposal and continue to operate as a standalone public company. The Special Committee discussed its concerns about the Company’s prospects on that basis, noting among other items the status of the Company’s relationships with its revolving lenders, including the Special Committee’s concern arising from the RCF Amend and Extend process as to the Company’s ability to obtain the required extension of its credit facility on a standalone basis. It was noted that if the extension was not obtained, the Company’s existing debt would become current in the near term, and refinancing might not be available on attractive terms or at all, requiring the Company to implement extraordinary measures to maintain liquidity and threatening the Company’s ability to execute on its business plan. The Special Committee also considered the fact that, from April through July 2025, there had been a number of key market events in the Consumer Broadband sector, including the Charter acquisition of Cox and the earnings reports, rising net losses, and corresponding market reactions for the largest cable companies in the sector, Comcast and Charter, and considered the negative implications of these matters for the Company’s standalone operations and trading price. The Special Committee also reviewed the process of negotiation with Crestview and DigitalBridge to date, considered the Company’s trading price throughout the process, discussed the conditions in the Company’s industry, and concluded that on the basis of all of these factors, the Final Proposal was both the most attractive option realistically available to the Company and represented the best terms that the Special Committee could reasonably expect to obtain. Accordingly, the Special Committee unanimously determined to move forward on the basis of the Final Proposal and to endeavor to announce the Transaction simultaneous with the Company’s second quarter earnings, which announcement was scheduled for prior to market open on August 11, 2025.
On August 9, 2025, a confirmatory due diligence call was held between Company management, Crestview and DigitalBridge.

On August 10, 2025, the Special Committee met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance, to discuss recent events, including an update regarding the status of finalizing the terms of the potential Transaction, as well as the status of negotiations with the Company’s revolving lenders with respect to the RCF Amend and Extend. Representatives of Centerview also reviewed and discussed with the Special Committee, among other matters, Centerview’s preliminary financial analysis of the Merger Consideration to be paid to the Unaffiliated Company Stockholders (other than holders of “Excluded Shares” as such term is defined in the section of this proxy statement captioned “— Opinion of Centerview Partners LLC”) pursuant to the Merger, including a discussion of the changes in the analysis relative to prior versions that had been discussed with the Special Committee. Representatives of Wachtell Lipton summarized the terms of the proposed merger agreement, the amendment to the Company’s revolving credit facility and the ancillary transaction agreements, including the Equity Commitment Letter, the Parent Limited Guarantee, and the Rollover Agreement. The Special Committee discussed the ability they and the Company would have to consider alternative proposals received after announcement of the Merger Agreement, discussed the absence of a go-shop provision, and reviewed the results of the Special Committee’s prior targeted outreach to potential third party counterparties and the absence of any inbound proposals regarding a potential acquisition of the Company after the public disclosure of the Initial Proposal in May 2024. The Special Committee and its advisors reviewed the approval requirements for the transaction, as well as the closing conditions, among other terms of the Merger Agreement and related documents. Representatives of Wachtell Lipton also reviewed with the Special Committee certain legal considerations, including the committee members’ fiduciary duties in connection with consideration of the potential Transaction. Representatives of Wachtell Lipton and Centerview reviewed with the Special Committee the planned announcement timing, as well as contingency options in the event that the Transaction was not ready to be announced prior to market open the following morning. Following these discussions, the Special Committee instructed Wachtell Lipton to seek to finalize the terms of the merger agreement and the amendment to the Company’s revolving credit facility with the respective counterparties, resolved to provide an update to the Company Board and agreed to reconvene to consider approval of the proposed Transaction once the remaining open issues related to the merger agreement had been finalized.
Following the Special Committee meeting, the Company Board met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance, to receive an update regarding the status of finalizing discussions and negotiations with Crestview and DigitalBridge with respect to the terms of the potential Transaction, the status of discussions and negotiations with the Company’s revolving lenders with respect to the RCF Amend and Extend and the potential timeline to announce the Transaction. Representatives of Wachtell Lipton reviewed with the Company Board its fiduciary duties under Delaware law in connection with a potential sale of the Company. Representatives of Wachtell Lipton also summarized the proposed transaction documents. Representatives of Centerview also reviewed and discussed with the Company Board, among other matters, Centerview’s financial analysis of the Merger Consideration to be paid to the Unaffiliated Company Stockholders (other than holders of Excluded Shares) pursuant to the Merger. It was agreed that the Company Board would reconvene to consider approval of the proposed Transaction once the Special Committee had made a final recommendation to the Company Board.
Later in the night on August 10, 2025, following discussion with the Special Committee and input from Wachtell Lipton and Centerview, Company management determined to delay the release of the Company’s second quarter earnings results until after market close the following day because the requisite lender consents for the RCF Amend and Extend had not yet been received, but were anticipated to be received the following day. The Company publicly announced this update prior to market open on August 11, 2025.
On August 10, 2025 and August 11, 2025, the Special Committee, Crestview and DigitalBridge, with the assistance of their respective legal advisors, finalized the remaining open issues related to the merger agreement, and all required consents for the RCF Amend and Extend from the Company’s revolving lenders were received.
On August 11, 2025, the Special Committee met, with representatives of Wachtell Lipton and Centerview in attendance. The Chair of the Special Committee informed the Special Committee that the remaining matters in the merger agreement had been resolved in a manner consistent with the discussions with the Special Committee on the prior day, and that the purpose of the meeting was to discuss and consider whether to recommend that the Company Board approve entry into definitive transaction documents providing for a merger of the Company with and into an affiliate of DigitalBridge. Representatives of Centerview reviewed with the Special Committee Centerview’s financial analysis of the Merger Consideration, and rendered to the Special Committee an oral opinion, which was subsequently confirmed by delivery of a written opinion dated August 11, 2025, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken in preparing its opinion, the Merger Consideration to be paid to the Unaffiliated Company Stockholders (other than holders of “Excluded Shares” as such term is defined in the section of this proxy statement captioned “— Opinion of Centerview Partners LLC”) pursuant to the Merger Agreement was fair, from a financial point of view, to such Unaffiliated Company Stockholders. For a detailed discussion of Centerview’s opinion, please see below under the caption “— Opinion of Centerview Partners LLC.” Following further discussion, during which the members of the Special Committee considered the matters reviewed and discussed at that meeting and prior meetings, including factors described under the section of this proxy statement entitled “Special Factors — Reasons for the Merger; Recommendations of the Special Committee and the Company Board,” the Special Committee unanimously (1) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Company Stockholders, (2) recommended to the Company Board that it approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and (3) resolved to recommend that the Unaffiliated Company Stockholders adopt the Merger Agreement.
Following the meeting of the Special Committee, the Company Board met via videoconference, with representatives of Wachtell Lipton and Centerview in attendance. The members of the Special Committee conveyed to the Company Board the Special Committee’s unanimous recommendation that the Company Board approve the Company’s entry into the Merger Agreement and related transaction documentation, and the Merger. Representatives of Centerview, at the request of the Special Committee, described Centerview’s oral opinion rendered to the Special Committee, which was subsequently confirmed by delivery of a written opinion dated August 11, 2025, that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken in preparing its opinion, the Merger Consideration to be paid to the Unaffiliated Company Stockholders (other than holders of “Excluded Shares” as such term is defined in the section of this proxy statement captioned “— Opinion of Centerview Partners LLC”) pursuant to the Merger Agreement was fair, from a financial point of view, to such Unaffiliated Company Stockholders, as further described in the section of this proxy statement captioned “—  Opinion of Centerview Partners LLC.” The Company Board, acting upon the recommendation of the Special Committee, then unanimously (a) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and its stockholders, (b) approved the execution, delivery and performance of the Merger Agreement and the other transaction documents and the consummation of the transactions contemplated thereby, including the Merger, (c) directed that the adoption of the Merger Agreement be submitted to the stockholders of the Company at the Special Meeting and (d) resolved to recommend that the stockholders of the Company adopt the Merger Agreement in accordance with the DGCL at the Special Meeting.
Following the meeting of the Company Board, representatives of the parties executed the Merger Agreement and the other transaction documents in the afternoon of August 11, 2025 following the close of trading hours.
Concurrently with the release of the Company’s second quarter earnings announcement, the Company issued a press release announcing the Transaction.
Reasons for the Merger; Recommendations of the Special Committee and the Company Board
Recommendation of the Special Committee
The Company Board established the Special Committee, composed entirely of outside directors who are independent of Crestview and DigitalBridge and who are disinterested in the Merger, to discuss, review, evaluate, develop and, only if determined appropriate by the Special Committee, negotiate the terms of the transaction contemplated by the Initial Proposal or any alternative strategic transaction involving the

Company, any of its subsidiaries, or any of its or their assets or liabilities. After careful consideration, with the assistance of independent financial and legal advisors, the Special Committee unanimously (1) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Company Stockholders, (2) recommended to the Company Board that it approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and (3) resolved to recommend that the Unaffiliated Company Stockholders adopt this Agreement.
In evaluating the Merger Agreement and the transactions contemplated thereby, including the Merger, the Special Committee consulted with its independent financial and legal advisors and with members of Company management and considered a number of factors that the Special Committee viewed as supportive of its determinations and recommendations, including the following, which are not intended to be exhaustive and are not presented in any relative order of importance:
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Best Path to Maximize Stockholder Value Following a Thorough and Well-Publicized Process.   The Special Committee considered that the value of the Merger Consideration of $5.20 in cash per share of Company Common Stock was more favorable to the Company’s stockholders than the potential value that might result from other alternatives reasonably available to the Company, including the continued operation of the Company as an independent public company, in light of a number of factors, including:

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the Special Committee’s assessment of the Company’s business, operations, financial condition, earnings and prospects, its competitive position and historical and potential future financial performance and the industry in which the Company operates and the Special Committee’s belief that the Merger Agreement and the transactions contemplated thereby, including the Merger, were more favorable to the Company and its Unaffiliated Company Stockholders compared with the Company’s business plan and long-term prospects as an independent public company, taking into account the significant strategic and execution risks inherent in that approach;

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that the Company had conducted a lengthy and thorough process since the public disclosure of the Initial Proposal, as more fully described above in the section of this proxy statement captioned “Special Factors — Background of the Merger”;

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the fact that the Initial Proposal had been public for over a year, putting other potential acquirors on notice that the Company was considering a sale, and the Special Committee actively solicited interest in potential transactions from both strategic and financial sponsors, including from those parties that were believed to be the most able and willing to transact, as more fully described above in the section of this Proxy Statement entitled “— Background of the Merger,” without receiving any alternative actionable proposals to acquire the Company;

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the course and history of discussions and negotiations with Crestview and DigitalBridge, as more fully described in the section of this proxy statement captioned “Special Factors — Background of the Merger,” including the fact that, after multiple rounds of proposals, Crestview and DigitalBridge had increased their offer price since making their initial proposal and had indicated that $5.20 in cash per share of Company Common Stock represented the maximum price that such bidders would offer, and the belief by the Special Committee, after discussions with the Special Committee’s advisors and negotiations with DigitalBridge, that the Merger Consideration represented the highest price at which the bidders were willing to transact, that the terms were the most favorable terms the bidders would be willing to agree to and that further negotiations would create a risk of causing Crestview and DigitalBridge to abandon the Merger altogether or materially delay the entry into a definitive agreement for the Merger, which such delay could have resulted in a further reduction in the bidders’ proposed price;

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that the Special Committee was authorized and empowered to communicate (including with stockholders, other investors, management, other directors and advisors and representatives of the Company) regarding a potential transaction and to take all actions as the Special Committee determined necessary, appropriate or advisable in connection with any and all aspects of (including, but not limited to, process, proposals, offers and inquiries in connection with) a potential transaction, and that the Special Committee had no obligation to recommend to the

Company Board the approval of the Merger or any other transaction and had the authority to reject any proposals and potential strategic transactions; and
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that the Special Committee had met frequently and had conducted extensive deliberations over a period of more than fifteen months, with the advice and assistance of experienced financial and legal advisors, to evaluate and negotiate with Crestview and DigitalBridge and to evaluate strategic alternatives for the Company.

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Cash Consideration and Certainty of Value.   The Special Committee considered the fact that the Merger Consideration is all cash, which provides the Unaffiliated Company Stockholders immediate certainty of value and liquidity for their shares of Company Common Stock upon the Closing of the Merger and does not expose them to any future risks related to the business or the financial markets generally, including the risks, uncertainties, and longer potential timeline for realizing equivalent value from the Company’s standalone business plan or possible strategic alternatives. Specifically, among other things, the Special Committee considered:

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the trading price of Company Common Stock over the preceding five years;

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the Special Committee’s belief that, based on the Company’s prior performance, industry trends and uncertainty in capital markets, there was risk of failing to achieve the Projections (as defined in the section of this proxy statement captioned “Special Factors — Unaudited Prospective Financial Information”) and of failing to obtain financing on favorable terms (or potentially at all) to the Company needed to achieve the Projections;

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the Special Committee’s belief, after discussion with its advisors and considering the negotiations with DigitalBridge, that the Merger Consideration represents the maximum price that Crestview and DigitalBridge would offer;

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the fact that the Merger Consideration is fixed and that the Merger Consideration will not fluctuate based upon changes in the market price of the Company Common Stock; and

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the fact that the Special Committee was able to negotiate an increase from the proposed consideration of $4.80 per share offered in the Initial Proposal to the Merger Consideration of $5.20 per share.

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Premium.   The Special Committee considered the current and historical market prices of Company Common Stock and the fact that the Merger Consideration represents a premium value for the Unaffiliated Company Stockholders, including a premium of approximately 37.2% to the unaffected price of Company Common Stock on May 2, 2024, the last trading day before the announcement of the Initial Proposal, of $3.79 and a premium of approximately 63% to the closing price of Company Common Stock on August 8, 2025, the last trading day before the date of approval of the Merger Agreement, of $3.19.

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Opinion of Financial Advisors.   The Special Committee considered the opinion of Centerview rendered to the Special Committee on August 11, 2025, which was subsequently confirmed by delivery of a written opinion dated August 11, 2025, that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the Unaffiliated Company Stockholders (other than holders of “Excluded Shares” as such term is defined in the section of this proxy statement captioned “— Opinion of Centerview Partners LLC) pursuant to the Merger Agreement was fair, from a financial point of view, to such Unaffiliated Company Stockholders, as more fully described below under the caption “— Opinion of Centerview Partners LLC” and the full text of Centerview’s opinion, which is attached as Annex B to this proxy statement and incorporated into this proxy statement by reference.

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Terms of the Merger Agreement.   The Special Committee considered the terms and conditions of the Merger Agreement, including:

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the provisions allowing the Special Committee and the Company Board, subject to certain conditions, to provide information in response to and to discuss and negotiate certain unsolicited alternative proposals made before Company stockholder approval of the Merger is obtained;

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the provisions allowing the Company Board (acting on the recommendation of the Special Committee) or the Special Committee to change its recommendation prior to obtaining stockholder approval of the Merger in specified circumstances relating to a Superior Proposal or Intervening Event, subject to Parent’s right to terminate the Merger Agreement and receive payment of the termination fee of $15,809,036;

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the provisions allowing the Company Board (acting on the recommendation of the Special Committee) or the Special Committee to terminate the Merger Agreement to enter into a Superior Proposal, subject to certain conditions (including payment of the termination fee of $15,809,036 and certain rights of Parent to match the Superior Proposal);

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the likelihood that the Merger would be consummated, including the limited number and nature of the conditions to complete the Merger and the provisions of the Merger Agreement requiring Parent to use reasonable best efforts to promptly take, or cause to be taken, all actions, and to promptly do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective the Merger and other transactions contemplated by the Merger Agreement in the most expeditious manner possible;

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Parent having obtained committed equity financing to finance the transactions contemplated by the Merger Agreement and pay related fees and expenses;

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the provision requiring Parent to and to cause its affiliates to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to fund the financing on the terms and subject to the conditions described in the Commitment Letter;

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the Equity Investor having delivered the Limited Guarantee in favor of the Company to guarantee, (a) the Parent Termination Fee (up to $31,618,072.30), (b) and fees, costs, expenses, amounts due up to $4 million and interest payable in connection with collecting the Parent Termination Fee and (c) any amounts payable by Parent, Merger Sub or the Surviving Corporation in connection with regulatory filings (but the Equity Investor’s aggregate liability pursuant to (b) and (c) will not exceed $6 million), subject to certain conditions set forth in the Merger Agreement and the Limited Guarantee;

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the fact that Parent must pay the Parent Termination Fee to the Company in certain circumstances, including if the Parent fails to consummate the Merger pursuant to its obligations under the Merger Agreement, due to a material uncured breach by Parent under the Merger Agreement, or if the Merger is not consummated as a result from an injunction or order that resulted from a Specified Parent Acquisition (as defined in the section of this proxy statement captioned “The Merger Agreement — Parent Termination Fee”; and

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the availability of statutory appraisal rights under Delaware law in connection with the Merger.

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Risks of Standalone Plan.   The Special Committee’s considered the risks that the Company would face if it continued to operate on a stand-alone public company basis, including:

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the fact that the Company faced substantial upcoming debt maturities in 2026 and such debt was trading at a large discount to par;

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risks relating to the Company’s long-term liquidity, including access to borrowings under the Company’s limited ability to incur additional debt or raise capital, increased interest expense in connection with increased rates and limited ability to access sources of capital on commercial terms sufficient to fund necessary capital investments essential to keep the Company competitive, including execution of its fiber expansion strategy;

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risks relating to the possibility that the Company may face even greater liquidity issues in the medium-term;

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risks relating to the Company’s relationship with its lenders following the completion of the Company’s 2024 debt refinancing transaction; and

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risks relating to the Company’s substantial amount of debt outstanding, including covenants under the Company’s existing credit agreement that restrict the Company’s discretion in operating its business and increased debt carrying costs in connection with increasing interest rates.

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Current Economy.   The Special Committee considered the current state of the economy, capital markets and uncertainty surrounding forecasted economic conditions in the near-term and the long-term, which could negatively affect the Company’s financial performance.

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Opportunity for Company Stockholders to Vote.   The Special Committee considered the fact that the Merger would be subject to the approval of the Company stockholders, and Company stockholders would be free to evaluate the Merger and vote for or against the adoption of the Merger Agreement at the Special Meeting. As more fully described in the section of this proxy statement captioned “The Rollover Agreement,” pursuant to the Rollover Agreement, each of the Rollover Stockholders is obligated to vote or cause to be voted any shares of Company Common Stock beneficially owned by them in accordance with the Special Committee’s recommendation with respect to all matters related to the Merger Agreement, including the Merger, at the Special Meeting.

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Timing of Completion.   The Special Committee and the Company Board considered the anticipated timing of the consummation of the Merger and concluded that the Merger could be completed in a reasonable timeframe and in an orderly manner. The Special Committee and the Company Board also considered that the potential for closing the Merger in a reasonable timeframe could reduce the period during which the Company’s business would be subject to the potential uncertainty of closing and related disruption.

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Likelihood of Completion.   The Special Committee and the Company Board considered the absence of a financing condition or similar contingency based on the bidders’ ability to obtain financing, the bidders’ committed financing, the strong commitment made by the bidders to seek regulatory approvals, and the fact that the Rollover Stockholders, who hold approximately 37% of the voting power of the Company’s outstanding share capital, have duly executed and entered into the Rollover Agreement, pursuant to which each Rollover Stockholder has agreed to vote his or their respective shares in favor of the Merger Agreement Proposal, subject to, and in accordance with, the terms and conditions of the Rollover Agreement, which provided the Special Committee and the Company Board comfort that Crestview and DigitalBridge would be able to consummate the transaction.

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Operating Flexibility.   The fact that the Merger Agreement provides the Company sufficient operating flexibility to conduct its business in the ordinary course until the earlier of the consummation of the Merger and the termination of the Merger Agreement, as more fully described in the section of this proxy statement captioned “The Merger Agreement — Conduct of Business Pending the Merger.”

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Specific Performance.   The availability of the remedy of specific performance to the Company under the Merger Agreement in certain circumstances, including the Company’s right under the Commitment Letter to cause the Financing to be funded if, among other things, the conditions to closing are satisfied (or would be satisfied at the closing of the Merger).

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Procedural Safeguards.   The Special Committee also considered the factors discussed below, relating to the procedural safeguards that it believes were and are present to ensure the fairness of the merger agreement, the merger and the other transactions contemplated thereby to the Unaffiliated Company Stockholders. The Special Committee believes such factors support its determinations and recommendations and provide assurance of the procedural fairness of the Merger:

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that, as authorized and directed by the Company Board, the Special Committee retained and received the advice of Centerview as its own independent financial advisor and Wachtell Lipton as its own independent legal advisor;

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the authority granted to the Special Committee by the Company Board;

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that the Special Committee consists solely of independent and disinterested directors who are able to evaluate and negotiate the proposed merger on behalf of the Unaffiliated Company Stockholders;

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the Special Committee’s belief that it was fully informed about the extent to which the interests of the Rollover Stockholders differ from those of the Unaffiliated Company Stockholders;

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that the Special Committee held more than ninety formal meetings to discuss and evaluate the proposed Merger and each member of the Special Committee was actively engaged in the process; and

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that the financial and other terms and conditions of the proposed transaction were the product of extensive negotiations that took place over a substantial time period between the Special Committee, with the assistance of its independent legal and financial advisors, on the one hand, and Parent and its representatives, on the other hand.

In the course of their deliberations, the Special Committee also considered certain risks and other potentially adverse factors concerning the Merger, including:
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No Stockholder Participation in Future Growth or Earnings.   The Special Committee considered the fact that the nature of the Merger as an all-cash transaction means that the Company would no longer exist as an independent public company following the consummation of the Merger and that Company stockholders (other than the Rollover Stockholders) will not participate in future earnings or growth of Parent and will not benefit from any appreciation in value of the Surviving Corporation.

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Risks Associated with Parent and Merger Sub.   The Special Committee considered the fact that Parent and Merger Sub are newly formed entities with essentially no assets and the Limited Guarantee provided by DigitalBridge guarantees Parent’s and Merger Sub’s obligations under the Merger Agreement only with respect to certain monetary damages and certain reimbursement obligations.

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Absence of a Condition Requiring Approval of the Unaffiliated Stockholders.   The Special Committee considered the fact that Crestview and DigitalBridge were unwilling to agree that it would be a condition to closing that the Merger Agreement be adopted by a majority of the Company’s unaffiliated stockholders, and that the Rollover Stockholders accordingly represented a majority of the shares of Company Common Stock required to adopt the Merger Agreement (approximately 37% of the outstanding shares of Company Common Stock, requiring only approximately 13% of the outstanding shares of Company Common Stock held by other stockholders to vote to adopt the Merger Agreement).

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Interim Operating Risks.   The Special Committee considered the restrictions placed on the conduct of the Company’s business prior to the completion of the Merger pursuant to the terms of the Merger Agreement, which, despite providing sufficient flexibility for the Company to operate its business in the ordinary course, could delay or prevent the Company from undertaking business opportunities that may arise or any other actions out of the ordinary course it would otherwise take with respect to the Company’s operations absent the pendency of the Merger.

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Risks Associated with Failure to Consummate the Merger.   The Special Committee considered the possibility that the Merger might not be consummated, on the anticipated timing or at all, and that if the Merger is not consummated:

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the Company’s directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distraction during the pendency of the Merger;

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the Company will have incurred significant transaction costs;

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the Company’s continuing business relationships with customers, vendors, partners and employees may be adversely affected;

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the trading price of shares of Company Common Stock could be materially and adversely affected;

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the market’s perceptions of the Company’s prospects could be adversely affected;

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the Company may have difficulty achieving its stand-alone strategic plan;

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the Company could lose management or other personnel during the pendency of the Merger and there may be a potential negative impact on the Company’s ability to attract, hire and retain key employees, as current and prospective employees may experience uncertainty about their future roles with the Company if the Merger is not consummated;

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the Company would not benefit from an automatic extension of its revolving credit facility that is contingent on consummation of the Merger and, as a result, would need to extend or refinance the facility on a standalone basis, which extension or refinancing may not be available on terms acceptable to the Company, or at all; and

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the trading price of Company Common Stock may decline to the extent that the market price of Company Common Stock currently reflects positive market assumptions that the Merger will be consummated.

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Non-Solicitation and Termination Fee.   The Special Committee considered the fact that the Merger Agreement precludes the Company from soliciting or, subject to certain limited exceptions, considering Alternative Proposals and requires the Company to pay a termination fee of $15,809,036 in certain circumstances, which could discourage other potential acquirors from making an alternative proposal to acquire the Company.

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Timing Risks.   The Special Committee considered the amount of time it could take to complete the Merger, including that completion of the Merger depends on factors outside of the Company’s or Parent’s control (including the approval of the Merger by the Company stockholders and certain governmental authorities), and the risk that the pendency of the Merger following the announcement of the execution of the Merger Agreement could divert the Company management’s attention and have an adverse impact on the Company, including its existing and prospective customer and other business relationships.

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Cap on Parent Liability.   The Special Committee considered that the maximum aggregate monetary liability of Parent, Merger Sub or their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates and representatives in connection with any loss suffered by the Company, its subsidiaries or their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates and representatives as a result of the failure of the transactions to be consummated or for a breach or failure to perform or comply under the Merger Agreement or any other document executed by any Parent Related Party will not exceed an amount equal to the Parent Termination Fee plus any expenses payable by Parent if the Company commences a proceeding to obtain the payment of the Parent Termination Fee.

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Interests of Certain Significant Stockholders in the Merger.   The Special Committee and the Company Board considered that the Rollover Stockholders will each participate in the transaction through a contribution of a portion of the shares of Company Common Stock to Parent in exchange for equity interests in such indirect parent company of Parent and thus will be able to participate in the future growth or earnings of the post-closing company with respect to that portion of their equity that they are rolling over. Accordingly, the Rollover Stockholders will be treated differently from all other holders of Company Common Stock, who are entitled to receive $5.20 in cash per share and whose interests in the Company’s future growth or earnings will terminate upon consummation of the Merger.

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Taxable Consideration.   The Special Committee and the Company Board considered the fact that the exchange of Company Common Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes.

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Other Risks.   The Special Committee and the Company Board considered the other risks described in and incorporated by reference in this proxy statement. Please see “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2024, incorporated by reference herein, and the section of this proxy statement captioned “Cautionary Statement Regarding Forward-Looking Statements.”

The Special Committee and the Company Board concluded that the uncertainties, risks and potentially negative factors relevant to the Merger Agreement and the Merger were outweighed by the potential benefits of the Merger Agreement and the Merger.

In addition to considering the factors described above, the Special Committee and the Company Board also considered that some of the Company’s directors and executive officers have interests that may be different from, or in addition to, the interests of the Company stockholders generally. The Special Committee was aware of these interests and considered them at the time it recommended that the Company Board approve the Merger Agreement, and the Company Board was aware of these interests and considered them at the time it approved the Merger Agreement and made its recommendation to the Company stockholders. For more information, please see the section of this proxy statement captioned “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger.”
In the course of evaluating the Merger Agreement and the transactions contemplated thereby, including the Merger, and making the decisions, determinations and recommendations described above (as applicable), the Special Committee and the Company Board did not consider the liquidation value of the Company because they considered the Company to be a viable, going concern; they believed that liquidation sales generally result in proceeds substantially less than sales of a going concern; and they considered determining a liquidation value to be impracticable given the significant execution risk involved in any breakup of the Company. For the foregoing reasons, the Special Committee and the Company Board did not consider liquidation value to be a relevant factor. Further, the Special Committee did not consider the Company’s net book value, which is an accounting concept, as a factor because they believed that net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs and net book value does not take into account the prospects of the Company, market conditions, trends in the industry in which the Company operates or the business risks inherent in the industry. In addition, the Special Committee did not view the purchase prices paid in the transactions described in the section of this proxy statement captioned “Important Information Regarding the Company — Transactions in Company Common Stock” to be relevant except to the extent that those prices indicated the trading price of the Company Common Stock during the applicable periods. The Special Committee believed at the time of entering into the Merger Agreement that the trading price of the shares of Company Common Stock at any given time represents the best available indicator of the Company’s going concern value at that time so long as the trading price at that time is not impacted by speculation regarding the likelihood of a potential transaction. In addition, the Special Committee considered the value of the Company as a going concern by taking into account the value of the Company’s current and anticipated business, financial condition, results of operations, prospects, and other forward-looking matters. The Special Committee considered the financial analysis that representatives of Centerview reviewed with the Special Committee, together with the opinion provided by Centerview, as well as various additional factors, as discussed above. In addition, the Special Committee did not seek to establish a pre-Merger going concern value for the Company as such.
Other than as described in this proxy statement, the Special Committee is not aware of any firm offer by any other person during the past two years for a merger or consolidation of the Company with or into another company, the sale or other transfer of all or any substantial part of the Company’s assets or a purchase of the Company’s securities that would enable such person to exercise control of the Company.
The foregoing discussion of the information and factors considered by the Special Committee is not intended to be exhaustive and includes only the material factors considered by the Special Committee. In view of the wide variety of factors considered in connection with evaluating the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and the complexity of these matters, the Special Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights, ranks or values to the factors considered in reaching their respective determinations and recommendations. In addition, individual directors may have given different weights, ranks or values to different factors. The Special Committee did not undertake to make any specific determination as to whether, or to what extent, any factor, or any particular aspect of any factor, supported or did not support their ultimate determinations. The Special Committee based its recommendations, determinations and approvals, where applicable, on the totality of the information presented, including the factors described above. The explanation of the factors and reasoning set forth above and certain information presented in this section are forward-looking in nature and should be read in light of the factors set forth in the section of this proxy statement captioned “Cautionary Statement Regarding Forward-Looking Statements.”
Recommendation of the Company Board
The Company Board did not assess whether the “rollover” provisions of the Rollover Agreement, including the terms of the membership interests to be received by the Rollover Stockholders pursuant to the

Rollover Agreement is advisable, fair to and in the best interests of the Rollover Stockholders. Based on the unanimous recommendation of the Special Committee (discussed further above), on the basis of the other factors described above and below, the Company Board, by a unanimous vote, the Company Board, (1) determined that it is advisable, fair to and in the best interests of the Company and holders of shares of Company Common Stock, (2) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, (3) directed that the Merger Agreement be submitted to the stockholders of the Company for its adoption at the Special Meeting by resolutions duly adopted, which resolutions have not, as of August 11, 2025, been subsequently rescinded, withdrawn or modified in any manner adverse to Parent and (4) subject to the terms set forth in the Merger Agreement, resolved to recommend that the stockholders of the Company adopt the Merger Agreement in accordance with the DGCL at the Special Meeting.
In the course of reaching its determination and making its recommendations, the Board considered the following non-exhaustive list of material factors and countervailing factors, which are not presented in any relative order of importance:
•
the Special Committee’s analysis (as to both substantive and procedural aspects of the Merger), conclusions and unanimous determination, which the Company Board adopted, that the Merger Agreement, the Rollover Agreement and the other transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, the Company and the holders of Company Common Stock. The Company Board also considered the Special Committee’s unanimous recommendation to the Board that the Unaffiliated Company Stockholders adopt the Merger Agreement at the Special Meeting;

•
the procedural fairness of the Merger, including that (i) it was negotiated by the Special Committee consisting solely of independent (for purposes of serving on the Special Committee) and disinterested directors that are not affiliated with, and are independent of, Crestview and DigitalBridge and were otherwise disinterested and independent with respect to a potential acquisition of the Company, other than as discussed in the section entitled “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger”; and (ii) the Special Committee had the authority to negotiate the Merger Agreement, determine the advisability of the transactions contemplated by the Merger Agreement, including the Merger, to recommend to the Company Board what action should be taken with respect to the transactions contemplated by the Merger Agreement, including the Merger, and to select and engage, and was advised by, its own independent legal and financial advisors; and

•
the other material factors and countervailing factors considered by the Special Committee and listed above.

The Company Board concluded that the uncertainties, risks and potentially negative factors relevant to the Merger Agreement and the Merger were outweighed by the potential benefits of the Merger Agreement and the Merger. The Company Board is not aware of any offers made by any other person for a merger or consolidation of the Company with another company, the sale or transfer of all or substantially all of the Company’s assets or a purchase of the Company’s securities that would enable such person to exercise control of the Company during the past two years. The foregoing discussion is not exhaustive but is intended to summarize the material information and factors considered by the Company Board in its consideration of the transactions contemplated by the Merger Agreement, including the Merger. The Company Board, by a unanimous vote of the Company’s directors, reached the decision to the Company’s entry into the Merger Agreement, considering the factors described above and other factors that it believed were appropriate. In view of the variety of factors and the quality and amount of information considered, the Company Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations. In addition, each individual member of the Company Board may have given different weight to different factors. The Company Board conducted an overall review of the factors described above, and considered the factors overall to be favorable to, and to support, their determinations.
Opinion of Centerview Partners LLC
On August 11, 2025, Centerview rendered to the Special Committee its oral opinion, subsequently confirmed in a written opinion dated August 11, 2025, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the Unaffiliated Company Stockholders (other than holders of Excepted Shares (as defined below)) pursuant to the Merger Agreement was fair, from a financial point of view, to such Unaffiliated Company Stockholders. For purposes of this section, “Excepted Shares” means (i) Company Common Stock directly owned by the Company as treasury stock or otherwise, or by Parent or Merger Sub immediately prior to the Effective Time, including any Rollover Shares, (ii) any Dissenting Shares and (iii) Company Common Stock owned by any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time and any Company Common Stock held by any affiliate of the Company.
The full text of Centerview’s written opinion, dated August 11, 2025, which describes the various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety to the full text of Centerview’s written opinion attached as Annex B. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Special Committee (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction and Centerview’s opinion only addressed the fairness, from a financial point of view, as of the date thereof, to the Unaffiliated Company Stockholders (other than holders of Excepted Shares) of the Merger Consideration to be paid to such Unaffiliated Company Stockholders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Transaction and does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.
The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.
In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:
•
a draft of the Merger Agreement dated August 10, 2025, referred to in this summary of Centerview’s opinion as the “Draft Merger Agreement”;

•
Annual Reports on Form 10-K of the Company for the years ended December 31, 2024, December 31, 2023, as amended, and December 31, 2022;

•
certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company;

•
certain publicly available research analyst reports for the Company;

•
certain other communications from the Company to its stockholders; and

•
certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to Centerview by the Company for purposes of Centerview’s analysis, which are referred to in this summary of Centerview’s opinion as the “Forecasts,” and which are collectively referred to in this summary of Centerview’s opinion as the “Internal Data.”

Centerview also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data. In addition, Centerview reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that Centerview deemed relevant. Centerview also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that Centerview deemed relevant, and conducted such other financial studies and analyses and took into account such other information as Centerview deemed appropriate.

Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with the Special Committee’s consent, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at the Special Committee’s direction, that the Internal Data (including, without limitation, the Forecasts) were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and Centerview relied, at the Special Committee’s direction, on the Internal Data for purposes of Centerview’s analysis and opinion. Centerview expressed no view or opinion as to the Internal Data or the assumptions on which it was based. In addition, at the Special Committee’s direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor was Centerview furnished with any such evaluation or appraisal, and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. Centerview assumed, at the Special Committee’s direction, that the final executed Merger Agreement would not differ in any respect material to Centerview’s analysis or opinion from the Draft Merger Agreement reviewed by Centerview. Centerview also assumed, at the Special Committee’s direction, that the Transaction will be consummated on the terms set forth in the Merger Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or Centerview’s opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to Centerview’s analysis or Centerview’s opinion. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.
Centerview’s opinion expressed no view as to, and did not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the Unaffiliated Company Stockholders (other than holders of Excepted Shares) of the Merger Consideration to be paid to such Unaffiliated Company Stockholders pursuant to the Merger Agreement. For purposes of its opinion, Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction other than the Unaffiliated Company Stockholders (other than holders of Excepted Shares), whether relative to the Merger Consideration to be paid to the Unaffiliated Company Stockholders (other than holders of Excepted Shares) pursuant to the Merger Agreement or otherwise. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’ written opinion. Centerview’s opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter. Centerview’s financial advisory services and its written opinion were provided for the information and assistance of the Special Committee (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.
Summary of Centerview Financial Analysis
The following is a summary of the material financial analyses prepared and reviewed with the Special Committee in connection with Centerview’s opinion, dated August 11, 2025. The order of the financial analyses described does not represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of the Company. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Centerview. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Centerview’s financial analyses and its opinion. In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or any other parties to the Transaction. None of the Company, Parent, Merger Sub or Centerview or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the Company do not purport to be appraisals or reflect the prices at which the Company may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. The financial analyses summarized below were based on the Base Case (as defined below) in the 2025 Projections (as defined below), the net operating loss forecasts and other financial information prepared and furnished to Centerview by or on behalf of the management of the Company, and used at the direction of the management of the Company and approved for Centerview’s use by the Special Committee. The following summary does not purport to be a complete description of the financial analyses performed by Centerview. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 8, 2025 and is not necessarily indicative of current market conditions.
Selected Public Company Analysis
Centerview reviewed and compared certain financial information for the Company to corresponding financial information for certain publicly traded communications companies that Centerview deemed comparable, based on its experience and professional judgment, to the Company (which companies are referred to as the “selected companies” in this summary of Centerview’s opinion).
Using publicly available information obtained from SEC filings and other data sources as of August 8, 2025, Centerview calculated, for each selected company, such company’s implied enterprise value (calculated as the equity value (taking into account outstanding restricted stock awards, options (determined using the treasury stock method) and performance stock units) plus the book value of debt and certain liabilities less cash and cash equivalents and certain non-majority owned equity investments) as a multiple of Wall Street research analyst consensus estimated Next Twelve Months adjusted EBITDA (“EV/NTM EBITDA”).
The companies reviewed and the EV/NTM EBITDA Trading Multiple of the selected companies were as follows:
COMPANY	EV/NTM EBITDA Trading Multiple
Cable One, Inc.	4.3x
Charter Communications, Inc.	5.9x

COMPANY	EV/NTM EBITDA Trading Multiple
Comcast Corporation	5.5x
Lumen Technologies, Inc.(1)	5.4x
Shenandoah Telecommunications Company (d/b/a Shentel)	9.1x

(1)
Using publicly available information as of unaffected date of May 21, 2025 and assumes market value of debt as of unaffected date of May 21, 2025.

Although none of the selected companies is directly comparable to the Company, the selected companies were chosen by Centerview, among other reasons, because they are publicly traded communications companies with certain operational, business and/or financial characteristics that, for purposes of Centerview’s analysis, may be considered similar to those of the Company.
However, because none of the selected companies is exactly the same as the Company, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the operational, business and/or financial characteristics of the Company and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. Based on this analysis and other considerations that Centerview deemed relevant in its experience and professional judgment, Centerview selected a reference range of EV/NTM EBITDA Trading Multiple of 4.3x to 5.3x to apply to the Company’s estimated adjusted NTM EBITDA as of August 8, 2025, as set forth in the Internal Data (“NTM Adjusted EBITDA”). In selecting this range of EV/NTM EBITDA Trading Multiple, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, operational, and/or financial characteristics of the Company and the selected companies that could affect their public trading values in order to provide a context in which to consider the results of the quantitative analysis.
Applying this range of EV/NTM EBITDA Trading Multiples to the Company’s estimated NTM Adjusted EBITDA as of August 8, 2025, as set forth in the Forecasts resulted in an implied per share equity value range for Company Common Stock of approximately $2.60 to $5.95, rounded to the nearest $0.05. Centerview then compared this range to the Merger Consideration of $5.20 per share of Company Common Stock to be paid to the Unaffiliated Company Stockholders (other than holders of Excepted Shares) pursuant to the Merger Agreement.
Selected Precedent Transactions Analysis
Centerview reviewed and analyzed certain information relating to the following selected transactions involving companies (which transactions are referred to as the “selected transactions” in this summary of Centerview’s opinion) that Centerview, based on its experience and professional judgment, deemed relevant to consider in relation to the Company and the Transaction.
Using publicly available information obtained from SEC filings and other data sources as of the time of the announcement of the selected transactions, Centerview calculated, for each selected transaction, the enterprise value implied by the transaction for each target company based on the consideration payable in the applicable selected transaction (calculated as the offer value (taking into account outstanding restricted stock awards, options (determined using the treasury stock method) and performance stock units), plus the book value of debt and certain liabilities less cash and cash equivalents and certain non-majority owned equity investments) as a multiple of publicly available information obtained from SEC filings and other data sources’ estimated Last Twelve Months EBITDA as of the time of the transaction announcement (“EV/LTM EBITDA Multiple”).

The selected transactions considered in this analysis are summarized below:
Date Announced	Target	Acquirer	EV/LTM EBITDA Multiple
May 16, 2025	Cox Communications, Inc.	Charter Communications, Inc.	6.4x
September 5, 2024	Frontier Communications Parent, Inc.	Verizon Communications Inc.	9.2x
October 16, 2023	Consolidated Communication Holdings, Inc.	Searchlight Capital Partners, L.P.	9.6x
August 4, 2021	Lumen Technologies, Inc.	Apollo Global Management, Inc.	5.5x
March 13, 2020	Cincinnati Bell, Inc.	Macquarie Infrastructure Partners V	7.2x
May 29, 2019	Frontier Communications Parent, Inc.	Searchlight Capital Partners, L.P.	5.0x
July 10, 2017	Hawaiian Telecom Holdco, Inc.	Cincinnati Bell, Inc.	5.9x
February 5, 2015	Verizon Communications Inc.(1)	Frontier Communications Corporation	6.2x

(1)
Transaction involved the sale of select Verizon’s wireline assets to Frontier.

Although none of the selected transactions is directly comparable to the Transaction, these transactions were selected, among other reasons, because they have certain business, operational and/or financial characteristics that, for purposes of Centerview’s analysis, may be considered similar to the Transaction. The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operational and/or financial conditions and prospects of the Company and the companies included in the selected precedent transactions analysis. However, because none of the selected transactions used in this analysis is identical or directly comparable to the Transaction, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected precedent transaction analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences in business, operational and/or financial characteristics and other factors that could affect the transaction values of each in order to provide a context in which to consider the results of the quantitative analysis.
Based on this analysis and other considerations that Centerview deemed relevant in its experience and professional judgment, related to, among other things, differences in the business, operational and/or financial conditions and prospects of the Company and the companies included in the selected precedent transactions analysis, Centerview selected a reference range of EV/LTM EBITDA Multiples of 5.5x to 7.0x derived from the selected precedent transactions. Applying this reference range of EV/LTM EBITDA Multiples to the Company’s Last Twelve Months Adjusted EBITDA as of August 8, 2025, as set forth in the Internal Data, resulted in an implied per share equity value range for Company Common Stock of approximately $5.95 to $10.85, rounded to the nearest $0.05. Centerview then compared this range to the Merger Consideration of $5.20 per share of Company Common Stock to be paid to the Unaffiliated Company Stockholders (other than holders of Excepted Shares) pursuant to the Merger Agreement.
Discounted Cash Flow Analysis
Centerview performed a discounted cash flow analysis of the Company based on the Base Case in the 2025 Projections. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or set of assets by calculating the “present value” of estimated future cash flows of the asset or set of assets. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

In performing this analysis, Centerview calculated a range of equity values for the Company Common Stock by (a) discounting to present value as of June 30, 2025, using discount rates ranging from 8.0% to 9.0% (based on Centerview’s analysis of the Company’s weighted average cost of capital) and using a mid-year convention: (i) the forecasted after-tax unlevered free cash flows of the Company over the period beginning on July 1, 2025 and ending on December 31, 2029, utilized by Centerview based on the Base Case in the 2025 Projections, (ii) a range of implied terminal values of the Company at the end of the forecast period shown in the Forecasts, applying a range of terminal multiples to the Company’s projected EBITDA for the last twelve months as of December 31, 2029, ranging from 5.0x to 6.0x, and (iii) tax savings from usage of the Company’s estimated federal net operating losses for calendar years 2027 and 2028, as provided by the Company’s management and as set forth in the Internal Data, and (b) subtracting the Company’s debt as of June 30, 2025 and adding the Company’s cash as of June 30, 2025 to the foregoing results, as provided by the management of the Company.
Centerview divided the result of the foregoing calculations by the number of fully diluted outstanding Company Common Stock (taking into account restricted stock awards and performance stock units) as of August 8, 2025, as set forth in the Internal Data, resulting in a range of implied equity values per Share of $3.05 to $6.75, rounded to the nearest $0.05. Centerview then compared the results of the above analysis to the Merger Consideration of $5.20 per share of Company Common Stock to be paid to the Unaffiliated Company Stockholders (other than holders of Excepted Shares) pursuant to the Merger Agreement.
Other Factors
Centerview noted for the Special Committee certain additional factors solely for reference and informational purposes only, including, among other things, the following:
•
Historical Stock Trading Price Analysis.   Centerview reviewed historical closing trading prices of Company Common Stock during the 52-week period ended August 8, 2025, which reflected low and high stock closing prices for the Company during such period of $3.17 to $5.78 per share; and

•
Analyst Price Target Analysis.   Centerview reviewed stock price targets for Company Common Stock in publicly available Wall Street research analyst reports as of August 8, 2025, which indicated low and high stock price targets for the Company ranging from $4.00 to $6.50 per Share.

General
The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.
Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the Special Committee in its evaluation of the Transaction. Consequently, the analyses described above should not be viewed as determinative of the views of the Special Committee or management of the Company with respect to the Merger Consideration or as to whether the Special Committee would have been willing to determine that a different consideration was fair. The consideration for the transaction was determined through arm’s-length negotiations between the Company and Parent and was approved by the Special Committee. Centerview provided advice to the Company during these negotiations. Centerview did not, however recommend any specific amount of consideration to the Company or the Special Committee or that any specific amount of consideration constituted the only appropriate consideration for the transaction.
Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion, except for Centerview’s engagement by the Special Committee, Centerview had not been engaged to provide financial advisory or other services to the Company, and Centerview did not receive compensation from the Company during such period. In the two years prior to the date of its written opinion, Centerview had not been engaged to provide financial advisory or other services to Crestview, a significant stockholder of the Company and a sponsor of Parent, and Centerview did not receive any compensation from Crestview during such period. In the two years prior to the date of its written opinion, Centerview had not been engaged to provide financial advisory or other services to Parent, and Centerview did not receive any compensation from Parent during such period. In the two years prior to the date of its written opinion, Centerview had not been engaged to provide financial advisory or other services to DigitalBridge, and Centerview did not receive any compensation from DigitalBridge during such period. In the two years prior to the date of its written opinion, Centerview had been engaged and is currently engaged to provide financial advisory services unrelated to the Company to a private company in which DigitalBridge holds a significant minority ownership interest, including in connection with certain strategic matters, and Centerview expects to receive between $10 million and $15 million in compensation from such company for such services during such period.
The Special Committee selected Centerview as its financial advisor in connection with the Transaction based on among other things, Centerview’s significant experience in the telecommunications sector and with related party transactions, its familiarity with the Company and public company transactions, its independence from Crestview and DigitalBridge (assessed through conversations with Centerview and the provision of written relationship disclosures), the quality of the presentations made by Centerview to the Special Committee, and the terms of Centerview’s fee proposal. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transaction.
In connection with Centerview’s services as the financial advisor to the Special Committee, the Company has agreed to pay Centerview an aggregate fee of $19.4 million, $2.5 million of which was payable upon the rendering of Centerview’s opinion and $16.9 million of which is payable contingent upon consummation of the Transaction (the “Centerview Transaction Fee”) (which includes a $1 million retainer, which is creditable against the Centerview Transaction Fee). In addition, the Company has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.
Other Presentations by Centerview
In addition to the presentation made to the Special Committee on August 10, 2025, which will be filed with the SEC as an exhibit to the Schedule 13E-3 and is described above, copies of the preliminary presentations presented or delivered by Centerview to the Special Committee on July 1, 2024, August 9, 2024, August 19, 2024, October 16, 2024, November 25, 2024, December 16, 2024, February 13, 2025, May 30, 2025, and August 5, 2025 containing preliminary financial analyses also are attached as exhibits to such Schedule 13E-3.
A summary of these preliminary presentations is provided below. The following summaries, however, may not contain all of the information about these preliminary presentations or of the preliminary financial analyses performed by Centerview.
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The preliminary presentation presented by Centerview to the Special Committee on July 1, 2024, filed as Exhibit 16(c)(ii) to Schedule 13E-3, contains, among other information, a transaction status update and an outline of valuation considerations.

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The preliminary presentation presented by Centerview to the Special Committee on August 9, 2024, filed as Exhibit 16(c)(iii) to Schedule 13E-3, contains, among other information, a transaction status update and overview of diligence, an overview of the Initial Proposal and preliminary financial analyses of such proposal, an introduction to Centerview’s preliminary valuation methodologies and an overview of Centerview’s potential process, timeline and interested counterparties.

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The preliminary presentation presented by Centerview to the Special Committee on August 19, 2024, filed as Exhibit 16(c)(iv) to Schedule 13E-3, contains, among other information, preliminary financial analyses of the Company.

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The preliminary presentation presented by Centerview to the Special Committee on October 16, 2024, filed as Exhibit 16(c)(v) to Schedule 13E-3, contains, among other information, a transaction status update and overview of diligence, an overview of the October Proposal and preliminary financial analyses of such proposal.

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The preliminary presentation presented by Centerview to the Special Committee on November 25, 2024, filed as Exhibit 16(c)(vi) to Schedule 13E-3, contains, among other information, an overview of the Illustrative Unconstrained Case.

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The preliminary presentation presented by Centerview to the Special Committee on December 16, 2024, filed as Exhibit 16(c)(vii) to Schedule 13E-3, contains, among other information, an overview of the December Proposal and preliminary financial analyses of such proposal.

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The preliminary presentation presented by Centerview to the Special Committee on February 13, 2025, filed as Exhibit 16(c)(viii) to Schedule 13E-3, contains, among other information, a transaction status update and an overview of the February 11 Proposal and preliminary financial analyses of such proposal.

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The preliminary presentation presented by Centerview to the Special Committee on May 30, 2025, filed as Exhibit 16(c)(ix) to Schedule 13E-3, contains, among other information, an overview of illustrative terms on which the Company could consider extending or otherwise amending the Specified Contract.

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The preliminary presentation presented by Centerview to the Special Committee on May 30, 2025, filed as Exhibit 16(c)(x) to Schedule 13E-3, contains, among other information, an overview of the May Proposal and preliminary financial analyses of such proposal.

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The preliminary presentation presented by Centerview to the Special Committee on August 5, 2025, filed as Exhibit 16(c)(xi) to Schedule 13E-3, contains, among other information, a status update on the extension or other amendment of the Specified Contract.

Such preliminary presentations by Centerview do not constitute, or form the basis of, an opinion of Centerview with respect to the considerations payable under the Merger Agreement, including the aggregate consideration to be paid pursuant to the Merger Agreement or the allocation among stockholders of the aggregate consideration to be paid pursuant to the Merger Agreement, and the preliminary financial analyses therein were based on economic, monetary, market and other conditions as in effect on, and the information made available to Centerview as of, the date of the presentation.
Position of the Parent Entities as to the Fairness of the Merger
Under a possible interpretation of the SEC rules governing “going private” transactions, each Parent Entity may be deemed to be an affiliate of the Company, and therefore required to express its belief as to the fairness of the proposed Merger to the Company’s “unaffiliated security holders” (as defined in Rule 13e‑3). The Merger is a Rule 13e-3 transaction for which a Schedule 13E-3 has been filed with the SEC. The Parent Entities are making the statements included in this section solely for purposes of complying with the requirements of Rule 13e-3 and related rules and regulations under the Exchange Act. However, the view of the Parent Entities as to the fairness of the Merger is not intended to be and should not be construed as a recommendation to any Company stockholder as to how that stockholder should vote on the Merger Proposal. The Parent Entities have interests in the Merger that are different from, and/or in addition to, the unaffiliated security holders of the Company.
The Parent Entities believe that the interests of the unaffiliated security holders were represented by the Special Committee, which negotiated the terms and conditions of the Merger Agreement with the assistance of its independent legal and financial advisors. The Parent Entities did not participate in the discussions or deliberations of the Special Committee or the Company Board regarding, nor have they received advice from the respective legal, financial or other advisors of the Special Committee or the Company Board as to, the fairness of the Merger. None of the Parent Entities are members of, or have designated members on, the Company Board. The Parent Entities have not performed, or engaged a financial advisor to perform, any valuation or other analyses for the purposes of assessing the fairness of the Merger to the unaffiliated security holders of the Company.
Based on, among other things, their knowledge and analyses of available information regarding the Company, as well as discussions with the Company’s senior management regarding the Company and its business and the factors considered by, and the analyses and resulting conclusions of, the Company Board and the Special Committee discussed in the section of this proxy statement captioned “Special Factors — Reasons for the Merger; Recommendations of the Special Committee and the Company Board” (which analyses and resulting conclusions the Parent Entities adopt), the Parent Entities believe that the Merger is procedurally and substantively fair to the Company’s “unaffiliated security holders” (as defined in Rule 13e-3). In particular, the Parent Entities considered the following, which are not listed in any relative order of importance:
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the current and historical market prices of Company Common Stock, including the market performance of Company Common Stock relative to those of other participants in the Company’s industry and general market indices, the fact that the Merger Consideration represents a premium of approximately 37% to the unaffected closing price of Company Common Stock prior to the initial non-binding offer of $4.80 submitted by affiliates of the Purchaser Filing Parties on May 2, 2024, a premium of approximately 53.8% to the closing price of Company Common Stock on August 11, 2025, the last trading day before the public announcement of the Merger Agreement and the transactions contemplated thereby;

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the fact that, in considering the transaction with the Purchaser Filing Parties, the Special Committee acted to represent the interests of the Company and its stockholders (other than the Rollover Stockholders), including the Company’s “unaffiliated security holders” (as defined in Rule 13e-3);

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the fact that the Special Committee had the full power and authority to negotiate the terms and conditions of any strategic transaction involving the Company (including the Merger), including to reject any proposals made by Parent or any other person, and the recognition by the Special Committee that it had no obligation to recommend to the Company Board that it approve the Merger Agreement, and the recognition by the Company Board that it had no obligation to approve the Merger Agreement;

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the fact that the Special Committee unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Company and its stockholders, including the Company’s “unaffiliated security holders” (as defined in Rule 13e-3);

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the fact that the Company Board, acting upon the recommendation of the Special Committee, unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Company and its stockholders, including the Company’s “unaffiliated security holders” (as defined in Rule 13e-3);

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the fact that consideration and negotiation of the Merger Agreement were conducted under the control and supervision of the Special Committee, the members of which are not officers or employees of the Company, are not affiliated with any of the Parent Entities, are disinterested under Delaware law and do not have any interests in the Merger different from, or in addition to, those of the Company’s unaffiliated security holders, other than the members’ receipt of Company Board compensation and Special Committee compensation (which are not contingent upon the completion of the Merger or the Special Committee’s or the Company Board’s recommendation and/or authorization and approval of the Merger) and their indemnification and liability insurance rights under their respective indemnification agreements entered into with the Company and under the Merger Agreement;

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the fact that the Special Committee retained, and had the benefit of advice from, nationally recognized legal and financial advisors;

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other than with respect to applicable vesting provisions, the fact that no member of the Company’s senior management has a substantial financial interest in the Merger that is different from, or in addition to, the interests of the unaffiliated security holders of the Company generally, although the Merger Agreement does include customary provisions for ongoing employee benefits, indemnity and the continuation of liability insurance for the Company’s officers and directors;

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the fact that the Merger Consideration will be paid to the holders of Company Common Stock (other than holders of Company Common Stock contributed to Parent pursuant to the Rollover Agreement, and the holders of the Excluded Shares) in all cash, thus allowing such holders of Company Common Stock (other than holders of the Excluded Shares) to immediately realize a certain and fair value for their shares, which value represents a significant premium to (a) the unaffected closing price of Company Common Stock prior to the initial non-binding offer of $4.80 submitted by affiliates of the Purchaser Filing Parties on May 2, 2024, and (b) the closing price of Company Common Stock on August 11, 2025, the last trading day before the public announcement of the Merger Agreement and the transactions contemplated thereby;
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the fact that the Merger will provide liquidity for the unaffiliated security holders of the Company without the delays that would otherwise be necessary in order to liquidate the positions of larger holders, and without incurring brokerage and other costs typically associated with market sales;

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the fact that the Merger will provide liquidity to larger holders without the risks of market volatility and downward pressure on the stock price associated with the liquidation of such positions;

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the potential risks to the Company of continuing to have publicly traded common stock, including the risks of market volatility and global uncertainty;

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the fact that the Company has the ability to seek specific performance under the Merger Agreement to prevent breaches of the Merger Agreement and to specifically enforce the terms of the Merger Agreement;

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the fact that, notwithstanding that the Parent Entities are not entitled to, and did not, rely on the opinion rendered orally by Centerview to the Special Committee on August 11, 2025, which was subsequently confirmed by delivery of a written opinion of Centerview dated August 11, 2025, such written opinion stated that, as of the date of such opinion and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth in such written opinion, the Merger Consideration to be paid to the Unaffiliated Company Stockholders (other than holders of Excepted Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such Unaffiliated Company Stockholders;

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the fact that the Merger Consideration and the terms and conditions of the Merger were the result of the Special Committee’s extensive arm’s length negotiations with the Parent Entities;

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the Company’s ability, under certain circumstances as set out in the Merger Agreement, to provide information to, or participate in discussions or negotiations with, third parties regarding any alternative acquisition proposal that constitutes, or is reasonably likely to lead to, a Superior Proposal;

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the Company’s ability, under certain circumstances as set out in the Merger Agreement, to terminate the Merger Agreement to enter into a definitive agreement related to a Superior Proposal, subject to paying Parent a termination fee of $15,809,036 in cash, subject to and in accordance with the terms and conditions of the Merger Agreement;

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the availability of appraisal rights to the Company’s stockholders who comply with all of the required procedures under Delaware law for exercising appraisal rights, which allow such holders to seek appraisal of the fair value of their shares; and

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the fact that, in certain circumstances under the terms of the Merger Agreement, the Special Committee and the Company Board are able to change, withhold, withdraw, qualify or modify their recommendation that Company stockholders vote in favor of the proposal to adopt the Merger Agreement.

The Parent Entities did not consider the liquidation value of the Company in determining their view as to fairness of the Merger to the unaffiliated security holders because the Parent Entities consider the Company to be a viable going concern and view the trading history of Company Common Stock as an indication of the Company’s going concern value, and, accordingly, did not believe liquidation value to be relevant to a determination as to the fairness of the Merger.
The Parent Entities did not consider net book value, which is an accounting concept, in determining their view as to fairness of the Merger to the unaffiliated security holders because they believed that net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs and therefore not a relevant measure in the determination as to the fairness of the Merger. See the section of this proxy statement captioned “Where You Can Find Additional Information” for a description of how to obtain copies of the Company’s periodic reports.

The Parent Entities did not establish, and did not consider, a going concern value for the Company as a public company to determine the fairness of the Merger Consideration to unaffiliated security holders because, following the Merger, the Company will have significantly different access to capital.
The Parent Entities did not receive any reports, opinions or appraisals from any outside party materially related to the fairness of the Merger or the Merger Consideration, and thus did not consider any such reports, opinions or appraisals in determining the substantive and procedural fairness of the Merger to the Company’s unaffiliated security holders.
The Parent Entities also considered a variety of risks and other countervailing factors related to the substantive and procedural fairness of the proposed Merger, including:
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(1) the fact that the holders of Company Common Stock (other than holders of the Excluded Shares) will not participate in any future earnings, appreciation in value or growth of the Company’s business and will not benefit from any potential sale of the Company or its assets to a third party in the future, (2) the risk that the Merger might not be completed in a timely manner or at all, and (3) the fact that Parent and Merger Sub are newly formed corporations with essentially no assets other than the funding commitment of the Equity Investor and the rollover commitments of the Rollover Stockholders;

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the restrictions on the conduct of the Company’s business prior to the completion of the Merger set forth in the Merger Agreement, which may delay or prevent the Company from undertaking business opportunities that may arise and certain other actions it might otherwise take with respect to the operations of the Company’s pending completion of the Merger;

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the negative effect that the pendency of the Merger, or a failure to complete the Merger, could potentially have on the Company’s business and relationships with its employees, vendors and customers;

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subject to the terms and conditions of the Merger Agreement, beginning on August 11, 2025, the Company and its subsidiaries are restricted from soliciting, proposing, initiating or knowingly encouraging the submission of acquisition proposals from third parties or the making of any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

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the possibility that the amounts that may be payable by the Company upon the termination of the Merger Agreement, including payment to Parent of a termination fee of $15,809,036 in cash, and the processes required to terminate the Merger Agreement, including the opportunity for Parent to negotiate to make adjustments to the Merger Agreement, could discourage other potential acquirors from making a competing bid to acquire the Company; and

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the fact that the receipt of cash by a U.S. Holder in exchange for shares of Company Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes.

The foregoing discussion of the information and factors considered and given weight by the Parent Entities in connection with the fairness of the Merger is not intended to be exhaustive but is believed to include all material factors considered by them. The Parent Entities did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their conclusion as to the fairness of the Merger. Rather, the Parent Entities reached their position as to the fairness of the Merger after considering all of the foregoing as a whole.
The Parent Entities believe these factors provide a reasonable basis upon which to form their position regarding the fairness of the Merger to the unaffiliated security holders of the Company. This position, however, is not intended to be and should not be construed as a recommendation to any Company stockholder to approve the Merger Agreement. The Parent Entities make no recommendation as to how stockholders of the Company should vote their shares relating to the Merger. The Parent Entities attempted to negotiate the terms of a transaction that would be most favorable to them, and not to the unaffiliated security holders of the Company, and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were fair to the unaffiliated security holders of the Company.

Position of the Rollover Filing Parties as to the Fairness of the Merger
Under the SEC rules governing “going private” transactions, the Rollover Filing Parties may be deemed to be affiliates of the Company, and therefore required to express their belief as to the fairness of the proposed Merger to the Company’s “unaffiliated security holders” (as defined in Rule 13e-3). The Merger is a Rule 13e-3 transaction for which a Schedule 13E-3 has been filed with the SEC. The Rollover Filing Parties are making the statements included in this section solely for purposes of complying with the requirements of Rule 13e-3 and related rules and regulations under the Exchange Act. However, the view of the Rollover Filing Parties as to the fairness of the Merger is not intended to be and should not be construed as a recommendation to any Company stockholder as to how that stockholder should vote on the Merger Proposal.
Although Brian P. Cassidy, Daniel G. Kilpatrick and Barry S. Volpert are members of the Company Board, such individuals were not members of the Special Committee and did not participate in deliberations of the Special Committee regarding, nor receive advice from the respective independent legal, financial or other advisors of the Special Committee as to, the fairness of the Merger to the Company’s unaffiliated security holders. For these reasons, the Rollover Filing Parties do not believe that their interests in the Merger influenced the decisions or recommendations of the Special Committee with respect to the Merger Agreement or the Merger.
Based on the knowledge and analyses of the Rollover Filing Parties of available information regarding the Company, and the factors considered by, and the analyses and resulting conclusions of, the Special Committee and the Company Board discussed in the section of this proxy statement captioned “Special Factors — Reasons for the Merger; Recommendations of the Special Committee and the Company Board” (which analyses and resulting conclusions the Rollover Filing Parties adopt), as well as the factors considered by the Parent Entities described under “Special Factors — Position of the Parent Entities as to the Fairness of the Merger,” the Rollover Filing Parties believe that the Merger is substantively and procedurally fair to the unaffiliated security holders (as defined in Rule 13e-3) of the Company. In addition to the factors described under the foregoing sections, the Rollover Filing Parties also believe that the Merger is procedurally and substantively fair to the unaffiliated security holders of the Company based upon, among other things, the following factors, which are not listed in any relative order of importance:
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the fact that all of the members of the Special Committee were and are independent directors and not affiliated with any Rollover Filing Party; in addition, none of the members of the Special Committee has any financial interest in the Merger that is different from that of the unaffiliated security holders other than such members’ right to receive Company Board compensation and Special Committee compensation (which are not contingent upon the completion of the Merger or the Special Committee’s or the Company Board’s recommendation and/or authorization and approval of the Merger) and such members’ rights to indemnification and liability insurance under their respective indemnification agreements entered into with the Company and under the Merger Agreement;

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notwithstanding that the opinion of Centerview was provided solely for the information and assistance of the Special Committee and none of the Rollover Filing Parties are entitled to, nor did they, rely on such opinion, the Rollover Filing Parties considered the fact that the Special Committee received an opinion from its independent financial advisor, Centerview, to the effect that, as of the date of the opinion and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the Unaffiliated Company Stockholders (other than holders of Excepted Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such Unaffiliated Company Stockholders, as more fully described in the section of this proxy statement entitled “Special Factors — Opinion of Centerview Partners LLC” beginning on page 55; and

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the Rollover Shares are valued with the same valuation per share of Company Common Stock as the Merger Consideration.

The foregoing discussion of the information and factors considered and given weight by the Rollover Filing Parties in connection with the fairness of the Merger is not intended to be exhaustive but is believed to include all material factors considered by them. The Rollover Filing Parties did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their conclusion as to the fairness of the Merger. Rather, the Rollover Filing Parties reached their position as to the fairness of the Merger after considering all of the foregoing as a whole.
Other than as described in this proxy statement, the Rollover Filing Parties are not aware of any firm offers by any unaffiliated person during the past two years for (1) the merger or consolidation of the Company with or into another company, or vice versa; (2) the sale or transfer of all or any substantial part of the assets of the Company; or (3) a purchase of the Company’s securities that would enable the holder to exercise control of the Company.
The Rollover Filing Parties believe the foregoing factors, including the ones described under the sections of this proxy statement captioned “Special Factors — Reasons for the Merger; Recommendations of the Special Committee and the Company Board” and “Special Factors — Position of the Parent Entities as to the Fairness of the Merger,” provide a reasonable basis upon which to form their position regarding the fairness of the Merger to the unaffiliated security holders of the Company. This position, however, is not intended to be and should not be construed as a recommendation to any Company stockholder to approve the Merger Agreement. The Rollover Filing Parties make no recommendation as to how stockholders of the Company should vote their shares relating to the Merger.
Plans for the Company After the Merger
Following completion of the Merger, Merger Sub will have been merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent. The shares of Company Common Stock are currently listed on NYSE and registered under the Exchange Act. Following completion of the Merger, there will be no further market for the shares of Company Common Stock and, as promptly as practicable following the Effective Time and in compliance with applicable law, Company Common Stock will be delisted from NYSE and deregistered under the Exchange Act.
The Merger Agreement provides that the officers of the Company immediately prior to the Effective Time will be the initial officers of the Surviving Corporation immediately following the Merger. Following the Merger, each executive officer will serve until a successor is elected or appointed and qualified or until the earlier of his or her death, resignation or removal, as the case may be. At the Effective Time, the certificate of incorporation of the Company as the Surviving Corporation will be amended and restated in its entirety to read as set forth in Exhibit B to the Merger Agreement and such amended and restated certificate of incorporation will become the certificate of incorporation of the Surviving Corporation, until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation and consistent with certain obligations set forth in the Merger Agreement. At the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time will become the bylaws of the Surviving Corporation, except that references to Merger Sub’s name will be replaced with references to the Surviving Corporation’s name, until thereafter amended as provided therein, by the Surviving Corporation’s certificate of incorporation, or as provided by applicable law and consistent with certain obligations set forth in the Merger Agreement.
The Purchaser Filing Parties currently anticipate that the Company’s operations will initially be conducted following completion of the Merger substantially as they are currently being conducted (except that the Company will cease to be a public company and will instead be a subsidiary of Parent). The Purchaser Filing Parties believe that, as a private company, the Company will be able to improve its ability to execute quickly and effectively on a series of existing value creation levers, including improving service levels, accelerating innovation and with respect to the acquisition and integration of accretive mergers and acquisitions targets (however, no definitive contracts, arrangements, plans, proposals, commitments or understanding currently exist with respect to such acquisitions). Following completion of the Merger, the Purchaser Filing Parties will continue to assess the Company’s assets, corporate and capital structure, capitalization, operations, business, properties and personnel to determine what additional changes, if any, would be desirable to enhance the business and operations of the Company.

Purposes and Reasons of the Parent Entities
The Merger is a Rule 13e-3 transaction for which a Schedule 13E-3 has been filed with the SEC. Under the rules governing “going private” transactions in Rule 13e-3, Parent is required to express its reasons for the Merger to the Company’s stockholders. Parent is making this statement solely for the purposes of complying with the requirements of Rule 13e-3 and related rules and regulations under the Exchange Act. The views expressed by Parent in this section and elsewhere in this proxy statement are not, and should not be construed to be, a recommendation by any of the Parent Entities to any holder of Company Common Stock as to how they should vote on the Merger Proposal.
For Parent, the primary purpose for the Merger is to benefit from any future earnings and growth of the Company after the merger of Merger Sub with and into the Company, making the Company privately held, with 100% of the Company Common Stock indirectly held by Parent. Parent believes that structuring the transaction in this manner is preferable to other transaction structures because it (a) enables Parent to acquire all of the outstanding shares of Company Common Stock at the same time, (b) represents an opportunity for holders of Company Common Stock (other than holders of the Excluded Shares) to receive the Merger Consideration, and (c) allows the Rollover Filing Parties to maintain their investment in the Company through their commitments to roll over their existing equity interests in the Company indirectly into equity interests of Parent. In the course of considering the going private transaction, Parent did not give significant consideration to any other alternative transaction structures or other alternative means to accomplish the foregoing purposes because Parent believed the Merger was the most direct and effective way to accomplish these objectives.
Parent determined to undertake the Merger at this time because Parent believes that, as a private company, the Company will be able to improve its ability to execute initiatives that over time will create additional enterprise value for the Company. Parent believes that this, along with the Company’s existing business and potential future opportunities, will allow Parent’s investment in the Company to achieve returns consistent with its investment objectives, which are in some cases more difficult for businesses to achieve as a public company due to the investment community’s focus on short-term, often quarterly, financial results. Further, absent the reporting and associated costs and burdens placed on public companies, Parent believes that the Company’s management and employees will be able to execute more effectively on future strategic plans.
Purposes and Reasons of the Rollover Filing Parties
The Merger is a Rule 13e-3 transaction for which a Schedule 13E-3 has been filed with the SEC. Under the rules governing “going private” transactions in Rule 13e-3 under the Exchange Act, the Rollover Filing Parties are required to express their reasons for the Merger to the Company’s stockholders. The Rollover Filing Parties are making this statement solely for the purposes of complying with the requirements of Rule 13e-3.
For the Rollover Filing Parties, the primary purpose of the Merger is to allow Parent to own equity interests in the Company and to bear the rewards and risks of such ownership after the Merger is completed and to cause the Company Common Stock to cease to be publicly traded. The Rollover Filing Parties believe that structuring the transactions as a merger is preferable to other transaction structures because it (a) enables Parent to acquire all of the outstanding shares of Company Common Stock at the same time, (b) represents an opportunity for holders of Company Common Stock (other than holders of the Excluded Shares) to receive the Merger Consideration, and (c) allows the Rollover Stockholders to maintain their investment in the Company through their commitments to roll over their existing equity interests in the Company into equity interests of Parent. In the course of considering the going private transaction, the Rollover Filing Parties did not give significant consideration to any other alternative transaction structures or other alternative means to accomplish the foregoing purposes because the Rollover Filing Parties believed the Merger was the most direct and effective way to accomplish these objectives.
The Rollover Filing Parties believe that the Company requires business decisions focused on long-term growth and changes to the Company’s operations or strategy that would be most effectively implemented in the context of a private company structure. As a privately held entity, the Company’s management will have greater flexibility to focus on improving long-term profitability and cash generation without the pressures exerted by the public market’s valuation of the Company and its emphasis on short-term period-to-period performance. Further, as a privately held entity, the Company will be relieved of many of the expenses, burdens and constraints imposed on companies that are subject to the public reporting requirements under the U.S. federal securities laws, including the Exchange Act and the Sarbanes-Oxley Act of 2002. The Rollover Filing Parties also believe that the management and employees of the Company will be able to execute more effectively on future strategic plans. The Rollover Filing Parties have undertaken to pursue the Merger at this time because the Rollover Filing Parties believe that achieving management’s plans and goals would be better addressed as a privately held entity, for the reasons discussed above, and that a delay in entering into the Merger Agreement and consummating the Merger could accordingly have an adverse effect on the Company’s ability to do so.
Certain Effects of the Merger
If the Company Stockholder Approval is obtained and all other conditions to the Closing are satisfied or waived (to the extent permitted under the Merger Agreement), upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time: (1) Merger Sub will merge with and into the Company, (2) the separate existence of Merger Sub will cease, and (3) the Company will continue as the Surviving Corporation under Delaware law as the surviving corporation in the Merger and as an indirect wholly owned subsidiary of Parent. As a result of the Merger, the Company will cease to be a publicly traded company. If the Merger is completed, you will not own any shares of common stock of the Surviving Corporation as a result of the Merger. As a result of the Merger, the Company will cease to be a publicly traded company, Company Common Stock will be delisted from NYSE and deregistered under the Exchange Act and the Company will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of common stock of the Surviving Corporation.
The Effective Time will occur at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware (or at such later time as may be agreed by the Company and Merger Sub in writing and specified in the Certificate of Merger in accordance with the DGCL).
Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time:
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Each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares and Dissenting Shares) will be converted automatically into and will thereafter represent only the right to receive the Merger Consideration, subject to any required tax withholding, and will be automatically cancelled upon the conversion thereof and will cease to exist. For more information, see the sections of this proxy statement captioned “Special Factors — Certain Effects of the Merger” and “The Merger Agreement — Merger Consideration — Company Common Stock.”

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Each share of Company Common Stock that is directly owned by the Company as treasury stock or otherwise, or by Parent or Merger Sub immediately prior to the Effective Time, including any Rollover Shares, will be cancelled and will cease to exist, and no consideration will be delivered in exchange therefor.

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Each share of Company Common Stock that is owned by any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time will automatically be converted into such number of shares of common stock of the Surviving Corporation such that each such subsidiary will own the same percentage of the outstanding capital stock of the Surviving Corporation immediately following the Effective Time as such subsidiary owned in the Company immediately prior to the Effective Time.

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The holders of the Rollover Shares will not be entitled to receive the Merger Consideration in respect of the Rollover Shares. Instead, they will, immediately prior to the Effective Time, be transferred or contributed, directly or indirectly, to an affiliate of Parent pursuant to the terms of the Rollover Agreement.

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Each Crestview Restricted Share award that is outstanding and unvested (after taking into account any vesting in connection with the Merger) as of immediately prior to the Effective Time shall become fully vested and be treated as a Rollover Share.

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Each Company Restricted Share Award that is outstanding as of immediately prior to the Effective Time and is not a Crestview Restricted Share Award shall be treated as follows:

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If such Company Restricted Share Award is held by a non-employee director of the Company, then it will become fully vested and be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock subject to such Company Restricted Share Award;

•
If such Company Restricted Share Award was granted in calendar year 2023 or calendar year 2024, then the RSA Acceleration Portion of such Company Restricted Share Award will become fully vested and be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock subject to the RSA Acceleration Portion of the Company Restricted Share Award;

•
If such Company Restricted Share Award was granted in calendar year 2025 then, solely in the event that the Effective Time occurs after February 12, 2026, the RSA Acceleration Portion of such Company Restricted Share Award will become fully vested and be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock subject to the RSA Acceleration Portion of the Company Restricted Share Award; or

•
If such Company Restricted Share Award does not become fully vested as described above, such Company Restricted Share Award (or portion thereof) will be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock subject to such Company Restricted Share Award (or portion thereof), and such amount in cash will remain subject to the same vesting conditions as were applicable to the corresponding Company Restricted Share Award.

•
Each Company PSU Award that is outstanding as of immediately prior to the Effective Time shall be treated as follows, with any performance-based vesting conditions applicable to such Company PSU Award deemed achieved based on actual performance measured as of the latest practicable date prior to the Effective Time:

•
If such Company PSU Award was granted in calendar year 2023, then the Company PSU Award will become fully vested without proration and be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock subject to the vested Company PSU Award;

•
If such Company PSU Award was granted in calendar year 2024, then the PSU Acceleration Portion of such Company PSU Award will become fully vested and be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock subject to the vested portion of the Company PSU Award;

•
If such Company PSU Award was granted in calendar year 2025 then, solely in the event that the Effective Time occurs after February 12, 2026, the PSU Acceleration Portion of such Company PSU Award will become fully vested and be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock subject to the vested portion of the Company PSU Award; or

•
If such Company PSU Award does not become fully vested as described above, such Company PSU Award (or portion thereof) will be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock subject to such Company PSU Award (or portion thereof), and such amount in cash will otherwise remain subject to the same vesting conditions as were applicable to the corresponding Company PSU Award except that any performance-based vesting conditions will no longer apply from and after the Effective Time and such awards will vest in the ordinary course on the last day of the applicable performance period of such award.

•
Each Company LTI Cash Award that is outstanding as of immediately prior to the Effective Time will be treated in the same manner as the Company Restricted Share Award or Company PSU Award to which it corresponds, as described above.

Prior to the Effective Time, Parent will deposit, or will cause to be deposited, with the Paying Agent (as defined in the section of this proxy statement captioned “The Merger Agreement — Exchange and Payment Procedures”) an amount of cash equal to the aggregate consideration to which Company stockholders will become entitled under the Merger Agreement. Once a stockholder has provided the Paying Agent with properly surrendered Certificates (as defined in the section of this proxy statement captioned “The Merger Agreement — Exchange and Payment Procedures”) (or effective affidavits of loss in lieu thereof) or Book-Entry Shares (as defined in the section of this proxy statement captioned “The Merger Agreement — Exchange and Payment Procedures”), together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the Paying Agent will pay the stockholder the appropriate portion of the aggregate Merger Consideration in exchange for the shares of Company Common Stock held by that stockholder. For more information, see the section of this proxy statement captioned “The Merger Agreement — Exchange and Payment Procedures.”
If required by the DGCL (but only to the extent required thereby), shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time (other than the Cancelled Shares) and that are held by holders of such shares of Company Common Stock who are entitled to demand appraisal and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL with respect to any such Dissenting Shares held by any such holder and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL will not be converted into the right to receive the Merger Consideration pursuant to Section 2.1(a)(i) of the Merger Agreement, and holders of such Dissenting Shares will be entitled to receive payment of the fair value of such shares of Company Common Stock in accordance with the provisions of such Section 262 of the DGCL. For more information, see the section of this proxy statement captioned “Appraisal Rights.”
Following the Merger and the transactions contemplated by the Rollover Agreement, all of the equity interests in the Surviving Corporation will be owned by Parent.
In connection with the Merger, certain members of the Company Board and management will receive benefits and be subject to obligations that are different from, or in addition to, the benefits and obligations of the Company’s stockholders generally, as described in more detail under “— Interests of the Company’s Directors and Executive Officers in the Merger.”
Benefits of the Merger for the Unaffiliated Security Holders
The primary benefit of the Merger to the “unaffiliated security holders” (as defined in Rule 13e-3) will be their right to receive the Merger Consideration for each share of Company Common Stock owned by such stockholders and issued and outstanding immediately prior to the Effective Time as described above. This amount represents a premium of approximately 37.2% to the closing price of Company Common Stock of $3.79 on May 2, 2024, the last trading day unaffected price on the day prior to the initial non-binding offer of $4.80, as well as a premium of approximately 53.8% to the closing price of Company Common Stock on August 11, 2025, the last trading day before the public announcement of the Merger Agreement. Additionally, such stockholders will avoid the risk after the Merger of any possible decrease in the Company’s future earnings, growth or value.
Detriments of the Merger to the Unaffiliated Security Holders
The primary detriment of the Merger to the “unaffiliated security holders” (as defined in Rule 13e-3) is the lack of an interest of such stockholders in the potential future earnings, growth, or value realized by the Company after the Merger, including as a result of any sale of the Company or its assets to a third party in the future. Additionally, the receipt of cash in exchange for Company Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes to U.S. Holders (as defined in the section of this proxy statement captioned “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger”) who surrender their Company Common Stock in the Merger.

Certain Effects of the Merger for the Purchaser Filing Parties
If the Merger is completed, all of the shares of Company Common Stock will be beneficially owned, indirectly through Parent, by the Purchaser Filing Parties and their affiliates. The benefits of the Merger to the Purchaser Filing Parties include the fact that, following the completion of the Merger, Parent will indirectly own 100% of the Company Common Stock.
The table below sets forth the beneficial ownership of Company Common Stock and resulting interests in the Company’s net book value and net earnings of the Purchaser Filing Parties prior to and immediately after the consummation of the Merger, based on the Company’s net book value as of June 30, 2025 and net earnings for the six-month period ended June 30, 2025 as if the Merger were completed on such date.
	The Company Prior to the Merger(1)				The Company After the Merger(1)
	% Total Voting Power	% Beneficial Ownership	Beneficial Ownership of Net Book Value as of June 30, 2025(2) ($ in millions)	Beneficial Ownership of Net Earnings for the six-month period ended June 30, 2025(3) ($ in millions)	% Total Voting Power	% Beneficial Ownership	Beneficial Ownership of Net Book Value as of June 30, 2025(2) ($ in millions)	Beneficial Ownership of Net Earnings for the six-month period ended June 30, 2025(3) ($ in millions)
Parent Holdings	—	—	—	—	50%	63%	114.0	$(20.0)
Rollover Filing Parties	37%	37%	66.9	$(11.7)	50%(4)	37%	66.9	$(11.7)

(1)
Based on 85,709,412 shares of Company Common Stock outstanding as of September 10, 2025 (inclusive of Company Restricted Share Awards).

(2)
Based on total stockholders’ equity of $180.9 million as of June 30, 2025.

(3)
Based on net loss attributable to the Company of ($31.7) million for the six-month period ended June 30, 2025.

(4)
Rollover Filing Parties will control certain subsidiaries of Parent through board appointment rights.

In addition, Parent will benefit from the savings associated with the Company no longer being required to file reports under or otherwise having to comply with provisions of the Exchange Act. Detriments of the Merger to Parent include the lack of liquidity for Company Common Stock following the Merger and the risk that the Company will decrease in value following the Merger.
Certain Effects on the Company if the Merger Is Not Completed
If the Merger Agreement is not adopted as a result of the failure to obtain the Company Stockholder Approval, or if the Merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of Company Common Stock in connection with the Merger. Instead, (1) the Company will remain an independent public company, (2) Company Common Stock will continue to be listed and traded on NYSE and registered under the Exchange Act, and (3) the Company will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, the Company expects that: (x) the Company’s management will continue to operate the business as it is currently being operated, and (y) the Company’s stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which the Company operates and adverse economic conditions.
Furthermore, if the Merger is not completed, and depending on the circumstances that cause the Merger not to be completed, the price of Company Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of Company Common Stock would return to the price at which Company Common Stock trades as of the date of this proxy statement. Accordingly, there can be no assurance as to the effect of the Merger not being completed on the future value of your shares of Company Common Stock. If the Merger is not completed, the Company Board will continue to evaluate and review, among other things, the Company’s business, operations, strategic direction and capitalization, and will make whatever changes it deems appropriate. If the Merger Agreement is not adopted as a result of the failure to obtain the Company Stockholder Approval, or if the Merger is not completed for any other reason, the Company business, prospects or results of operation may be adversely impacted.
In addition, in specified circumstances in which the Merger Agreement is terminated, the Company has agreed to pay Parent a termination fee of $15,809,036, as more fully described in “The Merger Agreement — Termination of the Merger Agreement” and “The Merger Agreement — Company Termination Fee.”
Unaudited Prospective Financial Information
Other than from time to time in connection with the Company’s regular earnings press releases and related investor materials, the Company does not, as a matter of course, make public projections as to the Company’s long-term future financial performance, due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, financial projections prepared by Company management were made available to the Special Committee, the Company Board, the Special Committee’s financial advisors and potential counterparties to a strategic transaction. The financial projections are included in this proxy statement solely to give the Company’s stockholders access to the information that was made available to the Special Committee, the Company Board, Centerview, Crestview, and/or DigitalBridge. These financial projections are not included in this proxy statement in order to influence any Company stockholder as to how to vote at the Special Meeting with respect to the Merger, or whether to seek appraisal rights with respect to their shares of Company Common Stock. By including the financial projections in this proxy statement, none of the Company or Centerview or any other party, or any of the Company’s or Centerview’s representatives, or any representative of any other party, has made or makes any representation to any person regarding the information included in the financial projections or the Company’s ultimate performance as compared to the information contained in the financial projections.
In connection with the Special Committee’s evaluation of the May 2, 2024 Proposal, Company management worked with an independent consultant engaged to assist with the development of a long range plan for the Company, under the oversight of the Special Committee, to prepare unaudited non-public prospective financial information of the Company, on a standalone basis without giving effect to a prospective transaction, for fiscal year 2024 through fiscal year 2030 (the “Initial Projections”). The Initial Projections included certain assumptions around penetrations, average revenue per unit or customer (“ARPU”), operating expenses and capital expenditures, and assumed that the Company would continue on a path toward reducing the net leverage of the Company by operating in a cash constrained fashion, consistent with the Company’s operations at the time. In November 2024, the Initial Projections were updated (the “November Projections”) to take into account events since the preparation of the Initial Projections, and the related assumption that the Company could deploy more capital to continue to increase market expansion projects and upgrade the existing legacy footprint. As a result, the November Projections reflected an increase in the Company’s projected investments in legacy markets, projected increased investments in greenfield fiber markets, and the actual performance of the Company through September 2024 (the latest date for which unaudited quarterly financial statements of the Company were then available). In January 2025, the November Projections were updated to reflect the Company’s actual performance through November 2024 (the “2025 Projections,” and together with the Initial Projections and the November Projections the “Projections”). The 2025 Projections were approved by the Special Committee for use by Centerview in connection with its financial analyses and for the purpose of evaluating the fairness of the Merger Consideration from a financial point of view. The Projections are summarized below. The Special Committee used the Projections in connection with their evaluation of a strategic transaction, including the Merger, and to assist in its decision-making process in determining whether to recommend the Merger Agreement and the transactions contemplated thereby (including the Merger) to the Company Board and the stockholders of the Company. Centerview used the Projections in connection with its financial analyses, and, at the direction of the Special Committee, used the Base Case of the 2025 Projections in connection with the delivery of its opinion to the Special Committee described below in “Special Factors — Opinion of the Financial Advisor to the Special Committee,” which is filed as Annex B to this proxy statement and incorporated herein by reference.
Although the information in the Projections is presented with numerical specificity, it reflects numerous estimates and assumptions made by Company management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, in each case as of the date it was prepared, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. The Projections are forward-looking statements that should be read with caution. In addition, since the Projections cover multiple years, such information by its nature becomes less predictive with each successive year. See the section of this proxy statement captioned “Cautionary Statement Regarding Forward-Looking Statements,” as well as the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference into this proxy statement.
In addition to the assumptions and estimates discussed above, the Projections include the following assumptions and estimates of Company management:
•
Penetrations:   The assumptions with respect to High-Speed Data (“HSD”) penetrations, calculated as a percentage of total homes passed, reflected in the Projections are as follows:

•
Initial Projections:   (a) residential legacy market penetrations were projected to decrease from 25.1% in 2024 to 20.7% in 2030; and (b) residential greenfield fiber market penetrations were projected to increase from 20.6% in 2024 to 35.9% in 2030.

•
November Projections:   (a) residential legacy market penetrations were projected to decrease from 23.9% in 2024 to 20.5% in 2030; and (b) residential greenfield fiber market penetrations were projected to increase from 18.0% in 2024 to 31.3% in 2030.

•
2025 Projections:   (a) residential legacy market penetrations were projected to decrease from 23.9% in 2024 to 20.3% in 2030; and (b) residential greenfield fiber market penetrations were projected to increase from 18.0% in 2024 to 31.3% in 2030.

•
ARPU:   The HSD ARPU assumptions reflected in the Projections are as follows:

•
Initial Projections:   (a) residential legacy HSD ARPU was projected to increase from $65 in 2024 to $80 in 2030; and (b) greenfield fiber HSD ARPU was projected to increase from $84 in 2024 to $91 in 2030.

•
November Projections:   (a) residential legacy HSD ARPU was projected to increase from $65 in 2024 to $80 in 2030; and (b) greenfield fiber HSD ARPU was projected to increase from $67 in 2024 to $78 in 2030.

•
2025 Projections:   (a) residential legacy HSD ARPU was projected to increase from $65 in 2024 to $80 in 2030; and (b) greenfield fiber HSD ARPU was projected to increase from $67 in 2024 to $78 in 2030.

•
Operating Expenses:   The operating expenses assumptions reflected in the Projections are as follows:

•
Initial Projections:   operating expenses were projected to contract at a (0.2%) 2024 – 2030 Compound Annual Growth Rate (“CAGR”) toward a target level of operating expense as a percentage of revenue of 38% by 2028.

•
November Projections:   operating expenses were projected to grow at a 1.4% 2024 – 2030 CAGR toward a target level of operating expense as a percentage of revenue of ~38% by 2028.

•
2025 Projections:   operating expenses were projected to grow at 1.6% 2024 – 2030 CAGR toward a target level of operating expense as a percentage of revenue of ~38% by 2029.

These values and amounts (a) were determined by Company management based on their experience and judgment and their expectations of the Company’s operations as a standalone company and (b) were reviewed by the Special Committee and approved by the Special Committee for use by Centerview in connection with its financial analyses. The Projections did not include projections for free cash flow of the Company. At the direction of the Special Committee, Centerview calculated unlevered free cash flow of the Company for the fiscal years 2024 through 2029 for the Base Case in the Initial Projections and the Base Case in the November Projections and for the fiscal years 2025 through 2029 for the Base Case in the 2025 Projections, in each case based on the applicable Projections prepared by Company management and approved by the Special Committee, for use in Centerview’s discounted cash flow analysis.

Base Cases
Each of the Initial Projections, the November Projections, and the 2025 Projections included a base case that reflected the Company’s primary assumptions (each a “Base Case” and together the, “Base Cases”). The Base Case included in the 2025 Projections was the only forecast prepared by management of the Company that was directed by the Special Committee for use by Centerview for its oral opinion delivered to the Special Committee on August 11, 2025, subsequently confirmed by delivery of its written opinion dated as of August 11, 2025, and for performance of its financial analysis in connection therewith, as summarized in the section entitled “Special Factors — Opinion of Centerview Partners LLC.”
Each Base Case assumes that the Company would continue to operate as a standalone company and does not reflect any impact of the proposed Merger, the expenses that may be incurred in connection with the proposed Merger or the consummation thereof or the effect of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed or in anticipation of the proposed Merger. The Base Case associated with the November Projections and with the 2025 Projections were each made available to DigitalBridge and Crestview. The following tables set forth a summary of the Base Case applicable to the Initial Projections, the November Projections, and the 2025 Projections.
The following table summarizes the Base Case in the Initial Projections:
	Year ended December 31,
($ in millions)	2024E	2025E	2026E	2027E	2028E	2029E	2030E
Revenue	$647.1	$642.8	$602.8	$614.5	$643.9	$677.1	$712.3
Adjusted EBITDA(1)	259.8	289.1	306.5	340.9	374.4	394.0	414.8
Gross Capital Expenditures(2)	217.3	248.8	255.5	240.4	240.2	223.6	164.1
Adjusted EBITDA less Gross Capital Expenditures	42.6	40.3	51.0	100.5	134.1	170.4	250.7
Unlevered Free Cash Flow(3)	(41.3)	(32.1)	(6.7)	32.1	69.2	101.4	—

(1)
Adjusted EBITDA is defined as net income (loss) before net interest expense, income taxes, depreciation and amortization (including impairments), impairment losses on intangibles and goodwill, gains (losses) realized and unrealized gain on derivative instruments, the write off of any asset, debt modification expenses, loss on early extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including equity based compensation expense) and certain other income and expenses.

(2)
Gross Capital Expenditures are Capital Expenditures unadjusted for the impacts of working capital related to Capital Expenditures. Total capital expenditures including the impact of working capital are as follows: $236.0, $244.5, $254.6, $238.8, $241.2, $255.4, and $163.7 for the years 2024E, 2025E, 2026E, 2027E, 2028E, 2029E, and 2030E, respectively.

(3)
Unlevered free cash flow is defined as Adjusted EBITDA (less stock based compensation), less total capital expenditures, less non-EBITDA severance, less non-recurring & integration expenses, less other cash EBITDA adjustments, less cash taxes, less certain other cash flow items, including changes in net working capital. Unlevered free cash flow does not adjust for the impact of net operating losses (“NOLs”) generated or utilized.

The following table summarizes the Base Case in the November Projections:
	Year ended December 31,
($ in millions)	2024E	2025E	2026E	2027E	2028E	2029E	2030E
Revenue	$630.1	$585.4	$574.7	$595.0	$634.2	$676.3	$728.2
Adjusted EBITDA(1)	285.3	290.4	308.8	330.0	365.7	390.2	420.5
Gross Capital Expenditures(2)	203.1	230.4	264.5	269.4	262.6	260.9	290.6

	Year ended December 31,
($ in millions)	2024E	2025E	2026E	2027E	2028E	2029E	2030E
Adjusted EBITDA less Gross Capital Expenditures	82.3	60.0	44.4	60.6	103.1	129.3	129.9
Unlevered Free Cash Flow(3)	(31.8)	(37.2)	(20.0)	(5.2)	39.2	61.1	—

(1)
Adjusted EBITDA is defined as net income (loss) before net interest expense, income taxes, depreciation and amortization (including impairments), impairment losses on intangibles and goodwill, gains (losses) realized and unrealized gain on derivative instruments, the write off of any asset, debt modification expenses, loss on early extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including equity based compensation expense) and certain other income and expenses.

(2)
Gross Capital Expenditures are Capital Expenditures unadjusted for the impacts of working capital related to Capital Expenditures. Total capital expenditures including the impact of working capital as follows: $221.8, $226.1, $263.6, $267.8, $263.5, $262.7, and $290.2 for the years 2024E, 2025E, 2026E, 2027E, 2028E, 2029E, and 2030E, respectively.

(3)
Unlevered free cash flow is defined as Adjusted EBITDA (less stock based compensation), less total capital expenditures, less non-EBITDA severance, less non-recurring & integration expenses, less other cash EBITDA adjustments, less cash taxes, less certain other cash flow items, including changes in net working capital. Unlevered free cash flow does not adjust for the impact of NOLs generated or utilized.

The following table summarizes the Base Case in the 2025 Projections:
	Year ended December 31,
($ in millions)	2024E	2025E	2026E	2027E	2028E	2029E	2030E
Revenue	$630.1	$585.4	$573.2	$592.2	$630.5	$671.6	$722.6
Adjusted EBITDA(1)	290.4	278.0	304.3	329.0	360.8	387.4	417.2
Gross Capital Expenditures(2)	203.1	217.9	276.7	270.6	261.7	259.8	289.6
Adjusted EBITDA less Gross Capital Expenditures	87.3	60.1	27.6	58.4	99.1	127.6	127.6
Unlevered Free Cash Flow(3)	—	(34.0)	(35.7)	(7.1)	36.5	60.1	—

(1)
Adjusted EBITDA is defined as net income (loss) before net interest expense, income taxes, depreciation and amortization (including impairments), impairment losses on intangibles and goodwill, gains (losses) realized and unrealized gain on derivative instruments, the write off of any asset, debt modification expenses, loss on early extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including equity based compensation expense) and certain other income and expenses.

(2)
Gross Capital Expenditures are Capital Expenditures unadjusted for the impacts of working capital related to Capital Expenditures. Total capital expenditures including the impact of working capital are as follows: $221.8, $213.6, $275.8, $269.0, $262.6, $261.6, and $289.2 for the years 2024E, 2025E, 2026E, 2027E, 2028E, 2029E, and 2030E, respectively.

(3)
Unlevered free cash flow is defined as Adjusted EBITDA (less stock based compensation), less total capital expenditures, less non-EBITDA severance, less non-recurring & integration expenses, less other cash EBITDA adjustments, less cash taxes, less certain other cash flow items, including changes in net working capital. Unlevered free cash flow does not adjust for the impact of NOLs generated or utilized.

Illustrative Unconstrained Case
In preparing the November Projections and the 2025 Projections, at the direction of the Special Committee, the Company’s management also prepared an unconstrained case for fiscal years 2024 through

2030 that assumed, among other things, an ability for the Company to upgrade and expand its existing footprint and accelerate its fiber build rates as compared to the existing footprint and fiber build rates reflected in the Base Cases, and therefore improve the future growth and profitability of the Company, unconstrained by the Company’s existing and anticipated capital structure, liquidity and ability to incur incremental debt to fund its growth (the “Illustrative Unconstrained Case”). The Illustrative Unconstrained Case relied upon certain assumptions that were more optimistic than those assumptions underlying the Base Cases, including with respect to accelerating the greenfield fiber market build-outs and increasing the amount of existing footprint the Company could upgrade to multi-gig HSD speeds.
The Illustrative Unconstrained Case was prepared in order to present the potential of a more well-capitalized potential acquiror’s potential returns following consummation of the proposed Merger as compared to the value of the Company continuing to operate as a standalone company. In light of the magnitude of additional capital required by the Illustrative Unconstrained Case, the Company’s existing capital structure and the limits on the Company’s ability to raise such capital as a standalone company, as well as the uncertainty associated with the other positive assumptions underpinning the Illustrative Unconstrained Case, the Special Committee, and the Company’s management did not believe that the Illustrative Unconstrained Case was achievable by the Company on a standalone basis. The Illustrative Unconstrained Case was not relied upon by the Special Committee in reaching the unanimous determination of the Special Committee described above in the section entitled “Special Factors — Reasons for the Merger; Recommendations of the Special Committee and the Company Board.” The Illustrative Unconstrained Case was also not approved for use by Centerview in connection with its oral opinion delivered to the Special Committee on August 11, 2025, subsequently confirmed by delivery of its written opinion dated as of August 11, 2025, and Centerview did not use the Illustrative Unconstrained Case in performing its financial analyses in connection therewith. The Illustrative Unconstrained Case was made available to DigitalBridge and Crestview, and to certain other parties potentially interested in a transaction with the Company.
The following tables sets forth a summary of the Illustrative Unconstrained Cases.
The following table summarizes the Illustrative Unconstrained Case in the November Projections:
	Year ended December 31,
($ in millions)	2024E	2025E	2026E	2027E	2028E	2029E	2030E
Revenue	$630.1	$585.4	$579.4	$614.8	$685.8	$776.5	$891.9
Adjusted EBITDA(1)	285.3	290.4	309.8	339.2	396.2	449.3	517.0
Gross Capital Expenditures(2)	203.1	285.4	339.4	366.9	300.7	322.4	349.2
Adjusted EBITDA less Gross Capital Expenditures	82.3	5.0	(29.7)	(27.7)	95.5	126.9	167.9

(1)
Adjusted EBITDA is defined as net income (loss) before net interest expense, income taxes, depreciation and amortization (including impairments), impairment losses on intangibles and goodwill, gains (losses) realized and unrealized gain on derivative instruments, the write off of any asset, debt modification expenses, loss on early extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including equity based compensation expense) and certain other income and expenses.

(2)
Gross Capital Expenditures are Capital Expenditures unadjusted for the impacts of working capital related to Capital Expenditures. Total capital expenditures including the impact of working capital are as follows: $221.8, $281.1, $338.5, $365.3, $301.6, $324.2, and $348.7 for the years 2024E, 2025E, 2026E, 2027E, 2028E, 2029E, and 2030E, respectively

The following table summarizes the Illustrative Unconstrained Case in the 2025 Projections:
	Year ended December 31,
($ in millions)	2024E	2025E	2026E	2027E	2028E	2029E	2030E
Revenue	$630.1	$585.4	$579.4	$614.8	$685.8	$776.5	$891.9
Adjusted EBITDA(1)	290.4	278.0	306.1	340.3	394.2	447.1	514.5

	Year ended December 31,
($ in millions)	2024E	2025E	2026E	2027E	2028E	2029E	2030E
Gross Capital Expenditures(2)	203.1	285.4	339.4	366.9	300.7	322.4	349.2
Adjusted EBITDA less Gross Capital Expenditures	87.3	(7.4)	(33.3)	(26.6)	93.6	124.7	165.4

(1)
Adjusted EBITDA is defined as net income (loss) before net interest expense, income taxes, depreciation and amortization (including impairments), impairment losses on intangibles and goodwill, gains (losses) realized and unrealized gain on derivative instruments, the write off of any asset, debt modification expenses, loss on early extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including equity based compensation expense) and certain other income and expenses.

(2)
Gross Capital Expenditures are Capital Expenditures unadjusted for the impacts of working capital related to Capital Expenditures. Total capital expenditures including the impact of working capital are as follows: $221.8, $281.1, $338.5, $365.3, $301.6, $324.2, and $348.7 for the years 2024E, 2025E, 2026E, 2027E, 2028E, 2029E, and 2030E, respectively

Although the Projections are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events, including those detailed above, made by Company management that Company management believed in good faith were reasonable. The Company’s ability to achieve the financial results contemplated by the Projections will be affected by its ability to achieve its strategic goals, objectives and targets over the applicable periods, and will be subject to operational and execution risks associated therewith. The Projections reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and cause the Projections not to be achieved include, among others, (a) general economic conditions; (b) the Company’s ability to achieve operating objectives with respect to expenses and operating margins, as well the risks to its ability to grow revenues resulting from the execution of those objectives; (c) its ability to develop and successfully introduce and sell new solutions to current and future customers and the timetable to recognize a return from any such solutions; (d) its ability to achieve the various monetization, market share and other assumptions and estimates underlying the Projections; (e) changes in laws, regulations and taxes relevant to the Company’s business; (f) competitive pressures in the Company’s industry, including new products and market entrants and changes in the competitive environment; (g) customer demand for the Company’s products and services; (h) the Company’s ability to attract, integrate and retain qualified personnel; and (i) uncertainty in the timing of relevant transactions and resulting cash inflows and outflows. Additional factors that may impact the Company or the Company’s business can be found in the various risk factors included in the Company’s periodic filings with the SEC. All of these factors are difficult to predict, and many of them are outside of the Company’s control. As a result, there can be no assurance that the Projections will be realized, and actual results may be materially better or worse than those contained in the Projections. The Projections may not be consistent with the Company’s historical operating data as a result of the assumptions and estimates detailed above. The Projections also may differ from publicized analyst estimates and forecasts. You should evaluate the Projections, if at all, in conjunction with the Company’s historical financial statements and other information regarding the Company contained in the Company’s public filings with the SEC.
The Projections were developed by Company management as then-current estimates of the Company’s future financial performance as an independent company, without giving effect to the Merger, or any changes to the Company’s operations or strategy that may be implemented in connection with the pendency of, or following the consummation of, the Merger. Because the Projections reflect estimates and judgments, they are susceptible to sensitivities and assumptions, as well as to multiple interpretations based on actual experience and business developments. Except as discussed above with respect to the Updated Projections, the Projections do not take into account any circumstances or events occurring after the date they were prepared and, except to the extent required by applicable federal securities laws, the Company does not intend to update or otherwise revise the Projections to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events, even in the event that all or any of the assumptions are shown to be in error. The Projections also do not consider the effect of any failure of the Merger to be completed. The Projections are not, and should not be considered to be, a guarantee of future operating results. The Projections should not be regarded as an indication that Company management, the Special Committee, the Company Board or any of its advisors, or any other person, considered or now considers the Projections to be necessarily predictive of actual future results. For the foregoing reasons, as well as the bases and assumptions on which the Projections were compiled, the inclusion of specific portions of the Projections in this proxy statement should not be viewed as an indication that such projections are an accurate prediction of future events, and they should not be relied upon as such.
The Projections were not prepared with a view toward public disclosure or complying with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The Projections included in this proxy statement have been prepared by, and are the responsibility of, Company management. BDO USA, P.C. has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to this prospective financial information. Accordingly, BDO USA, P.C. does not express an opinion or any other form of assurance with respect thereto. The report of BDO USA, P.C. incorporated by reference in this proxy statement relates to the Company’s previously issued financial statements and does not extend to the prospective financial information, and should not be read to do so. The Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company contained in the Company’s public filings with the SEC.
Certain of the financial measures included in the Projections are not calculated in accordance with GAAP. Financial measures such as adjusted EBITDA are non-GAAP financial measures. The Company believes that these non-GAAP measures are helpful in understanding its past financial performance and future results. The Company believes that adjusted EBITDA, when taken together with the most directly comparable GAAP financial measure of net income (loss), provides meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s business, results of operations or outlook. However, these non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from similarly titled non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. Financial measures included in financial information provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the Projections, are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure.
Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Special Committee, the Company Board, Centerview, Crestview or DigitalBridge. Accordingly, no reconciliation of the financial measures included in the Projections is provided in this proxy statement.
The inclusion of the Projections should not be regarded as an indication that the Company, the Special Committee, the Company Board, Centerview or any other recipient of the Projections considered, or now considers, the Projections to be predictive of the Company’s performance or actual future results. Further, the inclusion of the Projections in this proxy statement does not constitute an admission or representation by the Company that the information presented is material.
IN LIGHT OF THE FOREGOING FACTORS AND THE UNCERTAINTIES INHERENT IN THE PROJECTIONS, COMPANY STOCKHOLDERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE PROJECTIONS. THE COMPANY (AND, FOLLOWING THE CONSUMMATION OF THE MERGER, THE SURVIVING CORPORATION) DOES NOT UNDERTAKE ANY OBLIGATION, EXCEPT AS REQUIRED BY LAW, TO UPDATE OR OTHERWISE REVISE THE PROJECTIONS INCLUDED HEREIN TO REFLECT CIRCUMSTANCES EXISTING SINCE THEIR PREPARATION, CHANGES IN GENERAL ECONOMIC OR INDUSTRY CONDITIONS OR THE OCCURRENCE OF UNANTICIPATED EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR.

Interests of the Company’s Directors and Executive Officers in the Merger
In considering the recommendation of the Company Board that the Company stockholders approve the transaction and vote in favor of the Merger Proposal, the Company stockholders should be aware that the executive officers and directors of the Company may have certain interests in the Merger that are different from, or in addition to, the interests of the Company stockholders generally. These interests may create potential conflicts of interest. The Company Board and the Special Committee were aware of these interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement, in approving the Merger Agreement and the transactions contemplated by it, including the Merger, and in making their recommendation that the Company stockholders adopt the Merger Agreement. For more information, please see the sections entitled “Special Factors — Background of the Merger” beginning on page 25 and “Special Factors — Reasons for the Merger; Recommendations of the Special Committee and the Company Board” beginning on page 47.
These interests are described in more detail below.
The Company’s Executive Officers and Directors
For purposes of this disclosure, the Company’s named executive officers are:
•
Teresa Elder — Chief Executive Officer

•
John Rego — Chief Financial Officer

•
Don Schena — Chief Customer Experience Officer

•
Henry Hryckiewicz — Chief Technology Officer

In accordance with SEC rules, this disclosure also covers individuals who served as executive officers of the Company at any time since January 1, 2024 and who are currently active employees of the Company. For the avoidance of doubt, the Company’s named executive officers listed above comprise all of the Company’s executive officers.
For purposes of this disclosure, the Company’s non-employee directors are: Gunjan Bhow, Jill Bright, Brian Cassidy, Daniel Kilpatrick, Jeffrey Marcus, Phil Seskin, Jose Segrera and Barry Volpert.
Treatment of the Company LTI Awards
The Company LTI Awards held by the Company’s directors and executive officers immediately prior to the Effective Time will, except as provided below with respect to certain of the Company’s non-employee directors, be treated in the same manner as those Company LTI Awards held by other employees of the Company, which is as set forth below.
Pursuant to the Merger Agreement, at the Effective Time:
Crestview Restricted Share Awards
Each Crestview Restricted Share award that is outstanding and unvested (after taking into account any vesting in connection with the Merger) as of immediately prior to the Effective Time shall become fully vested and be treated as a Rollover Share.
Company Restricted Share Awards
Each Company Restricted Share Award that is outstanding as of immediately prior to the Effective Time and is not a Crestview Restricted Share Award shall be treated as follows:
•
If such Company Restricted Share Award is held by a non-employee director of the Company, then it will become fully vested and be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock subject to such Company Restricted Share Award;

•
If such Company Restricted Share Award was granted in calendar year 2023 or calendar year 2024, then the RSA Acceleration Portion of such Company Restricted Share Award will become fully vested and be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock subject to the RSA Acceleration Portion of the Company Restricted Share Award;

•
If such Company Restricted Share Award was granted in calendar year 2025 then, solely in the event that the Effective Time occurs after February 12, 2026, the RSA Acceleration Portion of such Company Restricted Share Award will become fully vested and be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock subject to the RSA Acceleration Portion of the Company Restricted Share Award; or

•
If such Company Restricted Share Award does not become fully vested as described above, such Company Restricted Share Award (or portion thereof) will be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock subject to such Company Restricted Share Award (or portion thereof), and such amount in cash will remain subject to the same vesting conditions as were applicable to the corresponding Company Restricted Share Award.

Company PSU Awards
Each Company PSU Award that is outstanding as of immediately prior to the Effective Time shall be treated as follows, with any performance-based vesting conditions applicable to such Company PSU Award deemed achieved based on actual performance measured as of the latest practicable date prior to the Effective Time:
•
If such Company PSU Award was granted in calendar year 2023, then the Company PSU Award will become fully vested without proration and be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock subject to the vested Company PSU Award;

•
If such Company PSU Award was granted in calendar year 2024, then the PSU Acceleration Portion of such Company PSU Award will become fully vested and be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock subject to the vested portion of the Company PSU Award;

•
If such Company PSU Award was granted in calendar year 2025 then, solely in the event that the Effective Time occurs after February 12, 2026, the PSU Acceleration Portion of such Company PSU Award will become fully vested and be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock subject to the vested portion of the Company PSU Award; or

•
If such Company PSU Award does not become fully vested as described above, such Company PSU Award (or portion thereof) will be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock subject to such Company PSU Award (or portion thereof), and such amount in cash will otherwise remain subject to the same vesting conditions as were applicable to the corresponding Company PSU Award, except that performance-based vesting conditions will no longer apply from and after the Effective Time and such awards will vest in the ordinary course on the last day of the applicable performance period of such award.

Company LTI Cash Awards
•
Each Company LTI Cash Award that is outstanding as of immediately prior to the Effective Time will be treated in the same manner as the Company Restricted Share Award or Company PSU Award to which it corresponds, as described above.

Double Trigger Accelerated Vesting of Company LTI Awards
Pursuant to the terms of the award agreements for the Company LTI Awards held by the Company’s named executive officers, if a named executive officer experiences a Qualifying Termination (as defined below) within twelve (12) months following a “change in control”, then all such Company LTI Awards then held by such executive officer would fully vest upon such termination of employment (based on actual performance for any Company LTI Awards subject to performance-based vesting conditions). These “double trigger” vesting provisions applicable to Company LTI Awards held by named executive officers will continue to apply to any Company LTI Awards that are converted into cash awards at the Effective Time.
Quantification of Company LTI Awards
For an estimate of the amounts that would be payable to each of the Company’s named executive officers (who, for the avoidance of doubt, comprise all of the Company’s executive officers) in settlement of their unvested Company LTI Awards, see the section entitled “— Quantification of Payments and Benefits to the Company’s Named Executive Officers” beginning on page 84. Based on the assumptions described below under “— Quantification of Payments and Benefits to the Company’s Named Executive Officers”, the estimated aggregate value of the unvested Company Restricted Share Awards held by the Company’s eight non-employees directors is $1,112,550.
Change in Control and Severance Benefit Plan
Each of the Company’s executive officers participates in the Company’s Change in Control and Severance Benefit Plan and, in connection with his or her participation in the Plan, is party to a Participation Agreement with the Company. The Change in Control and Severance Benefit Plan and the Participation Agreements are collectively referred to herein as the “Plan.”
The Plan provides for certain “single trigger” and “double trigger” benefits in connection with a change in control of the Company. Pursuant to the Plan, upon a change in control, the Company will pay to each executive officer a pro-rated annual bonus for the year in which the change in control occurs, payable within 30 days of the change in control and based on the amount of the executive officer’s highest target bonus in effect within the twelve (12)-month period prior to the change in control (the “Target Bonus”). Additionally, pursuant to the Plan, in the event that the executive officer experiences a Qualifying Termination within the three (3) months preceding or twenty-four (24) months following a change in control, then the Company will be obligated to provide the executive officer with the following severance payments and benefits:
•
A cash lump sum payment equal to two (2) times (or, for Ms. Elder, two and one-half (2.5) times) the sum of (i) his or her base salary at the highest rate in effect during the twelve (12) months immediately preceding the Qualifying Termination and (ii) the greater of his or her target bonus opportunity in effect as of the date of the Qualifying Termination or the Target Bonus;

•
COBRA premium reimbursement for a period of eighteen (18) months, subject to the executive officer’s timely election of continuation coverage under COBRA, continued copayment of premiums and continued participation in the Company’s group health plans;

•
Following the expiration of the eighteen (18)-month COBRA premium reimbursement period, a cash lump sum payment equal to six (6) times (or, for Ms. Elder, twelve (12) times) the monthly reimbursement paid to the executive officer in respect of such COBRA premium reimbursement; and

•
Outplacement services for a period of up to twelve (12) months with a vendor of the Company’s choice.

In order to receive the above-described severance payments and benefits, the executive officer must timely execute and not revoke a release of claims in favor of the Company. Following an executive officer’s Qualifying Termination, he or she is bound by twenty-four (24)-month (or, for Ms. Elder, thirty (30)-month) non-solicitation and non-competition covenants. In the event that an executive officer would be subject to the excise tax imposed by Section 4999 of the Code in connection with receipt of these payments, the Plan provides that he or she will be subject to a “better-net” cutback.
For an estimate of the value of the payments and benefits described above that would be payable to the Company’s named executive officers (who, for the avoidance of doubt, comprise all of the Company’s executive officers) under the Plan in connection with the Merger, see the section entitled “— Quantification of Payments and Benefits to the Company’s Named Executive Officers” beginning on page 84 of this proxy statement.

Good Reason Letter Agreements
On August 11, 2025, each of the Company’s executive officers entered into a letter agreement with the Company (each, a “Good Reason Letter”) providing that the closing of the Merger will trigger each executive officer’s right to terminate his or her employment for “good reason” within the meaning of the Plan at any point during the twenty-four (24) month period following the closing of the Merger. If an executive officer so terminates his or her employment, he or she will be entitled to the payments and benefits provided under the Plan and the award agreements governing his or her outstanding Company LTI Awards, in each case, upon a termination for “good reason” following a change in control.
Prorated Cash Incentive Payments
Pursuant to the Merger Agreement, prior to the Effective Time, the Company may pay to each executive officer a pro-rated cash incentive in respect of the year in which the closing of the Merger occurs, based on (i) the number of days of the fiscal year elapsed prior to the closing of the Merger and (ii) the executive officer’s annual cash incentive opportunity for the year in which the closing of the Merger occurs based on the level of achievement of the applicable Company performance goals calculated based on actual performance results through the last practicable date prior to the closing of the Merger; provided, that, if the closing of the Merger occurs following December 31, 2025 but on or prior to March 31, 2026, then no cash incentive payment may be made prior to the Effective Time, and if the closing of the Merger occurs following March 31, 2026, then the pro-rated cash incentive payment will be calculated based on target performance. Notwithstanding the foregoing, any amount payable pursuant to this provision will be reduced (but not below zero) by the prorated annual cash incentive payment to which such executive officer is entitled under the Plan such that there is no duplication of payment.
For an estimate of the pro-rated cash incentive payments that would be payable to each of the Company’s named executive officers (who, for the avoidance of doubt, comprise all of Company’s executive officers) pursuant to this provision, see the section entitled “— Quantification of Payments and Benefits to the Company’s Named Executive Officers” beginning on page 84.
New Compensation Arrangements
As of the date of this proxy statement, no executive officer of the Company has entered into any agreement with the Company or Parent regarding employment after the Effective Time, although it is possible that the Company or Parent may enter into new employment or other arrangements with executive officers of the Company in the future.
Quantification of Payments and Benefits to the Company’s Named Executive Officers
The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for each named executive officer of the Company that is based on, or otherwise relates to, the Merger. For additional details regarding the terms of the payments and benefits described below, see the discussion under the caption “Interests of the Company’s Directors and Executive Officers in the Merger” above.
This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section such term is used to describe the merger-related compensation payable to the Company’s named executive officers. The “golden parachute” compensation payable to these individuals is subject to a non-binding advisory vote of holders of Company Common Stock, as described in the section entitled “Proposal 2: The Compensation Proposal” beginning on page 149. The table below sets forth, for the purposes of this golden parachute disclosure, the payments and benefits (on a pre-tax basis) that each of the Company’s named executive officers would receive. Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:
•
the Effective Time will occur on September 12, 2025 (which is the assumed date solely for purposes of the disclosure in this section);

•
each of the Company’s executive officers will experience a termination without “cause” or for “good reason” (a “Qualifying Termination”) under the applicable Company compensation plans and agreements;

•
the consummation of the Merger will constitute a “change in control” within the meaning of the applicable Company compensation plans and agreements;

•
the relevant price per share of Company Common Stock is equal to the Merger Consideration (i.e., $5.20); and

•
the actual level of performance achievement for Company PSU Awards as of the Effective Time, which is estimated for purposes of the disclosure in this section based upon the most recently available estimated actual performance results as of September 12, 2025, is below threshold (i.e., 0% payout) for Company PSU Awards granted in 2023, at approximately 172% of target for Company PSU Awards granted in 2024 and at approximately 157% of target for Company PSU Awards granted in 2025.

The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described above, and do not reflect certain compensation actions that may occur before completion of the Merger.
The calculations in the table do not include amounts that the Company’s named executive officers were already entitled to receive, or were vested in, as of September 12, 2025. In addition, these amounts do not attempt to forecast any additional equity award grants or issuances or forfeitures that may occur prior to the completion of the Merger. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.
Golden Parachute Compensation
Name	Cash(1)	Equity(2)	Perquisites / benefits(3)	Other(4)	Total
Teresa Elder	$6,259,594	$3,830,408	$45,432	$7,907,313	$18,042,747
John Rego	$2,209,220	$1,692,734	$51,909	$3,507,071	$7,460,934
Don Schena	$1,788,939	$932,165	$37,786	$1,896,626	$4,655,516
Henry Hryckiewicz	$1,826,748	$943,524	$37,786	$1,978,889	$4,786,947

(1)
Cash.   The cash severance amounts payable to each of the named executive officers equals two (2) times (or, for Ms. Elder, two and one half (2.5) times) the sum of the applicable named executive officer’s (i) base salary at the highest rate in effect during the twelve (12) months immediately preceding the Closing and (ii) the greater of his or her target bonus opportunity in effect as of the date of the Qualifying Termination or the Target Bonus. Such cash severance amounts are “double-trigger” and therefore payable pursuant to the applicable named executive officer’s change of control agreement if, within twenty-four (24) months following the closing of the Merger (pursuant to the Good Reason Letters, described above under “Interests of the Company’s Directors and Executive Officers in the Merger — Good Reason Letters”), such named executive officer experiences a Qualifying Termination. For further information, see “Interests of the Company’s Directors and Executive Officers in the Merger — Change in Control and Severance Benefit Plan.” Additionally, the amounts in this column include a prorated cash incentive payment in respect of fiscal year 2025, payable to each named executive officer in connection with the closing of the Merger, with such payment calculated for purposes of this disclosure by assuming that the actual level of performance as of immediately prior to the Effective Time is 134% of the target level (which reflects the most recently available estimated actual performance results as of September 12, 2025). Such bonus amounts are “single trigger” — an amount equal to each named executive officer’s prorated Target Bonus is payable to the applicable named executive officer in connection with the closing of the Merger pursuant to the Plan and any incremental amount (over the prorated Target Bonus amount) that results from determining the prorated cash incentive amount based on actual performance as of the Effective Time is payable to the applicable named executive officer pursuant to the Merger Agreement, in each case irrespective of whether or not the named executive officer experiences a Qualifying Termination. For further information, see “Interests of the Company’s Directors and Executive Officers in the Merger — Prorated Cash Incentive Payments.”
Name	Cash Severance	Prorated 2025 Cash Incentive	Total
Teresa Elder	$5,181,626	$1,077,968	$6,259,594
John Rego	$1,852,200	$357,020	$2,209,220
Don Schena	$1,521,800	$267,139	$1,788,939
Henry Hryckiewicz	$1,554,000	$272,748	$1,826,748

(2)
Equity.   The values set forth in the golden parachute table include accelerated vesting of certain Company Restricted Share Awards and Company PSU Awards upon a Qualifying Termination following a change of control of the Company; this accelerated vesting is a “double trigger” benefit. The values also include the accelerated vesting of certain Company Restricted Share Awards and Company PSU Awards upon the Effective Time; this accelerated vesting is a “single trigger” benefit. In each case, the performance-based vesting criteria applicable to the Company PSU Awards are deemed achieved based on actual performance as measured as of the latest practicable date prior to the Effective Time, which is estimated for purposes of this disclosure based upon the most recently available estimated actual performance results as of September 12, 2025 as follows: below threshold (i.e., 0% payout) for Company PSU Awards granted in 2023 (resulting in the vesting of no such Company PSU Awards); approximately 172% of target for Company PSU Awards granted in 2024; and approximately 157% of target for Company PSU Awards granted in 2025. For further details regarding the treatment of Company Restricted Share Awards and Company PSU Awards in connection with the Merger, see “Interests of the Company’s Directors and Executive Officers in the Merger — Treatment of the Company LTI Awards.” The estimated values of such awards are shown in the following table:

Name	Restricted Share Awards (single trigger)	Restricted Share Awards (double trigger)	PSU Awards (single trigger)	PSU Awards (double trigger)	Total
Teresa Elder	$424,315	$621,265	$1,081,901	$1,702,927	$3,830,408
John Rego	$184,450	$273,189	$479,832	$755,263	$1,692,734
Don Schena	$98,243	$151,055	$265,295	$417,572	$932,165
Henry Hryckiewicz	$91,905	$154,258	$270,925	$426,436	$943,524

(3)
Benefits.   Consists of the estimated cost of (i) the reimbursement of COBRA premiums for each named executive officer for a period of eighteen (18) months, plus an amount in cash equal to the monthly COBRA premium cost multiplied by six (6) (or, for Ms. Elder, twelve (12)); and (ii) the provision of outplacement benefits for a period of twelve (12) months, in each case, following the applicable named executive officer’s termination. Such benefits are “double trigger” and are provided only upon a named executive officer’s Qualifying Termination following a change in control of the Company (see “Interests of the Company’s Directors and Executive Officers in the Merger — Change in Control and Severance Benefit Plan”). The estimated values of such benefits are shown in the following table:

Name	COBRA Cost	Outplacement Services	Total
Teresa Elder	$38,232	$7,200	$45,432
John Rego	$44,709	$7,200	$51,909
Don Schena	$30,586	$7,200	$37,786
Henry Hryckiewicz	$30,586	$7,200	$37,786

(4)
Other.   The values set forth in the golden parachute table include accelerated vesting of Company LTI Cash Awards. Pursuant to the Merger Agreement, a portion of these Company LTI Cash Awards, in an amount equal to $2,470,893, $1,095,929, $605,900 and $618,761 for Ms. Elder and Messrs. Rego, Schena and Hryckiewicz, respectively, vests upon the Effective Time pursuant to the terms of the Merger Agreement; the accelerated vesting of this portion of the Company LTI Cash Awards is therefore a “single trigger benefit.” The remaining portion of the Company LTI Cash Awards in an amount equal to $5,436,420, $2,411,142, $1,290,726 and $1,360,128 for Ms. Elder and Messrs. Rego, Schena and

Hryckiewicz, respectively, vests upon the applicable named executive officer’s Qualifying Termination following a change in control of the Company; the accelerated vesting of this portion of the Company LTI Cash Awards is therefore a “double trigger” benefit. Company LTI Cash Awards will receive analogous treatment in the Merger as the Company Restricted Share Awards and Company PSU Awards to which they correspond. For further details regarding the treatment of Company LTI Cash Awards in connection with the transaction, see “Interests of the Company’s Directors and Executive Officers in the Merger — Treatment of the Company LTI Awards.”
Special Committee Fees
The Company Board resolved that the compensation of the members of the Special Committee for their service in such capacity would be determined by the Special Committee. Based on the Special Committee’s assessment of the anticipated scope and duration of the Special Committee’s work, the Special Committee determined that each member of the Special Committee would receive $300,000 in cash, as well as $1,000 per hour in cash for any participation in litigation related to service on the Special Committee, together with reimbursement of related out-of-pocket expenses.
The compensation was not, and is not, contingent upon the approval or the completion of the Merger or any other transaction. Such fees are in addition to the regular compensation received as a member of the Company Board.
Insurance and Indemnification of Directors and Executive Officers
Pursuant to the terms of the Merger Agreement, directors and officers of the Company will be entitled to certain ongoing indemnification and insurance coverage, including under the Company’s directors’ and officers’ and fiduciary liability insurance policies. For more information, see the section of this proxy statement captioned “The Merger Agreement — Indemnification and Insurance.”
Rollover Agreement
On August 11, 2025, the Rollover Stockholders entered into the Rollover Agreement, pursuant to which each Individual Rolling Stockholder will contribute all of the shares of Company Common Stock they own to Crestview Advisors, L.L.C. in exchange for equity interests in Crestview Advisors, L.L.C., which equity interests will then be contributed, together with the Company Common Stock held by the Crestview Rolling Stockholders to Merger Sub in exchange for equity interests in HoldCo, which equity interests in HoldCo will then be contributed by the Crestview Rolling Stockholders to Parent in exchange for equity interests in Parent. The foregoing contributions and exchanges of the Rollover Stockholders’ Rollover Shares will happen immediately prior to the Closing. Solely as a result of such contributions and exchanges, the Crestview Rolling Stockholders will own direct equity interests of Parent following the consummation of such contributions and exchanges.
In addition and pursuant to the Rollover Agreement, each of the Rollover Stockholders agreed that (i) it will vote all of its shares of Company Common Stock in favor of the Merger Proposal, subject to the terms and conditions contained in the Rollover Agreement; (ii) it will not transfer or encumber any of its shares of Company Common Stock, (iii) it will not acquire any additional shares of Company Common Stock or (iv) it will not take any actions that are prohibited by the Rollover Stockholders or their affiliates pursuant to Merger Agreement with respect to the Company soliciting Alternative Proposals, as described in the section of this proxy statement captions “Restrictions of Solicitation of Other Acquisition Offers,” in each case, while the Rollover Agreement is in effect.
For more information on the Rollover Agreement, see the section of this proxy statement captioned “The Rollover Agreement” and the full text of the Rollover Agreement, attached as Annex C to this proxy statement, respectively, which are incorporated by reference in this proxy statement in their entirety.
Intent of Certain Stockholders to Vote in Favor of the Merger
On August 11, 2025, the Rollover Stockholders, who collectively beneficially held approximately 37% of the voting power of the outstanding shares of Company Common Stock as of September 10, 2025,

entered into the Rollover Agreement, by and among the Company, Parent, the Rollover Stockholders and Crestview Partners III GP, L.P., in its capacity as the representative of the Rollover Stockholders. The Rollover Agreement provides that each of Mr. Cassidy, Mr. Kilpatrick and Mr. Volpert will contribute all of the shares of Company Common Stock they own to Crestview Advisors, L.L.C. in exchange for equity interests in Crestview Advisors, L.L.C., which equity interests will then be contributed, together with the Company Common Stock held by Crestview W1 TE Holdings, LLC, Crestview W1 Holdings, L.P., Crestview W1 Co-Investors, LLC and Crestview Advisors, L.L.C., to Merger Sub in exchange for HoldCo Shares will then be contributed to Parent in exchange for equity interests in Parent. The foregoing contributions and exchanges of the Rollover Stockholders’ Rollover Shares will happen immediately prior to the Closing. Solely as a result of such contributions and exchanges, the Rollover Stockholders will own direct equity interests of Parent following the consummation of such contributions and exchanges. The Rollover Agreement further provides that each Rollover Stockholder will vote all of its shares of Company Common Stock in favor of the Merger Proposal and the other proposals to be presented at the Special Meeting, subject to the terms and conditions contained in the Rollover Agreement. Each Rollover Stockholder is prohibited from transferring or encumbering any of its shares of Company Common Stock while the Rollover Agreement is in effect. The Rollover Stockholders are prohibited from acquiring any additional shares of Company Common Stock or taking any actions that are prohibited by the Rollover Stockholders or their affiliates pursuant to the Merger Agreement with respect to the Company soliciting Alternative Proposals, as described in the section of this proxy statement captioned “Restrictions on Solicitation of Other Acquisition Offers,” in each case, while the Rollover Agreement is in effect. Following the Effective Time, the Rollover Stockholders will be entitled to certain governance rights with respect to Parent, in which they will ultimately receive certain equity interests in exchange for their Rollover Shares pursuant to the Rollover Agreement.
For more information, see the section of this proxy statement captioned “The Rollover Agreement” and the full text of the Rollover Agreement attached as Annex C to this proxy statement, which is incorporated by reference in this proxy statement in their entirety.
Closing and Effective Time of the Merger
The Closing will take place at 10:00 a.m., New York City time, on the fifth business day after the satisfaction or waiver (to the extent permitted under the Merger Agreement) of the last of the conditions to the Closing (described in the section of this proxy statement captioned “— Conditions to the Closing of the Merger”) (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or permitted waiver of such conditions and the continued satisfaction or waiver of the other conditions to the Closing), or such other time and date as Parent and the Company may agree in writing. However, if, despite the use of commercially reasonable efforts, Parent is unable to access the required funds to consummate the Closing on the Initial Closing Date (as defined below), Parent may, upon written notice to the Company prior to the Initial Closing Date, elect for the Closing to take place on the twelfth business day after the satisfaction or waiver (to the extent permitted hereunder) of the last of the conditions to the Closing (described in the section of this proxy statement captioned “— Conditions to the Closing of the Merger”) to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing). At the Closing, the Company will cause the Certificate of Merger to be executed, acknowledged and filed on the Closing Date with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Company and Merger Sub in writing and specified in the Certificate of Merger in accordance with the DGCL.
Accounting Treatment
The Parent Entities anticipate that Merger Sub will be considered the acquirer of the Company for accounting purposes. If so, Merger Sub will use the acquisition method of accounting to allocate the purchase consideration to the Company’s assets acquired and liabilities assumed, which will be recorded at fair value.
Material U.S. Federal Income Tax Consequences of the Merger
The following is a general discussion of the material U.S. federal income tax consequences of the Merger to U.S. Holders (as defined below) of Company Common Stock whose shares are exchanged for the

Merger Consideration pursuant to the Merger. This discussion is based upon the Code, applicable U.S. Treasury Regulations promulgated thereunder, judicial opinions, and administrative rulings and published positions of the IRS, each as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of Company Common Stock that is (or is treated as), for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation, or other entity taxable as a corporation, that is created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust (1) that is subject to the primary supervision of a court within the United States and all the substantial decisions of which are controlled by one or more “United States persons” (within the meaning of the Code) or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a “United States person” (within the meaning of the Code).

This discussion applies only to U.S. Holders of shares of Company Common Stock who hold such shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes) and does not address any tax consequences applicable to holders of Company LTI Awards or any Rollover Stockholders. In addition, this discussion does not address or consider any tax consequences arising under the alternative minimum tax, the Medicare tax on net investment income, or the Foreign Account Tax Compliance Act (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant to thereto or in connection therewith). Further, no information is provided with respect to any tax consequences under state, local or non-U.S. laws or U.S. federal laws other than those pertaining to the U.S. federal income tax.
This discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances, or that may apply to holders subject to special treatment under U.S. federal income tax law, including, for example:
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banks or other financial institutions;

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mutual funds;

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insurance companies;

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tax-exempt organizations (including private foundations), governmental agencies, instrumentalities or other governmental organizations, or withholding qualified holders such as certain qualified foreign pension funds;

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retirement or other tax deferred accounts;

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S corporations, partnerships or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (or investors in such entities or arrangements);

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controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;

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dealers or brokers in securities, currencies or commodities;

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dealers or traders in securities that elect to use the mark-to-market method of accounting;

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regulated investment companies or real estate investment trusts, or entities subject to the U.S. anti-inversion rules;

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U.S. expatriates or certain former citizens or long-term residents of the United States;

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entities that are expatriated entities, surrogate foreign corporations or inverted corporations for U.S. federal income tax purposes;

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holders that own or have owned (directly, indirectly or constructively) five percent or more of Company Common Stock (by vote or value);

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holders who hold their shares of Company Common Stock as part of a hedging, constructive sale or conversion, straddle, synthetic security, integrated investment or other risk reduction transaction for U.S. federal income tax purposes;

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holders subject to special tax accounting rules as a result of any item of gross income with respect to the shares of Company Common Stock being taken into account in an “applicable financial statement” (as defined in the Code);

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holders that do not vote in favor of the Merger and who properly demand appraisal of their shares under Section 262 of the DGCL;

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holders that acquired their shares of Company Common Stock pursuant to the exercise of employee stock options or warrants or otherwise as compensation or in connection with the performance of services; or

•
holders whose “functional currency” is not the U.S. dollar.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Company Common Stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partners, the activities of the partners and the partnership and certain determinations made at the partner level. Partnerships holding shares of Company Common Stock and partners therein should consult their tax advisors.
HOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF THE ALTERNATIVE MINIMUM TAX, THE UNEARNED INCOME MEDICARE CONTRIBUTION TAX, AND ANY STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.
Consequences to U.S. Holders
The receipt of the Merger Consideration by a U.S. Holder in exchange for shares of Company Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. Holder who receives the Merger Consideration in exchange for shares of Company Common Stock pursuant to the Merger will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in such shares.
If a U.S. Holder’s holding period in the shares of Company Common Stock surrendered in the Merger is greater than one year as of the date of the Merger, the gain or loss will be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of a capital loss recognized on the exchange is subject to limitations. If a U.S. Holder acquired different blocks of Company Common Stock at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of Company Common Stock.
Information Reporting and Backup Withholding
Information reporting and backup withholding (currently at a rate of twenty-four percent) may apply to payments made in exchange for Company Common Stock pursuant to the Merger. To avoid backup withholding, a U.S. Holder that does not otherwise establish an exemption should complete and return IRS Form W-9, certifying under penalties of perjury that such U.S. Holder is a “United States person” (within the meaning of the Code), the taxpayer identification number provided is correct, and such U.S. Holder is not subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.

Regulatory Approvals Required for the Merger
General Efforts
Under the Merger Agreement, Parent, Merger Sub and the Company agreed to use all reasonable best efforts to promptly take all actions, and to promptly do and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement in the most expeditious manner possible after August 11, 2025 and in any event prior to the End Date.
Parent has also committed to take certain actions in order to obtain the required regulatory approvals. However, the Parent Entities are not required to propose, commit to, effect or agree to, actions that individually or in the aggregate have had or would reasonably be expected to have a material adverse effect on the financial condition or current operations of either (x) the Company and its subsidiaries, taken as a whole, or (y) Parent and its subsidiaries, taken as a whole, in each case as measured relative to the size of the Company.
Regulatory Approvals
Under the terms of the Merger Agreement, the Merger cannot be completed until the FCC has granted the FCC Applications and approved the joint application to transfer control of the domestic Section 214 Authorizations held by the Company’s subsidiaries and the consent or approval of the European Commission. The parties to the Merger Agreement have waived the condition to closing related to receipt of the consent or approval of the European Commission upon a determination by the Parent Entities that such consent or approval was no longer required. The Merger also cannot be obtained until the following notifications have been provided to the FCC: (1) a notification to the FCC pursuant to 47 C.F.R. § 63.19 regarding the Discontinuance of International Telecommunications Service Pursuant to Section 214 of the Communications Act and (2) a notice to the FCC, of the Company’s relinquishment of the following International Section 214 Authorizations: (a) Knology, Inc. (FCC File No. ITC-214-20000203-00075) and (b) Sigecom, LLC (FCC File No. ITC-214-19991026-00677).
Parent Limited Guarantee
Concurrently with the execution of the Merger Agreement, pursuant to the Parent Limited Guarantee delivered by the Parent Guarantor in favor of the Company, the Parent Guarantor has absolutely, unconditionally and irrevocably agreed to guarantee the due and punctual payment of (1) all of the Parent Termination Fee described above and (2) certain reimbursement obligations that may be owed by the Parent Entities, subject to the limitations set forth in the Parent Limited Guarantee and the Merger Agreement, as more fully described in the section entitled “The Merger Agreement — Parent Termination Fee.”
The obligations of the Parent Guarantor under the Parent Limited Guarantee are subject to an aggregate cap of $37,618,072.30.
Subject to specified exceptions, the Parent Limited Guarantee will terminate upon the earliest of:
(1)
the occurrence of the Closing;

(2)
payment in full of the Parent Termination Fee and all of the reimbursement obligations described above;

(3)
the valid termination of the Merger Agreement in accordance with its terms under circumstances in which Parent would not be obligated to make any payments with respect to reimbursement obligations described above; and

(4)
60 days following the valid termination of the Merger Agreement in accordance with its terms, unless the Company has commenced a proceeding against the Parent Guarantor or Parent for any portion of the payment obligations under the Parent Limited Guarantee, in which case the Parent Limited Guarantee will not terminate with respect to the relevant amounts in dispute until a final, non-appealable order has been entered into by a court of competent jurisdiction discharging the Parent Guarantor or Parent has paid all amounts payable by the Parent Guarantor under the Parent Limited Guarantee, if so determined by a court of competent jurisdiction.
Crestview Limited Guarantee
Concurrently with the execution of the Merger Agreement, pursuant to the Crestview Limited Guarantee delivered by the Rollover Guarantor in favor of Parent, the Rollover Guarantor has absolutely, unconditionally and irrevocably agreed to guarantee the due and punctual payment (1) of all of the payment obligations of the Parent Entities in accordance with the Joint Bidding Agreement with respect to the Parent Termination Fee and (2) certain reimbursement obligations that may be owed by the Parent Entities if certain expense obligations of the Parent Entities become payable in accordance with the Joint Bidding Agreement with respect to the Merger Agreement, subject to the limitations set forth in the Crestview Limited Guarantee, the Joint Bidding Agreement and the Merger Agreement, as more fully described in the section entitled “The Merger Agreement — Parent Termination Fee.”
The obligations of the Rollover Guarantor under the Crestview Limited Guarantee are subject to an aggregate cap of $37,618,072.30.
Subject to specified exceptions, the Crestview Limited Guarantee will terminate upon the earliest of:
(1)
the occurrence of the Closing;

(2)
payment in full of the Parent Termination Fee and all of the reimbursement obligations described above;

(3)
the valid termination of the Joint Bidding Agreement in accordance with its terms under circumstances in which the Rollover Guarantor would not be obligated to make any payments with respect to reimbursement obligations described above; and

(4)
60 days following the valid termination of the Joint Bidding Agreement in accordance with its terms, unless Parent has commenced a proceeding against the Rollover Stockholders or the Rollover Guarantor for any portion of the payment obligations under the Crestview Limited Guarantee, in which case the Crestview Limited Guarantee will not terminate with respect to the relevant amounts in dispute until a final, non-appealable order has been entered into by a court of competent jurisdiction discharging the Rollover Stockholders or the Rollover Guarantor (as applicable) of such payment obligations, or the parties have otherwise mutually agreed to terminate the Crestview Limited Guarantee, and, in either case, the Rollover Stockholders or the Rollover Guarantor has paid all amounts payable by the Rollover Stockholders or the Rollover Guarantor under the Crestview Limited Guarantee, if so determined by a court of competent jurisdiction.

Financing of the Merger
The anticipated total amount of cash necessary to complete the Merger and the related transactions, and to pay the fees and expenses required to be paid at the Closing by the Parent Entities under the Merger Agreement, is approximately $290,000,000. This amount includes funds needed to: (a) pay the aggregate Merger Consideration in respect of the Company Common Stock (other than shares of Company Common Stock contributed to Parent pursuant to the Rollover Agreement and the other Excluded Shares) and (b) pay the other fees, and expenses and other amounts of the Parent Entities related to the consummation of the transactions contemplated by the Merger Agreement or otherwise pursuant to the Merger Agreement, in each case payable by Parent under the Merger Agreement, and (c) make required payments in respect of the vested and outstanding Company LTI Awards payable in connection with the Closing.
Parent has obtained committed financing consisting of equity financing to be provided by the Equity Investor pursuant to the terms and conditions of the Equity Commitment Letter. In connection with the Merger Agreement, Parent and Merger Sub have delivered to the Company a true and accurate copy of the Equity Commitment Letter. The equity financing contemplated by the Equity Commitment Letter will be available to Parent pursuant to the terms and conditions of the Equity Commitment Letter to fund the aggregate Merger Consideration and to pay the fees, expenses and other amounts specified in the Merger Agreement to be paid by Parent and Merger Sub in connection with the Closing. No later three (3) business days following the Effective Time, Parent will cause to be paid by or on behalf of the Company, by cash payment, the aggregate RSA Acceleration Portion, PSU Acceleration Portion, Company LTI Cash Award and other amounts required to be paid pursuant to Section 2.3 of the Merger Agreement.
Equity Financing
In connection with the Merger, Parent delivered to the Company the Equity Commitment Letter, dated as of August 11, 2025, in connection with the financing of the Merger, pursuant to which, subject to the terms and conditions therein, the Equity Investor will provide Parent with an equity commitment of up to $290,000,000 in cash, which may be reduced in accordance with the terms set forth in the Equity Commitment Letter. The Company is an express third-party beneficiary of the Equity Commitment Letter solely with respect to enforcing Parent’s right to cause the commitments under the Equity Commitment Letter by the Equity Investor to be funded to Parent when required in accordance with the terms of the Equity Commitment Letter, subject to (1) the satisfaction or waiver (to the extent permitted by the Merger Agreement) of each of the conditions to the Parent Entities’ obligation to consummate the transactions contemplated by the Merger Agreement set forth in Article II of the Merger Agreement (other than those conditions that by their nature are to be satisfied at or immediately prior to the Closing; provided, that those other conditions would be capable of being satisfied at the Closing and subject to the satisfaction or waiver of such conditions at Closing), and (2) the substantially concurrent consummation of the Closing in accordance with the terms of the Merger Agreement, including Section 1.3 of the Merger Agreement.
Rollover Equity
Concurrently with the execution and delivery of the Merger Agreement, the Company, Parent and the Rollover Filing Parties entered into the Rollover Agreement. Pursuant to the Rollover Agreement, among other things, each of the Rollover Stockholders will contribute all of the shares of Company Common Stock owned by each Rollover Stockholder to Merger Sub in exchange for equity interests in HoldCo, which equity interests will then be contributed to Parent in exchange for equity interests in Parent. The foregoing contributions and exchanges will happen immediately prior to the Closing and, solely as a result of such contributions and exchanges, the Rollover Filing Parties (together, as applicable, with their respective affiliates) will own equity interests in Parent following the consummation of such contributions and exchanges. As a result of the Merger, each share of Company Common Stock held by Merger Sub will automatically be converted into one share of common stock of the Surviving Corporation.
The consummation of the exchange of Company Common Stock contemplated by the Rollover Agreement is subject to the substantially simultaneous, but subsequent, consummation of the Merger in accordance with the terms and conditions of the Merger Agreement. The Rollover Agreements will terminate automatically upon the earliest of (i) the Effective Time and (ii) the valid termination of the Merger Agreement in accordance with its terms.
The information disclosed in this paragraph is qualified in its entirety by reference to the Rollover Agreement, a copy of which is attached as Annex C to this proxy statement, which is incorporated by reference in this proxy statement in its entirety.
Delisting and Deregistration of Company Common Stock
If the Merger is completed, Company Common Stock will no longer be traded on NYSE and will be deregistered under the Exchange Act. The Company will no longer be required to file periodic reports, current reports and proxy and information statements with the SEC on account of Company Common Stock.
Fees and Expenses
Except as described under “The Merger Agreement — Company Termination Fee,” whether or not the Merger is completed, all costs and expenses incurred in connection with the Merger, the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring or required to incur such expenses, and in the case of the Special Committee, all costs and expenses will be paid by the Company, except that all filing fees paid by any party in respect of any regulatory filing will be borne by Parent. Total fees and expenses incurred or to be incurred by the Company (including the Special Committee) are estimated at this time to be as follows:
Description	Amount ($)
Financial advisory fees and expenses	[ ]
Legal fees and expenses	[ ]
SEC filing fees	[ ]
Printing, proxy solicitation, EDGAR filing and mailing expenses	[ ]
Miscellaneous	[ ]
Total	[ ]
It is also expected that Merger Sub and/or Parent will incur approximately $29.6 million of financing costs, legal fees, paying agent fees, and other advisory fees.
In connection with Centerview’s services as the financial advisor to the Special Committee, the Company has agreed to pay Centerview an aggregate fee of $19.4 million, $2.5 million of which was payable upon the rendering of Centerview’s opinion and $16.9 million of which is payable contingent upon consummation of the Transaction (which includes a $1 million retainer, which is creditable against the Centerview Transaction Fee).
Litigation Relating to the Merger
As of the date of this proxy statement, there are no pending lawsuits challenging the Merger.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement, the documents to which the Company refers you in this proxy statement and information included in oral statements or other written statements made or to be made by the Company or on the Company’s behalf contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, including statements related to the proposed Merger and the other transactions contemplated by the Merger Agreement (the “Transaction”). These forward-looking statements represent our goals, beliefs, plans and expectations about our prospects for the future and other future events. Forward-looking statements include all statements that are not historical fact and can be identified by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “believe,” “estimate,” “plan,” “project,” “predict,” “potential,” “continue,” “likely,” “target” or similar expressions or the negative of these terms or other comparable terminology that convey uncertainty of future events or outcomes. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the Transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to:
•
the completion of the Transaction on anticipated terms and timing or at all, including obtaining required stockholder and regulatory approvals, and the satisfaction of other conditions to the completion of the Transaction;

•
potential litigation relating to the Transaction that could be instituted against DigitalBridge, Crestview, the Company or their respective affiliates, directors, managers or officers, including the effects of any outcomes related thereto;

•
the risk that disruptions from the Transaction, including the diversion of management’s attention from the Company’s ongoing business operations, will harm the Company’s business, including current plans and operations;

•
the ability of the Company to retain and hire key personnel in light of the Transaction;

•
potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction;

•
potential business uncertainty, including changes to existing business relationships, during the pendency of the Transaction that could affect the Company’s financial performance;

•
certain restrictions during the pendency of the Transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions;

•
significant transaction costs associated with the Transaction, including the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

•
the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring the Company to pay a termination fee or other expenses;

•
the risk that the Company’s stock price may decline significantly if the Transaction is not consummated;

•
the risks and uncertainties pertaining to the Company’s business, including those set forth in Part I, Item 1A of the Company’s most recent Annual Report on Form 10-K and Part II, Item 1A of the Company’s subsequent Quarterly Reports on Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the SEC; and

•
the risks and uncertainties that will be described in the proxy statement available from the sources indicated below.

Consequently, all of the forward-looking statements that the Company makes in this proxy statement are qualified by the information contained or incorporated by reference in this proxy statement, including: (1) the information contained under this caption, and (2) information in the Company’s most recent filings on Form 10-K and Form 10-Q, including the information contained under the caption “Risk Factors,” and information in its consolidated financial statements and notes thereto. While the list of factors presented here is considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on the Company’s financial condition, results of operations, credit rating or liquidity.
In light of the significant uncertainties in these forward-looking statements, the Company cannot assure you that the forward-looking statements in this communication will prove to be accurate, and you should not regard these statements as a representation or warranty by the Company, its directors, officers or employees or any other person that the Company will achieve its objectives and plans in any specified time frame, or at all. These forward-looking statements speak only as of the date they are made, and the Company does not undertake to and specifically disclaims any obligation to publicly release the results of any updates or revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by applicable law.
You should read this proxy statement and the documents that the Company references and has filed as exhibits to this proxy statement with the understanding that the Company’s actual future results, performance and achievements may be materially different from what the Company expects. The Company qualifies all of its forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this proxy statement. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained in this proxy statement, whether as a result of any new information, future events or otherwise. The Company’s stockholders are advised to consult any future disclosures that the Company makes on related subjects as may be detailed in its other filings made from time to time with the SEC.

THE PARTIES TO THE MERGER
The Company
The Company was formed as a Delaware corporation in 2012 under the name WideOpenWest Kite, Inc. The Company is one of the nation’s leading broadband providers offering an expansive portfolio of advanced services, including highspeed data, cable television, and digital telephony services to residential customers and offers a full range of products and services to business customers. The Company’s services are delivered across 18 markets via an efficient, advanced hybrid fiber-coax network. The Company’s footprint covers certain suburban areas within the states of Alabama, Florida, Georgia, Michigan, South Carolina and Tennessee. As of June 30, 2025, the Company’s broadband networks passed nearly 2.0 million homes and businesses and served 469,600 customers. See the section of this proxy statement captioned “Where You Can Find Additional Information.”
Company Common Stock is listed on NYSE under the symbol “WOW.” The Company’s corporate headquarters are located at 7887 East Belleview Avenue, Suite 1000, Englewood, Colorado 80111.
Parent Entities
Parent.   Parent, was formed on August 7, 2025, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing in connection with the Merger. Upon consummation of the transactions contemplated by the Merger Agreement and related agreements, the Company will be an indirect, wholly owned subsidiary of Parent. Parent’s address is c/o DigitalBridge Investments, LLC, 750 Park of Commerce Drive, Suite 210, Boca Raton, Florida 33487 and its telephone number is (561) 570-4644. Parent GP, serves as the sole general partner of Parent.
Merger Sub.   Bandit Merger Sub, Inc., a Delaware corporation, was formed on August 7, 2025, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the Merger Agreement. Pursuant to the Merger Agreement, at the Effective Time, Merger Sub will merge with and into the Company, and the Company will continue as the surviving entity. Merger Sub’s address is c/o DigitalBridge Investments, LLC, 750 Park of Commerce Drive, Suite 210, Boca Raton, Florida 33487 and its telephone number is (561) 570-4644.

THE SPECIAL MEETING
Date, Time and Place
The Company will hold the Special Meeting on [          ], at [  ], Eastern time. You may attend the Special Meeting via a live webcast at [     ]. You will be able to listen to the Special Meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares). The Company believes that a virtual meeting provides expanded access, improved communication and cost savings for its stockholders.
If you encounter technical difficulties accessing the Special Meeting or during the Special Meeting, a support line will be available on the login page of the Special Meeting website.
Purpose of the Special Meeting
At the Special Meeting, the Company will ask stockholders to vote on the Merger Proposal, the Compensation Proposal and the Adjournment Proposal.
The Company’s stockholders must approve the Merger Proposal in order for the Merger to be consummated. Approval of the Compensation Proposal and approval of the Adjournment Proposal are not conditions to completion of the Merger. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety. The Company encourages you to read the Merger Agreement carefully in its entirety.
Attending the Special Meeting
The Special Meeting will begin at [         ], Eastern time. Online check-in will begin 15 minutes prior to the Special Meeting. The Company encourages you to access the meeting prior to the start time.
As the Special Meeting is virtual, there will be no physical meeting location. You can attend the Special Meeting by logging in online at [     ]. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares). If you encounter technical difficulties accessing the Special Meeting or during the Special Meeting, a support line will be available on the login page of the Special Meeting website.
Once online access to the Special Meeting is open, stockholders may submit questions pertinent to meeting matters, if any, through the Special Meeting website. You will need the control number found on your proxy card or voting instruction form in order to submit questions. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.
Record Date; Shares Entitled to Vote; Quorum
Only the Company’s stockholders as of the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. A list of stockholders of record entitled to vote at the Special Meeting will be available for a period of at least 10 days before the Special Meeting on a reasonably accessible electronic network or during ordinary business hours at the Company’s corporate headquarters located at 7887 East Belleview Avenue, Suite 1000, Englewood, Colorado 80111, and on the virtual meeting website during the Special Meeting. As of the Record Date, there were [        ] shares of Company Common Stock issued and outstanding and entitled to vote at the Special Meeting.
Each share of Company Common Stock that you own as of the close of business on the Record Date is entitled to one vote on each matter submitted for a vote at the Special Meeting.
The presence, in person or represented by proxy, of the holders of a majority in voting power of the shares of capital stock of the Company issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy at the meeting, will constitute a quorum for the transaction of business at the Special Meeting.

Votes Required
Under the terms of the Merger Agreement, the approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock entitled to vote thereon.
Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority in voting power of the shares in capital stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. This vote will be on a non-binding, advisory basis.
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the shares in capital stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon.
Abstentions
Abstentions will be counted as present for purposes of determining whether a quorum exists. If a stockholder abstains from voting on the Merger Proposal, Compensation Proposal or Adjournment Proposal that abstention will have the same effect as if the stockholder voted “AGAINST” such proposal.
Broker Non-Votes
Each “broker non-vote” will also count as a vote “AGAINST” the Merger Proposal but will have no effect on the Compensation Proposal or the Adjournment Proposal. Broker non-votes are shares of Company Common Stock held by brokers on behalf of the beneficial owners of such shares of Company Common Stock that are present or represented by proxy at the Special Meeting, but with respect to which the broker is not instructed by the applicable beneficial owner of such shares of Company Common Stock how to vote on a particular proposal, and the broker does not have discretionary voting power on such proposal. Because brokers do not have discretionary voting authority with respect to any of the proposals described in this proxy statement, if a beneficial owner of shares of Company Common Stock held in “street name” does not give voting instructions to the broker, then those shares of Company Common Stock will not be present or represented by proxy at the Special Meeting, and, therefore, will not count towards the quorum of the Special Meeting. For shares of Company Common Stock held in “street name,” only shares affirmatively voted “FOR” any of the Merger Proposal, the Compensation Proposal or the Adjournment Proposal will be counted towards the quorum of the Special Meeting and as a vote in favor of such proposal. Approval of the Compensation Proposal or the Adjournment Proposal requires the affirmative vote of the majority of the votes cast by the holders of shares of Company Common Stock present or represented by proxy at the Special Meeting and entitled to vote thereon, therefore, broker non-votes will have no effect on the approval of the Compensation Proposal or the Adjournment Proposal.
Shares Held by the Company’s Directors and Executive Officers
As of September 10, 2025, the Company’s directors and executive officers beneficially owned, in the aggregate, 3,022,217 shares of Company Common Stock, collectively representing approximately 3.5 percent of the voting power of the shares of Company Common Stock outstanding as of September 10, 2025.
Voting of Proxies
If you are a stockholder of record (that is, your shares are registered in your name with the Company’s transfer agent, Equiniti Trust Company, LLC), you may vote your shares electronically over the internet or by telephone by following the instructions on your enclosed proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the internet or by telephone. Alternatively, you may vote your shares by returning a marked, signed and dated proxy card using the enclosed prepaid envelope, or you may vote at the Special Meeting using the control number located on the enclosed proxy card. Based on your proxy cards or internet and telephone proxy, the proxy holders will vote your shares according to your direction.
If you attend the Special Meeting and wish to vote at the Special Meeting, you will need the control number located on the enclosed proxy card. Beneficial owners of shares held in “street name” must also submit a “legal proxy” from their bank or broker in order to vote at the Special Meeting. You are encouraged to vote by proxy even if you plan to attend the Special Meeting. If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any previously submitted proxy.
All shares represented by properly signed and dated proxies (or proxies granted electronically over the internet or by telephone) will, if received before the Special Meeting, be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies (or proxies granted electronically over the internet or by telephone) that do not contain voting instructions will be voted: (1) “FOR” the Merger Proposal, (2) “FOR” the Compensation Proposal, and (3) “FOR” the Adjournment Proposal.
If your shares are held in “street name” through a bank, broker or other nominee, you may submit a proxy to vote through your bank, broker or other nominee by marking, signing, dating and returning by mail the enclosed voting instruction form provided by your bank, broker or other nominee. You may also attend the Special Meeting and vote at the Special Meeting if you obtain and submit a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting. If available from your bank, broker or other nominee, you may submit a proxy to vote over the internet or telephone by following the instructions on the voting instruction form provided by your bank, broker or other nominee. If you do not (1) return your bank’s, broker’s or other nominee’s voting instruction form by mail, (2) submit a proxy to vote over the internet or by telephone through your bank, broker or other nominee, or (3) attend the Special Meeting and vote at the Special Meeting with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the Merger Proposal. It will not, however, have any effect on the Compensation Proposal or the Adjournment Proposal, except to the extent it affects the obtaining of a quorum at the meeting.
Revocability of Proxies
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by delivering written notice of revocation to the Company’s Secretary or by submitting a subsequently dated proxy by mail, telephone or the internet in the manner described above under “How may I vote?” or by attending the Special Meeting and voting in person virtually. Attendance at the Special Meeting will not itself revoke an earlier submitted proxy. If you hold your shares in street name, you must follow the instructions provided by your bank, broker or nominee to revoke your voting instructions, or, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting, by attending the Special Meeting and voting virtually.
If you hold your shares of Company Common Stock in “street name” through a bank, broker or other nominee, you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the Special Meeting if you obtain and submit a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting.
Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.
Adjournment
In addition to the Merger Proposal and the Compensation Proposal, the Company’s stockholders are also being asked to approve the Adjournment Proposal. If a quorum is not present, the chairman of the Special Meeting (at any time in advance of the Special Meeting or at the Special Meeting) or the holders of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote at the meeting, may adjourn the Special Meeting to another time and/or place, may adjourn the Special Meeting, until a quorum is present or represented. The chairman may also adjourn the Special Meeting from time to time to any other time and to any other place, even if a quorum is present. In addition, the Special Meeting could be postponed before it commences, subject to the terms of the Merger Agreement. If the Special Meeting is adjourned or postponed, the Company’s stockholders who have already submitted their proxies will be able to revoke them at any time before they are exercised at the Special Meeting.

Solicitation of Proxies
The Company, on behalf of the Company Board, is soliciting proxies from the Company’s stockholders for the Special Meeting. Under applicable SEC rules and regulations, the members of the Company Board are “participants” with respect to the solicitation of proxies in connection with the Special Meeting.
The expense of soliciting proxies will be borne by the Company. The Company has retained Innisfree M&A Incorporated, a professional proxy solicitation firm, to assist in the solicitation of proxies, and provide related advice and informational support during the solicitation process, for a fee of $30,000, plus expenses. The Company will indemnify this firm against losses arising out of its provisions of these services on its behalf. In addition, the Company may reimburse banks, brokers and other nominees representing beneficial owners of shares of Company Common Stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by the Company’s directors, officers and employees, personally or by telephone, email, fax or over the internet. No additional compensation will be paid for such services.
Anticipated Date of Completion of the Merger
The Company currently expects to complete the Merger end of the year in 2025 or in the first quarter of 2026. However, the exact timing of completion of the Merger, if at all, cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of the Company’s control.
Appraisal Rights
This section summarizes Delaware law pertaining to appraisal rights in connection with the Merger. The following discussion is not a complete statement of the law pertaining to appraisal rights under Delaware law and is qualified in its entirety by the full text of Section 262 of the DGCL, which is attached to this proxy statement as Annex D and which may be accessed without subscription or cost at the Delaware Code Online (available at https://delcode.delaware.gov/title8/c001/sc09/index.html#262). The following summary does not constitute any legal or other advice and does not constitute a recommendation that you exercise your appraisal rights under Section 262.
Any person contemplating the exercise of such appraisal rights should carefully review the provisions of Section 262, particularly the procedural steps required to properly demand and perfect such rights. Failure to follow the steps required by Section 262 for demanding and perfecting appraisal rights may result in the loss of such rights. All references in Section 262 of the DGCL and in this summary to a (i) “stockholder” are to the record holder of Company Common Stock, (ii) “beneficial owner” are to a person who is the beneficial owner of shares of Company Common Stock held either in voting trust or by a nominee on behalf of such person, and (iii) “person” are to an individual, corporation, partnership, unincorporated association or other entity.
If the Merger is consummated, holders of record or beneficial owners of Company Common Stock who (1) do not vote in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (2) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their applicable shares of Company Common Stock through the effective date of the Merger, (3) properly demand appraisal of their applicable shares prior to the vote on the Merger Proposal at the Special Meeting, (4) meet certain statutory requirements described in this proxy statement, and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL if certain conditions set forth in subsection (g) of Section 262 of the DGCL are satisfied. However, even if these requirements are met, assuming Company Common Stock remains listed on a national securities exchange immediately prior to the Merger (which is expected to be the case), after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all stockholders and beneficial owners of Company Common Stock who are otherwise entitled to appraisal rights unless (x) the total number of shares of Company Common Stock entitled to appraisal exceeds 1% of the outstanding shares of Company Common Stock eligible for appraisal or (y) the value of the Merger Consideration offered pursuant to the Merger Agreement in respect of such total number of shares exceeds $1 million.

Holders of record and beneficial owners of Company Common Stock who are entitled to have their shares appraised by the Delaware Court of Chancery may receive payment in cash of the “fair value” of their shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined by the Delaware Court of Chancery to be fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. At any time before the Delaware Court of Chancery enters judgment in the appraisal proceeding, the Surviving Corporation may make a voluntary cash payment to persons entitled to appraisal, in which case interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, any persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares. For more information, see the section of this proxy statement captioned “Appraisal Rights — Determination of Fair Value.”
To exercise appraisal rights, a holder of record or a beneficial owner of Company Common Stock must (1) submit a written demand for appraisal of such holder’s or beneficial owner’s shares of Company Common Stock to the Company before the vote is taken on the Merger Proposal at the Special Meeting, (2) not vote, in person or by proxy, in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (3) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) the subject shares of Company Common Stock through the effective date of the Merger, (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL, and (5) not withdraw the appraisal demand or otherwise lose his, her or its rights to appraisal. If you are a beneficial owner of shares of Company Common Stock and you wish to exercise appraisal rights in such capacity, in addition to the foregoing requirements, your demand for appraisal must also (1) reasonably identify the holder of record of the shares of Company Common Stock for which the demand is made, (2) be accompanied by documentary evidence of your beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which you consent to receive notices given by the Surviving Corporation hereunder and to be set forth on the verified list required by subsection (f) of Section 262(f). The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail in the section of this proxy statement captioned “Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which is attached to this proxy statement as Annex D and which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Other Matters
At this time, the Company knows of no other matters to be voted on at the Special Meeting. If any other matters properly come before the Special Meeting and you deliver a proxy to the Company, your shares of Company Common Stock will be voted in accordance with the discretion of the appointed proxy holders, with full power of substitution and re-substitution.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting
This proxy statement is available on the “Investor Relations” section of the Company’s website located at https://ir.wowway.com/investor-relations/overview/default.aspx.

Questions and Additional Information
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help submitting your proxy or voting your shares of Company Common Stock, please contact the Company’s proxy solicitor at:
Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Shareholders may call toll free: (877) 750-0831
Banks and Brokers may call collect: (212) 750-5833

THE MERGER AGREEMENT
The discussion of the terms of the Merger Agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger.
Explanatory Note Regarding the Merger Agreement
The following description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Annex A attached hereto. The Merger Agreement has been included to provide Company stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub, DigitalBridge, Crestview or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to the Company’s stockholders. The Company’s stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding the Company and its business. Please see the section of this proxy statement captioned “Where You Can Find Additional Information.”
Effect of the Merger
The Merger Agreement provides that, on the terms and subject to the conditions set forth in the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will merge with and into the Company, whereupon the separate corporate existence of Merger Sub will cease, and the Company will continue its corporate existence under Delaware law as the Surviving Corporation of the Merger and an indirect wholly owned subsidiary of Parent. As a result of the Merger, Company Common Stock will no longer be publicly traded. In addition, Company Common Stock will be delisted from NYSE and deregistered under the Exchange Act, in each case, in accordance with applicable laws, rules and regulations, and the Company will no longer file periodic reports with the SEC. If the Merger is consummated, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares and Dissenting Shares) will be converted automatically into and will thereafter represent only the right to receive the Merger Consideration, subject to any required tax withholding, and will be automatically cancelled upon the conversion thereof and will cease to exist. The Effective Time will occur at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware (or at such later time as may be agreed by the Company and Merger Sub in writing and specified in the Certificate of Merger in accordance with the DGCL).
Closing and Effective Time
The Closing will take place at 10:00 a.m., New York City time, on the fifth business day after the satisfaction or waiver (to the extent permitted under the Merger Agreement) of the last of the conditions to the Closing (described in the section of this proxy statement captioned “— Conditions to the Closing of the Merger”) (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or permitted waiver of such conditions and the continued satisfaction or waiver of the other conditions to the Closing) (the “Initial Closing Date”), or such other time and date as Parent and the Company may agree in writing. However, if, despite the use of commercially reasonable efforts, Parent is unable to access the required funds to consummate the Closing on the Initial Closing Date, Parent may, upon written notice (the “Parent Closing Election”) to the Company prior to the Initial Closing Date, elect for the Closing to take place on the twelfth business day after the satisfaction or waiver (to the extent permitted hereunder) of the last of the conditions to the Closing (described in the section of this proxy statement captioned “— Conditions to the Closing of the Merger”) to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing). At the Closing, the Company will cause the Certificate of Merger to be executed, acknowledged and filed on the Closing Date with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Company and Merger Sub in writing and specified in the Certificate of Merger in accordance with the DGCL.
Certificate of Incorporation; Bylaws; Directors and Officers
At the Effective Time, subject to the requirements of Section 5.10 of the Merger Agreement, the certificate of incorporation of the Company will be amended and restated in its entirety to read as set forth in Exhibit B to the Merger Agreement, and such amended and restated certificate of incorporation will become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and such certificate of incorporation. At the Effective Time, subject to the requirements of Section 5.10 of the Merger Agreement, the bylaws of Merger Sub as in effect immediately prior to the Effective Time, as so amended, will be the bylaws of the Surviving Corporation until thereafter amended in accordance with the DGCL and such bylaws. The directors of Merger Sub as of immediately prior to the Effective Time will be the initial directors of the Surviving Corporation as of the Effective Time and will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation. The officers of the Company as of immediately prior to the Effective Time will be the initial officers of the Surviving Corporation as of the Effective Time and will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation.
Merger Consideration
Company Common Stock
At the Effective Time, each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than the Excluded Shares and the Dissenting Shares) will be converted automatically into and will thereafter represent only the right to receive the Merger Consideration, subject to any required tax withholding, and will be automatically cancelled upon the conversion thereof and will cease to exist.
At the Effective Time, each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time and is directly owned by the Company as treasury stock or otherwise, or by Parent or Merger Sub immediately prior to the Effective Time, including any Rollover Shares, will be cancelled and will cease to exist, and no consideration will be delivered in exchange therefor.
Each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time that is owned by any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time will automatically be converted into such number of shares of common stock of the Surviving Corporation such that each such subsidiary will own the same percentage of the outstanding capital stock of the Surviving Corporation immediately following the Effective Time as such subsidiary owned in the Company immediately prior to the Effective Time.
The holders of the Rollover Shares are not entitled to receive the Merger Consideration in respect of the Rollover Shares, and all Rollover Shares will be treated in accordance with the treatment of the Excluded Shares. The Rollover Shares will immediately prior to the Effective Time, be contributed, directly or indirectly, to Parent pursuant to the terms of the Rollover Agreement.

Company LTI Awards
At the Effective Time, each Company LTI Award will be treated as set forth below.
Crestview Restricted Share Awards
Each Crestview Restricted Share award that is outstanding and unvested (after taking into account any vesting in connection with the Merger) as of immediately prior to the Effective Time will become fully vested and be treated as a Rollover Share.
Company Restricted Share Awards
Each Company Restricted Share Award that is outstanding as of immediately prior to the Effective Time and is not a Crestview Restricted Share Award will be treated as follows:
•
if such Company Restricted Share Award is held by a non-employee director of the Company, then it will become fully vested and be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock subject to such Company Restricted Share Award;

•
if such Company Restricted Share Award was granted in calendar year 2023 or calendar year 2024, then the RSA Acceleration Portion of such Company Restricted Share Award will become fully vested and be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock subject to the RSA Acceleration Portion of the Company Restricted Share Award;

•
if such Company Restricted Share Award was granted in calendar year 2025 then, solely in the event that the Effective Time occurs after February 12, 2026, the RSA Acceleration Portion of such Company Restricted Share Award will become fully vested and be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock subject to the RSA Acceleration Portion of the Company Restricted Share Award; or

•
if such Company Restricted Share Award does not become fully vested as described above, such Company Restricted Share Award (or portion thereof) will be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock subject to such Company Restricted Share Award (or portion thereof), and such amount in cash will remain subject to the same vesting conditions as were applicable to the corresponding Company Restricted Share Award.

Company PSU Awards
Each Company PSU Award that is outstanding as of immediately prior to the Effective Time will be treated as follows, with any performance-based vesting conditions applicable to such Company PSU Award deemed achieved based on actual performance measured as of the latest practicable date prior to the Effective Time:
•
if such Company PSU Award was granted in calendar year 2023, then the Company PSU Award will become fully vested without proration and be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock subject to the vested Company PSU Award;

•
if such Company PSU Award was granted in calendar year 2024, then the PSU Acceleration Portion of such Company PSU Award will become fully vested and be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock subject to the vested portion of the Company PSU Award;

•
if such Company PSU Award was granted in calendar year 2025 then, solely in the event that the Effective Time occurs after February 12, 2026, the PSU Acceleration Portion of such Company PSU Award will become fully vested and be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock subject to the vested portion of the Company PSU Award; or

•
if such Company PSU Award does not become fully vested as described above, such Company PSU Award (or portion thereof) will be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock subject to such Company PSU Award (or portion thereof), and such amount in cash will otherwise remain subject to the same vesting conditions as were applicable to the corresponding Company PSU Award except that performance-based vesting conditions will no longer apply from and after the Effective Time and such awards will vest in the ordinary course on the last day of the applicable performance period of such award.

Company LTI Cash Awards
•
Each Company LTI Cash Award that is outstanding as of immediately prior to the Effective Time will be treated in the same manner as the Company Restricted Share Award or Company PSU Award to which it corresponds, as described above.

Exchange and Payment Procedures
Prior to the Effective Time, Parent will deposit, or will cause to be deposited, with a U.S. bank or trust company that will be appointed by Parent, and reasonably acceptable to the Company, to act as a paying agent under the Merger Agreement (the “Paying Agent”), in trust for the benefit of holders of the shares of Company Common Stock that are issued and outstanding as of the Effective Time, cash in U.S. dollars sufficient to pay the aggregate Merger Consideration (other than the Merger Consideration for Dissenting Shares prior to the Effective Time), in exchange for all of the shares of Company Common Stock outstanding immediately prior to the Effective Time (other than the Excluded Shares and unvested Company PSU Awards and Company LTI Cash Awards), payable upon due surrender of the certificates that, immediately prior to the Effective Time, represented shares of Company Common Stock outstanding immediately prior to the Effective Time (“Certificates”) (or effective affidavits of loss in lieu thereof) or non-certificated shares of Company Common Stock outstanding immediately prior to the Effective Time represented by book-entry (“Book-Entry Shares”) (such cash, the “Exchange Fund”).
As soon as reasonably practicable after the Effective Time and in any event within four business days following the Closing Date, Parent and the Surviving Corporation will cause the Paying Agent to mail to each holder of record (as of immediately prior to the Effective Time) of shares of Company Common Stock whose shares were converted into the right to receive Merger Consideration (a) a letter of transmittal with respect to Book-Entry Shares and Certificates (which will specify that delivery will be effected, and risk of loss and title to Certificates will pass, only upon proper delivery of Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent and will be in such form and have such other customary provisions as Parent and the Company may mutually reasonably agree), and (b) instructions for use in effecting the surrender of Book-Entry Shares or Certificates (or effective affidavits of loss in lieu thereof) in exchange for the Merger Consideration.
Upon surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the holder of such Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares will be entitled to receive in exchange therefor a check or wire transfer for the amount of cash that such holder has the right to receive in respect of such holder’s properly surrendered Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares pursuant to the Merger Agreement and the Certificate or Book-Entry Shares so surrendered will forthwith be cancelled.
The Paying Agent, the Company, Parent and Merger Sub or any of their affiliates, as applicable, will be entitled to deduct and withhold from any amounts otherwise payable to or for the benefit of any person under the Merger Agreement such amounts as are required to be withheld or deducted under the Code, or under any provision of state, local or non-U.S. tax law with respect to the making of such payment.
Any portion of the Exchange Fund (including the proceeds of any investments thereof and any interest received with respect thereto) that remains undistributed to the former holders of shares of Company Common Stock on the nine-month anniversary of the Effective Time will thereafter be delivered to the

Surviving Corporation upon demand, and any former holders of shares of Company Common Stock who have not surrendered their shares of Company Common Stock in accordance with the Merger Agreement will thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or similar laws) for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of their shares of Company Common Stock.
Representations and Warranties
The Merger Agreement contains representations and warranties of the Company and Parent and Merger Sub.
Some of the representations and warranties in the Merger Agreement made by the Company are qualified as to materiality or Company Material Adverse Effect. For purposes of the Merger Agreement, with respect to the Company, “Company Material Adverse Effect” means any event, change, condition, fact, circumstance, occurrence or development (an “Event”) that, individually or in the aggregate, with all other Events, (i) would reasonably be expected to prevent or materially delay or materially impair the ability of the Company to consummate the Merger in accordance with the terms of the Merger Agreement or (ii) has a material adverse effect on the business, operations, or financial condition of the Company and its subsidiaries, taken as a whole but will not include Events relating to or resulting from the following:
•
changes or developments in general domestic, foreign or global economic or political conditions or the securities, equity, energy, credit or financial markets in general, or changes in or affecting domestic or foreign interest or exchange rates or tariffs or energy prices;

•
any decline in the market price or trading volume of the Company Common Stock or any change in the credit rating of the Company or its subsidiaries or any of its or their securities, (provided that the facts and circumstances underlying any such decline or change may be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by the definition thereof);

•
changes or developments in the industries in which the Company or its subsidiaries operate, or any changes or developments in or affecting the domestic or any foreign securities, equity, credit or financial markets;

•
the execution, delivery or performance of the Merger Agreement or the terms hereof or the public announcement or pendency or consummation of the Merger or other transactions contemplated thereby, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its subsidiaries with employees, partnerships, labor unions, works councils, financing sources, franchisees, partners, customers or suppliers, governmental entities or other business relationships (except that the exceptions contained in this bullet will not apply with respect to references to those portions of the representations and warranties contained in Section 3.3 and Section 3.4 of the Merger Agreement the purposes of which are to address the consequences resulting from the execution, delivery and performance by the Company of the Merger Agreement or consummation of the transactions contemplated hereby);

•
the identity of Parent or any of its Affiliates (including Merger Sub) as the acquiror of the Company;

•
compliance with the terms of, or the taking or omission of any action required by, the Merger Agreement or applicable law or consented to or requested by Parent or any of its Representatives, (including the failure of the Company to take any action that the Company is prohibited by the terms of the Merger Agreement from taking or which the Company did not take on account of withheld consent from Parent);

•
geopolitical conditions, trade wars, tariffs or sanctions, any act of civil unrest, civil disobedience, war, military activity, sabotage, cyberterrorism, acts of terrorism or war (whether or not declared) or other hostilities, including an outbreak or escalation of hostilities or war (whether or not declared), or the declaration by the United States or any other governmental entity of a state of emergency, or any worsening of any of the foregoing conditions threatened or existing on the date of the Merger Agreement;

•
any natural or manmade disasters or weather developments, including earthquakes, hurricanes, tsunamis, typhoons, lightning, hail storms, blizzards, tornadoes, droughts, floods, cyclones, arctic frosts, mudslides and wildfires, acts of God, or any virus, pandemic, epidemic or disease or similar force majeure events, including any worsening of such conditions threatened or existing on the date of the Merger Agreement;

•
changes in GAAP or other generally accepted accounting principles or the interpretation or enforcement thereof or any changes in law (or the interpretation or enforcement thereof);

•
any anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions in the United States or any other country or region in the world;

•
any litigation (including stockholder litigation) relating to or resulting from the Merger Agreement or the transactions contemplated hereby;

•
breach by Parent or Merger Sub of the Merger Agreement;

•
any failure to meet internal or published projections, forecasts, guidance or revenue or earning predictions (provided that the facts and circumstances underlying any such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by the definition thereof, and provided, further, that this bullet will not be construed as implying that the Company is making any representation or warranty hereunder with respect to any projections, forecasts, guidance or revenue or earnings predictions); or

•
the failure to obtain any approvals or consents from any governmental entity or other person in connection with the transactions contemplated by the Merger Agreement.

Except, with respect to bullets 1, 3 and 7 above, if the impact thereof is materially and disproportionately adverse to the Company and its subsidiaries, taken as a whole, relative to similarly situated businesses in the industry or industries in which the Company and its subsidiaries operate, then the incremental material disproportionate impact may be taken into account in determining whether there has been a Company Material Adverse Effect.
In the Merger Agreement, the Company made customary representations and warranties to the Parent Entities that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•
due organization, valid existence, good standing and authority and qualification to conduct business with respect to the Company and its subsidiaries;

•
the capital structure of the Company as well as the ownership and capital structure of its subsidiaries;

•
the absence of any preemptive rights, anti-dilutive or similar right, purchase option, call or right of first refusal or similar right or other subscriptions, options, warrants, calls, puts, convertible securities, exchangeable securities, conversion rights, phantom stock rights, share appreciation rights, restricted stock units, restricted stock, stock-based performance units, forward equity sales or other similar rights, agreements or commitments that obligate the Company or any of its subsidiaries to issue, transfer or sell any shares of capital stock of the Company or securities convertible into, exercisable for or exchangeable for any equity interests or other securities of the Company or any of its subsidiaries;

•
the absence of any bonds, debentures, notes or other similar obligations;

•
the absence of any voting trusts, stockholders’ agreements, registration rights agreements or other similar agreement with respect to the voting or registration of any securities of the Company or relating to the disposition, voting or dividends with respect thereto;

•
the Company’s subsidiaries;

•
the Company’s indebtedness;

•
the Company’s requisite corporate power and authority to enter into and perform the Merger Agreement and the enforceability of the Merger Agreement;

•
the determinations and approvals of the Special Committee and the Company Board;

•
required consents, approvals and governmental filings in connection with the Merger Agreement and performance thereof;

•
the absence of any conflict or violation of any organizational documents of the Company, certain existing contracts of the Company and its subsidiaries or applicable laws due to the execution and delivery of the Merger Agreement and performance thereof;

•
the accuracy and completeness of the Company’s SEC filings;

•
the Company’s financial statements;

•
the Company’s internal accounting controls and procedures;

•
the absence of specified undisclosed liabilities;

•
the Company’s and its subsidiaries’ compliance with laws and permits and legal proceedings;

•
environmental laws and regulations;

•
employee benefit plans;

•
labor matters;

•
the absence of a Company Material Adverse Effect since December 31, 2024 and the conduct of business of the Company and its subsidiaries in all material respects in the ordinary course of business since December 31, 2024;

•
the accuracy of information supplied by the Company for inclusion or incorporation by reference in this proxy statement;

•
tax matters;

•
intellectual property, privacy and data security;

•
real property owned or leased by the Company and its subsidiaries;

•
the rendering of the fairness opinion of Centerview to the Special Committee;

•
the required vote of the Company’s stockholders to approve the Merger Agreement and the Merger;

•
the existence and enforceability of specified categories of the Company’s and its subsidiaries’ material contracts and any breaches or defaults with respect thereto;

•
insurance;

•
the absence of related party transactions;

•
payment of fees to brokers in connection with the Merger Agreement;

•
the inapplicability of anti-takeover statutes to the Merger Agreement, the Merger and the transactions contemplated thereby and the absence of any stockholder rights plan or any anti-takeover provision in the certificate of incorporation or bylaws of the Company;

•
the Company and its subsidiaries’ compliance with anti-corruption, import/export, anti-money laundering and economic sanctions laws;

•
the absence of any facility security clearance from the United States or any foreign government;

•
the Company’s title to its assets and properties;

•
permits from the FCC or any authorizations from, or such other actions or notices as are required to be made with or obtained from, state public service or public utility commissions or similar state authorities having jurisdiction over the provision of intrastate telecommunications services, used in the operation of the business; and

•
the Company’s non-reliance on any representations and warranties from the Parent Entities not contained in Article IV of the Merger Agreement or any certificate delivered by Closing.

In the Merger Agreement, the Parent Entities made customary representations and warranties to the Company that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•
due organization, valid existence, good standing and authority and qualification to conduct business with respect to the Parent Entities;

•
the Parent Entities’ authority to enter into and perform the Merger Agreement;

•
the absence of any conflict or violation of the Parent Entities’ organizational documents, existing contracts, and applicable laws due to the execution and delivery of the Merger Agreement and performance thereof;

•
required consents and regulatory filings in connection with the Merger Agreement and performance thereof;

•
the absence of investigations and litigation;

•
the accuracy of information supplied by the Parent Entities for inclusion or incorporation by reference in this proxy statement and in the Schedule 13E-3;

•
matters with respect to Parent’s financing, including the Equity Commitment Letter, and sufficiency of funds;

•
the Parent Limited Guarantee;

•
the capitalization of Merger Sub;

•
the absence of a vote of the stockholders of Parent to consummate the Merger;

•
the payment of fees to brokers in connection with the Merger Agreement;

•
the absence of certain arrangements between Parent, Merger Sub, the Equity Investor or any of their affiliates, on the one hand, and any stockholder (other than Crestview Advisors, L.L.C. and its affiliates), director, officer, employee or any other affiliate of the Company or any of its subsidiaries, on the other hand;

•
lack of ownership by Parent, Merger Sub, the Equity Investor or and of their respective subsidiaries or affiliates of shares of Company Common Stock;

•
the solvency of Parent and each of its subsidiaries immediately after giving effect to the Merger;

•
the Rollover Agreement; and

•
the Parent Entities’ non-reliance on any representations and warranties from the Company not contained in Article III of the Merger Agreement or any certificate delivered by Closing.

The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.
Conduct of Business Pending the Merger
The Merger Agreement provides that, from and after August 11, 2025 until the earlier to occur of the Effective Time and the date on which the Merger Agreement is terminated, the Company will, and will cause its subsidiaries to use commercially reasonable efforts to (a) conduct its business in all material respects in the ordinary course, and (b) maintain and preserve intact, in all material respects, its respective current business organization except (w) as may be required by applicable law, (x) as may be approved in writing by Parent (which approval may not be unreasonably withheld, delayed or conditioned), (y) as required by the Merger Agreement or permitted by the covenant relating to the Specified Contract (described in the section of this proxy statement captioned “— Specified Contract”) or (z) as disclosed in the confidential disclosure schedule to the Merger Agreement.
Subject to the same exceptions mentioned above, the Company has also agreed that, between August 11, 2025 of the Merger Agreement and the Effective Time, the Company will not, and will not permit any of its subsidiaries to, among other things:
•
authorize, set aside, declare or pay any dividends on or make any distribution (whether in cash, assets, stock or other securities of the Company or its subsidiaries) with respect to its outstanding shares of capital stock, except dividends and distributions paid by wholly owned subsidiaries of the Company to the Company or to any of the Company’s other wholly owned subsidiaries;

•
split, combine, reclassify or subdivide any of its capital stock, voting securities or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except as may be permitted by the seventh bullet below and except for any such transaction by a wholly owned subsidiary of the Company that remains a wholly owned subsidiary after consummation of such transaction;

•
except as required by any benefit plan of the Company as in effect on August 11, 2025, (a) increase the compensation or severance benefits of any director, officer, or employee of the Company or any of its subsidiaries, except for increases in base salary and payments of cash incentive compensation to individuals who are not “executive officers” of the Company (as determined by the Company pursuant to Rule 3b-7 of the Exchange Act), in each case, in the ordinary course of business, (b) adopt any material new employee benefit plan or arrangement or materially amend, modify or terminate any existing benefit plan of the Company, (c) take any action to accelerate the vesting, payment or funding of any payment or benefit under any benefit plan of the Company, (d) hire or terminate the employment or services of any “executive officer” of the Company, other than a termination for cause, and (e) grant to any director, officer, independent contractor or employee of the Company or any of its subsidiaries any right to reimbursement, indemnification or payment for any taxes incurred under Section 409A or 4999 of the Code on any of the foregoing to the extent that it creates a liability for the Company or any of its subsidiaries;

•
(a) enter into or make any loans, advances or capital contributions to or investments in any person other than funding to any of its subsidiaries in order to fund operations in the ordinary course of business (other than loans or advances in the ordinary course of business) or make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons, except as required by the terms of any benefit plan of the Company or (b) adversely modify in any material respect any such loan previously granted, except as required by the terms of any benefit plan of the Company;

•
implement or adopt any material change in its financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP or SEC rule or policy;

•
adopt any amendments to the Company’s governing documents or any material amendments to the organizational or governance documents of any subsidiary of the Company;

•
except for transactions among the Company and its subsidiaries or among the Company’s subsidiaries, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other ownership interests in any subsidiaries of the Company or any securities convertible into, exercisable for or exchangeable for any such shares or ownership interests or take any action to cause to be vested any otherwise unvested Company LTI Awards (except as otherwise provided by the terms of the Merger Agreement or the express terms of any such Company LTI Award), other than (a) issuances of shares of Company Common Stock in respect of any exercise of or settlement of the Company LTI Awards outstanding on August 11, 2025 or as may be granted after August 11, 2025 as permitted under the Merger Agreement, and (b) any permitted liens;

•
except for transactions among the Company and its subsidiaries or among the Company’s subsidiaries, directly or indirectly, purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares or any other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchange for any shares of its capital stock, other than the acquisition of shares from a holder of the Company LTI Awards in satisfaction of withholding obligations or in payment of the exercise price or settlement of the award;

•
incur, assume, or guarantee, any indebtedness, except for (a) any indebtedness among the Company and its subsidiaries or among the Company’s subsidiaries, (b) guarantees or credit support provided by the Company or any of its subsidiaries for indebtedness of the Company or any of its subsidiaries, to the extent such indebtedness is (i) in existence on August 11, 2025 or (ii) incurred in compliance with this bullet, and (c) indebtedness not to exceed $10 million in aggregate principal amount outstanding at any time incurred by the Company or any of its subsidiaries in the ordinary course of business;

•
other than in the ordinary course of business, sell, lease, license, transfer, exchange or swap, or subject to any lien (other than permitted liens), or otherwise dispose of, any material business or any material portion of the Company’s business or the Company’s material properties or assets other than (a) non-exclusive licenses, inventory and obsolete assets in the ordinary course of business or for the execution of easements, covenants, rights of way, restrictions and other similar instruments in the ordinary course of business that, would not, individually or in the aggregate reasonably be expected to materially impair the existing use, operation or value of the property or asset affected by the applicable instrument, (b) pursuant to existing agreements in effect prior to August 11, 2025 (or replacements, renewals, extensions or refinancings thereof permitted by the ninth bullet), (c) as may be required by any governmental entity to permit or facilitate the consummation of the transactions contemplated by the Merger Agreement, or (d) transactions among the Company and its subsidiaries or among the Company’s subsidiaries;

•
enter into, amend in any material respect or terminate (except as may be required under the terms thereof) or waive compliance with the material terms of or waive material breaches under, or assign, renew or extend (except as may be required under the terms thereof), certain material contracts, other than in the ordinary course of business;

•
other than in the ordinary course of business (a) make, change, revoke or rescind any material election relating to taxes, (b) change any tax accounting period or material tax accounting method, (c) amend any material tax return, (d) agree to an extension or waiver of the statute of limitations with respect to the assessment or examination of any material tax (other than in connection with automatic extensions to file tax returns), (e) settle or compromise any material tax proceeding for an amount materially in excess of the amount reserved with respect thereto, (f) execute any “closing agreement” within the meaning of Section 7121 of the Code (or any analogous provision of state, local or non-U.S. Law) relating to a material amount of tax with any governmental entity, (g) surrender any right to claim a refund of a material amount of tax, (h) enter into any tax sharing agreement, or (i) request any ruling with respect to any material tax from any governmental entity;

•
settle, compromise, pay, discharge or satisfy any action (other than any action with respect to taxes, which will be governed exclusively by the twelfth bullet) against the Company or any of its subsidiaries (or for which the Company or any of its subsidiaries would be financially responsible) whether or not commenced prior to August 11, 2025, other than with respect to any action that involves only the payment of monetary damages not in excess of $5 million individually or $7.5 million in the aggregate over the amount reflected or reserved against in the Company’s balance sheet (or the notes thereto) (but the Company will not settle, compromise, pay, discharge or satisfy certain actions set forth in the confidential disclosure schedule to the Merger Agreement);

•
make or authorize any capital expenditures that are inconsistent with the confidential disclosure schedule to the Merger Agreement;

•
acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets or equity interests of, or by any other manner, any business, real property or any person or division thereof, or otherwise acquire or agree to acquire any assets or equity or debt securities (other than publicly-traded marketable securities), in each case, for consideration in an amount in excess of, individually or in the aggregate, $10 million, or enter into any contract with respect to a joint venture, strategic alliance or partnership, in each case, that are material, individually or in the aggregate, to the Company;

•
(a) authorize, recommend, propose, announce, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, conversion or other reorganization of the Company or (b) alter, through merger, liquidation, dissolution, reorganization, restructuring or otherwise, the Company or its subsidiaries’ respective corporate structures;

•
other than in the ordinary course of business, (x) prepay or refinance any material indebtedness of the Company, except for (a) revolving indebtedness under the Specified Contract and (b) indebtedness that is required to be repaid in accordance with its terms (including pursuant to any applicable mandatory prepayment provisions); or (y) other than in accordance with the covenant (described in the section of this proxy statement captioned “— Specified Contract”), terminate, modify, amend or waive compliance with the terms of or breaches under, or assign (other than to the Company or any of its subsidiaries), renew or extend (except as may be required under the terms thereof), certain material contracts of the Company;
•
enter into any contract with respect to the voting or registration of any capital share or equity interest of the Company or any subsidiary of the Company, other than the Rollover Agreement;

•
implement or announce a plant closing, mass layoff or any other action which would trigger the notice requirements of the WARN Act;

•
voluntarily recognize any labor union or other labor organization, or enter into any collective bargaining agreement or other labor union contract;

•
(a) purchase any real property having a fair market value in excess of $1 million individually or $3 million in the aggregate; (b) enter into any new lease agreement with respect to real property that is not leased by the Company or any of its subsidiaries as of August 11, 2025 and that provides for annual rental payments by the Company or any of its subsidiaries exceeding; $1,000,000 individually or $3,000,000 in the aggregate; or (c) with respect to any lease in effect on August 11, 2025, (i) waive, release, assign, or sublease any material rights or claims thereunder (other than any assignment to or sublease by the Company or one of its subsidiaries in the ordinary course of business), (ii) materially amend or modify the terms thereof, (iii) terminate such lease (other than as a result of expiration of the then-existing term), (iv) extend the term thereof, as in effect on August 11, 2025, other than extensions on market terms if, and to the extent, the failure to so extend would result in the expiration of the term of such lease, or (v) grant any waiver or give any consent thereunder;

•
take certain action with respect to the renewal of programming agreement or entry into a new programming agreement that are specified in the confidential disclosure schedule to the Merger Agreement;

•
assign or transfer ownership of, exclusively license, abandon or allow to lapse, any material intellectual property of the Company, except in the ordinary course of business; or

•
authorize, agree or commit to take any of the foregoing actions.

Solicitation of Other Offers
For purposes of this proxy statement and the Merger Agreement:
“Alternative Proposal” means any inquiry, proposal or offer (whether or not in writing) by any person or group of persons (other than Parent or Merger Sub or their affiliates), and whether involving a transaction or series of related transactions relating to or concerning:
•
a merger, reorganization, share exchange, consolidation, business combination, dissolution, liquidation, recapitalization or similar transaction or series of related transactions involving the Company, in each case, as a result of which the stockholders of the Company immediately prior to such transaction would cease to own at least 80% of the total voting power of the Company or the surviving entity (or any direct or indirect parent company thereof), as applicable, immediately following such transaction;

•
the acquisition by any person, in one or a series of related transactions, of (a) more than 20% of the assets of the Company and its subsidiaries, on a consolidated basis (based on the fair market value thereof, as determined by the Company Board (or the Special Committee) in good faith), or (b) assets of the Company and its subsidiaries to which 20% or more of the revenues or net income of the Company and its subsidiaries on a consolidated basis (in each case, including securities of the subsidiaries of the Company);

•
the direct or indirect acquisition by any person of more than 20% of the outstanding shares of Company Common Stock; or

•
a tender offer or exchange offer by any person or group of persons (other than Parent or Merger Sub or their affiliates) for more than 15% of the outstanding shares of Company Common Stock.

“Company Acquisition Agreement” means any acquisition agreement, merger agreement, letter of intent, memorandum of understanding, amalgamation agreement or similar agreement or binding commitment or agreement in principle with respect to an Alternative Proposal.
“Superior Proposal” means a bona fide written Alternative Proposal, substituting references to “20%” and “80%” in the definition of “Alternative Proposal” with references to 50% in this definition, that the Company Board or the Special Committee determines in good faith, after consultation with its outside legal and financial advisors, and considering such factor as the Company Board or the Special Committee considers to be appropriate (including the conditionality, financial aspects, and likelihood of consummation of such proposal and any changes to the terms of the Merger Agreement committed to by Parent irrevocably in writing in response to such Superior Proposal), to be more favorable from a financial point of view to the Unaffiliated Company Stockholders than the transactions contemplated by the Merger Agreement.
No-Shop
From August 11, 2025 until the earlier to occur of the Effective Time and the termination of the Merger Agreement, the Company is subject to customary “no-shop” restrictions on its ability to solicit Alternative Proposals from third parties and to participate in discussions and engage in negotiations with, third parties regarding any Alternative Proposals, subject to a customary “fiduciary out” provision. The Company also agreed that neither it nor any of its subsidiaries will terminate, waive, amend, release or modify any provision of an existing standstill or similar agreement to which it or one of its subsidiaries is a party, except that prior to obtaining the Company Stockholder Approval, if after consultation with outside legal counsel, the Special Committee determines that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, the Company (acting on the recommendation of the Special Committee) may waive any standstill or similar agreement to the extent necessary to permit a person to make an Alternative Proposal to the Special Committee.
In addition, the Company agreed that immediately after signing the Merger Agreement, the Company would cease any discussions or negotiations with any persons (other than Parent and Merger Sub) that were ongoing as of August 11, 2025 with respect to an Alternative Proposal and to promptly (and in any event within 48 hours) request that each person (other than Parent, Merger Sub and their representatives) that has, within the 1-year period prior to August 11, 2025, executed a confidentiality agreement in connection with its consideration of an Alternative Proposal to promptly return or destroy all confidential information furnished to such person by or on behalf of the Company or any of its subsidiaries or representatives on or prior to the date hereof and terminate access to all data rooms furnished in connection therewith.
From August 11, 2025 until the earlier of the Effective Time and the termination of the Merger Agreement, the Company will not, and will cause its subsidiaries not to, and will instruct and use reasonable best efforts to cause its and their respective representatives not to, directly or indirectly:
•
solicit, initiate or knowingly encourage or facilitate any proposal or offer or any inquiries regarding the making or submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Alternative Proposal;

•
engage or otherwise participate in any discussions or negotiations regarding an Alternative Proposal with, or furnish any nonpublic information relating to the Company or its subsidiaries or access to properties or assets of the Company or its subsidiaries for the purpose of encouraging or facilitating any proposal or offer that constitutes, or would reasonably be expected to lead to, an Alternative Proposal;

•
approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Alternative Proposal; and

•
execute or enter into any Company Acquisition Agreement (except, in the case of the second bullet, to ascertain facts from the person making (or considering making) such Alternative Proposal solely for the purpose of informing itself about such Alternative Proposal and the person making (or considering making) such Alternative Proposal and to notify such person as to the existence of the provisions of the no-shop).

Notwithstanding these restrictions, at any time prior to the receipt of the Company Stockholder Approval, if the Company receives an Alternative Proposal that was not solicited, initiated or knowingly encouraged or facilitated in violation of the foregoing restrictions, the Company and its representatives may contact the third party making such Alternative Proposal to (a) notify such person that the no-shop prohibits any such discussions or negotiations of such Alternative Proposal or (b) clarify the terms and conditions thereof solely for the purpose of informing the Special Committee about such Alternative Proposal and the person making (or considering making) such Alternative Proposal, to determine whether or not such Alternative Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal. If the Special Committee determines in good faith after consultation with outside legal and financial advisors that such Alternative Proposal either constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal being made and that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, the Company (acting on the recommendation of the Special Committee) may take (and the Company’s subsidiaries and Representatives may take) the following actions:
•
furnish information, including nonpublic information, to the third party making such Alternative Proposal (including its respective Representatives and prospective equity and debt financing sources), if, and only if, prior to so furnishing such information, the third party has executed a confidentiality agreement with the Company having provisions as to confidential treatment of information that are not materially less favorable in the aggregate to the Company than the confidentiality provisions of the Confidentiality Agreements (but such confidentiality agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making or amendment of any Alternative Proposal) (provided that all such information has previously been provided to Parent or is provided to Parent prior to or substantially concurrently with delivery to such third party (and in any event within 24 hours)); and

•
engage in discussions or negotiations with the third party (including its respective Representatives and prospective equity and debt financing sources) with respect to the Alternative Proposal.

The Company will promptly (and in any event within 24 hours) notify Parent of any Alternative Proposal or any offer, proposal or inquiry relating to the Company or its subsidiaries that would reasonably be expected to lead to or that contemplates an Alternative Proposal, received by the Company or any of its subsidiaries or any of its or their representatives, which notice will identify the material terms and conditions thereof and the identity of the person making such Alternative Proposal, and include copies of any written proposal relating thereto (including any proposed agreements) provided to the Company, its subsidiaries or any of its or their representatives on behalf of the Company.
Recommendation Changes
No Change of Recommendation
The Merger Agreement provides that (subject to certain exceptions described below) the Company Board (including the Special Committee) will not:
•
withdraw, qualify, withhold, change or modify, in each case, in any manner adverse to Parent, or authorize or resolve or propose publicly to withdraw, qualify, withhold, change or modify, in each case, in any manner adverse to Parent, the Special Committee Recommendation or the Company Board Recommendation;

•
approve, recommend or declare advisable or publicly propose to approve, recommend or declare advisable any Alternative Proposal to the stockholders of the Company;

•
fail to include the Special Committee Recommendation or the Company Board Recommendation in this proxy statement;

•
approve, cause, permit or authorize the Company or any of its subsidiaries to execute and enter into a Company Acquisition Agreement (other than a confidentiality agreement permitted by the no-shop); or

•
commit, publicly propose or agree to do any of the foregoing (together with the foregoing bullets above, collectively a “Change of Recommendation”).

Superior Proposals
Notwithstanding the customary “no-shop” and Change of Recommendation restrictions, if prior to obtaining the Company Stockholder Approval, the Company receives an Alternative Proposal after August 11, 2025 that the Special Committee has determined in good faith, after consultation with its outside legal and financial advisors, constitutes a Superior Proposal and that failure to take such action would be reasonably expected to be inconsistent with its fiduciary duties under applicable law, (x) either or both of the Company Board (acting on the recommendation of the Special Committee) with respect to the Company Board Recommendation and/or the Special Committee with respect to the Special Committee Recommendation, may make a Change of Recommendation in response to a Superior Proposal and/or (y) the Company Board (acting on the recommendation of the Special Committee) or the Special Committee may cause the Company to terminate the Merger Agreement, if prior to taking either such action:
•
the Company has given Parent at least two business days’ prior written notice (a “Superior Proposal Notice”) advising Parent of its intention (acting on the recommendation of the Special Committee) to make such a Change of Recommendation or terminate the Merger Agreement, which Superior Proposal Notice must include, in reasonable detail, a description of the terms and conditions of the Superior Proposal that is the basis for the proposed action of the Company Board (acting on the recommendation of the Special Committee) or the Special Committee, the identity of the person making the Superior Proposal and a copy of any proposed Company Acquisition Agreement, if any;

•
if requested by Parent, the Company has engaged, and has caused its representatives to engage, in good faith negotiations with Parent and its representatives regarding any changes proposed by Parent to the terms of the Merger Agreement during such two business day period following the delivery of such Superior Proposal Notice (it being understood that for purposes of calculating such two business day period, the first business day will be the first business day after the date of such delivery) (the “Superior Proposal Notice Period”);

•
at the end of the Superior Proposal Notice Period, after taking into account any written, legally binding and irrevocable commitments made by Parent to amend the terms of the Merger Agreement during the Superior Proposal Notice Period, the Special Committee determines in good faith, after consultation with its financial advisors and outside legal counsel, that the Superior Proposal would nevertheless continue to constitute a Superior Proposal.

In addition, any modifications to the financial terms or any other material modifications to the terms and conditions of the Superior Proposal will require a new two business day Superior Proposal Notice Period (it being understood that any such two business day period will be calculated in the same manner as the initial two business day period and no such new Superior Proposal Notice will reduce the initial two business day period).
Intervening Events
Notwithstanding the customary “no-shop” and Change of Recommendation restrictions, prior to obtaining the Company Stockholder Approval, the Company Board (acting on the recommendation of the Special Committee) with respect to the Company Board Recommendation or the Special Committee with respect to the Special Committee Recommendation may in response to an Intervening Event make a Change of Recommendation, if the Company Board (acting on the recommendation of the Special Committee) with respect to a Company Board Recommendation, or the Special Committee, with respect to a Special Committee Recommendation, determines in good faith, after consultation with its outside legal counsel and financial advisors, that the failure of the Company Board (acting on the recommendation of the Special Committee) or the Special Committee, as applicable, to take such action would be reasonably expected to be inconsistent with its fiduciary duties under applicable law, if prior taking to such action:
•
the Company has given Parent a written notice (an “Intervening Event Notice”) advising Parent of its intention to make such a Change of Recommendation, which Intervening Event Notice includes, in reasonable detail, a description of the applicable Intervening Event;

•
during the period from the delivery of the Intervening Event Notice until 5:00 p.m. Eastern time, at the end of the two business days’ period following the delivery of such Intervening Event Notice (it being understood that for purposes of calculating such two business days, the first business day will be the first business day after the date of such delivery), if requested by Parent, the Company has engaged in, and has caused its representatives to engage in, good faith negotiations with Parent and its representatives regarding any changes to the terms of the Merger Agreement so that after taking into account any written, legally binding and irrevocable commitments made by Parent to amend the terms of the Merger Agreement during the Intervening Event Notice Period such Intervening Event would cease to warrant a Change of Recommendation, the Company Board (acting on the recommendation of the Special Committee) with respect to the Company Board Recommendation or the Special Committee with respect to the Special Committee Recommendation determines in good faith, after consultation with its outside legal counsel, that the failure of the Company Board (acting on the recommendation of the Special Committee) with respect to the Company Board Recommendation or the Special Committee with respect to the Special Committee Recommendation to make such Change of Recommendation would continue to reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

An “Intervening Event” means any material event, change, occurrence or development with respect to the Company and its subsidiaries or their respective businesses, in each case, taken as a whole, that is unknown and not reasonably foreseeable to the Company Board or the Special Committee as of or prior to August 11, 2025, or if known and reasonably foreseeable to the Company Board and the Special Committee as of August 11, 2025, the material consequences of which were not known and reasonably foreseeable to the Company Board or the Special Committee as of August 11, 2025; provided that none of the following will constitute an Intervening Event: (a) any facts or circumstance (i) relating to the receipt, existence or terms of an Alternative Proposal, or (ii) resulting from (A) any announcement, pendency and consummation of the Merger Agreement and the transactions contemplated thereby or (B) a breach of the Merger Agreement by the Company, (b) the fact that the Company meets or exceeds any internal or analysts’ expectations or projections or (c) any changes after August 11, 2025 in the market price or trading volume of the Company (it being understood however, in each case of subclause (b) and (c), that the underlying cause thereof may be taken into account for purposes of determining whether an Intervening Event has occurred, to the extent not otherwise excluded from the definition of an Intervening Event).
Other Covenants
Stockholders’ Meeting
The Company has agreed to take all action required by the DGCL and its certificate of incorporation and bylaws to duly call, give notice of, convene and hold the Special Meeting promptly following the mailing of this proxy statement, for the purpose of obtaining the Company Stockholder Approval.
Transaction Litigation
The Company has agreed to notify Parent in writing of any stockholder litigation, claim or proceeding against the Company or any of its directors or officers relating to the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement promptly (but in any event within 72 hours) after a director or senior officer of the Company becomes aware of the commencement of such stockholder litigation, claim or proceeding. The Company has further agreed to keep Parent reasonably and promptly informed regarding the status thereof (including by facilitating meetings between counsel of the Company and counsel of Parent, promptly (and in any event, within five business days) and using commercially reasonable efforts to respond to reasonable inquiries with respect to such stockholder litigation, claim or proceeding made by Parent or its counsel and promptly (and in any event, within five business days) furnishing to Parent and its representatives such information relating to such stockholder litigation, claim or proceeding as may be reasonably requested and as in the Company’s possession or control).
As of the date of this proxy statement, there are no pending lawsuits challenging the Merger. In the event that lawsuits arise, the Company has agreed to provide Parent a reasonable opportunity to participate in the defense, negotiation or settlement of any such stockholder litigation, claim or proceeding and the

Company not compromise or settle, or agree to compromise or settle, any such stockholder litigation, claim or proceeding without the prior written consent of Parent (which will not be unreasonably withheld, conditioned or delayed). For purposes of this paragraph, “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to any such stockholder litigation, claim or proceeding and the Company (to the extent that the attorney-client privilege between the Company and its counsel would not be waived), and the Company will consult with Parent regarding the defense, settlement or compromise of any such stockholder litigation, claim or proceeding, which the Company and its counsel will consider in good faith, but will not be afforded any decision-making power or other authority over such stockholder litigation, claim or proceeding except for the settlement or compromise consent set forth above.
Financing
Parent has agreed to, and to use reasonable best efforts to cause each of its applicable affiliates to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to obtain funds sufficient to fund cash equity committed pursuant to the Equity Commitment Letter (the “Financing”) on or prior to the date on which the Merger is required to be consummated pursuant to the terms of the Merger Agreement, including by (a) maintaining in effect the Equity Commitment Letter and (b) satisfying on a timely basis all conditions in the Equity Commitment Letter and complying with its obligations thereunder. The Parent Entities may not agree to any termination of the Equity Commitment Letter or permit, consent to or agree to any amendment, replacement, supplement or modification to, or any waiver of, any provision or remedy under, the Equity Commitment Letter without the Company’s prior written consent if such amendment, replacement, supplement or modification to, or any waiver or remedy (i) adds new (or adversely modifies any existing) conditions to the consummation of all or any portion of the Financing, (ii) reduces the aggregate principal amount of the Financing, (iii) adversely affects the ability of Parent to enforce its rights against other parties to the Equity Commitment Letter as so amended, replaced, supplemented or otherwise modified or (iv) could otherwise reasonably be expected to prevent, impede or delay the consummation of the Merger and the other transactions contemplated by the Merger Agreement.
Specified Contract
The Company has agreed not to take (or fail to take) any actions that would be expected to result in a default or event of default under the Specified Contract; provided that, solely for the purpose of satisfying the condition to Closing that the Company has performed its obligations under the Merger Agreement in respect of the Specified Contract, the Company will only be deemed to have not taken (or failed to take) any such actions to the extent a default or event of default under the Specified Contract has occurred and is continuing and the Company has been notified or otherwise become aware thereof. The Company has further agreed that, upon the occurrence and continuance of any such default or event of default, it will promptly (in consultation with Parent) cure or otherwise permanently remedy such default or event of default prior to the earlier of the Effective Time and the End Date; provided that in no event will the foregoing require the Company to take any action other than those set forth in the paragraph below.
In order to cure or otherwise remedy any actual or alleged default or event of default, the Company may at any time amend, restate, extend, replace or refinance, or obtain a waiver in respect of, the Specified Contract or any credit facility thereunder (in each case, in whole or in part) on terms substantially consistent with (or more favorable to the Company, taken as a whole, than) those set forth in the Specified Contract as in effect on the date of the Merger Agreement; provided that any such amendment, restatement, extension, replacement, refinancing or waiver (a) will be with lenders (including private credit lenders) that do not primarily invest in distressed debt and, as determined by the Company in good faith, are of similar creditworthiness as the lenders under the Specified Contract as of the date of the Merger Agreement and (b) may not include (i) changes to economic terms (including with respect to maturity, amortization, pricing, fees and premiums) other than (x) such that the net present value to lenders (as determined in good faith by the Company, taking into account any changes that are to the benefit of the Company and Parent) is no greater than $12.5 million and (y) the maturity of the first-out term loans under the Specified Contract (as in effect as of the date of the Merger Agreement) may be shortened by up to six months from its existing final stated maturity, (ii) any shortened maturity in respect of the revolving loans or term loans (except as set forth in clause (i)(y) above) under the Specified Contract or (iii) debt and lien incurrence capacity that is worse for the Company than that set forth in the terms of the Specified Contract as in effect as of the date of the Merger Agreement (other than to the extent separately agreed in writing between Parent and the Company as of the date of the Merger Agreement).
In the event of any such default or event of default of which the Company is notified or otherwise becomes aware, the Company has agreed to (i) promptly provide written notice to Parent and (ii) keep Parent reasonably updated with respect to any discussions, negotiations or other developments regarding the resolution of such default or event of default. Parent has agreed to use, and to cause its applicable affiliates to use, commercially reasonable efforts to reasonably cooperate with the Company’s efforts to cure or otherwise permanently remedy such default or event of default; provided that in no event will the foregoing require Parent to pay any fees or incur any costs or expenses in connection with any such cure or remedy.
Employee Matters
From and after the Effective Time, the Company will, and Parent will cause the Company to, honor all Company benefit plans in accordance with their terms in effect immediately before the Effective Time. For a period of one (1) year following the Effective Time, Parent will provide, or will cause to be provided, to each continuing employee of the Company (i) a base salary or wage rate that is not less than that in effect for such employee immediately prior to the Effective Time; (ii) an annual target cash incentive opportunity no less than that in effect for such employee immediately prior to the Effective Time; and (iii) all other compensation and employee benefits (excluding any equity or equity-based award or other long-term compensation opportunities, deferred compensation, defined benefit plan, change-in-control or retention benefits) that are substantially comparable in the aggregate to those that were provided to the employee immediately prior to the Effective Time. If Parent causes the Company’s unlimited paid time off program to be replaced with an accrual-based paid time off program within the one (1)-year period following the Effective Time, then, as of the effective date of such replacement, Parent will cause each employee who participated in such unlimited program to be credited with a bank of accrued paid time off in an amount dependent upon the employee’s length of service. Additionally, Parent will or will cause the Surviving Corporation to provide each continuing employee who experiences a severance-qualifying termination during the one (1)-year period following the Effective Time (or such longer period specified in the applicable Company severance plan) severance benefits equal to the severance benefits provided under the Company severance plan in which the continuing employee participates, taking into account all service with the Company and its subsidiaries (and including, on and after the Effective Time, the Surviving Corporation and any of its Affiliates) and any increase or beneficial changes to such severance plans on and after the Effective Time, and without taking into account any reduction after the Effective Time in compensation paid or benefits provided to such continuing employee.
For all purposes (including for purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of Parent and its subsidiaries providing benefits to any continuing employee after the Effective Time (the “New Plans”), each continuing employee will be credited with his or her years of service with the Company and its subsidiaries and their respective predecessors before the Effective Time, to the same extent as such continuing employee was entitled, before the Effective Time, to credit for such service under any similar Company benefit plan in which such continuing employee participated or was eligible to participate immediately prior to the Effective Time, provided that the foregoing will not apply to the extent that its application would result in a duplication of benefits or with respect to any benefit accruals under any defined benefit pension plan. In addition, and without limiting the generality of the foregoing, the Surviving Corporation and its subsidiaries will (and Parent will cause the Surviving Corporation and its subsidiaries to) (i) provide that each continuing employee will be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is comparable to a Company benefit plan in which such continuing employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”), and (ii) use commercially reasonable efforts to provide that, for purposes of each New Plan providing medical, dental, pharmaceutical, vision and any other insurance benefits to any continuing employee, all pre-existing condition exclusions and actively-at-work requirements of such New Plan will be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable plans of the Company or its subsidiaries in which such employee participated immediately prior to the Effective Time, and any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the

Old Plans ending on the date such employee’s participation in the corresponding New Plan begins will be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
Conditions to the Closing of the Merger
The respective obligations of the Parent Entities and the Company to effect the Merger are subject to the satisfaction or mutual written waiver by Parent and the Company, to the extent permitted by applicable law, at or prior to the Closing of the following conditions:
•
the receipt of the Company Stockholder Approval;

•
no injunction or similar order by any governmental entity (whether temporary, preliminary or permanent) of competent jurisdiction in the United States will have been issued or entered and will continue to be in effect, and no law in the United States will have been enacted, adopted, issued or promulgated that remains in effect, in each case that enjoins or prohibits the consummation of the Merger;

•
no investigation or proceeding by specified governmental entities with respect to the Merger will be ongoing;

•
the FCC will have granted the FCC Applications; and

•
the consent or approval of certain federal regulatory authorities will have been received.

The obligation of the Company to effect the Merger is further subject to the satisfaction or written waiver by the Company to the extent permitted by applicable law at or prior to the Closing of the following conditions:
•
the representations and warranties of the Parent Entities set forth in the Merger Agreement (disregarding all “materiality” or “Parent Material Adverse Effect” qualifications and words of similar import) being true and correct as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Parent Material Adverse Effect;

•
the Parent Entities having performed in all material respects all obligations and agreements and complied in all material respects with all covenants required by the Merger Agreement to be performed or complied with by them at or prior to the Closing Date; and

•
Parent having delivered to the Company a certificate, dated as of the Closing Date and signed by a duly authorized representative of Parent, certifying that the foregoing conditions have been satisfied.

The obligations of the Parent Entities to effect the Merger are further subject to the satisfaction or waiver by Parent to the extent permitted by applicable law at or prior to the Closing of the following conditions:
•
the representations and warranties of the Company regarding due organization, valid existence and good standing of the Company, certain aspects of the Company’s capital structure, corporate authority relative to the Merger Agreement and no conflicts, finders or brokers and absence of takeover laws or rights agreements applicable to the Merger Agreement, the Rollover Agreement, the Merger or the other transactions contemplated by the Merger Agreement, being true and correct in all material respects, on and as of the Closing, as if made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);

•
the representations and warranties of the Company regarding the absence of a Company Material Adverse Effect since December 31, 2024, being true and correct (disregarding all “materiality,” “Company Material Adverse Effect” (and words of similar import) qualifications contained therein) in all respects at and as of the Closing, as if made at and as of such time;

•
the representations and warranties of the Company regarding certain aspects of its capital structure being true and correct except for de minimis inaccuracies on and as of the Closing as if made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);

•
the Company’s other representations and warranties set forth in the Merger Agreement (disregarding all “materiality,” “Company Material Adverse Effect” (and words of similar import) qualifications contained therein) being true and correct at and as of the Closing, as if made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Company Material Adverse Effect;

•
the Company having performed (i) in all material respects all obligations and agreements and complied in all material respects with all covenants required by the Merger Agreement to be performed or complied with by it at or prior to the Closing and (ii) in all respects all obligations, agreements and covenants in respect of the Specified Contract (described in the section of this proxy statement captioned “— Specified Contract”) required to be performed or complied with by it at or prior to the Closing;

•
no event of default under the Specified Contract on account of non-payment, failure of WideOpenWest Finance, LLC or the Company to preserve and maintain its legal existence, breach of negative covenants under the Specified Contract, or certain events of bankruptcy or insolvency, will have occurred and be continuing;

•
the Company will have provided notice to the FCC that it is discontinuing the provision of International Common Carrier Services and promptly thereafter, the Company will have surrendered the International Section 214 Licenses to the FCC; and

•
the Company will have delivered to Parent a certificate, dated as of the Closing Date and signed by the Chief Executive Officer or Chief Financial Officer of the Company or another senior officer, certifying that the foregoing conditions have been satisfied.

The parties to the Merger Agreement have waived the condition to closing related to receipt of the consent or approval of the European Commission upon a determination by the Parent Entities that such consent or approval was no longer required.
Termination of the Merger Agreement
The Merger Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after the receipt of the Company Stockholder Approval:
•
by mutual written consent of the Company and Parent;

•
by either the Company (provided that such termination has been approved by the Special Committee) or Parent, if the Effective Time has not occurred on or before 11:59 p.m. Eastern time, August 11, 2026 (such date, or as otherwise mutually agreed in writing by the Company and Parent, the “Initial End Date”) (provided, that (i) if (A) the Closing has not occurred by the Initial End Date by reason of nonsatisfaction of the conditions relating to the Specified Contract and (B) all other conditions in the Merger Agreement have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or (to the extent permitted by law) waived by the Initial End Date, the Initial End Date will, on the Initial End Date, be automatically extended by 30 days and such extended date will constitute the Initial End Date; (ii) if the Closing has not occurred by the Initial End Date as is extended by clause (i), the Initial End Date will automatically be extended by an additional 30 days; and (iii) if (A) the Closing has not occurred by the Initial End Date (calculated without reference to clause (i) or clause (ii)) by reason of nonsatisfaction of the conditions relating to regulatory approvals or the absence of injunctions or investigations, and (B) all other conditions in the Merger Agreement have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing, and disregarding the conditions relating to the Specified Contract for this purpose) or (to the extent permitted by law) waived by such Initial End Date, the Initial End Date will, on the Initial End Date, be automatically extended by an additional three months (the Initial End Date, as finally extended pursuant to clauses (i), (ii) and (iii), the “End Date”); provided, further, that, in the event a Parent Closing Election is delivered that would result in the Closing being delayed past the End Date, then the End Date will be automatically extended until the twelfth business day following the Deferred Closing Date; provided, further, that the right to terminate the Merger Agreement pursuant to this bullet not be available to a party that has breached in any material respect its obligations under the Merger Agreement in any manner that has caused the failure to consummate the Merger on or before such date);
•
by either the Company (provided that such termination has been approved by the Special Committee) or Parent, if any governmental entity of competent jurisdiction in the United States has issued or entered an injunction or similar order permanently enjoining or prohibiting the consummation of the Merger and such injunction or order has become final and non-appealable; provided that the party seeking to terminate the Merger Agreement pursuant to this bullet is not in breach and has not breached in any material respect its obligations under the Merger Agreement in any manner that has caused the issuance or entry of such injunction or order;

•
by either the Company (provided that such termination has been approved by the Special Committee) or Parent, if the Special Meeting (including any adjournments or postponements thereof) have been held and been concluded and the Company Stockholder Approval has not been obtained;

•
by the Company (provided that such termination has been approved by the Special Committee) if there is a breach by the Parent Entities of any representation, warranty, covenant or agreement in the Merger Agreement, in each case causing the conditions to Closing related to the accuracy of the Parent Entities’ representations and warranties and to the performance of their obligations under the Merger Agreement to not be satisfied, subject to certain opportunities to cure the breach prior to the End Date, provided that the right to terminate the Merger Agreement pursuant to this bullet will not be available to the Company if the Company is then in material breach of any of its representations, warranties, agreements or covenants contained in the Merger Agreement;

•
by Parent if there is a breach by the Company of any representation, warranty, covenant or agreement in the Merger Agreement, in each case causing the conditions to Closing related to the accuracy of the Company’s representations and warranties and to the performance of their obligations under the Merger Agreement to not be satisfied, subject to certain opportunities to cure the breach prior to the End Date; provided that the right to terminate the Merger Agreement pursuant to this bullet will not be available to Parent if the Parent Entities are then in material breach of any of their representations, warranties, agreements or covenants contained in the Merger Agreement;

•
by the Company (provided that such termination has been approved by the Special Committee) prior to the receipt of the Company Stockholder Approval in order to enter into a Company Acquisition Agreement providing for a Superior Proposal substantially concurrently with such termination, in accordance with the terms of the Merger Agreement described above under “  —  Recommendation Changes —  No Change of Recommendation,” subject to the payment by the Company to Parent of the Company Termination Fee;

•
by Parent, prior to receipt of the Company Stockholder Approval, if the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee will have effected a Change of Recommendation (it being understood and agreed that any written notice provided to Parent of the Company Board’s intention or the Special Committee’s intention to make a Change of Recommendation prior to effecting such Change of Recommendation will not by itself constitute a Change of Recommendation); and

•
by the Company (provided that such termination has been approved by the Special Committee), if (i) all of the conditions to the obligations of each party to effect the Merger and conditions to the obligations of Parent and Merger Sub to effect the Merger are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing and that are then capable of being satisfied if there were a Closing), (ii) five business days (or, if Parent has delivered to the Company a Parent Closing Election, twelve business days) have elapsed since such satisfaction or waiver pursuant to clause (i), (iii) the Company has irrevocably confirmed by written notice to Parent that the Company is ready, willing and able to complete the Merger on the date such notice is delivered and through the end of the next succeeding three business days and (iv) Parent fails to consummate the Merger and the other transactions contemplated by this Agreement within such three business day period.

Company Termination Fee
The Company may be required to pay a fee of $15,809,036 in cash (the “Company Termination Fee”) to Parent, paid by wire transfer of immediately available funds to an account designated in writing by Parent. The Company Termination Fee is payable if the Merger Agreement is terminated in the following certain circumstances:
•
if the Company terminates the Merger Agreement in order to make a Change of Recommendation and enter into a Company Acquisition Agreement providing for a Superior Proposal, then the Company must pay Parent the Company Termination Fee prior to or concurrently with or prior to the termination of the Merger Agreement;

•
if Parent, prior to the receipt of the Company Stockholder Approval, terminates the Merger Agreement because the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee effected a Change of Recommendation, then the Company must pay Parent the Company Termination Fee within five business days after the termination of the Merger Agreement; or

•
if (a) after August 11, 2025 and prior to receipt of the Company Stockholder Approval, an Alternative Proposal (substituting in the definition thereof “fifty percent (50%)” for each of “twenty percent (20%)” and “eighty percent (80%)” in each place each such phrase appears) is publicly proposed or publicly disclosed, and not withdrawn at least two business days prior to, the Special Meeting (a “Qualifying Transaction”), (b) the Merger Agreement is thereafter terminated by (i) Parent or the Company, for failure to obtain the Company Stockholder Approval or (ii) Parent, if the Company has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Merger Agreement which breach or failure to perform (A) if it occurred or was continuing to occur on the Closing Date, would result in a failure of the conditions relating to the accuracy of the Company’s representations and warranties and the performance, in all material respects, of its obligations under the Merger Agreement and (B) cannot be cured by the End Date or, if curable, is not cured within 30 business days (or, if earlier, prior to the End Date) following Parent’s delivery of written notice to the Company stating Parent’s intention to terminate the Merger Agreement and (c) at any time within 12 months after such termination, the Company enters into a definitive agreement with respect to any Qualifying Transaction, then the Company must pay Parent the Company Termination Fee within five business days after the earlier of entry into a definitive agreement relating to such Qualifying Transaction and the consummation of such Qualifying Transaction.

Parent Termination Fee
Parent may be required to pay a fee of $31,618,072 in cash (the “Parent Termination Fee”) to the Company, paid by wire transfer of immediately available funds to an account designated in writing by the Company. The Parent Termination Fee is payable if the Merger Agreement is terminated in the following certain circumstances:
•
if the Company terminates the Merger Agreement because Parent or Merger Sub has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Merger Agreement which breach or failure to perform (a) if it occurred or was continuing to occur on the Closing Date, would result in a failure of the conditions relating to the accuracy of the Parent Entities’ representations and warranties and the performance, in all material respects, of their obligations under the Merger Agreement and (b) cannot be cured by the End Date or, if curable, is not cured within 30 business days (or, if earlier, prior to the End Date) following Parent’s delivery of written notice to Parent stating the Company’s intention to terminate the Merger Agreement;

•
if the Company terminates the Merger Agreement because (a) all of the conditions to the obligations of each party to effect the Merger and conditions to the obligations of Parent and Merger Sub to effect the Merger are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing and that are then capable of being satisfied if there were a Closing), (b) five business days (or, if Parent has delivered to the Company a Parent Closing Election, twelve business days) have elapsed since such satisfaction or waiver pursuant to clause (a), (c) the Company has irrevocably confirmed by written notice to Parent that the Company is ready, willing and able to complete the Merger on the date such notice is delivered and through the end of the next succeeding three business days and (d) Parent fails to consummate the Merger and the other transactions contemplated by the Merger Agreement within such three business day period; or
•
if the Company or Parent terminates the Merger Agreement, (a) if any governmental entity of competent jurisdiction in the United States has issued or entered an injunction or similar order permanently enjoining or prohibiting the consummation of the Merger and such injunction or order has become final and non-appealable, if the applicable injunction or order resulted from a Specified Parent Acquisition, (b) if the Effective Time has not occurred prior to the End Date and at such time the Company could have terminated the Merger Agreement pursuant to the two bullets above or (c) if the Effective Time has not occurred prior to the End Date and at the time of termination all of the conditions to the obligations of Parent and Merger Sub to effect the Merger are satisfied or waived, other than the second, third, fourth and fifth bullets described in the section of this proxy statement captioned “The Merger Agreement — Conditions to the Closing of the Merger,” in each case if the failure of one or more of such conditions to be satisfied resulted from a Specified Parent Acquisition.

A “Specified Parent Acquisition” means any contracts between August 11, 2025 and the earlier of the Effective Time and the termination of the Merger Agreement, entered into by a Parent Entity, the Equity Investor, or any of their subsidiaries, affiliates, or “Antitrust Affiliates” (as defined in the Merger Agreement), to acquire (by stock purchase, merger, consolidation, purchase of assets, license or otherwise) any ownership interests in any person providing broadband services (i.e., highspeed data, cable television, or digital telephony services) to residential customers in any of the same counties or cities in which the Company or any of its subsidiaries provides broadband services to residential customers as August 11, 2025, to the extent that such acquisition would be reasonably expected to (x) prevent the obtaining of, or result in not obtaining prior to the End Date, any authorizations, consents, orders, declarations or approvals of any governmental entity or the expiration or termination of any applicable waiting period necessary to consummate the transactions contemplated by the Merger Agreement, or (y) materially increase the risk of any governmental entity entering an order, ruling, judgment or injunction prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement, or of the failure to be satisfied of any conditions set forth in the first, second, third, fourth and fifth bullets described in the section of this proxy statement captioned “The Merger Agreement — Conditions to the Closing of the Merger.”
Fees and Expenses
Except in certain specified circumstances, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring or required to incur such expenses, except that all filing fees paid by any party in respect of any regulatory filing will be borne by Parent.
Indemnification and Insurance
The Merger Agreement provides that, from and after the Effective Time, Parent and the Surviving Corporation will, to the fullest extent permitted under applicable law, (a) indemnify and hold harmless (and advance funds in respect of each of the foregoing or any related expenses) each current and former director, officer or employee of the Company or any of its subsidiaries and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of the Company or its subsidiaries against any costs or expenses (including advancing reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages, costs, liabilities and, amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred, in each case, at or prior to the Effective Time (including acts or omissions in connection with such persons serving as an officer, director, employee or other fiduciary of any entity if such service was at the request of or for the benefit of the Company or its subsidiaries), whether asserted or claimed prior to, at or before the Effective Time. However, Parent and the Surviving Corporation will not have any obligation to advance funds to any indemnified party unless Parent and the Surviving Corporation receives an undertaking by or on behalf of such indemnified party to repay such legal or other expenses if it is ultimately determined under applicable law that such indemnified party is not entitled to be indemnified, and (b) fulfill and honor in all respects the obligations of the Company pursuant to: (x) each indemnification agreement in effect as of August 11, 2025 between the Company and any indemnified party that is set forth in the confidential disclosure schedules attached to the Merger Agreement; and (y) any indemnification provision (including advancement of expenses) and any exculpation provision set forth in the certificate of incorporation or by-laws of the Company as in effect on August 11, 2025. The Surviving Corporation’s obligations under the foregoing continue in full force and effect for a period of six (6) years from the Effective Time (but all rights to indemnification, exculpation and advancement of expenses in respect of any claim asserted or made within such period will continue until the final disposition of such claim).
In addition, for six years following the Effective Time, Parent and the Surviving Corporation will maintain exculpation, indemnification and advancement of expenses provisions in the Company’s and any subsidiary’s certificates of incorporation and bylaws or similar organizational documents as in effect immediately prior to the Effective Time or in any indemnification agreements of the Company or its subsidiaries with any of their respective directors or officers as in effect immediately prior to the Effective Time, and will not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of the Company or any of its subsidiaries.
Finally, the Merger Agreement provides that at the Company’s option, the Company may (and if requested by Parent, will), purchase, prior to the Effective Time, a six-year prepaid “tail” policy on terms and conditions providing substantially equivalent benefits as the current policies of directors’ and officers’, employment practices and fiduciary liability insurance maintained by the Company and its subsidiaries with respect to matters arising on or before the Effective Time, so long as the aggregate premium for such “tail” policy does not exceed 300% of the last annual premium paid by the Company prior to August 11, 2025.
For more information, please refer to the section of this proxy statement captioned “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger.”
Remedies; Specific Performance
The Parent Entities and the Company are entitled to an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the performance of terms and provisions of the Merger Agreement, including the right of a party to cause each other party to consummate the Merger and cause the Financing to be funded (including to cause Parent to enforce the obligations of the Equity Investor under the Equity Commitment Letter to cause the Financing to be timely completed in accordance with and subject to the terms and conditions of the Equity Commitment Letter), in addition to any other remedy to which they are entitled at law or in equity.
Liability Limitation
The maximum aggregate monetary liability of Parent, Merger Sub or their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates and representatives in connection with any loss suffered by the Company, its subsidiaries or their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates and representatives as a result of the failure of the transactions to be consummated or for a breach or failure to perform or comply under the Merger Agreement or any other document executed by any Parent Related Party will not exceed an amount equal to the Parent Termination Fee plus any expenses payable by Parent if the Company commences a proceeding to obtain the payment of the Parent Termination Fee.
Amendment; Waiver
At any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval, any provision of the Merger Agreement may be amended or waived only if such amendment or waiver is in writing and signed, in the case of an amendment, by each of the Parent Entities and the Company (pursuant to authorized action by the Special Committee), or in the case of a waiver, by the party against whom the waiver is to be effective.
Governing Law
The Merger Agreement is governed by Delaware law.

THE ROLLOVER AGREEMENT
Rollover Agreement
On August 11, 2025, each Rollover Stockholder, who collectively beneficially held approximately 37% of the voting power of the outstanding shares of Company Common Stock as of September 10, 2025, entered into the Rollover Agreement with the Company, Parent, and Crestview Partners III GP, L.P., in its capacity as the representative of the Rollover Stockholders, which provides, among other things, that each of Individual Crestview Rolling Stockholders will contribute all of the shares of Company Common Stock they own to Crestview Advisors, L.L.C. in exchange for equity interests in Crestview Advisors, L.L.C., which equity interests will then be contributed, together with the Company Common Stock held by the Crestview Rolling Stockholders, to Merger Sub in exchange for HoldCo Shares, which HoldCo Shares will then be contributed by the Crestview Rolling Stockholders to Parent in exchange for equity interests in Parent. The foregoing contributions and exchanges of the Rollover Stockholders’ Rollover Shares will happen immediately prior to the Closing. Solely as a result of such contributions and exchanges, the Crestview Rolling Stockholders will own direct equity interests of Parent following the consummation of such contributions and exchanges.
Additionally, until the earlier of the termination of the Merger Agreement or the occurrence of a Change of Recommendation, each Rollover Stockholder agreed that at the May 8, 2025 annual meeting of stockholders or any other meeting of the holders of Company Common Stock called to seek approval of and adoption by holders of Company Common Stock with respect to the Merger Agreement and the Merger (and at any adjournment or postponement thereof):
•
such Rollover Stockholder will appear at any such meeting of the holders of Company Common Stock or otherwise cause the Rollover Shares to be counted as present thereat for the purposes of establishing quorum;

•
such Rollover Stockholder will vote, or cause to be voted when a written consent is proposed, all of such Rollover Stockholder’s Rollover Shares in favor of the Merger Proposal and the other proposals to be presented at the Special Meeting;

•
such Rollover Stockholder will vote against any Alternative Proposal or any action or proposal in furtherance of any Alternative Proposal or other proposal made in opposition to or in competition of the Company Stockholder Approval;

•
such Rollover Stockholder will vote against any proposal that would reasonably be excepted to result in (a) a breach of any representation, warranty, covenant or other obligation or agreement of the Company under the Merger Agreement not being satisfied, (b) result in the conditions to the consummation of the Merger in the Merger Agreement not being fulfilled, or (c) impede, frustrate, interfere with, delay, postpone or adversely affect the Merger, the Merger Agreement, or the other transactions contemplated thereby.

Each Rollover Stockholder further agreed that until the completion of the transactions contemplated by the Rollover Agreement, or, if earlier, the termination of the Merger Agreement, each Rollover Stockholder will not, and will cause their affiliates not to:
•
transfer or enter into any contract with respect to the transfer of any Rollover Shares to any Person;

•
deposit any Rollover Shares into a voting trust or enter into any voting agreement, or grant a proxy or power of attorney with respect to any Rollover Shares, or create any lien or any applicable restriction on the transfer of the Rollover Shares under Section 13d-3 of the Exchange Act; and

•
directly or indirectly take any action that the Company or its subsidiaries or their respective representatives are prohibited from taking pursuant to the Merger Agreement with respect to soliciting an Acquisition Proposal, as described in the section of this proxy statement captioned “Restrictions on Solicitation of Other Acquisition Offers.”

PROVISIONS FOR THE COMPANY’S UNAFFILIATED STOCKHOLDERS
No provision has been made (1) to grant the Company’s unaffiliated security holders access to the corporate files of the Company, any other party to the Merger or any of their respective affiliates, or (2) to obtain counsel or appraisal services at the expense of the Company or any other such party or affiliate.

IMPORTANT INFORMATION REGARDING THE COMPANY
Company Background
The Company was formed as a Delaware corporation on June 22, 2012 under the name WideOpenWest Kite, Inc. The Company was renamed to WideOpenWest, Inc. on March 15, 2017.
The Company is one of the nation’s leading broadband providers offering an expansive portfolio of advanced services, including highspeed data, cable television, and digital telephony services to residential customers and offers a full range of products and services to business customers. The Company’s services are delivered across 18 markets via an efficient, advanced hybrid fiber-coax network. The Company’s footprint covers certain suburban areas within the states of Alabama, Florida, Georgia, Michigan, South Carolina and Tennessee. As of June 30, 2025, the Company’s broadband networks passed nearly 2.0 million homes and businesses and served approximately 469,600 customers. See the section of this proxy statement captioned “Where You Can Find Additional Information.”
The Company Common Stock is listed on NYSE under the symbol “WOW.” The Company’s corporate headquarters are located at 7887 East Belleview Avenue, Suite 1000, Englewood, Colorado 80111. The Company’s corporate website is https://www.wowway.com. The information contained in, or that can be accessed through, the Company’s website is not part of this proxy statement.
Directors and Executive Officers
The Company Board currently consists of nine members. The persons listed below are the Company’s directors and executive officers as of the date of this proxy statement. The Merger Agreement provides, however, that the directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation immediately following the Merger. The Merger Agreement provides that the officers of the Company immediately prior to the Effective Time will be the initial officers of the Surviving Corporation immediately following the Merger. Following the Merger, each executive officer will serve until a successor is duly elected and qualified or until the earlier of his or her death, resignation or removal, as the case may be.
There are no family relationships among any of the Company’s directors or executive officers. During the past five years, neither the Company nor any of the Company’s directors or executive officers listed below has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). In addition, during the past five years, neither the Company nor any of the Company’s directors or executive officers listed below has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. The ages given below are as of September 9, 2025. Each of the individuals listed below is a citizen of the United States and can be reached at c/o WideOpenWest, Inc., 7887 East Belleview Avenue, Suite 1000, Englewood, Colorado 80111.
Name	Age	Current Position and Office
Gunjan Bhow	54	Director
Jill Bright	62	Director
Brian Cassidy	51	Director
Teresa Elder	64	Chief Executive Officer and Director
Daniel Kilpatrick	44	Director
Jeffrey Marcus	78	Chairman of the Board
Jose Segrera	54	Director
Phil Seskin	62	Director
Barry Volpert	65	Director

Executive Officers
Below is information about the Company’s executive officers:
Teresa Elder was appointed as CEO of the Company in December 2017. Ms. Elder has over 25 years of experience in the cable and wireless industries, including previous CEO and President roles. She has been an officer of Vodafone, AT&T, and Clearwire among others. Ms. Elder has been a Member and then Board Chair of the Management Board of the Stanford University Graduate School of Business from 2012-2018, a member of the Board of Advisors to the Stanford University MSx Program and Steering Committee to Stanford Women on Boards, a member of the Cystic Fibrosis Foundation Board of Trustees as of 2017, and a member of the Board of C-SPAN as of 2018. Ms. Elder served as a member of the Board of Advisors for the Markkula Center for Applied Ethics until January 2019. Ms. Elder received her undergraduate degree from Creighton University, summa cum laude, and she holds a Master of Science in Management from Stanford University, Graduate School of Business. Ms. Elder was selected to serve on the Company Board because of her extensive executive and industry experience, in addition to her role as the Company’s Chief Executive Officer.
John Rego is the Company’s Chief Financial Officer. He joined the Company on June 29, 2020, bringing with him more than 38 years of finance, accounting and operational experience. Prior to joining the Company, Mr. Rego served as CFO for Telaria, Inc. (sold to the Rubicon Project) from September 2015 to June 2020, and prior to that was CFO for Virgin Galactic. He also served as executive vice president, chief financial officer and treasurer for Vonage Holdings Corp. for nearly eight years as they substantially grew their customer base. Mr. Rego received his undergraduate degree from Rutgers University and is a Certified Public Accountant and a Chartered Global Management Accountant.
Don Schena joined the Company in July 2018. As Chief Customer Experience Officer, Mr. Schena has responsibility for the Company’s strategy and vision for all customer-facing functions. Mr. Schena has more than 25 years of senior-level experience in the telecommunications industry, having previously served as senior vice president at Clearwire, Comcast, AT&T and MediaOne. In his roles at Comcast and AT&T, he oversaw up to 5,000 employees and more than 2 million customers. In addition, Mr. Schena served as chief operating officer at Simple Star where he led strategy execution and managed finance, human resources, customer care, business development, and partner management functions. Mr. Schena brings to the Company an impressive track record of building and managing customer relationships and delivering advanced products and services to customers.
Henry Hryckiewicz joined the Company as Chief Technology Officer in January 2020 bringing more than 20 years of experience as an engineering and technical operations executive in the telecommunications industry. He was most recently the senior vice president of engineering operations for residential and business services for Time Warner Cable where he managed strategic and operational oversight of network design, deployment, operations and expansion. Prior to his tenure at Time Warner Cable, he held multiple leadership positions at Adelphia Communications Corporation.
Non-Employee Directors
Below is information about the Company’s non-employee directors:
Gunjan Bhow has worked in Silicon Valley for 25 years in consumer digital products, including software, applications, services, and devices. From 2018-2022, Mr. Bhow, served as the Global Chief Digital Officer for Walgreens Boots Alliance (“WBA”), where he is responsible for e-commerce, data science, store technology, healthcare, retail, and pharmacy growth. Prior to WBA, he worked for The Walt Disney Company from 2014 – 2018 as Senior Vice President and General Manager of Direct-to-consumer, E-commerce, and Digital, where he led the strategy, development, and operations for Disney+, Disney Movies Anywhere, and Disney Movie Club, among other consumer offerings. Prior to Disney, Mr. Bhow worked with Amazon as a Head of Product Management, Digital, where he led from concept-to-release the Amazon Fire TV Stick, Fire TV, and various innovative products including Prime Video and Echo. Mr. Bhow has an M.B.A. from Harvard University Graduate School of Business, where he authored a best-selling case study on economics of internet-based initial public offerings, and he received a B.S. in Electrical Engineering and Computer Science with honors from the University of California at Berkeley, where he focused on cognitive psychology and interactive media. In addition to the Company, Mr. Bhow currently serves on the board of directors of Recreational Equipment, Inc. (REI) (co-operative), One Call Care Management, Inc. (privately-held), BBC Commercial Limited (subsidiary of public service), and Child Mind Institute (non-profit). Mr. Bhow was selected to serve on the Company Board because of his significant digital marketing skills and significant experience in leading direct-to-consumer marketing and e-commerce initiatives.
Jill Bright currently holds the position of Chief Transformation Officer for OneMagnify, where she has served since October 2023. Prior to that, from December 2020 to August 2021, she served as Chief Administrative Officer for LionTree Advisors LLC. and from 2017 to 2021 Executive Vice President of Human Resources and Administration for Sotheby’s. Before joining Sotheby’s, Ms. Bright spent over twenty years at Conde Nast where she led Human Resources until her appointment to Chief Administrative Officer. She also held senior human resources roles at American Express earlier in her career. In 2015, Ms. Bright was appointed to the NYC Quadrennial Advisory Commission to study, evaluate and make recommendations for compensation levels of elected officials. Ms. Bright also served for two years as the Mayor’s Representative to the Board of the New York Public Library. Ms. Bright currently consults as an operating executive for Crestview Partners focused on human capital management for the industrials segment. She is a board member of Interactive Brokers Group, Inc. (NASDAQ: IBKR) and Pursuit Attractions & Hospitality. Ms. Bright completed her MBA at New York University’s Stern School of Business and her BA from Marymount Manhattan College where she’s a former Board Trustee.
Brian Cassidy is the President and a Partner at Crestview Partners, having joined the firm in 2004. He is also a member of the Investment Committee and head of the media strategy. Mr. Cassidy is currently a member of the board of directors of Crestview portfolio companies Camping World Holdings, Inc. (NYSE: CWH), Congruex LLC, Digicomm, FC3, The Gersh Agency, Hornblower Holdings, Journey Beyond, Saber Interactive, WideOpenWest, Inc. (NYSE: WOW), and Pursuit Attractions and Hospitality, Inc. (NYSE: PRSU, formerly Viad Corp (NYSE: VVI)). Mr. Cassidy was previously a director of Industrial Media, ICM Partners, ValueOptions, Inc., OneLink Communications, Charter Communications, Inc. (NASDAQ: CHTR), Insight Communications, Cumulus Media, Inc., Interoute Communications Holdings, and NEP Group, Inc and was formerly chairman of the board of TenCate Grass. Prior to joining Crestview, Mr. Cassidy worked in private equity at Boston Ventures, where he invested in companies in the media and communications, entertainment and business services industries. Mr. Cassidy also worked as the acting CFO of a portfolio company of Boston Ventures. Mr. Cassidy was also an investment banking analyst at Alex. Brown & Sons, where he completed a range of financing and M&A assignments for companies in the consumer and business services sectors. Mr. Cassidy received a Master of Business Administration from the Stanford Graduate School of Business and a Bachelor of Arts degree in Physics from Harvard College.
Daniel Kilpatrick is a Partner at Crestview Partners and joined the firm in 2009 after receiving his Master of Business Administration from the Stanford Graduate School of Business. Mr. Kilpatrick currently serves as head of Crestview’s financial services strategy. Mr. Kilpatrick is currently a director of Crestview portfolio companies AutoLenders, Congruex, LLC, DARAG Group, Modern Wealth Management, Venerable Holdings, Inc., Fidelis Insurance (NYSE: FIHL) and WideOpenWest, Inc. (NYSE: WOW). He was previously a director of Accuride Corporation, Camping World Holdings, ICM Partners, Industrial Media, NYDJ, Protect My Car and Symbion, Inc. Mr. Kilpatrick received his Bachelor of Arts degree from Yale University.
Jeffrey Marcus is a Vice Chairman at Crestview, which he joined in 2004. Mr. Marcus retired as a Partner at Crestview as of January 1, 2019. Mr. Marcus previously served as the President and CEO of AMFM (formerly Chancellor Media Corporation), one of the nation’s largest radio broadcasting companies. Mr. Marcus was also the Founder, and CEO of Marcus Cable, which at the time of its sale in 1998, was the largest privately held cable company in the United States. Prior to his involvement with Marcus Cable, Mr. Marcus founded Marcus Communications, which was merged into renamed company, WestMarc Communications. Mr. Marcus has served on a variety of public and private company board of directors, including Brinker International Inc (NYSE: EAT), AMFM, Charter Communications, Inc. (NASDAQ: CHTR), Insight Communications, OneLink Communications, WestMarc Communications, NEP Group, Inc., Camping World Holdings, Inc. (NYSE: CWH) and was former Chairman of DS Services and Cumulus Media, Inc. Mr. Marcus received a Bachelor of Arts degree in economics from the University of California, Berkeley.

Phil Seskin, since 2019, Mr. Seskin has been associated with the 3i Group as a member of the global executive network. Prior to 3i, Mr. Seskin served as an industry executive at Avista Capital Partners from 2012 through 2017. Prior to Avista, Mr. Seskin spent more than two decades at Verizon Communications (NYSE: VZ), most recently as a Senior Vice President of Strategy and Corporate Development. At Verizon, Mr. Seskin led transactions totaling approximately $200 billion and initiatives that spanned more than 20 countries and involved strategy, acquisitions, operations, valuation, cross-border currency, tax and regulatory issues. Mr. Seskin co-founded Verizon Strategic Investments, Verizon’s venture capital operation. Mr. Seskin serves as a Trustee of Big Brothers Big Sisters of New York City. He also serves as a member of the board of directors of Mobileum, a telecommunications analytics company, and of the advisory board of Navi, an online communications marketplace. He has also served as a Director of Databank Holdings, Telular Corporation, AboveNet, ComLinkData, Independence IT and as a Trustee of New York Downtown Hospital until its merger with New York Presbyterian. Mr. Seskin received a Bachelor of Arts degree from Adelphi University in 1985 and a Master of Business Administration in Finance in 1992 from Hofstra University.
Jose Segrera has been an executive, board member and advisor in the technology infrastructure, cybersecurity and software sectors for over 30 years. Mr. Segrera cofounded Segrera Associates, a professional recruiting and staffing firm and an active advisor to technology organizations, in March 2011, and currently serves as Partner. He also has served on the board of directors and as member of the audit committee of Mac Stadium, a private company and provider of enterprise-class cloud solutions for Mac and iOS application development, since May 2017 and as an advisory Chief Financial Officer at Later, a social media management and influencer management SAAS business, since September 2023. From 2017 to 2022, Mr. Segrera served as an Advisor at Lumu Technologies, a cyber-security company. From 2017 to 2020, he was a member of the board of directors and strategic advisor to iUvity, a provider of digital banking and cyber-fraud detection and mitigation software. Previously, from September 2000 to April 2011, Mr. Segrera served as the Chief Financial Officer at Terremark Worldwide, a provider of data center and cloud services to the Global 1000 and government entities, where the team successfully grew the business resulting in its 2011 sale to Verizon. From December 1997 to August 2000, Mr. Segrera was the Corporate Controller and then Chief Financial Officer at FirstCom Corporation, a provider of data and telecommunications services to business customers in South America, which was successfully sold to AT&T in 2000. Mr. Segrera was previously a manager at KPMG from December 1992 to November 1997. Mr. Segrera received a Bachelor of Business Administration degree and a Master of Accounting degree from the University of Miami.
Barry Volpert co-founded Crestview Partners in 2004 and is a partner and the CEO, as well as the chairman of the Investment Committee. Mr. Volpert specializes in complex and contrarian investment themes arising out of major dislocations or restructurings. Mr. Volpert retired as a partner of Goldman Sachs in 2003, where he spent 18 years as a co-founder and ultimately co-COO of the global private equity business. Among his responsibilities at Goldman Sachs, Mr. Volpert led the international private equity business while based in London for six years and founded the mezzanine fund business. Mr. Volpert is currently a director of Venerable Holdings, Inc. and WideOpenWest, Inc. (NYSE: WOW), and was previously a director of Industrial Media, Key Safety Systems, Lancashire, Oxbow Carbon and ValueOptions. Mr. Volpert also serves as a member of the Dean’s Advisory Board at Harvard Law School, is a member of the Robert F. Kennedy Human Rights board of directors and an elected council member of the Sagaponack Village Erosion Control District. Mr. Volpert received a J.D., magna cum laude, from Harvard Law School, where he was an editor of the Law Review. Mr. Volpert received an M.B.A., with high distinction, from Harvard Business School, where he was a Baker Scholar. Mr. Volpert received an A.B., summa cum laude, from Amherst College, where he was elected to Phi Beta Kappa.
Selected Historical Consolidated Financial Data
Set forth below is certain selected historical consolidated financial data relating to the Company. The historical unaudited selected financial data as of and for the quarterly period ended June 30, 2025, and the audited selected financial data as of and for the fiscal years ended December 31, 2024, December 31, 2023, and December 31, 2022 have been taken from the Company’s consolidated financial information and statements.
This information is only a summary. The selected historical consolidated financial data as of December 31, 2024, December 31, 2023, and December 31, 2022 should be read in conjunction with the

Company’s annual report on Form 10-K for the fiscal year ended December 31, 2024, and the selected historical consolidated financial data as of and for the quarterly period ended June 30, 2025 should be read in conjunction with the Company’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2025, each of which is incorporated by reference into this proxy statement in its entirety. More comprehensive financial information is included in such reports, including management’s discussion and analysis of financial condition and results of operations, and other documents filed by the Company with the SEC, and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information and notes contained therein. See the section of this proxy statement captioned “Where You Can Find Additional Information.” Results of interim periods are not necessarily indicative of the results expected for a full year or for future periods.
Summary Condensed Consolidated Balance Sheets
	June 30,	December 31,
	2025	2024	2023
	(in millions)	(in millions)
Cash and cash equivalents	$31.8	$38.8	$23.4
Total current assets	$109.4	$111.8	$110.2
Total assets	$1,501.5	$1,512.5	$1,514.7
Total current liabilities	$172.0	$183.2	$169.6
Total liabilities	$1,320.6	$1,303.7	$1,256.5
Total Stockholders’ equity	$180.9	$208.8	$258.2
Summary Consolidated Statements of Operations
	Years Ended December 31,
	2024	2023	2022
	(in millions, except per share and share data)
Revenue	$630.9	$686.7	$704.9
Income (loss) from operations	$6.5	$(315.0)	$(0.7)
Net loss	$(58.8)	$(287.7)	$(2.5)
Basic and diluted loss per common share	$(0.72)	$(3.53)	$(0.03)
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth the beneficial ownership of Company Common Stock as of September 10, 2025 by (a) each person known by the Company to be the beneficial owner of five percent or more of Company Common Stock, (b) each of the Company’s named executive officers, (c) each of the Company’s directors and (d) all of the Company’s executive officers and directors as a group.
The number of shares of Company Common Stock beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 85,709,412 shares of Company Common Stock outstanding as of September 10, 2025. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Company Common Stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of September 10, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name and Address of Beneficial Owner(1)	Shares of Common Stock Owned	% of Common Stock Outstanding
Principal Stockholders (5% Beneficial Owners)
Crestview(2)	31,843,988	37.2%
Named Executive Officers and Directors
Teresa Elder	1,506,987(3)	1.8%
John Rego	323,406(4)	*
Don Schena	288,032(5)	*
Henry Hryckiewicz	208,808(6)	*
Brian Cassidy(2)	—	*
Daniel Kilpatrick(2)	—	*
Jeffrey Marcus	125,187	*
Jose Segrera	51,369	*
Phil Seskin	179,739	*
Jill Bright	194,394	*
Barry Volpert(2)	—	*
Gunjan Bhow	144,295	*
All executive officers and directors as a group (12 persons)(7)	3,022,217	3.5%

*
Represents less than 1%.

**
Percentage of total voting power represents voting power with respect to all shares of Company Common Stock.

(1)
A “beneficial owner” of a security is determined in accordance with Rule 13d-3 under the Exchange Act and generally means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security. Unless otherwise indicated, each person named in the table above has sole voting and investment power, or shares voting and investment power with his or her spouse (as applicable), with respect to all shares of stock listed as owned by that person. Number of shares owned for each executive officer includes restricted shares issued to such officers on March 2, 2024 and March 3, 2024. The address of the Company’s executive officers and directors is c/o WideOpenWest, Inc., 7887 East Belleview Avenue, Suite 1000, Englewood, Colorado 80111.

(2)
This information is derived exclusively from a Schedule 13D/A filed by Crestview (such Schedule 13D, as amended, the “Crestview Schedule 13D”) and the Reporting Persons (as defined below in this footnote) with the SEC on August 13, 2025. The following information is as reported in the Crestview Schedule 13D: Consists of 31,843,988 shares of Company Common Stock. Includes (i) 4,849,639 shares held by Crestview W1 Co-Investors, LLC, (ii) 1,245,968 shares held by Crestview W1 TE Holdings, LLC, (iii) 25,142,311 shares held by Crestview W1 Holdings, L.P., (iv) 525,838 shares held by Crestview Advisors, L.L.C. and (v) 26,744 underlying awards of restricted stock units previously granted to each of Brian Cassidy, Daniel Kilpatrick and Barry Volpert under the 2017 Omnibus Plan. Crestview Partners III GP, L.P. controls, indirectly through its affiliates, (1) the general partner of Crestview W1 Holdings, L.P. and (2) the managing member of each of Crestview W1 TE Holdings, LLC and Crestview W1 Co-Investors, LLC. Crestview Partners III GP, L.P. exercises voting and dispositive power over the shares of Company Common Stock held by of Crestview W1 Holdings, L.P., Crestview W1 TE Holdings, LLC and Crestview W1 Co-Investors, LLC, which decisions are made by the investment committee of Crestview Partners III GP, L.P. Brian P. Cassidy, Daniel G. Kilpatrick and Barry S. Volpert are each members of the Company Board. Messrs. Cassidy and Kilpatrick each hold the title of Partner at Crestview, L.L.C. (which is the general partner of Crestview Partners III GP, L.P.) and the title of Partner at Crestview Advisors, L.L.C. Mr. Volpert holds the title of CEO of Crestview, L.L.C. and Crestview Advisors, L.L.C. None of the foregoing persons has the power individually to vote or dispose of any shares. Each of the foregoing individuals, in his capacity as solely a member of the investment committee, disclaims beneficial ownership of all such shares. The address of each of the foregoing is c/o Crestview Partners, 590 Madison Avenue, 42nd Floor, New York, New York 10022.
(3)
Represents shares of Company Common Stock, including 201,075 shares of restricted common stock subject to vesting conditions.

(4)
Represents shares of Company Common Stock, including 88,007 shares of restricted common stock subject to vesting conditions.

(5)
Represents shares of Company Common Stock, including 47,942 shares of restricted common stock subject to vesting conditions.

(6)
Represents shares of Company Common Stock, including 47,339 shares of restricted common stock subject to vesting conditions.

(7)
Includes shares held by all executive officers and directors.

Prior Public Offerings
During the past three years, none of the Company, the Parent Entities, the other Purchaser Filing Parties or any of their respective affiliates have made any underwritten public offering of shares of Company Common Stock for cash that was registered under the Securities Act, or exempt from registration under Regulation A promulgated thereunder.
Transactions in Company Common Stock
Except as set forth below and in “— Prior Public Offerings” above, and other than the Merger Agreement and agreements entered into in connection therewith, including the Rollover Agreement (as discussed in the sections of this proxy statement captioned “The Merger Agreement” and “The Rollover Agreement”), and certain activity related to the Company’s equity compensation awards discussed elsewhere in this proxy statement, (1) each of the Company, its directors and executive officers, the Parent Entities, the other Purchaser Filing Parties and their respective affiliates have not conducted any transactions with respect to shares of Company Common Stock during the past 60 days and (2) none of the Company or the Parent Entities or the other Purchaser Filing Parties or their respective affiliates have purchased shares of Company Common Stock during the past two years.
Past Contracts, Transactions, Negotiations and Agreements
Except as described above in “Special Factors — Background of the Merger,” “— Prior Public Offerings” and “— Transactions in Company Common Stock,” and other than the Merger Agreement and agreements entered into in connection therewith, including the Rollover Agreement (as discussed in the sections of this proxy statement captioned “The Merger Agreement” and “The Rollover Agreement”), and certain activity related to the Company’s equity compensation awards discussed elsewhere in this proxy statement, during the past two years: (1) there were no negotiations, transactions or material contacts between the Company and its affiliates, on the one hand, and any of the Purchaser Filing Parties (in their capacity as such), on the other hand, concerning any merger, consolidation, acquisition, tender offer for or other acquisition of any class of the Company’s securities, election of the Company’s directors or sale or other transfer of a material amount of assets of the Company, (2) the Company and its affiliates did not enter into any other transaction with an aggregate value exceeding one percent of the Company consolidated revenues with any of the Purchaser Filing Parties, and (3) none of the Company’s executive officers, directors or affiliates that is a natural person entered into any transaction during the past two years with an aggregate value (in respect of such transaction or series of similar transactions with that person) exceeding $60,000 with any of the Purchaser Filing Parties.
Book Value Per Share
The net book value per share of Company Common Stock as of June 30, 2025, was approximately $2.11 (calculated based on 85,724,788 shares of Company Common Stock issued and outstanding as of June 30, 2025).

Market Price of Company Common Stock
Beginning on May 26, 2017, Company Common Stock has traded on NYSE under the symbol “WOW.” The following table sets forth, for the periods indicated, the high and low sales prices per share of Company Common Stock:
	Market Price
	High		Low
2022
Third Quarter		$20.96		$12.08
Fourth Quarter		$15.32		$8.94
2023
First Quarter		$12.45		$9.13
Second Quarter		$11.75		$7.26
Third Quarter		$9.06		$7.19
Fourth Quarter		$7.88		$2.81
2024
First Quarter		$4.31		$2.31
Second Quarter		$5.48		$3.33
Third Quarter		$5.80		$4.83
Fourth Quarter		$5.78		$4.59
2025
First Quarter		$5.33		$4.05
Second Quarter		$5.08		$3.87
Third Quarter (through [ ], 2025)	$	[ ]	$	[ ]
On [      ], 2025 the most recent practicable date before this proxy statement was distributed to the Company’s stockholders, the closing price of Company Common Stock on NYSE was $[      ]. You are encouraged to obtain current market quotations in connection with voting your shares.
Dividends
In the past two years, the Company has not declared or paid any cash dividends on Company Common Stock. In addition, the Specified Contract contains certain covenants that limit the Company’s ability to pay dividends or make other distributions in respect of, or repurchase or redeem, shares of Company Common Stock.

IMPORTANT INFORMATION REGARDING THE PURCHASER FILING PARTIES
Parent Entities
This section sets forth certain information about the Parent Entities. None of the Parent Entities nor any other persons listed in this section have been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), and none of these persons have been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.
Parent.   Parent was formed on August 7, 2025, solely for the purpose of completing the Merger and has conducted no business activities other than those related to the structuring and negotiation of the Merger. Parent is a direct, wholly owned subsidiary of Parent Holdings and has not engaged in any business except as contemplated by the Merger Agreement. The general partner of Parent is Parent GP. The principal office address of Parent is c/o DigitalBridge Investments, LLC, 750 Park of Commerce Drive, Suite 210, Boca Raton, Florida 33487. The telephone number at the principal office is (561) 570-4644.
Merger Sub.   Merger Sub was formed on August 7, 2025, solely for the purpose of completing the Merger and has conducted no business activities other than those related to the structuring and negotiation of the Merger. Merger Sub is an indirect wholly owned subsidiary of Parent. The principal office address of Merger Sub is c/o DigitalBridge Investments, LLC, 750 Park of Commerce Drive, Suite 210, Boca Raton, Florida 33487. The telephone number at the principal office is (561)-570-4644.
Parent is controlled by Jonathan Friesel, Liam Stewart and Raymond Pang, as the members of the board of managers of Parent GP, who are each employed by DBRG.
Set forth below for each director, manager and/or officer of the Parent Entities is such director, manager and/or officer’s respective principal occupation or employment, the name of the organization in which such occupation or employment is conducted and the five-year employment history of each such person and country of citizenship. Unless otherwise indicated, the principal office of each of the individuals set forth below is c/o DigitalBridge Investments, LLC, 750 Park of Commerce Drive, Suite 210, Boca Raton, Florida 33487. The telephone number at the principal office is (561)-570-4644.
Name	Citizenship	Material Occupations, Positions, Offices or Employment During the Past Five Years
Marc C. Ganzi	U.S.	Mr. Ganzi is the Chief Executive Officer of Merger Sub. Mr. Ganzi is the Chief Executive Officer at DBRG, which he joined in 2013.
Benjamin Jenkins	U.S.	Mr. Jenkins is the President of Merger Sub. Mr. Jenkins is the President and Chief Investment Officer at DBRG, which he joined in 2013.
Jeffrey Ginsberg	U.S.	Mr. Ginsberg is a Vice President of Merger Sub. Mr. Ginsberg is Managing Director, Co-Head of Core Strategy and Chairperson of the Responsible Investment Committee at DBRG, and prior to such roles, Mr. Ginsberg was the Chief Administrative Officer at DBRG, which he joined in 2017.
Liam Stewart	U.S.	Mr. Stewart is a member of the board of directors of Merger Sub. Mr. Stewart is also Vice President of Merger Sub. Mr. Stewart is Chief Operating Officer at DBRG, which he joined in 2020. Mr. Stewart was previously the Chief Financial Officer of Macquarie Infrastructure Corporation.

Name	Citizenship	Material Occupations, Positions, Offices or Employment During the Past Five Years
Jonathan Friesel	U.S.	Mr. Friesel is a member of the board of directors of Merger Sub. Mr. Friesel is also a Vice President of Merger Sub. Mr. Friesel is a Senior Managing Director and Head of Fiber at DBRG, which he joined in 2023. Mr. Friesel was previously a Managing Partner at Twin Point Capital LLC.
Geoffrey Goldschein	U.S.	Mr. Goldschein is a Vice President and Secretary of Merger Sub. Mr. Goldschein is Chief Legal Officer and Company Secretary at DBRG, which he joined in 2018.
Thomas Mayrhofer	U.S.	Mr. Mayrhofer is a Vice President and Treasurer of Merger Sub. Mr. Mayrhofer is Chief Financial Officer at DBRG, which he joined in 2024. Mr. Mayrhofer was previously Chief Operating Officer for EJF Capital LLC.
Raymond Pang	U.S.	Mr. Pang is a member of the board of directors of Merger Sub. Mr. Pang is a Principal at DBRG, which he joined in 2017.
None of the Parent Entities or any of the directors, managers or officers listed above has, during the past five (5) years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
Rollover Filing Parties
The names of the Rollover Filing Parties are: Crestview Partners III GP, L.P., Crestview W1 Holdings, L.P., Crestview W1 TE Holdings, LLC, Crestview W1 Co-Investors, LLC and Crestview Advisors, L.L.C.
The address of the principal office of each of the Rollover Filing Parties is c/o Crestview Partners, 590 Madison Avenue, 42nd Floor, New York, New York 10022. The telephone number at the principal office is (212) 906-0700.
Crestview Partners III GP, L.P. controls, indirectly through its affiliates, (i) the general partner of Crestview W1 Holdings, L.P. and (ii) the managing member of each of Crestview W1 TE Holdings, LLC and Crestview W1 Co-Investors, LLC, each of which is a private investment fund. Crestview Advisors, L.L.C. provides investment advisory and management services to certain of the foregoing entities.
Each of Crestview Partners III GP, L.P. and Crestview W1 Holdings, L.P. is a Delaware limited partnership. Each of Crestview W1 TE Holdings, LLC, Crestview W1 Co-Investors, LLC and Crestview Advisors, L.L.C. is a Delaware limited liability company.
Set forth below for each director, manager and/or officer of the Rollover Filing Parties is such director, manager and/or officer’s respective principal occupation or employment, the name of the organization in which such occupation or employment is conducted and the five-year employment history of each such person and country of citizenship. Unless otherwise indicated, the principal office of each of the individuals set forth below is c/o Crestview Partners, 590 Madison Avenue, 42nd Floor, New York, New York 10022. The telephone number at the principal office is (212) 906-0700.

Name	Citizenship	Material Occupations, Positions, Offices or Employment During the Past Five Years
Brian P. Cassidy	U.S.	Mr. Cassidy is a member of the Company Board and holds the title of Partner at Crestview, L.L.C. (which is the general partner of Crestview Partners III GP, L.P.) and Crestview Advisors, L.L.C.
Daniel G. Kilpatrick	U.S.	Mr. Kilpatrick is a member of the Company Board and holds the title of Partner at Crestview, L.L.C. and Crestview Advisors, L.L.C.
Barry S. Volpert	U.S.	Mr. Volpert is a member of the Company Board and holds the title of CEO at Crestview, L.L.C. and Crestview Advisors, L.L.C.
During the last five years, none of the Rollover Filing Parties have been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

APPRAISAL RIGHTS
If the Merger is consummated, holders of record and beneficial owners of Company Common Stock who do not vote in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), who properly demand an appraisal of their shares, who continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their shares of Company Common Stock through the effective date of the Merger, who otherwise comply with the statutory requirements of Section 262 of the DGCL (“Section 262”) and who do not withdraw their demands or otherwise lose their rights to appraisal, subject to the conditions thereof, are entitled to seek appraisal of their shares in connection with the Merger under Section 262. All references in Section 262 and in this summary (a) to a “stockholder” or a “holder of shares” are to a record holder of shares of Company Common Stock, (b) to a “beneficial owner” are to a person who is the beneficial owner of shares of Company Common Stock held either in voting trust or by a nominee on behalf of such person, and (c) to a “person” are to any individual, corporation, partnership, unincorporated association or other entity.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex D, and which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary does not constitute any legal or other advice and does not constitute a recommendation that the Company’s stockholders or beneficial owners exercise their appraisal rights under Section 262. Holders of record and beneficial owners of shares of Company Common Stock should carefully review the full text of Section 262 as well as the information discussed below. Failure to follow the steps required by Section 262 for demanding and perfecting appraisal rights may result in the loss of such rights.
Under Section 262, if the Merger is completed, holders of record or beneficial owners of shares of Company Common Stock who (1) properly submit a written demand for appraisal of such holder’s or owner’s shares of Company Common Stock to the Company prior to the vote on the Merger Proposal at the Special Meeting, (2) do not vote in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (3) continuously hold (in the case of a holder of record) or own (in the case of a beneficial owner) such shares through the effective date of the Merger, (4) do not withdraw their demands or otherwise lose their rights to appraisal, and (5) otherwise comply with the statutory requirements and satisfy certain ownership thresholds set forth in Section 262, may be entitled to have their shares of Company Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash for the “fair value” of their shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value of the Company Common Stock from the effective date of the Merger through the date of payment of the judgment. If you are a beneficial owner of shares of Company Common Stock and you wish to exercise appraisal rights in such capacity, in addition to the foregoing requirements, your demand must also (1) reasonably identify the holder of record of the shares for which that demand is made, (2) be accompanied by documentary evidence of your beneficial ownership of such shares of Company Common Stock and include a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which you consent to receive notices given by the Surviving Corporation and to be set forth on the verified list required by subsection (f) of Section 262. However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who are otherwise entitled to appraisal rights unless (1) the total number of shares of Company Common Stock entitled to appraisal exceeds one percent of the outstanding shares of the class of Company Common Stock eligible for appraisal, or (2) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million. The Company refers to these conditions herein as the “ownership thresholds.” Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest on an appraisal award from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the Surviving Corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.
Under Section 262, if the proposed merger for which appraisal rights are provided is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to Section 262 that appraisal rights are available and must include in the notice either a copy of Section 262 or information directing the Company’s stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes the Company’s notice to the Company’s stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to this proxy statement as Annex D and may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Merger, any holder of record or beneficial owner of Company Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s or owner’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder or beneficial owner who loses such holder’s or owner’s appraisal rights will be entitled to receive the Merger Consideration described in the Merger Agreement, subject to any applicable withholding taxes, for each share of Company Common Stock (other than any Excluded Shares) that is issued and outstanding and owned or held by such stockholder or beneficial owner as of immediately prior to the Effective Time. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of Company Common Stock, the Company believes that if a stockholder or a beneficial owner is considering exercising such rights, that stockholder or beneficial owner should seek the advice of legal counsel.
Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares of Company Common Stock must do ALL of the following:
•
the stockholder or beneficial owner must not vote in favor of the Merger Proposal. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the Merger Agreement, a stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy with instructions to vote against the proposal to adopt the Merger Agreement or to affirmatively abstain;

•
the stockholder or beneficial owner must deliver to the Company a written demand for appraisal of such holder’s or owner’s shares of Company Common Stock before the vote on the Merger Proposal at the Special Meeting and such demand must reasonably inform the Company of the identity of the stockholder or the beneficial owner, as applicable, and that the stockholder or beneficial owner, as applicable, intends thereby to demand appraisal of such Company Common Stock (and, in the case of a demand made by a beneficial owner, the demand must reasonably identify the holder of record of the Company Common Stock for which the demand is made, be accompanied by documentary evidence of the beneficial owner’s beneficial ownership of the Company Common Stock for which appraisal is demanded, include a statement that such documentary evidence is a true and correct copy of what it purports to be and provide an address at which the beneficial owner consents to receive notices given by the Surviving Corporation in the Merger under Section 262 and to be set forth on the verified list required by subsection (f) of Section 262);

•
the stockholder must continuously hold or the beneficial owner must continuously own the shares from the date of making the demand through the effective date of the Merger (a stockholder or beneficial owner will lose appraisal rights if the stockholder or beneficial owner transfers the shares before the effective date of the Merger); and

•
the stockholder or beneficial owner must otherwise comply with Section 262.

Additionally, the demanding stockholder or beneficial owner or another stockholder or beneficial owner who has properly demanded appraisal or the Surviving Corporation must file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of all such persons within 120 days after the effective date of the Merger. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so. Accordingly, it is the obligation of the Company stockholders or beneficial owners to take all necessary action to perfect their appraisal rights in respect of Company Common Stock within the time prescribed in Section 262.
After an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who asserted appraisal rights unless one of the ownership thresholds is met.
Written Demand
A stockholder or beneficial owner wishing to exercise appraisal rights must deliver to the Company, before the vote on the Merger Proposal at the Special Meeting, a written demand for the appraisal of such holder’s or beneficial owner’s shares of Company Common Stock. In addition, that stockholder or beneficial owner must not vote or submit a proxy in favor of the Merger Proposal. A vote in favor of the Merger Proposal, in person at the Special Meeting or by proxy (whether by mail or via the internet or telephone), will constitute a waiver of appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal with respect to such stockholder’s shares. A stockholder exercising appraisal rights must hold of record the shares of Company Common Stock on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective date of the Merger. A beneficial owner exercising appraisal rights must own the shares of Company Common Stock on the date the written demand for appraisal is made and must continue to own such shares through the effective date of the Merger. For a stockholder, a proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. A stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the Merger Proposal or abstain from voting on the Merger Proposal. Neither voting against the Merger Proposal nor abstaining from voting or failing to vote on the Merger Proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Proposal. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the Merger Proposal at the Special Meeting will constitute a waiver of appraisal rights.
Record Holders
A holder of record of shares of Company Common Stock is entitled to demand appraisal for the shares registered in that holder’s name. A demand for appraisal in respect of shares of Company Common Stock by a holder of record must reasonably inform the Company of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares.
A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares of Company Common Stock. A demand for appraisal in respect of such shares of Company Common Stock should be executed by or on behalf of the beneficial owner and must reasonably inform the Company of the identity of the beneficial owner and that the beneficial owner intends thereby to demand an appraisal of such owner’s shares. The demand made by such beneficial owner must also (1) reasonably identify the holder of record of the shares of Company Common Stock for which the demand is made, (2) be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation and to be set forth on the verified list required by subsection (f) of Section 262. If the shares with respect to which a demand is made are owned of record or beneficially owned in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand should be executed by or on behalf of the record owner or beneficial owner in such capacity, and if the shares are owned of record or beneficially owned by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint holders of record or beneficial owners. An authorized agent, including an authorized agent for two or more joint stockholders or beneficial owners, as applicable, may execute a demand for appraisal on behalf of a stockholder or beneficial owner, as applicable; however, the agent must identify the stockholder or stockholders or beneficial owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the stockholder or stockholders or beneficial owner or owners, as applicable. A stockholder of record, such as a bank, trust, broker or other nominee, who holds shares of Company Common Stock as a nominee or intermediary for one or more other beneficial owners, may exercise his, her or its right of appraisal with respect to shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares of Company Common Stock is expressly mentioned, the demand will be presumed to cover all shares of Company Common Stock held in the name of the holder of record.
Beneficial Owners
A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with the procedures of subsection (d)(1) of Section 262, provided that (i) such beneficial owner continuously owns such shares through the Effective Time and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of Section 262, and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the Company under Section 262 and to be set forth on the verified list required by Section 262(f). Although not expressly required by Section 262, the Company reserves the right to take the position that it may require the submission of all information required of a beneficial owner under subsection (d)(3) of Section 262 with respect to any person sharing beneficial ownership of the shares for which such demand is submitted.
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
WideOpenWest, Inc.
7887 East Belleview Avenue, Suite 1000
Englewood, CO 80111
Attention: Legal
Demands for appraisal may not be submitted by electronic transmission.
If a person who has made a demand for an appraisal in accordance with Section 262 will deliver to the Surviving Corporation a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares of Company Common Stock in accordance with subsection (e) of Section 262, either within sixty days after the effective time of the Merger or thereafter with the written approval of the Surviving Corporation, then the right of such person to an appraisal of such shares subject to the withdrawal will cease. Notwithstanding the foregoing, an appraisal proceeding in the Delaware Court of Chancery will not be dismissed as to any person without the approval of the court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including without limitation, a reservation of jurisdiction for any application to the court made under subsection (j) of Section 262; provided, however that any person who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the terms offered upon the Merger within sixty days after the effective time of the Merger.
Notice by the Surviving Corporation
If the Merger is completed, within 10 days after the effective date of the Merger, the Surviving Corporation will notify each record holder of shares of Company Common Stock who has properly made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the Merger Proposal, and any beneficial owner who has properly demanded appraisal in accordance with Section 262, that the Merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within 120 days after the effective date of the Merger, but not thereafter, the Surviving Corporation or any person who has complied with Section 262 and who is otherwise entitled to appraisal rights under

Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a person, demanding a determination of the value of the shares held by all persons entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and the Company’s stockholders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Company Common Stock. Accordingly, any persons who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Company Common Stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.
Within 120 days after the effective date of the Merger, any person who has complied with the requirements for an appraisal of such person’s shares pursuant to Section 262 will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the Merger Proposal and with respect to which the Company has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to Section 262, the holder of record of such shares will not be considered a separate stockholder holding such shares for purposes of such aggregate number). The Surviving Corporation must give this statement to the requesting person within 10 days after receipt by the Surviving Corporation of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.
If a petition for an appraisal is duly filed by a person and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file in the office of the Delaware Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by the Surviving Corporation. The Delaware Court of Chancery may order that notice of the time and place fixed for the hearing of such petition be given to the Surviving Corporation and all of the persons shown on the verified list at the addresses stated therein. The forms of the notices by mail and by publication will be approved by the Delaware Court of Chancery, and the costs of any such notices will be borne by the Surviving Corporation.
After notice to persons as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on such petition to determine those persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who have demanded appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any person fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such person.
In addition, assuming the Company Common Stock remained listed on a national securities exchange immediately prior to the Effective Time (which is expected to be the case), the Delaware Court of Chancery will dismiss appraisal proceedings as to all of the persons who are otherwise entitled to appraisal rights unless one of the ownership thresholds is met.
Determination of Fair Value
After the Delaware Court of Chancery determines the persons entitled to appraisal, and that at least one of the ownership thresholds above has been satisfied, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value (subject, in the case of interest payments, to any voluntary cash payments discussed below, which may be made by the Surviving Corporation pursuant to subsection (h) of Section 262). In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. However, the Surviving Corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the Surviving Corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (1) the difference, if any, between the amount paid by the Surviving Corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest accrued before such voluntary cash payment, unless paid at that time. In Weinberger v. UOP, Inc., Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights. When the fair value of the shares of Company Common Stock is determined, the Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the Surviving Corporation to the persons entitled thereto. Payment will be made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such court may be enforced.
Persons considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and may not in any manner address, fair value under Section 262. Although the Company believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and holders of record and beneficial owners of Company Common Stock should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither the Company nor Parent anticipates offering more than the Merger Consideration to any stockholder or beneficial owner exercising appraisal rights, and each of the Company and Parent reserves the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the fair value of a share of Company Common Stock is less than the Merger Consideration. If a petition for appraisal is not timely filed, neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights or other requirements imposed by Section 262 to seek and perfect appraisal are not satisfied, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the list filed by the Surviving Corporation pursuant to subsection (f) of Section 262 who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of Section 262 or subject to such an award pursuant to a reservation of judgment under such subsection (a “Reservation”). In the absence of such an order, each party bears its own expenses.
If any person who demands appraisal of his, her or its shares of Company Common Stock under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s shares of Company Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration as provided in the Merger Agreement. A person will fail to perfect, or effectively lose or withdraw, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger, if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights or if the person delivers to the Surviving Corporation a written withdrawal of such person’s demand for appraisal in accordance with Section 262.
From and after the effective date of the Merger, no person who has demanded appraisal rights with respect to some or all of such person’s shares in compliance with Section 262 will be entitled to vote such shares of Company Common Stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the Merger); provided, however, that if no petition for an appraisal is filed within the time provided in Section 262, or if such person delivers to the Surviving Corporation a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares within 60 days after the effective date of the Merger, then the right of such person to an appraisal of the shares subject to the withdrawal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a Reservation; provided, however, that the foregoing will not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after the effective date of the Merger.
Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a person’s statutory appraisal rights. In that event, you will be entitled to receive the Merger Consideration for your dissenting shares in accordance with the Merger Agreement, subject to any applicable withholding taxes, for each share of Company Common Stock that you own as of immediately prior to the Effective Time (other than the Excluded Shares, including the Rollover Shares). Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

PROPOSAL 1: THE MERGER PROPOSAL
The Company is asking you to adopt and approve the Merger Agreement. For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement throughout this proxy statement, including the information set forth in the section of this proxy statement captioned “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this proxy statement. You are urged to read the Merger Agreement carefully and in its entirety.
The Special Committee unanimously recommends that you vote “FOR” this proposal. The Company Board (acting upon the recommendation of the Special Committee) by unanimous vote of the Company’s directors, recommends that you vote “FOR” this proposal.

PROPOSAL 2: THE COMPENSATION PROPOSAL
Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that the Company provide stockholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation that will or may become payable by the Company to its named executive officers that is based on or otherwise relates to the Merger, as disclosed in the section of this proxy statement captioned “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Payments and Benefits to the Company’s Named Executive Officers,” including the additional disclosures referenced therein that otherwise are disclosed in the section of this proxy statement captioned “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger.”
The Company is asking its stockholders to approve the compensation that will or may become payable by the Company to its named executive officers that is based on or otherwise relates to the Merger. These payments are set forth in the section of this proxy statement captioned “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Payments and Benefits to the Company’s Named Executive Officers” and the accompanying footnotes and additional disclosures referenced therein.
Accordingly, the Company is seeking approval of the following resolution at the Special Meeting, on a non-binding advisory basis:
RESOLVED, that the compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Payments and Benefits to the Company’s Named Executive Officers” is hereby APPROVED.
The Company’s stockholders should note that the advisory vote on the Company compensation proposal is separate and apart from the votes on the Company merger proposal and adjournment proposal, and this proposal is not a condition to completion of the Merger. As a non-binding, advisory vote, the result will not be binding on the Company, the Company Board or Parent. Further, many of the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of this advisory vote, if the Merger is consummated the Company’s named executive officers will or may be eligible to receive the compensation that is based on or that otherwise relates to the Merger in accordance with the terms and conditions applicable to those payments.
The Company Board recommends that you vote “FOR” this proposal.

PROPOSAL 3: THE ADJOURNMENT PROPOSAL
The Company is asking you to approve a proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting. If stockholders approve this proposal, the Company can, after consultation with Parent, adjourn the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly signed proxies voting against adoption of the Merger Agreement, provided that the Company may not, without Parent’s prior written consent (not to be unreasonably withheld, conditioned or delayed), adjourn the Special Meeting to a date that is more than 30 days after the date on which the Special Meeting was originally scheduled, except in accordance with applicable law (including to ensure that any applicable information is distributed to the holders of Company Common Stock a sufficient time prior to the Special Meeting). Among other things, approval of the Adjournment Proposal could mean that, even if the Company received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, the Company could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, the Company may seek stockholder approval to adjourn the Special Meeting if a quorum is not present. Finally, the chairman of the Special Meeting is permitted by the Company Bylaws to adjourn the Special Meeting even if the Company’s stockholders have not approved the proposal to adjourn the Special Meeting.
The Company Board recommends that you vote “FOR” this proposal.

STOCKHOLDER PROPOSALS AND NOMINATIONS
If the Merger is completed, the Company will have no public stockholders and there will be no public participation in any future meetings of the Company’s stockholders. However, if the Merger is not completed, the Company’s stockholders will continue to be entitled to attend and participate in stockholder meetings.
The Company will hold an annual meeting of stockholders in 2026 (the “2026 Annual Meeting”) only if the Merger has not already been completed and the Company remains a public company.
Notice of any proposal that a stockholder intends to present at the 2026 annual meeting of stockholders, as well as any director nominations, must be delivered to the principal executive offices of the Company not earlier than the close of business on January 8, 2026 nor later than the close of business on February 6, 2026. The notice must be submitted by a stockholder of record and must set forth the information required by the Company’s Bylaws with respect to each director nomination or other proposal that the stockholder intends to present at the 2026 Annual Meeting of stockholders. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b). A copy of the Company’s bylaws is available on the Company’s corporate website at www.wowway.com.
Stockholders may submit proposals for inclusion in our proxy materials in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2026 Annual Meeting, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us no later than November 28, 2025.
The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
Because the Merger is a “going private” transaction, Parent, Merger Sub and the Company have filed with the SEC a Schedule 13E-3 with respect to the Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, can be obtained by following the directions set forth below. The Schedule 13E-3 will be amended to report promptly any material change in the information set forth in the most recent Schedule 13E-3 filed with the SEC.
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The documents that the Company files with the SEC are available over the Internet at the SEC’s web site at www.sec.gov. The SEC allows the Company to “incorporate by reference” into this proxy statement documents the Company files with the SEC. This means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement and, with respect to this proxy statement but not with respect to the Schedule 13E-3, later information that the Company files with the SEC will update and supersede such information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed is not deemed to be incorporated by reference into this proxy statement. The Company incorporates by reference the documents listed below and, with respect to this proxy statement but not with respect to the Schedule 13E-3, any documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 14, 2025;

•
Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, filed on May 6, 2025 and June 30, 2025, filed on August 11, 2025;

•
Current Reports on Form 8-K filed on May 12, 2025, August 11, 2025 and August 14, 2025 (other than portions of a Current Report on Form 8-K that are furnished under Item 2.02 or Item 7.01, including any exhibits included with such Items unless otherwise indicated therein); and

•
the Company’s Definitive Proxy Statement on Schedule 14A for the May 8, 2025 annual meeting of stockholders, filed on March 27, 2025.

The Company will amend the Schedule 13E-3 to incorporate by reference any additional documents that it may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting to the extent required to fulfill the Company’s obligations under the Exchange Act.
You may obtain any of the documents that the Company files with the SEC, without charge, by requesting them in writing from the Company at the following address:
WideOpenWest, Inc.
7887 East Belleview Avenue, Suite 1000
Englewood, CO 80111
If you would like to request documents from the Company, please do so as soon as possible to receive them before the Special Meeting. If you request any documents from the Company, the Company will mail them to you by first class mail, or another equally prompt method. Please note that all of the Company’s documents that it files with the SEC are also promptly available through the “Investor Relations” section of the Company’s website, https://ir.wowway.com/investor-relations/overview/default.aspx. The information included on the Company’s website is not incorporated by reference into this proxy statement. The website addresses, and the website addresses included in any documents incorporated by reference in this proxy statement, are not intended to function as hyperlinks, and the information contained on such websites and on the SEC’s website is not incorporated by reference in this proxy statement and you should not consider it a part of this proxy statement.
If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of this proxy statement or need help voting your shares of Company Common Stock, please contact the Company’s proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Shareholders may call toll free: (877) 750-0831
Banks and Brokers may call collect: (212) 750-5833

MISCELLANEOUS
The Company has supplied all information relating to the Company, and Parent has supplied, and the Company has not independently verified, all of the information relating to Parent, Merger Sub, or the Rollover Stockholders contained in this proxy statement.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IN VOTING YOUR SHARES OF COMPANY COMMON STOCK AT THE SPECIAL MEETING. THE COMPANY HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [     ], 2025. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT), AND THE SENDING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

ANNEX A
EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER
by and among
BANDIT PARENT, LP,
BANDIT MERGER SUB, INC.
and
WIDEOPENWEST, INC.
Dated as of August 11, 2025

A-ii

A-iii

A-iv

AGREEMENT AND PLAN OF MERGER, dated as of August 11, 2025 (this “Agreement”), by and among Bandit Parent, LP, a Delaware limited partnership (“Parent”), Bandit Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and WideOpenWest, Inc., a Delaware corporation (the “Company”).
W I T N E S S E T H :
WHEREAS, the Board of Directors of the Company (the “Company Board”) has established a special committee of independent and disinterested members of the Company Board (the “Special Committee”);
WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, in furtherance of such acquisition of the Company by Parent, and on the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub shall be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned Subsidiary of Parent;
WHEREAS, the Special Committee has unanimously (a) determined that this Agreement and the transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Company Stockholders, (b) recommended to the Company Board that it approve this Agreement and the transactions contemplated by this Agreement, including the Merger, and (c) resolved to recommend that the Unaffiliated Company Stockholders adopt this Agreement;
WHEREAS, the Company Board has, acting upon the recommendation of the Special Committee, unanimously (a) determined that this Agreement and the transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and its stockholders, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (c) directed that this Agreement be submitted to the stockholders of the Company for its adoption at the Company Meeting and (d) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL at the Company Meeting;
WHEREAS, the boards of directors of Parent and Merger Sub have approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and declared it is in the best interests of and advisable for Parent and Merger Sub, respectively, to enter into this Agreement;
WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent has delivered to the Company (a) a Guarantee from the Equity Investor, in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Equity Investor is guaranteeing certain obligations of Parent under this Agreement and (b) the Commitment Letter;
WHEREAS, concurrently with the execution and delivery of this Agreement, certain Company Stockholders (collectively, the “Rollover Stockholders”) have entered into a voting, support and rollover agreement by and among Parent and the Company, in the form attached to this Agreement as Exhibit A, dated as of the date of this Agreement (collectively, the “Support and Rollover Agreement”), pursuant to which, among other things, each such Rollover Stockholder has agreed to support and vote for the transactions contemplated by this Agreement and to, immediately prior to the Closing, transfer or contribute a number of Shares to Parent, on the terms and subject to the conditions set forth in the applicable Support and Rollover Agreement; and
WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

ARTICLE 1
THE MERGER
Section 1.1   The Merger.   On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, the parties shall consummate the Merger and Merger Sub shall merge with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue its corporate existence under Delaware law as the surviving corporation in the Merger (the “Surviving Corporation”) and an indirect wholly owned Subsidiary of Parent.
Section 1.2   Closing.   The closing of the Merger (the “Closing”) shall take place (a) at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019 (or at the request of either party, by means of a virtual closing through electronic exchange of documents and signatures), at 10:00 a.m., New York City time, on the fifth (5th) Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last of the conditions set forth in Article 6 to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or permitted waiver of such conditions at the Closing and the continued satisfaction or waiver of the other conditions set forth in Article 6 at the Closing) (the “Initial Closing Date”) or (b) at such other place, time and date as the Company and Parent may agree in writing; provided that if, despite the use of commercially reasonable efforts, Parent is unable to access the required funds to consummate the Closing on the Initial Closing Date, Parent may, upon written notice (the “Parent Closing Election”) to the Company prior to the Initial Closing Date, elect for the Closing to take place on the twelfth (12th) Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last of the conditions set forth in Article 6 to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing) (the “Deferred Closing Date”). The date on which the Closing actually occurs is referred to as the “Closing Date.”
Section 1.3   Effective Time.   Subject to the provisions of this Agreement, at the Closing, the Company shall cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed on the Closing Date with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL. The Merger shall become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Company and Merger Sub in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).
Section 1.4   Effects of the Merger.   The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.
Section 1.5   Organizational Documents of the Surviving Corporation.   Subject to Section 5.10, at the Effective Time: (a) the certificate of incorporation of the Company will be amended and restated in its entirety in the form set forth as Exhibit B, and such amended and restated certificate of incorporation will become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and such certificate of incorporation; and (b) the bylaws of Merger Sub as in effect immediately prior to the Effective Time, as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the DGCL and such bylaws.
Section 1.6   Directors of the Surviving Corporation.   The directors of Merger Sub as of immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation as of the Effective Time and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation.
Section 1.7   Officers of the Surviving Corporation.   The officers of the Company as of immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation as of the Effective Time and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation.

ARTICLE 2
CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES
Section 2.1   Effect on Capital Stock.
(a)   At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any securities of the Company or Merger Sub:
(i)   Conversion of Common Stock.   Each share of common stock, par value $0.01 per share, of the Company that is issued and outstanding immediately prior to the Effective Time (such shares, collectively, the “Common Stock,” and each, a “Share” and collectively, the “Shares”), but excluding Excluded Shares and Dissenting Shares, shall be converted automatically into and shall thereafter represent only the right to receive $5.20 per Share in cash, without interest (the “Merger Consideration”), subject to any required Tax withholding as provided in Section 2.2(b)(iii). All Shares that have been converted into the right to receive the Merger Consideration as provided in this Section 2.1(a) shall be automatically cancelled upon the conversion thereof and shall cease to exist, and the holders of Book-Entry Shares or Certificates that immediately prior to the Effective Time represented such Shares shall cease to have any rights with respect to such Shares other than the right to receive the Merger Consideration upon surrender of Book-Entry Shares or Certificates in accordance with Section 2.2.
(ii)   Treatment of Excluded Shares.   Each Share that is directly owned by the Company as treasury stock or otherwise, or by Parent or Merger Sub immediately prior to the Effective Time, including any Rollover Shares (the “Cancelled Shares”) shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor. Each Share that is owned by any direct or indirect wholly-owned Subsidiary of the Company immediately prior to the Effective Time shall automatically be converted into such number of shares of common stock of the Surviving Corporation such that each such Subsidiary shall own the same percentage of the outstanding capital stock of the Surviving Corporation immediately following the Effective Time as such Subsidiary owned in the Company immediately prior to the Effective Time (each such Share, together with the Cancelled Shares, the “Excluded Shares”).
(iii)   Conversion of Merger Sub Common Stock.   Each share of common stock, par value $0.01 per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation (other than Shares converted into shares of common stock of the Surviving Corporation pursuant to the last sentence of Section 2.1(a)(ii)). From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.
(iv)   Rollover Shares.   The holders of the Rollover Shares shall not be entitled to receive the Merger Consideration in respect of the Rollover Shares, and all Rollover Shares shall be treated in accordance with Section 2.1(a)(ii).
(b)   Dissenters’ Rights.   Any provision of this Agreement to the contrary notwithstanding, if required by the DGCL (but only to the extent required thereby), Shares that are issued and outstanding immediately prior to the Effective Time (other than the Cancelled Shares) and that are held by holders of such Shares who are entitled to demand appraisal and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL with respect to any such Shares held by any such holder and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration pursuant to Section 2.1(a)(i), and holders of such Dissenting Shares shall be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of such Section 262 of the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses the right to seek appraisal, such Dissenting Shares, pursuant to Section 262 of the DGCL, will thereupon be no longer considered Dissenting Shares under this

Agreement and will be treated as if they had been converted into, at the Effective Time, the right to receive the Merger Consideration pursuant to Section 2.1(a)(i), without any interest thereon, and the Surviving Corporation shall remain liable for payment of the Merger Consideration for such Shares, in accordance with the procedures set forth in this Agreement. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. The Company shall give Parent (i) prompt notice and copies of any written demands received by the Company for appraisals of Shares under Section 262 of the DGCL, withdrawals or attempted withdrawals of such demands and any other instruments served pursuant to Section 262 of the DGCL received by the Company relating to appraisal demands, in each case, promptly following receipt of such written demands, withdrawals, attempted withdrawals or other instruments and (ii) the opportunity to direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment or offer to make any payment with respect to any such demands for appraisal or settle or offer to settle any such demands or approve any withdrawal of any such demands, or agree to do any of the foregoing in respect of any Dissenting Shares.
(c)   Certain Adjustments.   If, between the date of this Agreement and the Effective Time, the outstanding Shares shall have been changed into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination, exchange of shares or other like change with respect to the Shares, the Merger Consideration shall be equitably adjusted, without duplication, to proportionally reflect such change to the extent necessary to provide the parties hereto the same economic effect as contemplated by this Agreement prior to such stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination, exchange of shares or other like change.
Section 2.2   Exchange of Certificates.
(a)   Paying Agent.   Prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a U.S. bank or trust company that shall be appointed by the Parent, and reasonably acceptable to the Company, to act as a paying agent hereunder (the “Paying Agent”), in trust for the benefit of holders of the Shares, cash in U.S. dollars sufficient to pay the aggregate Merger Consideration pursuant to Section 2.1(a) in accordance with the terms of this Agreement (provided that Parent shall not be required to make available to the Paying Agent Merger Consideration for Dissenting Shares prior to the Effective Time, it being understood, however, that promptly following such time that any formerly Dissenting Shares cease to be considered Dissenting Shares under this Agreement, Parent shall be required to make arrangements to pay, or cause to be paid, the applicable Merger Consideration with respect to such formerly Dissenting Shares), in exchange for all of the Shares outstanding immediately prior to the Effective Time (other than the Excluded Shares and Unvested Award Payments), payable upon due surrender of the certificates that, immediately prior to the Effective Time, represented Shares (“Certificates”) (or effective affidavits of loss in lieu thereof) or non-certificated Shares represented by book-entry (“Book-Entry Shares”) pursuant to the provisions of this Article 2 (such cash being hereinafter referred to as the “Exchange Fund”). In the event the Exchange Fund shall be insufficient to pay the Merger Consideration in accordance with Section 2.1(a), Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount that is equal to the shortfall that is required to make such payment. Parent shall cause the Paying Agent to make delivery of the Merger Consideration out of the Exchange Fund in accordance with this Agreement.
(b)   Payment Procedures.
(i)   As soon as reasonably practicable after the Effective Time and in any event not later than the fourth (4th) Business Day following the Closing Date, Parent and the Surviving Corporation shall cause the Paying Agent to mail to each holder of record (as of immediately prior to the Effective Time) of Shares whose Shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1, (A) a letter of transmittal with respect to Book-Entry Shares (to the extent applicable) and Certificates (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent and shall be in such form and have such other customary provisions as Parent and the Company may mutually reasonably agree), and (B) instructions for use in effecting the surrender of Book-Entry Shares (to the extent applicable) or Certificates (or effective affidavits of loss in lieu thereof) in exchange for the Merger Consideration.

(ii)   Upon surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the holder of such Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares shall be entitled to receive in exchange therefor a check or wire transfer for the amount of cash that such holder has the right to receive in respect of such holder’s properly surrendered Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares pursuant to Section 2.1(a) and the Certificate or Book-Entry Shares so surrendered shall forthwith be cancelled. Until so surrendered, outstanding Certificates (other than with respect to any Dissenting Shares) will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive the Merger Consideration pursuant to Section 2.1(a), except as provided in Section 2.1(b). As soon as reasonably practicable after the Effective Time, and in any event not later than the fourth (4th) Business Day following the Closing Date, Parent shall cause the Paying Agent to issue and deliver to each holder of Book-Entry Shares a check or wire transfer for the amount of cash that such holder has the right to receive in respect of such holder’s Book-Entry Shares pursuant to Section 2.1(a), without such holder being required to deliver a Certificate or an executed letter of transmittal to the Paying Agent, and such Book-Entry Shares shall then be cancelled. No interest shall be paid or accrued on any amount payable upon due surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition precedent of payment that (A) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and (B) the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established that such Taxes either have been paid or are not required to be paid.
(iii)   Notwithstanding anything in this Agreement to the contrary, the Paying Agent, the Company, Parent and Merger Sub or any of their Affiliates, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable to or for the benefit of any Person under this Agreement such amounts as are required to be withheld or deducted under the Internal Revenue Code of 1986, as amended (the “Code”), or under any provision of state, local or non-U.S. Tax Law with respect to the making of such payment. To the extent that amounts are so deducted or withheld and timely paid over to the relevant Governmental Entity, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.
(iv)   Prior to the Closing, Parent and the Company will cooperate to establish procedures with the Paying Agent and the Depository Trust Company (“DTC”) with the objective that (A) if the Closing occurs at or prior to 11:30 a.m. Eastern time on the Closing Date, then the Paying Agent will transmit to DTC or its nominees on the Closing Date or as soon as practicable thereafter an amount in cash, by wire transfer of immediately available funds, an amount in cash equal to the number of Shares held of record by DTC or such nominee immediately prior to the Effective Time multiplied by the Merger Consideration (the “DTC Payment”); and (B) if the Closing occurs after 11:30 a.m. Eastern time on the Closing Date, then the Paying Agent will transmit the DTC Payment to DTC or its nominees on the first Business Day after the Closing Date or as soon as practicable thereafter, in each case with no requirement to submit any letter of transmittal.
(c)   Closing of Transfer Books.   At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation, Parent or the Paying Agent for transfer or any other reason, the holder of any such Certificates or Book-Entry Shares shall be given a copy of the letter of transmittal referred to in Section 2.2(b) and instructed to comply with the instructions in that letter of transmittal in order to receive the cash to which such holder is entitled pursuant to this Article 2.
(d)   Termination of Exchange Fund.   Any portion of the Exchange Fund (including the proceeds of any investments thereof and any interest received with respect thereto) that remains undistributed to the former holders of Shares on the nine-month anniversary of the Effective Time shall thereafter be delivered to the Surviving Corporation upon demand, and any former holders of Shares who have not surrendered their Shares in accordance with this Article 2 shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or similar laws) for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of their Shares. If any Certificates or Book-Entry Shares shall not have been surrendered prior the date on which the Merger Consideration payable with respect to Shares represented by such Certificates or Book-Entry Shares would otherwise escheat to or become the property of any Governmental Entity, then any such Merger Consideration shall, and to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.
(e)   No Liability.   Anything herein to the contrary notwithstanding, none of the Company, Parent, Merger Sub, the Surviving Corporation, the Paying Agent or any other Person shall be liable to any Person, including any former holder of Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
(f)   Investment of Exchange Fund.   The Paying Agent shall invest all cash included in the Exchange Fund as directed by Parent; provided, that any investment of such cash shall be limited to obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than thirty (30) days or commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or S&P Global Ratings, respectively; provided, further, that no such investment or loss thereon shall affect the amounts payable to holders of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares pursuant to this Article 2, and following any losses from any such investment, Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of Shares of the Company. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation pursuant to Section 2.2(d).
(g)   Lost Certificates.   In the case of any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Paying Agent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate a check in the amount (after giving effect to any Tax withholding as provided in Section 2.2(b)(iii)) for the amount of cash that such holder has the right to receive with respect to the Shares represented by such lost, stolen or destroyed Certificate pursuant to Section 2.1(a).
Section 2.3   Treatment of Company Long-Term Incentive Awards.
(a)   Each Crestview Restricted Share award that is outstanding and unvested (after taking into account any vesting in connection with the consummation of the transactions in this Agreement) as of immediately prior to the Effective Time shall, at the Effective Time, become fully vested and be treated as a Rollover Share in accordance with this Agreement.
(b)   Each restricted Share award granted subject solely to service-vesting terms (each, a “Company Restricted Share Award”) that is outstanding as of immediately prior to the Effective Time and is not a Crestview Restricted Share award shall, at the Effective Time, be treated as set forth in this Section 2.3(b). For purposes of this Agreement, “RSA Acceleration Portion” shall mean, with respect to a Company Restricted Share Award, (A) if the Closing Date occurs on or before the date that is six (6) months and one (1) day following the date of this Agreement, the portion of such Company Restricted Share Award that is scheduled to vest on or before April 30, 2026 or (B) if the Closing Date occurs after the date that is six (6) months and one (1) day following the date of this Agreement, the portion of such Company Restricted Share Award that is scheduled to vest on or before April 30, 2027.
(i)   If such Company Restricted Share Award is held by a non-employee member of the Company Board, then it will become fully vested and be converted into the right, in respect of each Share subject to such Company Restricted Share Award, to receive an amount in cash equal to the Merger Consideration; or

(ii)   If such Company Restricted Share Award was granted in calendar year 2023 or calendar year 2024, then the RSA Acceleration Portion of such Company Restricted Share Award will become fully vested and be converted into the right, in respect of each Share subject to such RSA Acceleration Portion of the Company Restricted Share Award, to receive an amount in cash equal to the Merger Consideration; or
(iii)   If such Company Restricted Share Award was granted in calendar year 2025 then, solely in the event that the Closing occurs after the date that is six (6) months and one (1) day following the date of this Agreement, then the RSA Acceleration Portion of such Company Restricted Share Award will become fully vested and be converted into the right, in respect of each Share subject to such vested portion, to receive an amount in cash equal to the Merger Consideration; or
(iv)   if such Company Restricted Share Award or a portion thereof is not covered by Section 2.3(b)(i), Section 2.3(b)(ii) or Section 2.3(b)(iii), then such Company Restricted Share Award or portion thereof will be converted into the right, in respect of each Share subject to such Company Restricted Share Award or portion thereof, to receive an amount in cash equal to the Merger Consideration.
(c)   Each restricted Share unit award granted subject to any performance-based vesting terms (each, a “Company PSU Award”) that is outstanding as of immediately prior to the Effective Time shall, at the Effective Time, be treated as set forth in this Section 2.3(c). For purposes of this Agreement, “PSU Acceleration Portion” shall mean, with respect to a Company PSU Award, (A) if the Closing Date occurs on or before the date that is six (6) months and one (1) day following the date of this Agreement, a prorated portion of such Company PSU Award determined based a fraction, the numerator of which is the number of whole months between the grant date and April 30, 2026 and the denominator of which is thirty-six (36) or (B) if the Closing Date occurs after the date that is six (6) months and one (1) day following the date of this Agreement, a prorated portion of such Company PSU Award determined based a fraction, the numerator of which is the number of whole months between the grant date and April 30, 2027 and the denominator of which is thirty-six (36).
(i)   If such Company PSU Award was granted in calendar year 2023, the entirety of such Company PSU Award will become fully vested and be converted into the right, in respect of each Share subject to such Company PSU Award, to receive an amount in cash equal to the Merger Consideration; or
(ii)   If such Company PSU Award was granted in calendar year 2024, it will become vested with respect to (A) if the Closing occurs on or before the date that is six (6) months and one (1) day following the date of this Agreement, the PSU Acceleration Portion of such Company PSU Award or (B) if the Closing occurs after the date that is six (6) months and (1) day following the date of this Agreement, the entirety of such Company PSU Award, and be converted into the right, in respect of each Share subject to such vested portion, to receive an amount in cash equal to the Merger Consideration; or
(iii)   If such Company PSU Award was granted in calendar year 2025 then, solely in the event that the Closing occurs after the date that is six (6) months and one (1) day following the date of this Agreement, the PSU Acceleration Portion of such Company PSU Award will become fully vested and be converted into the right, in respect of each Share subject to such vested portion, to receive an amount in cash equal to the Merger Consideration; or
(iv)   If such Company PSU Award or portion thereof is not covered by Section 2.3(c)(i), Section 2.3(c)(ii), or Section 2.3(c)(iii), then it will be converted into the right, in respect of each Share subject to such Company PSU Award, to receive an amount in cash equal to the Merger Consideration.
(v)   The number of such Shares subject to each Company PSU Award in respect of which Merger Consideration is to be received shall be determined by deeming the performance goals applicable to such Company PSU Award to be achieved at the actual level of achievement through the latest practicable date occurring prior to the Effective Time, as determined by the Company Board (or a committee thereof) prior to the Effective Time, based on the methodology used for interim performance measurements reported to the Compensation Committee of the Company Board from time to time.

(d)   Each long-term incentive cash award (each, a “Company LTI Cash Award”) that is outstanding as of immediately prior to the Effective Time shall, at the Effective Time:
(i)   if such Company LTI Cash Award was granted subject solely to service-vesting terms, become vested in the same proportion that a Company Restricted Share Award granted on the same date becomes vested pursuant to Section 2.3(b) and entitle the holder of such Company LTI Cash Award to a cash payment determined in accordance with the terms of the Company LTI Cash Award; or
(ii)   if such Company LTI Cash Award was granted subject to a performance-based vesting condition, become vested in the same proportion (and with the same treatment of applicable performance conditions) that a Company PSU Award granted on the same date becomes vested pursuant to Section 2.3(c) and entitle the holder of such Company LTI Cash Award to a cash payment determined in accordance with the terms of such Company LTI Cash Award; or
(iii)   if such Company LTI Cash Award or a portion thereof is not covered by Section 2.3(d)(i) or Section 2.3(d)(ii), entitle the holder of such Company LTI Cash Award to a cash payment determined in accordance with the terms of the Company LTI Cash Award (with all applicable performance goals treated in accordance with Section 2.3(c)(v)).
(e)   Parent shall cause the Surviving Corporation or one of its Subsidiaries, as applicable, to pay to the holders of Company Restricted Share Awards described in Section 2.3(b)(i), Section 2.3(b)(ii) and Section 2.3(b)(iii), Company PSU Awards described in Section 2.3(c)(i), Section 2.3(c)(ii), and Section 2.3(c)(iii) and Company LTI Cash Awards described in Section 2.3(d)(i) and Section 2.3(d)(ii) the cash amounts described in this Section 2.3 above, less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Tax Law with respect to the making of such payment, promptly but in any event within three (3) days following the Effective Time. The cash amounts payable in respect of any Company Restricted Share Awards described in Section 2.3(b)(iv), Company PSU Awards described in Section 2.3(c)(iv) and Company LTI Cash Awards described in Section 2.3(d)(iii) that are unvested as of the Effective Time (the “Unvested Award Payments”) shall remain subject to the same vesting conditions as was applicable to the Company Restricted Share Awards, Company PSU Awards and Company LTI Cash Awards to which Unvested Award Payments relate, including those provisions for accelerated vesting on certain terminations of employment, with any Unvested Award Payments, less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Tax Law with respect to the making of such payment, payable promptly by the Surviving Corporation or one of its Subsidiaries, as applicable, but in any event within three (3) days following the applicable vesting date. Notwithstanding the foregoing, with respect to the Company PSU Awards and Company LTI Cash Awards, any performance-based vesting conditions shall no longer apply from and after the Effective Time, and such awards will vest in the ordinary course on the last day of the applicable performance period of such award.
(f)   Prior to the Effective Time, the Company, through the Company Board or an appropriate committee thereof, shall adopt such resolutions as may reasonably be required in its discretion to effectuate the actions contemplated by this Section 2.3.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as disclosed in the Company SEC Documents (including any documents incorporated by reference therein) on or after January 1, 2023 and prior to the date hereof (excluding any disclosures set forth in any “risk factors” or “forward-looking statements” sections to the extent they are cautionary, predictive or forward-looking in nature and any disclosures of any risks generally faced by participants in the industries in which the Company and its Subsidiaries operates without disclosure of specific facts and circumstances) (provided that nothing disclosed in any such Company SEC Documents shall be deemed to be a qualification or modification of the representations and warranties set forth in Section 3.2, Section 3.3, Section 3.4(a) and 3.10(a)) or in the disclosure letter delivered by the Company to Parent and Merger Sub in connection with the execution of this Agreement (the “Company Disclosure Schedule”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Schedule shall be deemed disclosed with respect to any other section or subsection of this Agreement and the Company Disclosure Schedule to the extent that the relevance thereof is reasonably apparent on the face of such disclosure), the Company represents and warrants to Parent and Merger Sub as follows:
Section 3.1   Qualification, Organization, Subsidiaries.
(a)   The Company is a corporation duly organized, validly existing and in good standing pursuant to the DGCL and under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties, rights and assets and to carry on its business as presently conducted. The Company is duly qualified or licensed, to do business and is in good standing as a foreign corporation in each jurisdiction in which the property, rights or assets owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly approved, qualified or licensed would not have, individually or in the aggregate, a Company Material Adverse Effect. The Company has filed with the SEC, prior to the date hereof, a complete and accurate copy of the Company Governing Documents as amended to the date hereof, and each of the Company Governing Documents was duly adopted and is in full force and effect, and the Company is not in violation of any of their provisions in any material respect.
(b)   All of the outstanding shares of capital stock or voting securities of, or other equity interests in, each of the Company’s Subsidiaries have been validly issued and are owned by the Company, by another wholly-owned Subsidiary of the Company or by the Company and another wholly-owned Subsidiary of the Company, free and clear of all Liens other than restrictions imposed by applicable securities Laws (including any restriction on the right to vote, sell or otherwise dispose of such shares of capital stock or other equity or voting interests) or the organizational documents of any such Subsidiary or any Permitted Liens.
(c)   Each of the Company’s Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties, rights and assets and to carry on its business as presently conducted, except as would not have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company’s Subsidiaries is duly qualified or licensed to do business and is in good standing as a foreign corporation in which the property, rights or assets owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly approved, qualified or licensed would not have, individually or in the aggregate, a Company Material Adverse Effect.
(d)   The Company has made available to Parent prior to the date of this Agreement the organizational documents of each of the Company’s Subsidiaries, in each case, as amended through the date hereof. Each of the organizational documents of each of the Company’s Subsidiaries was duly adopted and is in full force and effect, and neither the Company nor any other Subsidiary of the Company is in violation of any of their provisions in any material respect.
(e)   Neither the Company nor any Company Subsidiary owns, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable for any equity or similar interest in, any corporation, joint venture or other business association or entity, in each case, other than the Company’s Subsidiaries.
Section 3.2   Capitalization.
(a)   The authorized share capital of the Company consists of 700,000,000 Shares and 100,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). As of August 7, 2025 (the “Capitalization Date”), there were (i) 85,766,960 Shares issued and outstanding (inclusive of Company Restricted Share Awards but, for the avoidance of doubt, exclusive of the Company PSU Awards), (ii) 1,095,876 Shares subject to outstanding Company PSU Awards (assuming full achievement of applicable performance goals at the target level), and (iii) no shares of Preferred Stock issued and outstanding. All outstanding Shares are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive, anti-dilutive or similar right, purchase option, call or right of first refusal or similar right. Since the Capitalization Date through the date hereof, the Company has not issued any Company Securities other than Shares issued pursuant to the vesting, settlement and/or exercise of Company Securities that were outstanding on the Capitalization Date.

(b)   Except as described in Section 3.2(a) or as required by the terms of the Company Benefit Plans, as of the date hereof, (i) the Company does not have any shares of its capital stock issued or outstanding, other than Shares that have become outstanding after the Capitalization Date, which were reserved for issuance as of the Capitalization Date as set forth in Section 3.2(a), (ii) there are no outstanding securities of the Company convertible into or exchange for one or more shares of the share capital of, or other equity or voting interest in, the Company, (iii) there are no outstanding subscriptions, options, warrants, calls, puts, convertible securities, exchangeable securities, conversion rights, phantom stock rights, share appreciation rights, restricted stock units, restricted stock, stock-based performance units, forward equity sales or other similar rights, agreements or commitments relating to the issuance of capital stock of the Company to which the Company or any of the Company’s Subsidiaries is a party obligating the Company or any of the Company’s Subsidiaries to (A) issue, transfer or sell any shares of capital stock of the Company or securities convertible into, exercisable for or exchangeable for such shares or equity interests, (B) grant, extend or enter into any such subscription, option, warrant, call, put, convertible securities, exchangeable securities, or other similar right, agreement or arrangement, or (C) redeem, repurchase or otherwise acquire any such shares of capital stock or (D) granting any preemptive, antidilutive, purchase option, call, subscription, right of first refusal or similar rights with respect to any security issued by the Company, (iv) there are no outstanding restricted shares, restricted share units, share appreciation rights, performance shares, performance units, deferred share units, contingent value rights, “phantom” shares or similar rights issued or granted by the Company or any Subsidiary of the Company that entitle the holder to a payment based on the value of the Shares (the items in clauses (i), (ii), (iii) and (iv), collectively, the “Company Securities”) or (v) other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities. No direct or indirect Subsidiary of the Company owns any shares of Company Common Stock. No holder of Company Securities has any right to have such Company Securities registered under the Exchange Act by the Company. The Shares are the only class of Company securities registered under the Exchange Act.
(c)   Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into, exercisable for or exchangeable for securities having the right to vote) with the stockholders of the Company on any matter.
(d)   There are no voting trusts, stockholders’ agreements, registration rights agreements or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting or registration of any Company Securities or any other agreement relating to the disposition, voting or dividends with respect with respect to any Company Securities.
(e)   Section 3.2(e) of the Company Disclosure Schedule sets forth, as of the date hereof, the name and jurisdiction of organization of each Subsidiary of the Company. Each outstanding equity interest of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable (to the extent such concepts are applicable) and free of preemptive rights to any Person other than the Company or any Subsidiary of the Company, and other than to the Company or any of the Company’s Subsidiaries, there are no subscriptions, options, warrants, rights, calls, contracts or other commitments or obligations, understandings, restrictions or arrangements relating to the issuance, acquisition, redemption, repurchase or sale of any equity or voting interests of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement, any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any securities of any Subsidiary of the Company.
(f)   Section 3.2(f) of the Company Disclosure Schedule contains a true and complete list of all Indebtedness for borrowed money as of the date hereof of the Company and its Subsidiaries in excess of $10,000,000 in principal amount and identifies for each item of Indebtedness, the outstanding principal and the accrued but unpaid interest thereunder as of August 7, 2025.
Section 3.3   Corporate Authority Relative to This Agreement; No Violation.
(a)   The Company has the requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Company Stockholder Approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Special Committee has unanimously (i) determined that this Agreement and the transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Company Stockholders, (ii) recommended to the Company Board that it approve this Agreement and the transactions contemplated by this Agreement, including the Merger, and (iii) resolved to recommend that the Unaffiliated Company Stockholders adopt this Agreement (collectively, the “Special Committee Recommendation”). The Company Board has, acting upon the recommendation of the Special Committee, unanimously (A) determined that it is advisable, fair to and in the best interests of the Company and the Company Stockholders, (B) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (C) directed that this Agreement be submitted to the stockholders of the Company for its adoption at the Company Meeting by resolutions duly adopted, which resolutions have not, as of the date of this Agreement, been subsequently rescinded, withdrawn or modified in any manner adverse to Parent and (D) subject to Section 5.4, resolved to recommend that the stockholders of the Company adopt this Agreement in accordance with the DGCL at the Company Meeting (the “Company Board Recommendation”). Except for the Company Stockholder Approval and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (I) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (II) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”).
(b)   The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, by the Company do not and will not require the Company or its Subsidiaries to procure, make or provide prior to the Closing Date any consent, approval, authorization or permit of, action by, filing with or notification to any transnational, multinational, municipal, United States or foreign, state or local governmental or regulatory agency (including taxing and administrative agencies or any instrumentality thereof), commission, court of competent jurisdiction, arbitral (public or private), bureau, stock exchange, entity or authority (including subdivisions) (each, a “Governmental Entity”), other than (i) the filing of the Certificate of Merger, (ii) compliance with any applicable requirements of any Antitrust Laws, (iii) compliance with the applicable requirements of the Exchange Act, including the filing with the SEC of a proxy statement relating to the Company Stockholder Approval (as amended or supplemented from time to time, the “Proxy Statement”), (iv) compliance with the rules and regulations of the NYSE, (v) compliance with any applicable foreign or state securities or blue sky laws, (vi) compliance with any applicable requirements of the Federal Communications Laws, (vii) authorizations from, or such other actions or notices as are required to be made with or obtained from, state public service or public utility commissions or similar state authorities having jurisdiction over the provision of intrastate telecommunications services (each, a “State PUC”) and (viii) authorizations from, or such other actions or notices as are required to be made with or obtained from any local franchise authority or other Governmental Entity (each, an “LFA”) concerning a Franchise (clauses (i) through (viii), collectively, the “Specified Approvals”), and other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not (A) have, individually or in the aggregate, a Company Material Adverse Effect or (B) prevent or materially delay the consummation of the Merger.
(c)   Assuming compliance with the matters referenced in Section 3.3(b), receipt of the Specified Approvals and receipt of the Company Stockholder Approval, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby, do not and will not (i) contravene or conflict with the organizational or governing documents of the Company, (ii) contravene or conflict with or constitute a violation of any provision of Law binding upon and applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or (iii) require any consent, notice or approval under, constitute a change of control or default under (with or without notice or lapse of time or both), result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, vesting, cancellation or acceleration of any material obligation or to the loss of a material benefit under any Company

Material Contract or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii), any such contravention, conflict, violation, default, termination, cancellation, acceleration, right, loss or Lien that would not have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.4   Reports and Financial Statements.
(a)   The Company has filed or furnished all forms, documents and reports required to be filed or furnished by it under the Securities Act or the Exchange Act, as applicable, together with all certifications required pursuant to the Sarbanes-Oxley Act or with the SEC prior to the date hereof and since January 1, 2023 (the “Company SEC Documents”), each of which, in each case as of its date, or, if amended or supplemented, as amended or supplemented, (i) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, in effect as of such date and the applicable rules and regulations of the SEC promulgated thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, none of the Company’s Subsidiaries is subject to the periodic reporting requirements of the Exchange Act. The Company has made available to Parent all comment letters and all material correspondence between the SEC, on the one hand, and the Company or any of its Subsidiaries, on the other hand, since January 1, 2023 and prior to the date hereof, in each case that are not otherwise publicly available on the SEC’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. As of the date hereof, there are no material outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents filed or furnished by the Company with the SEC and, as of the date hereof, to the Company’s knowledge, none of the Company SEC Documents is the subject of ongoing SEC review.
(b)   The audited consolidated financial statements and the unaudited consolidated interim financial statements (including, in each case, all related notes and schedules) of the Company and its consolidated Subsidiaries included in or incorporated by reference into the Company SEC Documents (if amended, as of the date of the last such amendment) (i) fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited financial statements, to normal, recurring year-end audit adjustments and to any other adjustments described therein, including the notes thereto), and (ii) were prepared in all material respects in conformity with GAAP (except, in the case of the unaudited financial statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).
(c)   Since January 1, 2023, the Company or its auditors or its other Representatives have disclosed to the audit committee of the Company Board (i) any “significant deficiencies” and “material weaknesses” in the design or operation of internal controls over financial reporting of the Company and (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the internal controls over financial reporting of the Company.
Section 3.5   Internal Controls and Procedures.   (a) The Company has established and maintains disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in Rule 13a-15 under the Exchange Act) in all material respects as required by Rule 13a-15 under the Exchange Act; and (b) the Company’s disclosure controls and procedures are designed to reasonably ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Since January 1, 2023, neither the Company nor, to the Company’s Knowledge, the Company’s officers, directors or independent registered accountant has identified or been made aware of: (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Company that is reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize or report financial information, or (ii) any fraud, whether or not material, that involves the management or other employees the Company or any of its Subsidiaries who have a significant role in the Company’s internal control over financial reporting.
Section 3.6   No Undisclosed Liabilities.   Except (a) as disclosed, reflected or reserved against in the audited consolidated balance sheet of the Company and its Subsidiaries included in its Annual Report on Form 10-K as of December 31, 2024 (or the notes thereto), (b) as incurred after the date of this Agreement in connection with this Agreement and the transactions contemplated by this Agreement, (c) for Liabilities incurred in the ordinary course of business since December 31, 2024 (other than a liability resulting from a breach of Contract, or violation of any Law) or (d) as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Subsidiary of the Company has any Liabilities that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries.
Section 3.7   Compliance with Law; Permits.
(a)   The Company and its Subsidiaries have been since January 1, 2023 in compliance with and not in default under or in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, determination, injunction or decree of any Governmental Entity (collectively, “Laws” and each, a “Law”) or Company Permits applicable to the Company and its Subsidiaries or their respective business and properties or assets, except where such non-compliance, default or violation would not have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of the Company’s Subsidiaries are not, and since January 1, 2023 have not been, to the Knowledge of the Company, under investigation, review or proceeding by a Governmental Entity with respect to and have not been threatened in writing, or to the Company’s Knowledge, orally, to be charged with or given written, or to the Company’s Knowledge, oral, notice by a Governmental Entity of any actual or alleged failure to comply with, or violation of, any applicable Law, or with the applicable listing and corporate governance rules of the NYSE, or with respect to the Company or any of its Subsidiaries’ operations, in each case, except as would not have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Except as provided in Section 3.7(b) of the Company Disclosure Schedule, the Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, approvals, registrations and orders of any Governmental Entity, including from any Governmental Entity managing transit, highway, bridge, tunnel, parks or other property related to use of rights of way (“Permits”) necessary for the Company and the Company’s Subsidiaries to lawfully own, lease and operate their properties and assets or to carry on and operate their businesses as they are now being conducted as of the date hereof (such Permits, the “Company Permits”), except where the failure to have any of the Company Permits would not have, individually or in the aggregate, a Company Material Adverse Effect. All Company Permits are in full force and effect, except where the failure to be in full force and effect would not have, individually or in the aggregate, a Company Material Adverse Effect.
(c)   There are no Actions pending or, to the Knowledge of the Company, threatened that would reasonably be expected to result in the revocation, withdrawal, suspension, non-renewal, termination, revocation, or adverse modification or limitation of any Company Permit, except, in each case, as would not have, individually or in the aggregate, a Company Material Adverse Effect.
(d)   The Company and its Subsidiaries are in compliance with the Communications Act, the Communications Assistance to Law Enforcement Act and any other law or regulation applicable to interstate and international telecommunications (the “Federal Communications Laws”), and any laws, ordinances, or regulations concerning the provision of intrastate telecommunications services or concerning the intrastate operation of any telecommunications, cable, or open video system (“State Communications Laws,” and together with the Federal Communications Laws, the “Communications Laws”), except as would not have, individually or in the aggregate, a Company Material Adverse Effect. There is no pending or, to the Knowledge of the Company, threatened, Actions by the FCC, any State PUC or any LFA for any alleged violations of Communications Laws, except as would not have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.8   Environmental Laws and Regulations.
(a)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company and its Subsidiaries are and have been since January 1, 2022, in compliance with all applicable Environmental Laws and all Permits required thereunder; (ii) since January 1, 2022 (or earlier to the extent unresolved), neither the Company nor any of its Subsidiaries has received any written notice, report, demand letter or other information from any Governmental Entity alleging that the Company or any of its Subsidiaries is in violation of or has any Liability under any Environmental Law; and (iii) there has been no treatment, storage, release, handling, transport, disposal, or arrangement for transport or disposal of, contamination by, or exposure of any Person to any Hazardous Substance (including at or from any properties owned or leased by the Company or any of its Subsidiaries as a result of any activity of the Company or any of its Subsidiaries during the time such properties were owned or leased by the Company or any of its Subsidiaries) so as to give rise to any Liability under Environmental Law for the Company or any of its Subsidiaries.
(b)   As used herein, “Environmental Law” means any Law relating to (i) pollution, public or worker health or safety (with respect to toxic, hazardous, dangerous, deleterious or harmful substances, materials or wastes) or the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release, discharge or disposal of, Hazardous Substances.
(c)   As used herein, “Hazardous Substance” means any substance, material or waste listed, defined, regulated, designated or classified as hazardous, toxic, radioactive or dangerous (or words of similar meaning), or for which Liability may be imposed, under any Environmental Law, including (i) any substance, material or waste to which exposure is regulated by any Governmental Entity or any Environmental Law, or (ii) any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos or asbestos-containing material, urea formaldehyde, foam insulation, per- or polyfluoroalkyl substances, or polychlorinated biphenyls.
Section 3.9   Employee Benefit Plans; Labor Matters.
(a)   Section 3.9(a) of the Company Disclosure Schedule lists all material Company Benefit Plans. For purposes of this Agreement, “Company Benefit Plans” means all employee or director compensation and/or benefit plans, programs, policies, agreements or other arrangements, including any “employee welfare plan” within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA), and any retention, bonus, defined benefit or defined contribution, pension, profit sharing, retirement, incentive, deferred compensation, vacation, stock ownership, stock purchase, stock option, stock appreciation, restricted stock, restricted stock unit, phantom stock or other equity-based, severance, termination, disability, death benefit, medical, dental, employment, change of control, fringe or other benefit plan, program or agreement (other than any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”)), in each case, that are sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of current or former employees or directors of the Company or its Subsidiaries and are not otherwise required to be sponsored, maintained or contributed to by applicable Law or to which the Company or any of its Subsidiaries has any liability.
(b)   The Company has made available to Parent, with respect to each material Company Benefit Plan, (i) each writing constituting a part of such Company Benefit Plan, including all amendments thereto (or, with respect to any unwritten material Company Benefit Plan, a written description thereof), (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedules, if any, (iii) applicable trust or other funding arrangement(s) relating to such Company Benefit Plan, (iv) the most recent determination or opinion letter from the Internal Revenue Service (if applicable) for such Company Benefit Plan and (v) the most recent summary plan description, if any, required under ERISA with respect to such Company Benefit Plan.

(c)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect: (i) each Company Benefit Plan has been maintained and administered in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto; (ii) all employer contributions, premiums and expenses to or in respect of each Company Benefit Plan that have come due have been timely paid in full or, to the extent not yet due and to the extent required by GAAP, have been adequately accrued on the applicable financial statements of the Company included in the Company SEC Documents in accordance with GAAP; and (iii) each Company Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is entitled to rely upon a favorable opinion issued by the Internal Revenue Service.
(d)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect: (i) no Company Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code, and, during the six (6) years preceding the date of this Agreement, none of the Company, its Subsidiaries or any of their respective ERISA Affiliates has contributed to, or been required to contribute to, or otherwise had any liability with respect to a plan subject to Title IV of ERISA or Section 412 of the Code; (ii) no employee benefit plan of the Company or its Subsidiaries is a Multiemployer Plan or a plan subject to Title IV of ERISA that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063 of ERISA; and (iii) neither the Company, its Subsidiaries nor any ERISA Affiliate has at any time during the immediately preceding six (6) years sponsored or contributed to, or has or had during such period any liability or obligation in respect of, any such plans.
(e)   No Company Benefit Plan provides health insurance, life insurance or death benefits to current or former employees of the Company or any of its Subsidiaries beyond their retirement or other termination of service, other than as required by Section 4980B of the Code or other applicable Law.
(f)   There are no pending, threatened or, to the Knowledge of the Company, anticipated claims (other than claims for benefits in accordance with the terms of the Company Benefit Plans) by, on behalf of or against any of, the Company Benefit Plans or any trusts related thereto that could reasonably be expected to result in any liability of the Company or any of its Subsidiaries. For purposes of this Agreement, “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.
(g)   Except as expressly provided in this Agreement or required by applicable Law, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, other individual service provider or director of the Company or any of its Subsidiaries to severance or termination pay, or any other payment from the Company or its Subsidiaries, or (ii) accelerate the time of payment or vesting, result in any forgiveness of indebtedness or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under any Company Benefit Plan, or increase the amount of, compensation due to any current or former employee, other individual service provider or director.
(h)   The Company is not a party to nor does it have any obligation under any Company Benefit Plan to compensate any person for excise Taxes payable pursuant to Section 4999 of the Code or for additional Taxes payable pursuant to Section 409A of the Code.
(i)   As of the date of this Agreement, there are no collective bargaining Contracts to which the Company or any of its Subsidiaries is party and, to the Knowledge of the Company, there is presently, and since January 1, 2023, there has been no union organizing effort pending or threatened against the Company or any of its Subsidiaries. To the Knowledge of the Company, as of the date of this Agreement, no employees of the Company or any of its subsidiaries are members of a labor union or similar organization with respect to their employment with the Company or any of its Subsidiaries.
(j)   Except for such matters that would not have, individually or in the aggregate, a Company Material Adverse Effect as of the date hereof and since January 1, 2023: (A) there are no strikes or lockouts with respect to any employees of the Company or any of its Subsidiaries; (B) there is no labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries; and (C) there is no slowdown, strike, lockout or work stoppage in effect or, to the Knowledge of the Company, threatened with respect to employees of the Company or any of its Subsidiaries.
(k)   Except for such matters that would not have, individually or in the aggregate, a Company Material Adverse Effect, currently and since January 1, 2023, the Company and its Subsidiaries are in compliance with all applicable Laws in respect of (A) employment, employment practices, immigration and work authorization, (B) terms and conditions of employment and wages and hours (including the classification of employees as overtime exempt and the classification of independent contractors) and (C) unfair labor practices and labor laws.
(l)   To the Knowledge of the Company, there are no, and in the three (3) years preceding the date of this Agreement, there have been no material allegations of sexual harassment raised against any current or former officer or executive level employee of the Company or any of its Subsidiaries in their capacity as such and neither the Company nor any of its Subsidiaries have not been party to a settlement agreement involving such allegations.
Section 3.10   Absence of Certain Changes or Events.
(a)   Since December 31, 2024, there has not been any Event that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   From December 31, 2024 through the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses, in all material respects, in the ordinary course of business.
(c)   From December 31, 2024 through the date of this Agreement, none of the Company or any of its Subsidiaries has taken any action that if taken between the date hereof and the Effective Time would require the consent of Parent pursuant to Section 5.1(b)(i), Section 5.1(b)(v), Section 5.1(b)(vi), Section 5.1(b)(ix), Section 5.1(b)(x), Section 5.1(b)(xv), or Section 5.1(b)(xvi).
Section 3.11   Investigations; Litigation.   As of the date hereof, (a) there is no investigation or review by any Governmental Entity pending or, to the Knowledge of the Company, threatened with respect to the Company or any of the Company’s Subsidiaries (or any of their properties or assets) that would have, individually or in the aggregate, a Company Material Adverse Effect; and (b) there are no Actions pending (or, to the Knowledge of the Company, threatened) against or affecting the Company or any of the Company’s Subsidiaries or any of their respective directors or officers (in their capacity as such), or any of the Company’s or any of the Company’s Subsidiaries’ respective assets or properties at law or in equity before, and there are no orders, judgments or decrees of any Governmental Entity against or affecting the Company or any of the Company’s Subsidiaries or any of their respective directors or officers (in their capacity as such), or any of the Company’s or any of the Company’s Subsidiaries’ respective assets or properties, in each case that would have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.12   Proxy Statement; Other Information.   The Proxy Statement will not, at the time it is filed with the SEC, or at the time it is first mailed to the stockholders of the Company, at the time of any amendment or supplement thereof, or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company will cause the Proxy Statement to comply as to form in all material respects with the requirements of the Exchange Act applicable thereto as of the date of such filing. No representation is made by the Company with respect to statements made in the Proxy Statement based on information supplied, or required to be supplied, by or on behalf of Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference therein. The Proxy Statement, at the time first sent or given to the stockholders of the Company, at the time of the Company Meeting and at the time of any amendment or supplement thereof, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

Section 3.13   Tax Matters.
(a)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company and each of its Subsidiaries have prepared and timely filed or caused to be filed (taking into account any extension of time within which to file obtained in the ordinary course of business) all Tax Returns required to be filed by any of them and all such filed Tax Returns are accurate and complete in all respects; (ii) the Company and each of its Subsidiaries have paid (or have had paid on their behalf) in full all Taxes required to be paid, except, in the case of clauses (i) and (ii), with respect to matters contested in good faith or for which reserves have been established in accordance with GAAP; (iii) the Company and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid by it in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Person, (iv) the Company and each of its Subsidiaries has collected all material sales, use, telecommunications and similar Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Entities, or has been furnished properly completed exemption certificates, (v) there are not pending or, to the Knowledge of the Company, threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes of the Company or any of its Subsidiaries, except, in each case, with respect to matters for which reserves have been established in accordance with GAAP; (vi) there are no liens for Taxes on any property of the Company or any of its Subsidiaries, except for Permitted Liens; (vii) the Company has not been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date hereof that was purported or intended to be governed by Section 355 of the Code; and (viii) neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).
(b)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect: neither the Company nor any of its Subsidiaries (i) are a party to any tax sharing agreement that would have a continuing effect after the Closing Date or which would bind the Company or its Subsidiaries after the Closing Date, except for (A) any tax sharing agreement solely among the Company and/or its Subsidiaries and (B) commercial agreements not primarily related to Taxes, (ii) has any liability for Taxes of another Person as a result of being or having been a member of an “affiliated group” (within the meaning of Section 1504(a) of the Code) filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which is or was the Company or any of its Subsidiaries) or (iii) has any liability for the Taxes of another Person (other than the Company or any of its Subsidiaries) pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of any state, local, or non-U.S. Law), or as a transferee or successor.
(c)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of: (i) any change in or incorrect method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date made prior to the Closing; (ii) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) executed prior to the Closing or any agreement with any Governmental Entity entered into or any ruling received or requested from any Governmental Entity prior to the Closing; (iii) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code entered into or existing prior to the Closing; (iv) any election under Section 965(h) of the Code made prior to the Closing; or (v) any installment sale or open transaction disposition occurring before the Closing.
(d)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has been notified in writing that it (i) has a permanent establishment (within the meaning of an applicable Tax treaty) or (ii) is subject to income tax in a jurisdiction in a country other than the country in which it is organized.
(e)   “Tax” or “Taxes” means any and all federal, state, local or non-U.S. taxes, duties, fees, imposts, levies or other governmental assessments of any kind in the nature of a tax (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including income, capital gains, goods and services, branch, license, franchise, telecommunications, federal and state Universal Service Fund, windfall or other profits, gross receipts, property, sales, use, stamp, occupation, premium, disability, real property, personal property (tangible and intangible), transfer (including real property transfer or gains), conveyance, severance, production, registration, capital stock, payroll, employment, unemployment, social security, workers’ compensation, net worth, escheat, excise, withholding, ad valorem and value added taxes. “Tax Return” means any return, report, form or similar filing required to be filed with respect to Taxes, including any information return, claim for refund, election, designation, amended return or declaration of estimated Taxes.
(f)   The generality of any other representations and warranties in this Agreement notwithstanding, the representations and warranties in this Section 3.13 shall be deemed to be the Company’s sole and exclusive representations and warranties in this Agreement with respect to Tax matters.
Section 3.14   Intellectual Property; Privacy and Data Security.
(a)   Schedule 3.14(a) of the Company Disclosure Schedule identifies each item of Company Intellectual Property that is registered or subject to a pending application (the “Registered IP”). All Registered IP is subsisting, and to the Knowledge of the Company, valid and enforceable.
(b)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, all Company Intellectual Property is solely and exclusively owned by the Company or its Subsidiaries free and clear of any Liens, other than Permitted Liens. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, there are no Actions pending or threatened in writing, or to the Company’s Knowledge, orally, that challenge the Company’s or any of its Subsidiaries’ ownership or use, or the validity or enforceability, of any material Company Intellectual Property, excluding any ordinary course office actions received in connection with the prosecution of Registered IP.
(c)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries nor the conduct of their respective businesses has, infringed, diluted, misappropriated or violated (“Infringed”) any Intellectual Property of any third party since January 1, 2023. To the Knowledge of the Company, no third party is currently Infringing, or has since January 1, 2023 Infringed, any Company Intellectual Property.
(d)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, the Company owns all material Intellectual Property that has been developed for the Company or its Subsidiaries by employees of, or consultants or contractors to, the Company and its Subsidiaries, by operation of law or pursuant to an agreement with such employees, consultants or contractors, as the case may be.
(e)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2023, the Company and its Subsidiaries have taken reasonable steps to maintain and protect (i) the confidentiality of any material trade secrets that are Company Intellectual Property, and (ii) the integrity, redundancy, continuous operation and security of the IT Assets used in their respective businesses (and all data, including Personal Data, contained therein or processed thereby). Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2023, the Company and its Subsidiaries have not (x) experienced any unauthorized use, access, disclosure, modification, or deletion of Personal Data other than those that were resolved without material cost or liability or the duty to notify any Person, (y) experienced any unauthorized or unlawful interference with system operations of IT Assets used by the Company and its Subsidiaries, other than those that were resolved without material cost or liability, or (z) received any written notices, requests, demand letters, claims or complaints from any Governmental Entity regarding any unauthorized or unlawful use, access, disclosure, modification, or deletion of Personal Data relating to the Company.
(f)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) since January 1, 2023, the collection, acquisition, use, storage, transfer, distribution, dissemination or other processing by or on behalf of the Company and any of its Subsidiaries of Personal Data is in compliance with all applicable Laws that pertain to the processing and security of Personal Data, and (ii) since January 1, 2023, the Company and its Subsidiaries have not received any written notices, requests, demand letters, claims or complaints from any Governmental Entity alleging violation of any such Laws, and there are no current or pending Actions by or against the Company or its Subsidiaries relating to the foregoing.

Section 3.15   Real Property.   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect: (a) the Company or its Subsidiaries have good and valid fee simple title to all of the material real property owned by the Company and its Subsidiaries (the “Owned Real Property”), free and clear of Liens, except for Permitted Liens and Section 3.15(a) of the Company Disclosure Schedule sets forth a true, complete and accurate list of all Owned Real Property; (b) the Company or its Subsidiaries have valid leasehold interests to all of the material leased real property leased, subleased, licensed or otherwise used or occupied by the Company and its Subsidiaries (the “Leased Real Property,” and collectively with the Owned Real Property, the “Real Property”), free and clear of all Liens, except for Permitted Liens and the terms of the applicable Lease and Section 3.15(b) of the Company Disclosure Schedule sets forth a true, complete and accurate list of all Leased Real Property; (c) as of the date hereof, each lease, sublease, license or other use or occupancy agreement (each, a “Lease”) with respect to the Leased Real Property is in full force and effect and enforceable in accordance with its respective terms against the Company or its Subsidiaries that are party thereto and, to the Knowledge of the Company, to the other parties thereto (in each case subject to the Enforceability Exceptions); (d) neither the Company nor any of its Subsidiaries is in material breach or material default under any of the Leases and neither the Company nor any Subsidiary have knowledge of the existence of any default, event or circumstance that, with notice or lapse of time, or both, would constitute a default by the party that is the lessee or lessor of such Leased Real Property or result in, the acceleration, termination, modification or cancellation of any obligation or result in the loss of any benefit under such Lease; (e) to the Knowledge of the Company, there is no pending or threatened condemnation or similar action affecting any of the Real Property, and (f) there is no lease, sublease, license, use, occupancy or similar agreement granting to any party (other than the Company or its Subsidiaries) any occupancy or use rights for any material portion of any Real Property, and, as of the Closing Date, no party, other than the Company or its Subsidiaries, will hold be in possession of, or have any occupancy rights to, any material portion of any Real Property.
Section 3.16   Opinion of Financial Advisor.   The Special Committee has received the oral opinion of Centerview Partners, LLC, to be subsequently confirmed by delivery of its written opinion, to the effect that, as of the date of such opinion and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the Merger Consideration to be paid to the Unaffiliated Company Stockholders (other than holders of Excluded Shares) pursuant to this Agreement is fair, from a financial point of view, to such Unaffiliated Company Stockholders.
Section 3.17   Required Vote of the Company Stockholders.   Assuming the representations and warranties of Parent and Merger Sub set forth in Section 4.11 are true and correct, the affirmative vote of the holders of a majority of the outstanding Shares in favor of the adoption of this Agreement (the “Company Stockholder Approval”) is the only vote of holders of securities of the Company that is required to approve this Agreement and the Merger.
Section 3.18   Material Contracts.
(a)   Except for this Agreement, Company Benefit Plans or as set forth in Section 3.18 of the Company Disclosure Schedule (including the accurate description of principal terms in the case of oral Contracts, and all amendments, supplements and side letters thereto that modify each such Contract), as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by any Contract (or to which any of their respective properties or assets are subject or bound, whether or not scheduled and including any such Contract entered into after the date hereof, including all amendments, supplements and side letters thereto that materially modify each such Contract that:
(i)   would constitute a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act);
(ii)   provides for the formation, creation, operation, management or control of any joint venture, partnership, strategic alliance or similar Contract with a third party;
(iii)   (A) is an indenture, credit agreement, loan agreement, note or other Contract providing for Indebtedness for borrowed money of the Company or any of its Subsidiaries (other than Indebtedness among the Company and/or any of its Subsidiaries) having an outstanding or committed amount in excess of $10 million (such Indebtedness, “Company Material Indebtedness”) or (B) requires the

Company or any of its Subsidiaries to provide any funds to or make any investment (in each case, in the form of a loan, capital contribution or similar transaction) in excess of $10 million in any of its Subsidiaries or any other Person;
(iv)   (A) is a settlement Contract which would require the Company or any of its Subsidiaries to pay consideration of more than $2.5 million after the date of this Agreement or that contains restrictions on the business and operations of the Company and its Subsidiaries that are material to the business of the Company and its Subsidiaries, taken as a whole or (B) relates to the settlement (or proposed settlement) of any pending or threatened Proceeding which would require the Company or any of its Subsidiaries to pay consideration of more than $2.5 million after the date of this Agreement or that contains restrictions on the business and operations of the Company and its Subsidiaries that are material to the business of the Company and its Subsidiaries, taken as a whole;
(v)   was entered into on or after January 1, 2024 that provides for the acquisition or disposition or assignment of any business or assets (whether by merger, sale of stock, sale of assets or otherwise) or any real property (or capital stock or other equity interests of any Person with any outstanding obligations as of the date of this Agreement), (A) with a value in excess of $10 million or (B) pursuant to which any earn-out, indemnification or deferred or contingent payment obligations remain outstanding that would reasonably be expected to involve payments by or to the Company or any of its Subsidiaries after the date hereof in excess of $10 million;
(vi)   is a Contract between the Company or any of its Subsidiaries, on the one hand, and a Governmental Entity, on the other hand;
(vii)   is a Contract with any of the ten (10) largest customers of the Company and its Subsidiaries, taken as a whole, for the 12 months ended December 31, 2024;
(viii)   is a Contract with any of the ten (10) largest suppliers of the Company and its Subsidiaries, taken as a whole, based on the aggregate amount of expenditures made by the Company and its Subsidiaries to such supplier for the 12 months ended December 31, 2024;
(ix)   any Network Contract;
(x)   constitutes an interest rate swap, interest rate cap, interest rate, currency or commodity derivative or other similar Contract related to hedging, in each case, with a notional amount in excess of $5 million;
(xi)   contains any covenant that materially limits the ability or right of the Company or any of its Affiliates to compete in or conduct any line of business or grants a right of exclusivity to any Person that prevents the Company or any of its Affiliates from entering any territory, market or field or freely engaging in business anywhere in the world, other than Contracts that can be terminated for convenience by the Company or any of its Subsidiaries on less than sixty (60) days’ notice without payment by the Company or any of its Subsidiaries of any material penalty;
(xii)   provides that (A) the Company or any of its Subsidiaries licenses to a third party any material Company Intellectual Property (other than licenses granted to customers in the ordinary course, including in connection with the sale, distribution, performance, or licensing of any Company products, content, media or services), or (B) a third party licenses any material Intellectual Property to the Company or its Subsidiaries (other than non-exclusive licenses to commercially available, off-the-shelf technology, or content with annual fees of (I) less than $1,000,000 (other than Programming Agreements) or (II) in the case of any such licenses that are Programming Agreements, less than $1,500,000) (including in each case ((A) and (B)) covenants not to sue and trademark, service mark or trade dress co-existence agreements);
(xiii)   grants any Transfer Rights with respect to any assets of the Company or its Subsidiaries that are (A) material to the Company and its Subsidiaries, taken as a whole or (B) consist of real property or interests in Subsidiaries that own or lease real property; or
(xiv)   is with an affiliate or other Person and would be required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Exchange Act.

Each Contract of the type described in clauses (i) – (xiv) of this Section 3.18(a) is referred to herein as a “Company Material Contract.”
(b)   True and correct copies of each Company Material Contract have been made available to Parent. Neither the Company nor any Subsidiary of the Company (x) is in (or has received any written claim of a) breach or violation of or default under the terms of any Company Material Contract and (y) no event has occurred that with notice or lapse of time or both would constitute a breach or default thereunder by the Company or any of its Subsidiaries, in each case, where such breach or default would have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, as of the date hereof, no other party to any Company Material Contract (i) is in breach of or default under the terms of any Company Material Contract and (ii) no event has occurred that with notice or lapse of time or both would constitute a breach or default thereunder by any other party to a Material Contract, in each case, where such breach or default would have, individually or in the aggregate, a Company Material Adverse Effect, and to the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected to give rise to a breach or default under the terms of a Material Contract. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof, each Company Material Contract is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and, to the Knowledge of the Company, of each other party thereto, and is in full force and effect, subject to the Enforceability Exceptions. From January 1, 2024 to the date hereof, neither the Company nor any of its Subsidiaries have received any written or, to the knowledge of the Company, other communication from any other party to any Company Material Contract that it intends to (A) terminate such Company Material Contract or (B) seek to amend the terms and conditions of such Company Material Contract in a manner materially adverse to the Company.
Section 3.19   Insurance Policies.   Section 3.19 of the Company Disclosure Schedule sets forth an accurate list of all of the material insurance policies held by, or for the benefit of the Company or any of its Subsidiaries as of the date hereof (“Company Insurance Policies”). Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (a) all Company Insurance Policies are in full force and effect in accordance with their respective terms and all premiums due and payable thereon have been paid in accordance with the terms of such policies, (b) neither the Company nor any of its Subsidiaries is in breach or default of any Company Insurance Policy, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default or permit termination or material and adverse modification of any of Company Insurance Policy, (c) other than in connection with ordinary course renewals, the Company has not received any written notice of termination, cancellation, or non-renewal with respect to any Company Insurance Policy, and (d) there are no pending material claims under which an insurer has made any reservation of rights or rejected to cover all or any portion of such claims.
Section 3.20   Related Party Transactions.   Since January 1, 2023 through the date of this Agreement, there have been no material transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries on the one hand, and any director or executive officer of the Company or any of its Affiliates on the other hand, that would be required to be disclosed by the Company under Item 404 under Regulation S-K under the Securities Act and that have not been so disclosed in the Company SEC Documents, other than ordinary course of business employment agreements and similar employee arrangements otherwise set forth on the Company Disclosure Schedule.
Section 3.21   Finders or Brokers.   Except for Centerview Partners, LLC, neither the Company nor any of its Subsidiaries nor the Special Committee has employed, engaged or made any arrangements with any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to any financial advisor’s, broker’s, finder’s or similar fee or any commission, in connection with or upon consummation of the transactions contemplated by this Agreement.
Section 3.22   Takeover Laws; No Rights Agreements.   Assuming the representations and warranties of Parent and Merger Sub set forth in Section 4.10 and Section 4.11 are true and correct, as of the date hereof, no “fair price,” “moratorium,” “control share acquisition,” “business combination statute or regulation” or other form of antitakeover statute or regulation or similar Law (each, a “Takeover Statute”) or any anti-takeover provision in the certificate of incorporation or bylaws of the Company is applicable to this Agreement, the Support and Rollover Agreement, the Merger or the other transactions contemplated hereby. The Company is not party to a stockholder rights plan, “poison pill” or similar anti-takeover Contract or plan that is applicable to this Agreement, the Support and Rollover Agreement, the Merger or the other transactions contemplated hereby.
Section 3.23   Anti-Corruption, Import/Export, Anti-Money Laundering and Economic Sanctions.
(a)   None of the Company nor any of its Subsidiaries, nor their respective directors, officers or employees (in each case, acting in such capacity) or, to the Knowledge of the Company, any agent or other Person associated therewith or acting on their behalf has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any official or employee of a Governmental Entity or (iii) taken any act that would cause the Company or any of its Subsidiaries to be in violation of any Anti-Corruption Laws, or (iv) with respect to the Company or any of its Subsidiaries, has been in violation of any applicable Anti-Money Laundering Laws.
(b)   None of the Company nor any of its Subsidiaries, nor their respective directors, officers or employees (in each case, acting in such capacity) or, to the Knowledge of the Company, any agent or other Person associated therewith or acting on their behalf is currently or has been since January 1, 2023 (i) a Sanctioned Person, (ii) engaged, directly or indirectly, in dealings with a Sanctioned Person or in a Sanctioned Country; (iii) engaged in any import, export, re-export or transfer in violation of Export and Import Control Laws or Sanctions, or (iv) otherwise been in violation of Export and Import Control Laws or Sanctions.
(c)   Since April 24, 2019, none of the Company nor any of its Subsidiaries have received any inquiry from any Government Entity, notice alleging non-compliance, notice of an external investigation, or conducted any internal investigation, whether formal or informal, with respect to any actual, potential or alleged violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions or Export and Import Control Laws and, to the Knowledge of the Company, no such inquiry or investigation is threatened.
(d)   The Company and any of its Subsidiaries are not and shall not become a “covered foreign person” within the meaning of Executive Order 14105 of August 9, 2023, including all implementing regulations thereof, codified at 31 C.F.R. Part 850, et seq.
Section 3.24   Security Clearance.   As of the date hereof, neither the Company nor any of its Subsidiaries holds a facility security clearance from the United States or any foreign government.
Section 3.25   Assets; Title.
(a)   Except as would not have a Company Material Adverse Effect, the assets and properties of the Company and its Subsidiaries are in their sole possession or under their sole control and the Company and its Subsidiaries owns, leases or otherwise lawfully uses all assets and properties necessary for the carrying on of the business and operations of the Company and its Subsidiaries in the ordinary course.
(b)   The Company or its Subsidiaries, as applicable, own and have good, valid, and marketable title to, or have a valid leasehold interest in, all of the tangible and intangible assets (including the Network Facilities and IT Assets) of the Company and its Subsidiaries, respectively, free and clear of all Liens, except for any Permitted Liens or as would not have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, all plants, buildings, structures, material, machinery and equipment material to the operations of the business of the Company and its Subsidiaries (including the Fiber Assets and the Physical Network and IT Assets), taken as a whole, (i) are in good repair, working order and operating condition (subject to normal wear and tear taking into account use and age), (ii) are free from material structural, mechanical defects and IT Deficiencies and (iii) do not require any immediate material maintenance or repair services in order to operate in the manner for which they were designed.
(c)   At the Closing, the Surviving Corporation will own or have the right to use (including by means of ownership of rights pursuant to licenses or other Contracts) all of the tangible and intangible assets, properties and rights necessary to conduct the Fiber Business in substantially the same manner in all material respects as conducted as of the date hereof and as of immediately prior to the Closing (the “Fiber Assets”), including all equipment necessary to operate the Physical Network, free and clear of any Liens, except for Permitted Liens.
(d)   Section 3.25(d) of the Company Disclosure Schedule sets forth a true, correct and complete list as of the date of this Agreement of material outages, failures, breakdowns lasting for twenty-four (24) hours or longer on a continuous basis, and which impacted a material number of customers of the Company since January 1, 2023 through the date hereof.
Section 3.26   Communications Licenses.   Section 3.26 of the Company Disclosure Schedule sets forth a true, complete and correct list, as of the date of this Agreement, of all Permits from the FCC or any State PUCs used in the operation of the business of the Company and its Subsidiaries (“Communications Licenses”). Except as would not reasonably be expected to have a Company Material Adverse Effect, the Communications Licenses constitute all of the Permits from (a) the FCC that are required for the operation of the business of the Company and its Subsidiaries as currently operated and (b) any State PUCs that are required for the operation of the business of the Company and its Subsidiaries as currently operated. Each of the Communications Licenses are in full force and effect, unimpaired by any condition, except those conditions that (x) are contained within the terms of such Communications Licenses, (y) are applicable to the particular class of Communications Licenses generally, or (z) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have a Company Material Adverse Effect, there is no pending or, to the Knowledge of the Company, threatened Action by or before the FCC or any State PUCs (excluding proceedings of general applicability) that would reasonably be expected to result in the revocation, suspension, cancellation, nonrenewal or modification (other than immaterial modifications) of any of the Communications Licenses.
Section 3.27   No Additional Representation; No Reliance.   The Company agrees and acknowledges that, except for the representations and warranties expressly set forth in Article 4 or any certificate delivered at Closing, neither Parent, Merger Sub nor any other Parent Related Party has made or is making any other representation or warranty of any kind whatsoever, express or implied, at law or in equity, either written or oral, by or on behalf of Parent or Merger or their respective businesses or operations, and the Company has not relied upon, any representation or warranty, whether express or implied, with respect to Parent or Merger Sub. The Company acknowledges and agrees that the representations and warranties made by Parent and Merger Sub in this Agreement and the representations and warranties in the Commitment Letter and the Guarantee are the exclusive representations and warranties made by Parent and Merger Sub in connection with the transactions contemplated hereby and thereby. Parent hereby disclaims any other express or implied representations or warranties, whether written or oral.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:
Section 4.1   Qualification, Organization, Subsidiaries.   Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing pursuant to and under the laws of the State of Delaware and has all requisite corporate or similar power and authority to own, lease and operate its properties, rights and assets and to carry on its business as presently conducted and is duly qualified or licensed, and has all necessary governmental approvals to do business and is in good standing as a foreign entity which the property, rights or assets owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except, where the failure to be so duly approved, qualified or licensed, in each case, would not, individually or in the aggregate, prevent or materially delay the Closing or prevent or materially delay or materially impair the ability of Parent or Merger Sub to satisfy the conditions precedent to the Merger, to obtain financing for the Merger or to consummate the Merger and the other transactions contemplated by this Agreement (a “Parent Material Adverse Effect”). Parent has made available to the Company prior to the date of this Agreement a true and complete copy of the certificates of incorporation and bylaws or other equivalent organizational documents of Parent and Merger Sub, each as amended through the date hereof and each such organizational document was duly adopted and is in full force and effect, and neither Parent or Merger Sub is in violation any of their respective provisions in any material respects.
Section 4.2   Corporate Authority Relative to This Agreement; No Violation.
(a)   Each of Parent and Merger Sub has all requisite corporate or similar power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all requisite action, corporate or otherwise, of Parent and Merger Sub, and, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate or similar proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. Promptly following execution and delivery of this Agreement, this Agreement will be adopted by the sole stockholder of Merger Sub.
(b)   The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by Parent and Merger Sub do not and will not require Parent, Merger Sub or their Subsidiaries to procure, make or provide any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity, other than (i) the filing of the Certificate of Merger, (ii) compliance with any applicable requirements of any Antitrust Laws, (iii) compliance with any applicable foreign or state securities or blue sky laws, (iv) compliance with any applicable requirements of the Federal Communications Laws, (v) authorizations from, or such other actions or notices as are required to be made with or obtained from State PUCs and (vi) authorizations from, or such other actions or notices as are required to be made with or obtained from any LFA concerning a Franchise (clauses (i) through (vi), collectively, the “Parent Approvals”), and other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not (A) have, individually or in the aggregate, a Parent Material Adverse Effect or (B) prevent or materially delay the consummation of the Merger.
(c)   Assuming compliance with the matters referenced in Section 4.2(b) and receipt of the Parent Approvals, the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, do not and will not (i) contravene or conflict with the organizational or governing documents of Parent or any of its Subsidiaries, (ii) contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any material Contract of Parent or any of its Subsidiaries or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii), any such contravention, conflict, violation, default, termination, cancellation, acceleration, right, loss or Lien that would not have, individually or in the aggregate, a Parent Material Adverse Effect.
(d)   (i) Parent and Merger Sub are legally, financially, and otherwise qualified under the Communications Act to acquire, own and operate the Company and its Subsidiaries; (ii) there are no facts that would, under the Federal Communications Laws, disqualify Parent or Merger Sub as a transferee of control of the Company or its Subsidiaries; (iii) no waiver of or exemption from any Federal Communications Laws provision is necessary for the FCC Consent to be obtained; and (iv) there are no matters related to Parent or Merger Sub which might reasonably be expected to result in the FCC’s denial or delay of approval of the FCC Applications. The Merger and the other transactions contemplated hereby, including the Financing, will not result in any direct or indirect ownership of the Company by a non-U.S. person or entity of the magnitude that would cause the FCC to automatically refer the FCC Applications to the Committee for the Assessment of Foreign Participation in the United States Telecommunications Services Sector, sometimes referred to as “Team Telecom” for national security, law enforcement, foreign policy, or trade policy concerns, to the extent the standards for such referral are publicly available.
Section 4.3   Investigations; Litigation.   As of the date hereof, (a) to the Knowledge of Parent, there is no investigation or review pending or threatened by any Governmental Entity with respect to Parent or any of its Subsidiaries that would have, individually or in the aggregate, a Parent Material Adverse Effect; and (b) there are no Actions pending (or, to the Knowledge of Parent, threatened) against or affecting Parent or any of Parent’s Subsidiaries or any of their respective assets or properties at law or in equity before, and there are no orders, judgments or decrees of any Governmental Entity against or affecting Parent or any of Parent’s Subsidiaries or any of their respective assets or properties, in each case that would have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.4   Proxy Statement; Other Information.   None of the information supplied by or on behalf of Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement or a Rule 13e-3 Transaction Statement on Schedule 13e-3 (such transaction statement, including any amendment or supplement thereto, the “Schedule 13e-3”) will, at the time it is filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Parent or Merger Sub with respect to statements made therein based on information supplied by the Company or its Affiliates for inclusion or incorporation by reference therein. The Schedule 13e-3, at the time first sent or given to the stockholders of the Company, at the time of the Company Meeting and at the time of any amendment or supplement thereof, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.
Section 4.5   Financing.
(a)   Parent is a party to and has accepted a fully executed equity commitment letter, dated as of the date of this Agreement, by and among DigitalBridge Partners III, LP (the “Equity Investor”) and Parent (the “Commitment Letter”), pursuant to which, on the terms and subject to the conditions set forth therein, the Equity Investor has agreed to provide to Parent the amount set forth therein. The equity financing committed pursuant to the Commitment Letter is referred to in this Agreement as the “Financing.” The Commitment Letter provides that the Company is an express third-party beneficiary of, and entitled to enforce, the Commitment Letter. Parent has delivered to the Company a true, complete and correct copy of the executed Commitment Letter.
(b)   Except as expressly set forth in the Commitment Letter, there are no conditions precedent to the obligations of the Equity Investor to provide the Financing or any contingencies that would permit the Equity Investor to reduce the aggregate principal amount of the Financing. Parent does not have any reason to believe that it will be unable to satisfy on a timely basis all terms and conditions to be satisfied by it in the Commitment Letter on or prior to the Closing Date, nor does Parent have knowledge that any Equity Investor will not perform its obligations thereunder. There are no side letters, understandings or other agreements, contracts or arrangements of any kind relating to the Commitment Letter or the Financing that could affect the conditionality, enforceability, availability, termination or amount of the Financing other than as expressly contained in the Commitment Letter and/or delivered to the Company prior to the execution of this Agreement.
(c)   Assuming the compliance by the Rollover Stockholders with the Support and Rollover Agreement the Financing, when funded in accordance with the Commitment Letter, shall provide Parent with cash proceeds on the Closing Date sufficient for satisfaction of all of Parent’s obligations under this Agreement and the Commitment Letter, including the payment of the Merger Consideration, and any fees and expenses and other amounts of or payable by Parent or Merger Sub or Parent’s other Affiliates (such amounts, collectively, the “Financing Amounts”).
(d)   The obligations set forth in the Commitment Letter constitute the legal, valid, binding and, subject to the Enforceability Exceptions, enforceable obligations of Parent, and the other parties thereto (as applicable) and such Commitment Letter is legal, valid, binding and, subject to the Enforceability Exceptions, enforceable in accordance with its terms and is in full force and effect. No event has occurred which (with or without notice, lapse of time or both) constitutes, or could constitute, a default, breach or failure to satisfy a condition by Parent under the terms and conditions of the Commitment Letter. Parent does not have any reason to believe that any of the conditions to the Financing will not be satisfied by Parent on a timely basis or that the Financing will not be available to Parent on the Closing Date. As of the date of this Agreement, the Commitment Letter has not been modified, amended or altered, and will not be amended, modified or altered at any time through the Closing, except as permitted by Section 5.11(b) (with any such modification, amendment or alteration promptly notified in writing to the Company) and none of the respective commitments under the Commitment Letter has been terminated, reduced, withdrawn or rescinded in any respect, and, to the Knowledge of Parent, no termination, reduction, withdrawal, modification, amendment, alteration or rescission thereof is contemplated. No modification of, or amendment to, the Commitment Letter is currently contemplated.
(e)   In no event shall the receipt or availability of any funds or financing (including the Financing) by Parent or any of its Affiliates or any other financing or other transactions be a condition to any of Parent’s, Merger Sub’s or any of their respective Affiliates’ obligations under this Agreement.
Section 4.6   Guarantee.   Concurrently with the execution of this Agreement, Parent has delivered to the Company a true, complete and correct copy of the limited guarantee addressed to the Company from the Equity Investor guaranteeing certain obligations of Parent and Merger Sub under this Agreement on the terms set forth therein (the “Guarantee”). The Guarantee (a) is valid and in full force and effect, (b) constitutes the legal, valid and binding obligation of the Equity Investor, and (c) is enforceable in accordance with its terms (subject to the Enforceability Exceptions). The Equity Investor is not in default under, or has breached, any of the terms and conditions of the Guarantee and no event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach or a failure to satisfy a condition under the terms and conditions of the Guarantee. The Equity Investor has, and at all times will have, access to sufficient capital to satisfy in full the full amount of the guaranteed obligations under the Guarantee.
Section 4.7   Capitalization of Merger Sub.   The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned directly or indirectly by Parent. Merger Sub does not have outstanding any option, warrant, right or any other agreement pursuant to which any Person other than Parent or its wholly-owned Affiliates may acquire any equity security of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.
Section 4.8   No Vote of Parent Stockholders.   No vote of the stockholders of Parent or the holders of any other securities of Parent (equity or otherwise) is required by any applicable Law, the certificate of incorporation or bylaws or other equivalent organizational documents of Parent or the applicable rules of any exchange on which securities of Parent are traded, in order for Parent to consummate the transactions contemplated hereby. The vote or consent of Parent, as the sole stockholder of Merger Sub, is the only vote or consent of any holders of any securities of Merger Sub necessary to approve this Agreement and the Merger.
Section 4.9   Finders or Brokers.   Neither Parent nor any Subsidiary of Parent (including Merger Sub) has employed, engaged or made any arrangements with any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to any financial advisor’s, broker’s, finder’s or similar fee or any commission, from the Company or any of the Subsidiaries of the Company prior to Closing in connection with or upon consummation of the transactions contemplated by this Agreement.
Section 4.10   Certain Arrangements.   Other than this Agreement, the Support and Rollover Agreement, the Commitment Letter, the Guarantee and the Confidentiality Agreement, there are no contracts, undertakings, commitments, agreements, obligations or understandings, whether written or oral, formal or informal, and whether or not binding, between Parent, Merger Sub, any Equity Investor or any of their Affiliates, on the one hand, and any stockholder (other than Crestview Advisors, L.L.C. and its

Affiliates), director, officer, employee or other Affiliate of the Company or any of its Subsidiaries, on the other hand (a) relating in any way to the Company or any of its Subsidiaries, the transactions contemplated by this Agreement or to the operations of the Surviving Corporation (including as to continuing employment with any such entity) or any of the businesses of any such entity or (b) pursuant to which any (i) holder of Common Stock would be entitled to receive consideration of a different amount or nature than the Merger Consideration in respect of such holder’s shares of Common Stock (including through any rollover of existing equity in connection with the transactions contemplated by this Agreement), (ii) such holder of Common Stock has agreed to approve this Agreement or vote against any Superior Proposal, or (iii) such Person has agreed to provide, directly or indirectly, any equity investment or funding to Parent, Merger Sub, the Equity Investor or the Company to finance any portion of the Merger.
Section 4.11   Ownership of Common Stock.   Except as set forth on Section 4.11 of the Parent Disclosure Schedule, none of Parent, Merger Sub, the Equity Investor or any of their respective Subsidiaries or Affiliates beneficially owns, directly or indirectly (including pursuant to a derivatives contract), any Shares or other securities convertible into, exchangeable for or exercisable for Shares or any securities of any Subsidiary of the Company, and none of Parent, Merger Sub, the Equity Investor or any of their respective Subsidiaries or Affiliates has any rights to acquire, directly or indirectly, any Shares, except pursuant to this Agreement.
Section 4.12   Solvency.   To Parent’s Knowledge, no transfer of property is being made, and no obligation is being incurred in connection with the transactions contemplated by this Agreement or any other document executed in connection herewith, with the intent to hinder, delay or defraud either present or future creditors of Parent, the Company or any of their respective Subsidiaries. Assuming the conditions to the obligation of Parent and Merger Sub to consummate the Merger set forth in Section 6.1 and Section 6.3 have been satisfied or waived, then, at and immediately following the Effective Time and after giving effect to the consummation of the transactions contemplated by this Agreement (including any financings being entered into in connection therewith):
(a)   the Fair Value of the assets of Parent and its Subsidiaries, taken as a whole, shall be greater than the total amount of the liabilities of Parent and its Subsidiaries (including all liabilities, whether or not reflected in a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), taken as a whole;
(b)   Parent and its Subsidiaries, taken as a whole, shall be able to pay their debts and obligations in the ordinary course of business as they become due; and
(c)   Parent and its Subsidiaries, taken as a whole, shall have adequate capital to carry on their businesses and all businesses in which they are about to engage.
Section 4.13   Support and Rollover Agreement.   Concurrently with the execution of this Agreement, Parent has delivered to the Company the duly executed Support and Rollover Agreement. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach by any party under the Support and Rollover Agreement (provided that Parent makes no representation about any default or breach by the Company).
Section 4.14   No Additional Representations; No Reliance.
(a)   Each of Parent and Merger Sub acknowledges and agrees that it and its Representatives have received access to such books and records, facilities, equipment, contracts and other assets of the Company that it and its Representatives have desired or requested to review and that it and its Representatives have had the opportunity to meet with the management of the Company and to discuss the business and assets of the Company.
(b)   Parent and Merger Sub agree and acknowledge that, except for the representations and warranties expressly set forth in Article 3 or in any certificate delivered at Closing, neither the Company nor any other Person makes, and Parent and Merger Sub agree and acknowledge that they have not relied upon or otherwise been induced by, and are not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on, (i) any other express or implied representation or warranty with respect to or on behalf of the Company or any of its Affiliates, (ii) the accuracy or completeness of any information (including any representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation, or other materials or information) regarding the Company or its Subsidiaries, or (iii) any estimates, projections, predictions, data, financial information, memorandum, presentation or other material or information provided to, made available to or addressed to Parent, Merger Sub, or any of their respective Representatives or Affiliates, including any materials or information made available in any electronic data room hosted by or on behalf of the Company, in connection with presentations by the Company’s management, or in any other form, forum or setting. Without limiting the foregoing, each of Parent and Merger Sub agree and acknowledge that, except for any remedies available under this Agreement with respect to the representations and warranties expressly set forth in Article 3, neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub, or their Representatives or Affiliates, or any other Person, resulting from the Company’s making available to Parent or Merger Sub or any of their Representatives or Affiliates, or Parent’s or its Representatives’ and Affiliates’ use of, any information, documents, projections, estimates, forecasts or other material made available to Parent or its Representatives or Affiliates, or any other Person, in due diligence materials, including in any electronic data room hosted by or on behalf of the Company, in connection with presentations by the Company’s management, or in any other form, forum or setting.
(c)   In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub and their respective Representatives and Affiliates have received and may continue to receive from or on behalf of the Company certain estimates, projections, guidance, forecasts and other forward-looking information regarding the Company and its Affiliates and their respective business and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, guidance, forecasts and other forward-looking information, with which Parent and Merger Sub are familiar. Accordingly, and without limiting any of the foregoing, the Company makes no, and Parent and Merger Sub, on their own behalf and on behalf of their Affiliates, acknowledge that they have not relied upon or otherwise been induced by any, representation or warranty with respect to any estimates, projections, guidance, forecasts or other forward-looking information relating to the Company or any of its Subsidiaries, whether or not included in the data room or any management presentation. Each of Parent and Merger Sub, on its behalf and on behalf of its Affiliates, expressly waives any such claim relating to the foregoing matters.
ARTICLE 5
COVENANTS AND AGREEMENTS
Section 5.1   Conduct of Business by the Company.
(a)   From and after the date hereof and prior to the earlier of the Effective Time and the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1 (the “Termination Date”), and except (i) as may be required by applicable Law, (ii) as may be approved in writing by Parent (e-mail being sufficient, and which approval shall not be unreasonably withheld, delayed or conditioned), (iii) as required by this Agreement or permitted pursuant to Section 5.21 or (iv) as set forth in Section 5.1 of the Company Disclosure Schedule, the Company shall, and shall cause its Subsidiaries to use commercially reasonable efforts to (A) conduct its business in all material respects in the ordinary course, and (B) maintain and preserve intact, in all material respects, its respective current business organization; provided, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.1 shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision.
(b)   From and after the date hereof and prior to the earlier of the Effective Time and the Termination Date, and except (x) as may be required by applicable Law, (w) as may be approved in writing by Parent (e‑mail being sufficient, and which approval shall not be unreasonably withheld, delayed or conditioned), (y) as required by this Agreement or (z) as set forth in Section 5.1 of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to:
(i)   authorize, set aside, declare or pay any dividends on or make any distribution (whether in cash, assets, stock or other securities of the Company or its Subsidiaries) with respect to its outstanding shares of capital stock, except dividends and distributions paid by wholly owned Subsidiaries of the Company to the Company or to any of the Company’s other wholly owned Subsidiaries;

(ii)   split, combine, reclassify or subdivide any of its capital stock, voting securities or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except as may be permitted by Section 5.1(b)(vii) and except for any such transaction by a wholly owned Subsidiary of the Company that remains a wholly-owned Subsidiary after consummation of such transaction;
(iii)   except as required by any Company Benefit Plan as in effect on the date hereof, (A) increase the compensation or severance benefits of any director, officer, or employee of the Company or any of its Subsidiaries, except for increases in base salary and payments of cash incentive compensation to individuals who are not “executive officers” of the Company (as determined by the Company pursuant to Rule 3b-7 of the Exchange Act), in each case, in the ordinary course of business, (B) adopt any material new employee benefit plan or arrangement or materially amend, modify or terminate any existing Company Benefit Plan, (C) take any action to accelerate the vesting, payment or funding of any payment or benefit under any Company Benefit Plan, (D) hire or terminate the employment or services of any “executive officer” of the Company (as defined above), other than a termination for cause, and (E) grant to any director, officer, independent contractor or employee of the Company or any of its Subsidiaries any right to reimbursement, indemnification or payment for any Taxes incurred under Section 409A or 4999 of the Code on any of the foregoing to the extent that it creates a liability for the Company or any of its Subsidiaries;
(iv)   (A) enter into or make any loans, advances or capital contributions to or investments in any Person other than funding to any of its Subsidiaries in order to fund operations in the ordinary course of business (other than loans or advances in the ordinary course of business) or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons, except as required by the terms of any Company Benefit Plan or (B) adversely modify in any material respect any such loan previously granted, except as required by the terms of any Company Benefit Plan;
(v)   implement or adopt any material change in its financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP or SEC rule or policy;
(vi)   adopt any amendments to the Company Governing Documents or any material amendments to the organizational or governance documents of any Subsidiary of the Company;
(vii)   except for transactions among the Company and its Subsidiaries or among the Company’s Subsidiaries, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other ownership interests in any Subsidiaries of the Company or any securities convertible into, exercisable for or exchangeable for any such shares or ownership interests or take any action to cause to be vested any otherwise unvested Company Equity Awards (except as otherwise provided by the terms of this Agreement or the express terms of any such Company Equity Award), other than (A) issuances of Shares in respect of any exercise of or settlement of Company Equity Awards outstanding on the date hereof or as may be granted after the date hereof as permitted under this Section 5.1(b), and (B) any Permitted Liens;
(viii)   except for transactions among the Company and its Subsidiaries or among the Company’s Subsidiaries, directly or indirectly, purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares or any other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchange for any shares of its capital stock, other than the acquisition of Shares from a holder of Company Equity Awards in satisfaction of withholding obligations or in payment of the exercise price or settlement of the award;
(ix)   incur, assume, or guarantee, any Indebtedness, except for (A) any Indebtedness among the Company and its Subsidiaries or among the Company’s Subsidiaries, (B) guarantees or credit support provided by the Company or any of its Subsidiaries for Indebtedness of the Company or any of its Subsidiaries, to the extent such Indebtedness is (I) in existence on the date of this Agreement or (II) incurred in compliance with this Section 5.1(b)(ix), and (C) indebtedness not to exceed $10 million in aggregate principal amount outstanding at any time incurred by the Company or any of its Subsidiaries in the ordinary course of business;

(x)   other than in the ordinary course of business, sell, lease, license, transfer, exchange or swap, or subject to any Lien (other than Permitted Liens), or otherwise dispose of, any material business or any material portion of the Company’s business or the Company’s material properties or assets other than (A) non-exclusive licenses, inventory and obsolete assets in the ordinary course of business or for the execution of easements, covenants, rights of way, restrictions and other similar instruments in the ordinary course of business that, would not, individually or in the aggregate reasonably be expected to materially impair the existing use, operation or value of the property or asset affected by the applicable instrument, (B) pursuant to existing agreements in effect prior to the execution of this Agreement (or replacements, renewals, extensions or refinancings thereof permitted under Section 5.1(b)(ix)), (C) as may be required by any Governmental Entity to permit or facilitate the consummation of the transactions contemplated hereby, or (D) transactions among the Company and its Subsidiaries or among the Company’s Subsidiaries;
(xi)   enter into, amend in any material respect or terminate (except as may be required under the terms thereof) or waive compliance with the material terms of or waive material breaches under, or assign, renew or extend (except as may be required under the terms thereof), any Company Material Contract (or any Contract that, if entered into prior to the date of this Agreement, would have been a Company Material Contract), other than in the ordinary course of business and except to effect any matter that is otherwise permitted by this Section 5.1; provided that Programming Agreements shall not be subject to this paragraph and shall instead be subject to Section 5.1(b)(xxii);
(xii)   other than in the ordinary course of business (A) make, change, revoke or rescind any material election relating to Taxes, (B) change any Tax accounting period or material Tax accounting method, (C) amend any material Tax Return, (D) agree to an extension or waiver of the statute of limitations with respect to the assessment or examination of any material Tax (other than in connection with automatic extensions to file Tax Returns), (E) settle or compromise any material Tax proceeding for an amount materially in excess of the amount reserved with respect thereto, (F) execute any “closing agreement” within the meaning of Section 7121 of the Code (or any analogous provision of state, local or non-U.S. Law) relating to a material amount of Tax with any Governmental Entity, (G) surrender any right to claim a refund of a material amount of Tax, (H) enter into any tax sharing agreement, or (I) request any ruling with respect to any material Tax from any Governmental Entity;
(xiii)   settle, compromise, pay, discharge or satisfy any Action (other than any Action with respect to Taxes, which shall be governed exclusively by Section 5.1(b)(xii)) against the Company or any of its Subsidiaries (or for which the Company or any of its Subsidiaries would be financially responsible) whether or not commenced prior to the date of this Agreement, other than with respect to any Action that involves only the payment of monetary damages not in excess of $5 million individually or $7.5 million in the aggregate over the amount reflected or reserved against in the balance sheet (or the notes thereto) included in the Company SEC Documents relating to Actions; provided that the Company shall not settle, compromise, pay, discharge or satisfy any of the Actions set forth in Section 5.1(b)(xiii) of the Company Disclosure Schedule;
(xiv)   make or authorize any capital expenditures that are inconsistent with Section 5.1(b)(xv) of the Company Disclosure Schedule;
(xv)   acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets or equity interests of, or by any other manner, any business, real property or any Person or division thereof, or otherwise acquire or agree to acquire any assets or equity or debt securities (other than publicly-traded marketable securities), in each case, for consideration in an amount in excess of, individually or in the aggregate, $10 million, or enter into any Contract with respect to a joint venture, strategic alliance or partnership, in each case, that are material, individually or in the aggregate, to the Company;
(xvi)   (A) authorize, recommend, propose, announce, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, conversion or other reorganization of the Company or (B) alter, through merger, liquidation, dissolution, reorganization, restructuring or otherwise, the Company or its Subsidiaries’ respective corporate structures;

(xvii)   other than in the ordinary course of business, (x) prepay or refinance any Company Material Indebtedness, except for (A) revolving Indebtedness under the Specified Contract and (B) Indebtedness that is required to be repaid in accordance with its terms (including pursuant to any applicable mandatory prepayment provisions); or (y) other than in accordance with Section 5.21, terminate, modify, amend or waive compliance with the terms of or breaches under, or assign (other than to the Company or any of its Subsidiaries), renew or extend (except as may be required under the terms thereof), any Company Material Contract described in Section 3.18(a)(iii)(A) (and any Contract that, if entered into prior to the date of this Agreement, would have been such a Company Material Contract described in Section 3.18(a)(iii)(A));
(xviii)   enter into any Contract with respect to the voting or registration of any capital share or equity interest of the Company or any Subsidiary of the Company, other than the Support and Rollover Agreement;
(xix)   implement or announce a plant closing, mass layoff or any other action which would trigger the notice requirements of the WARN Act;
(xx)   voluntarily recognize any labor union or other labor organization, or enter into any collective bargaining agreement or other labor union Contract;
(xxi)   (A) purchase any real property having a fair market value in excess of $1 million individually or $3 million in the aggregate; (B) enter into any new lease agreement with respect to real property that is not leased by the Company or one of its Subsidiaries as of the date hereof and that provides for annual rental payments by a Company Entity exceeding $1,000,000 individually or $3,000,000 in the aggregate; or (C) with respect to any Lease in effect on the date hereof, (1) waive, release, assign, or sublease any material rights or claims thereunder (other than any assignment to or sublease by the Company or one of its Subsidiaries in the ordinary course of business), (2) materially amend or modify the terms thereof, (3) terminate such Lease (other than as a result of expiration of the then-existing term), (4) extend the term thereof, as in effect on the date hereof, other than extensions on market terms if, and to the extent, the failure to so extend would result in the expiration of the term of such Lease, or (5) grant any waiver or give any consent thereunder;
(xxii)   take any action with respect to the renewal of a Programming Agreement or entry into a new Programming Agreement that is inconsistent with Section 5.1(b)(xxii) of the Company Disclosure Schedule;
(xxiii)   assign or transfer ownership of, exclusively license, abandon or allow to lapse, any material Company Intellectual Property, except in the ordinary course of business; or
(xxiv)   authorize, agree or commit to take any of the foregoing actions.
Section 5.2   Control of Operations.   Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ operations.
Section 5.3   Access.
(a)   Subject to compliance with applicable Laws, the Company shall, and shall cause its Subsidiaries to, afford to Parent and to its Representatives reasonable access, solely for purposes of consummating the Merger and the other transactions contemplated hereby (including, for the avoidance of doubt, reasonable access in connection with Parent’s obtaining customary representations and warranties insurance relating to the Merger), during normal business hours and consistent with applicable Law (including, for the avoidance of doubt, applicable Laws relating to privacy, data protection and the collection, retention, protection, transfer, use and processing of personal data) and in accordance with the reasonable procedures established by the Company, upon reasonable advance notice, throughout the period prior to the earlier of the Effective Time and the Termination Date, to the Company’s and its Subsidiaries’ officers, employees, properties, books and records other than any such matters that relate to the negotiation and execution of this Agreement, including with respect to the consideration or valuation of the Merger or any financial or strategic alternatives thereto, or any Alternative Proposal or Superior Proposal may be redacted. The foregoing notwithstanding, the Company shall not be required to furnish such information if it would cause a violation of any agreement to which the Company or any of its Subsidiaries is a party, would cause a risk of a loss of privilege or trade secret protection to the Company or any of its Subsidiaries, or would constitute a violation of any applicable Law. If requested by Parent, the Company agrees to use its commercially reasonable efforts to allow for any access or information sharing pursuant to this Section 5.3(a) in a manner that does not result in the effects described in the immediately preceding sentence. All access pursuant to this Section 5.3(a) shall be (i) conducted in such a manner as not to unreasonably disrupt or interfere unreasonably with the normal operations of the Company or any of its Subsidiaries and (ii) coordinated through the Company’s or its Subsidiary’s designee.
(b)   Parent hereby agrees that all information provided to it or any of its Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be deemed to be “Confidential Information,” as such term is used in, and shall be treated in accordance with, the confidentiality agreements, (i) dated as of November 2, 2024, between the Company and DigitalBridge Investments, LLC (the “First Confidentiality Agreement”) and (ii) dated as of November 3, 2024, between the Company and Crestview Advisors, L.L.C. (the “Second Confidentiality Agreement” and, together with the First Confidentiality Agreement, the “Confidentiality Agreements”).
Section 5.4   No Solicitation.
(a)   Subject to the provisions of this Section 5.4, from the date hereof until the earlier of the Effective Time and the Termination Date, the Company agrees that it shall not, shall cause its Subsidiaries not to, and shall instruct and shall use its reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage or facilitate any proposal or offer or any inquiries regarding the making or submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Alternative Proposal, (ii) engage or otherwise participate in any discussions or negotiations regarding an Alternative Proposal with, or furnish any nonpublic information relating to the Company or its Subsidiaries or access to properties or assets of the Company or its Subsidiaries for the purpose of encouraging or facilitating any proposal or offer that constitutes, or would reasonably be expected to lead to, an Alternative Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Alternative Proposal, and (iv) execute or enter into any Company Acquisition Agreement (except, in the case of clause (ii), to ascertain facts from the Person making (or considering making) such Alternative Proposal solely for the purpose of informing itself about such Alternative Proposal and the Person making (or considering making) such Alternative Proposal and to notify such Person as to the existence of the provisions of this Section 5.4). The Company agrees that neither it nor any of its Subsidiaries shall terminate, waive, amend, release or modify any provision of an existing standstill or similar agreement to which it or one of its Subsidiaries is a party, except that prior to obtaining the Company Stockholder Approval, if after consultation with outside legal counsel, the Special Committee determines that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, the Company the Company (acting on the recommendation of the Special Committee) may waive any standstill or similar agreement to the extent necessary to permit a Person to make an Alternative Proposal to the Special Committee.
(b)   Notwithstanding anything in this Section 5.4 to the contrary, at any time prior to the receipt of the Company Stockholder Approval, if the Company receives an Alternative Proposal that was not solicited, initiated or knowingly encouraged or facilitated in violation of Section 5.4(a), the Company and its Representatives may contact the third party making such Alternative Proposal to (x) notify such Person that the provisions of this Section 5.4 prohibit any such discussions or negotiations of such Alternative Proposal or (y) clarify the terms and conditions thereof solely for the purpose of informing the Special Committee about such Alternative Proposal and the Person making (or considering making) such Alternative Proposal, to determine whether or not such Alternative Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal. If the Special Committee determines in good faith after consultation with outside legal and financial advisors that such Alternative Proposal either constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal being made and that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law, the

Company (acting on the recommendation of the Special Committee) may take (and the Company’s Subsidiaries and Representatives may take) the following actions: (x) furnish information, including nonpublic information, to the third party making such Alternative Proposal (including its respective Representatives and prospective equity and debt financing sources), if, and only if, prior to so furnishing such information, the third party has executed a confidentiality agreement with the Company having provisions as to confidential treatment of information that are not materially less favorable in the aggregate to the Company than the confidentiality provisions of the Confidentiality Agreements (it being understood that such confidentiality agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making or amendment of any Alternative Proposal) (provided that all such information has previously been provided to Parent or is provided to Parent prior to or substantially concurrently with delivery to such third party (and in any event within twenty-four (24) hours)), and (y) engage in discussions or negotiations with the third party (including its respective Representatives and prospective equity and debt financing sources) with respect to the Alternative Proposal. The Company shall promptly (and in any event within twenty-four (24) hours) notify Parent of any Alternative Proposal or any offer, proposal or inquiry relating to the Company or its Subsidiaries that would reasonably be expected to lead to or that contemplates an Alternative Proposal, received by the Company or any of its Subsidiaries or any of its or their Representatives, which notice shall identify the material terms and conditions thereof and the identity of the Person making such Alternative Proposal, and include copies of any written proposal relating thereto (including any proposed agreements) provided to the Company, its Subsidiaries or any of its or their Representatives on behalf of the Company. It is understood and agreed that any contacts, disclosures, discussions or negotiations permitted under this Section 5.4(b), shall not constitute a Change of Recommendation or otherwise constitute a basis for Parent to terminate this Agreement pursuant to Section 7.1. The Company shall keep Parent reasonably informed on a reasonably current basis (and in any event within forty-eight (48) hours) of any material developments regarding any Alternative Proposals or any material change to the terms of any such Alternative Proposal and provide Parent as soon as practicable (and in any event within forty-eight (48) hours) after receipt or delivery thereof copies of all correspondence and other written material sent or provided to the Company or any of its Subsidiaries or its or their Representatives from any Person describing any of the terms or conditions of any Company Takeover Proposal. The Company agrees that it and its Subsidiaries shall not enter into any confidentiality agreement with any Person subsequent to the date of this Agreement that prohibits the Company or its Subsidiaries from providing any information in accordance with this Section 5.4.
(c)   Except as set forth in this Section 5.4, the Company Board (including the Special Committee) shall not (i) withdraw, qualify, withhold, change or modify, in each case, in any manner adverse to Parent, or authorize or resolve or propose publicly to withdraw, qualify, withhold, change or modify, in each case, in any manner adverse to Parent, the Special Committee Recommendation or the Company Board Recommendation, (ii) approve, recommend or declare advisable or publicly propose to approve, recommend or declare advisable any Alternative Proposal to the stockholders of the Company, (iii) fail to include the Special Committee Recommendation or the Company Board Recommendation in the Proxy Statement, (iv) approve, cause, permit or authorize the Company or any of its Subsidiaries to execute and enter into any acquisition agreement, merger agreement, letter of intent, memorandum of understanding, amalgamation agreement or similar agreement or binding commitment or agreement in principle with respect to an Alternative Proposal (a “Company Acquisition Agreement”) (other than a confidentiality agreement in accordance with this Section 5.4) or (v) commit, publicly propose or agree to do any of the foregoing (any such action described in clauses (i), (ii), (iii), (iv) or (to the extent related to the foregoing clauses (i), (ii), (iii) or (iv)), (v)), a “Change of Recommendation”). Anything to the contrary set forth in this Agreement notwithstanding, prior to obtaining the Company Stockholder Approval, in response to an Alternative Proposal received by the Company after the date of this Agreement that the Special Committee has determined in good faith, after consultation with its outside legal and financial advisors, constitutes a Superior Proposal and that failure to take such action would be reasonably expected to be inconsistent with its fiduciary duties under applicable Law, (x) either or both of the Company Board (acting on the recommendation of the Special Committee) with respect to the Company Board Recommendation and/or the Special Committee with respect to the Special Committee Recommendation, may make a Change of Recommendation in response to a Superior Proposal and/or (y) the Company Board (acting on the recommendation of the Special Committee) or the Special Committee may cause the Company to terminate this Agreement pursuant to Section 7.1(g); provided, that the Company Board (acting on the recommendation of the Special Committee) with respect to the Company Board Recommendation and the Special Committee with respect to the Special Committee Recommendation shall not be entitled to make such a Change of Recommendation in response to a Superior Proposal, and the Company Board (acting on the recommendation of the Special Committee) and the Special Committee shall not be entitled to cause any termination of this Agreement pursuant to Section 7.1(g) unless (A) the Company shall have given Parent at least two (2) Business Days’ prior written notice (a “Superior Proposal Notice”) advising Parent of its intention (acting on the recommendation of the Special Committee) to make such a Change of Recommendation or terminate this Agreement, which Superior Proposal Notice shall include, in reasonable detail, a description of the terms and conditions of the Superior Proposal that is the basis for the proposed action of the Company Board (acting on the recommendation of the Special Committee) or the Special Committee, the identity of the Person making the Superior Proposal and a copy of any proposed Company Acquisition Agreement, if any, (B) if requested by Parent, the Company shall have engaged, and shall have caused its Representatives to engage, in good faith negotiations with Parent and its Representatives regarding any changes proposed by Parent to the terms of this Agreement during such two (2) Business Day period following the delivery of such Superior Proposal Notice (it being understood that for purposes of calculating such two (2) Business Day period, the first Business Day will be the first Business Day after the date of such delivery) (the “Superior Proposal Notice Period”), and (C) at the end of the Superior Proposal Notice Period, after taking into account any written, legally binding and irrevocable commitments made by Parent to amend the terms of this Agreement during the Superior Proposal Notice Period, the Special Committee determines in good faith, after consultation with its financial advisors and outside legal counsel, that the Superior Proposal would nevertheless continue to constitute a Superior Proposal; provided it is understood and agreed that any modifications to the financial terms or any other material modifications to the terms and conditions of the Superior Proposal shall require a new two (2) Business Day Superior Proposal Notice Period (it being understood that any such two (2) Business Day period will be calculated in the same manner as the initial two (2) Business Day period and no such new Superior Proposal Notice shall reduce the initial two (2) Business Day period).
(d)   Anything to the contrary set forth in this Agreement notwithstanding, prior to obtaining the Company Stockholder Approval, the Company Board (acting on the recommendation of the Special Committee) with respect to the Company Board Recommendation or the Special Committee with respect to the Special Committee Recommendation may, in response to an Intervening Event, make a Change of Recommendation if the Company Board (acting on the recommendation of the Special Committee) with respect to a Company Board Recommendation, or the Special Committee, with respect to a Special Committee Recommendation, determines in good faith, after consultation with its outside legal counsel and financial advisors, that the failure of the Company Board (acting on the recommendation of the Special Committee) or the Special Committee, as applicable, to take such action would be reasonably expected to be inconsistent with its fiduciary duties under applicable Law; provided, that the Company Board (acting on the recommendation of the Special Committee) with respect to the Company Board Recommendation or the Special Committee with respect to the Special Committee Recommendation shall not be entitled to make such a Change of Recommendation in response to an Intervening Event (i) unless the Company shall have given Parent a written notice (an “Intervening Event Notice”) advising Parent of its intention to make such a Change of Recommendation, which Intervening Event Notice shall include, in reasonable detail, a description of the applicable Intervening Event, (ii) during the period from the delivery of the Intervening Event Notice until 5:00 p.m. Eastern time, at the end of the two (2) Business Days’ period following the delivery of such Intervening Event Notice (it being understood that for purposes of calculating such two (2) Business Days, the first Business Day will be the first Business Day after the date of such delivery), if requested by Parent, the Company shall have engaged in, and shall have caused its Representatives to engage in, good faith negotiations with Parent and its Representatives regarding any changes to the terms of this Agreement so that after taking into account any written, legally binding and irrevocable commitments made by Parent to amend the terms of this Agreement during the Intervening Event Notice Period such Intervening Event would cease to warrant a Change of Recommendation, the Company Board (acting on the recommendation of the Special Committee) with respect to the Company Board Recommendation or the Special Committee with respect to the Special Committee Recommendation determines in good faith, after consultation with its outside legal counsel, that the failure of the Company Board (acting on the recommendation of the Special Committee) with respect to the Company Board Recommendation or the

Special Committee with respect to the Special Committee Recommendation to make such Change of Recommendation would continue to reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.
(e)   Nothing contained in this Agreement shall prohibit the Company or the Company Board or any committee thereof, including the Special Committee, from (i) complying with its disclosure obligations under applicable Law or NYSE rules and regulations, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) or Item 1012(a) of Regulation M-A under the Exchange Act (or any similar communication to stockholders) or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder or (ii) making any disclosure to its stockholders if the Company Board (or the Special Committee) determines in good faith, after consultation with its outside legal counsel, that the failure of the Company Board (or the Special Committee) to make such disclosure would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to the Company’s stockholders under applicable Law; provided, that neither the Company nor the Special Committee nor the Company Board shall be permitted to recommend that the stockholders of the Company tender any securities in connection with any tender offer or exchange offer that is an Alternative Proposal or otherwise effect a Change of Recommendation with respect thereto, except as permitted by Section 5.4(c) and Section 5.4(d).
(f)   Upon execution of this Agreement, the Company shall immediately cease any discussions or negotiations with any Persons (other than Parent and Merger Sub) that may be ongoing as of the date hereof with respect to an Alternative Proposal. The Company shall promptly (and in any event within forty-eight (48) hours) request that each Person (other than Parent, Merger Sub and their Representatives) that has, within the one (1)-year period prior to the date of this Agreement, executed a confidentiality agreement in connection with its consideration of an Alternative Proposal to promptly return or destroy all confidential information furnished to such Person by or on behalf of the Company or any of its Subsidiaries or Representatives on or prior to the date hereof and shall terminate access to all data rooms furnished in connection therewith.
(g)   “Alternative Proposal” means any inquiry, proposal or offer (whether or not in writing) made by any Person or group of Persons (other than Parent or Merger Sub or their Affiliates), and whether involving a transaction or series of related transactions relating to or concerning, (i) merger, reorganization, share exchange, consolidation, business combination, dissolution, liquidation, recapitalization or similar transaction or series of related transactions involving the Company, in each case, as a result of which the stockholders of the Company immediately prior to such transaction would cease to own at least eighty percent (80%) of the total voting power of the Company or the surviving entity (or any direct or indirect parent company thereof), as applicable, immediately following such transaction, (ii) the acquisition by any Person, in one or a series of related transactions, of (A) more than twenty percent (20%) of the assets of the Company and its Subsidiaries, on a consolidated basis (based on the fair market value thereof, as determined by the Company Board (or the Special Committee) in good faith), or (B) assets of the Company and its Subsidiaries to which twenty percent (20%) or more of the revenues or net income of the Company and its Subsidiaries on a consolidated basis (in each case, including securities of the Subsidiaries of the Company), (iii) the direct or indirect acquisition by any Person of more than twenty percent (20%) of the outstanding Shares or (iv) tender offer or exchange offer by any Person or group of Persons (other than Parent or Merger Sub or their Affiliates) of more than fifteen percent (15%) of the outstanding Shares.
(h)   “Superior Proposal” means a bona fide written Alternative Proposal, substituting in the definition thereof “fifty percent (50%)” for each of “twenty percent (20%)” and “eighty percent (80%)” in each place each such phrase appears, that the Company Board or the Special Committee determines in good faith, after consultation with its outside legal and financial advisors, and considering such factors as the Company Board or the Special Committee considers to be appropriate (including the conditionality, financial aspects, and likelihood of consummation of such proposal and any changes to the terms of this Agreement committed to by Parent irrevocably in writing in response to such Superior Proposal), to be more favorable from a financial point of view to the Unaffiliated Company Stockholders than the transactions contemplated by this Agreement.

(i)   “Intervening Event” means any material event, change, occurrence or development with respect to the Company and its Subsidiaries or their respective businesses, in each case, taken as a whole, that is unknown and not reasonably foreseeable to the Company Board or the Special Committee as of or prior to the date hereof, or if known and reasonably foreseeable to the Company Board and the Special Committee as of the date hereof, the material consequences of which were not known and reasonably foreseeable to the Company Board or the Special Committee as of the date hereof; provided that none of the following shall constitute an Intervening Event: (A) any facts or circumstance (1) relating to the receipt, existence or terms of an Alternative Proposal, or (2) resulting from (I) any announcement, pendency and consummation of this Agreement and the transactions contemplated hereby or (II) a breach of this Agreement by the Company, (B) the fact that the Company meets or exceeds any internal or analysts’ expectations or projections or (C) any changes after the date hereof in the market price or trading volume of the Company (it being understood however, in each case of subclause (B) and (C), that the underlying cause thereof may be taken into account for purposes of determining whether an Intervening Event has occurred, to the extent not otherwise excluded from the definition of an Intervening Event).
Section 5.5   Filings; Other Actions.
(a)   As promptly as reasonably practicable after the date hereof, the Company shall prepare and file the Proxy Statement, which shall, subject to Section 5.4, include the Special Committee Recommendation and the Company Board Recommendation.
(b)   The Company and Parent shall cooperate to, concurrently with the preparation and filing of the Proxy Statement, jointly prepare and file with the SEC the Schedule 13e-3 relating to the transactions contemplated by this Agreement.
(c)   The Company and Parent shall use commercially reasonable efforts to respond to any comments by the SEC staff in respect of the Proxy Statement and Schedule 13e-3 as promptly as reasonably practicable after the receipt thereof, and shall cause the definitive Proxy Statement to be mailed to the Company’s stockholders promptly following the earlier of (i) the time the Proxy Statement is cleared by the SEC for mailing to the Company’s stockholders or (ii) receiving notification that the SEC is not reviewing the preliminary Proxy Statement. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall provide to the other party such information concerning themselves and their Affiliates as is customarily included in a Schedule 13e-3 or a proxy statement prepared in connection with a transaction of the type contemplated by this Agreement or as otherwise required by Law, requested by the SEC or its staff or as the Company or Parent and Merger Sub may reasonably request. The Company shall promptly notify Parent, and Parent shall promptly notify the Company, as applicable, upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement or Schedule 13e-3 and shall provide the other party with copies of all correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement or Schedule 13e-3, as applicable. Prior to the filing of the Proxy Statement (or any amendment or supplement thereto) or any dissemination thereof to the stockholders of the Company, or responding to any comments from the SEC with respect thereto, the Company shall provide Parent a reasonable opportunity to review and propose comments on the Proxy Statement (and any amendments or supplements thereto) or any responses to the SEC and shall in good faith consider such comments reasonably proposed by Parent for inclusion therein. The Company shall cause the Proxy Statement to be mailed to holders of Common Stock as of the record date established by the Company for the Company Meeting as promptly as practicable.
(d)   Subject to the other provisions of this Agreement, the Company shall (i) take all action required by the DGCL and its certificate of incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its stockholders promptly following the mailing of the Proxy Statement for the purpose of obtaining the Company Stockholder Approval (the “Company Meeting”), with the record date and meeting date of the Company Meeting to be selected by the Company after reasonable consultation with Parent, and (ii) subject to a Change of Recommendation in accordance with Section 5.4, use reasonable best efforts to obtain the Company Stockholder Approval (which shall include hiring a proxy solicitor). The Company shall cooperate and keep Parent reasonably informed regarding its solicitation efforts and voting results following the dissemination of the Proxy Statement to its stockholders. The Company may, after consultation with Parent, postpone, adjourn or recess the Company Meeting if (A) as of the time that the

Company Meeting is originally scheduled (as set forth in the Proxy Statement) there are holders of an insufficient number of shares of Common Stock present or represented by proxy at the Company Meeting to constitute a quorum at the Company Meeting or insufficient votes to obtain the Company Stockholder Approval, (B) the Company is required to postpone or adjourn the Company Meeting by applicable Law (including to ensure that any applicable information is distributed to the holders of Common Stock a sufficient time prior to the Company Meeting), order or request from the SEC or its staff or (C) the Special Committee has determined in good faith (after consultation with outside legal counsel) that it is required by applicable Law to postpone or adjourn the Company Meeting in order to give the stockholders of the Company sufficient time to evaluate any information or disclosure that the Company has sent to the stockholders of the Company or otherwise made available to the stockholders of the Company by filing materials with the SEC; provided that, without the written consent of Parent (not to be unreasonably withheld, conditioned or delayed), in no event shall the Company Meeting (as so postponed or adjourned) be postponed or adjourned to a date that is more than thirty (30) days after the date on which the Company Meeting was originally scheduled, except in accordance with applicable law (including to ensure that any applicable information is distributed to the holders of Common Stock a sufficient time prior to the Company Meeting). In no event will the record date of the Company Meeting be changed without the Parent’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).
(e)   Within one (1) Business Day following the execution of this Agreement, Parent shall provide the Company with a true, accurate and complete copy of its written consent, in its capacity as the sole stockholder of Merger Sub, to adopt this Agreement.
(f)   If Parent determines that Parent or Merger Sub (or any of their respective Affiliates, if applicable) is required to file any document with the SEC other than the Schedule 13e-3, any filing required by Section 16 of the Exchange Act, any Schedule 13D or any amendment thereto in connection with the Merger or the Company Meeting pursuant to applicable Law (an “Other Required Parent Filing”), then Parent and Merger Sub shall, and shall cause their respective Affiliates to, promptly prepare and file such Other Required Parent Filing with the SEC. Parent and Merger Sub shall cause, and shall cause their respective Affiliates to cause the Schedule 13e-3 (as to Parent and Merger Sub) and any Other Required Parent Filing to comply in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Neither Parent nor Merger Sub nor any of their respective Affiliates will file, amend or supplement any Other Required Parent Filing (or any amendment thereto) with the SEC without first providing the Company a reasonable opportunity to review and propose comments thereon, and Parent shall in good faith consider such comments reasonably proposed by the Company. Parent will promptly provide the Company with copies of all such filings, amendments or supplements to the extent not readily publicly available.
Section 5.6   Employee Matters.
(a)   From and after the Effective Time, the Company shall, and Parent shall cause the Company to, honor all Company Benefit Plans in accordance with their terms as in effect immediately before the Effective Time. For a period of one (1) year following the Effective Time, Parent shall provide, or shall cause to be provided, to each employee of the Company and its Subsidiaries as of immediately prior to the Effective Time who continues employment with Parent, the Surviving Corporation or their Subsidiaries immediately following the Effective Time (“Company Employees”) (i) a base salary or wage rate that is not less than that in effect for such Company Employee immediately prior to the Effective Time; (ii) an annual target cash incentive opportunity no less than that in effect for such Company Employee immediately prior to the Effective Time; and (iii) all other compensation and employee benefits (excluding any equity or equity-based award or other long-term compensation opportunities, deferred compensation, defined benefit plan, change-in-control or retention benefits) that are substantially comparable in the aggregate to those that were provided to the Company Employee immediately prior to the Effective Time (provided that, if Parent causes the unlimited paid time off program of the Company to be replaced with an accrual-based paid time off program then, as of the effective date of such replacement, Parent shall cause each Company Employee who was a participant in such unlimited program to be credited with a bank of accrued paid time off as set forth on Section 5.6(a)(i) of the Company Disclosure Schedule). Without limiting the generality of the immediately preceding sentence, (A) Parent shall or shall cause the Surviving Corporation to provide to each Company Employee whose employment terminates during the one (1)-year period following the Effective Time (or such longer period specified in the applicable Company Severance Plan) under circumstances that would give rise to severance benefits under the applicable Company Benefit Plans set forth on Section 5.6(a)(ii) of the Company Disclosure Schedule (the “Company Severance Plans”), severance benefits equal to the severance benefits provided under such Company Severance Plan to such Company Employee and (B) during such one (1)-year period following the Effective Time (or such longer period specified in the applicable Company Severance Plan), severance benefits offered to each Company Employee shall be determined taking into account all service with the Company, its Subsidiaries (and including, on and after the Effective Time, the Surviving Corporation and any of its Affiliates) and without taking into account any reduction after the Effective Time in compensation paid or benefits provided to such Company Employee.
(b)   For all purposes (including for purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Company Employees after the Effective Time (the “New Plans”), each Company Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Company Benefit Plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time, provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits or with respect to any benefit accruals under any defined benefit pension plan. In addition, and without limiting the generality of the foregoing, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) (i) provide that each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is comparable to a Company Benefit Plan in which such Company Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”), and (ii) use commercially reasonable efforts to provide that, for purposes of each New Plan providing medical, dental, pharmaceutical, vision and any other insurance benefits to any Company Employee, all pre-existing condition exclusions and actively-at-work requirements of such New Plan shall be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable plans of the Company or its Subsidiaries in which such employee participated immediately prior to the Effective Time, and any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plans ending on the date such employee’s participation in the corresponding New Plan begins shall be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
(c)   Parent hereby acknowledges that a “change in control” (or similar phrase) within the meaning of the Company Benefit Plans will occur at or prior to the Effective Time, as applicable.
(d)   Nothing in this Agreement shall confer upon any Company Employee or other service provider any right to continue in the employ or service of Parent, the Surviving Corporation or any Affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Surviving Corporation or any of their respective Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of any Company Employee or other service provider at any time for any reason whatsoever, with or without cause. Without limiting the generality of Section 8.11, the provisions of this Section 5.6 are solely for the benefit of the parties to this Agreement, and no current or former director, employee or consultant or any other person shall be a third-party beneficiary of this Agreement. Nothing herein shall be construed as an amendment to any Company Benefit Plan or other compensation or benefit plan or arrangement for any purpose and shall alter or limit the ability of Parent, the Surviving Corporation or any of their respective Affiliates to amend, modify or terminate any Company Benefit Plan in accordance with its terms after the Closing Date.
Section 5.7   Efforts.
(a)   Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall, and shall cause their respective Affiliates to, use all reasonable best efforts to promptly take, or cause to be taken, all actions, and to promptly do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement in the most expeditious manner possible after the date hereof and in any event prior to the End Date, including (i) causing the conditions to the Closing set forth in Article 6 to be satisfied, (ii) the obtaining and maintaining of all necessary actions or non-actions, waivers, consents (including such consents set forth on Section 5.7(a)(ii) of the Company Disclosure Schedule), clearances, approvals and expirations or terminations of waiting periods, including the Specified Approvals and the Parent Approvals, from Governmental Entities and the making of all necessary registrations, notifications and filings and the taking of all steps as may be necessary to obtain an approval, clearance or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (iii) the obtaining and maintaining of all necessary consents, approvals or waivers from third parties, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement; provided, that in no event shall the Company or any of its Subsidiaries be required to pay prior to the Effective Time any fee, penalty or other consideration to any third party for any consent or approval required for or triggered by the consummation of the transactions contemplated by this Agreement under any contract or agreement or otherwise.
(b)   Subject to the terms and conditions herein provided, and in furtherance and not in limitation of the obligations set forth in this Agreement, the Company, Parent or its Subsidiaries and Antitrust Affiliates, and Merger Sub, as applicable, shall (i) promptly, but in no event later than fifteen (15) Business Days after the date hereof, make all necessary filings to obtain any consents, permits, authorizations, waivers, clearances, approvals or expirations or terminations of waiting periods from or with respect to the FCC that are required in connection with the Merger and the other transactions contemplated by this Agreement (the “FCC Applications”), (ii) promptly, but in no event later than thirty (30) Business Days after the date hereof, make all necessary filings to obtain any consents, permits, authorizations, waivers, clearances, approvals or expirations or terminations of waiting periods from or with respect to the LFAs that are required in connection with the Merger and the other transactions contemplated by this Agreement, (iii) promptly, but in no event later than thirty (30) Business Days after the date hereof, make all necessary filings to obtain any consents, permits, authorizations, waivers, clearances, approvals or expirations or terminations of waiting periods from or with respect to the State PUCs, (iv) promptly, but in no event later than fifteen (15) Business Days after the date hereof, submit a filing (or draft thereof) with the European Commission; (v) use all reasonable best efforts to cooperate with each other in (A) determining whether any other filings are required to be made with, or consents, permits, authorizations, waivers, clearances, approvals, and expirations or terminations of waiting periods are required to be obtained from, or with respect to, any third parties or Governmental Entities, including under other applicable Antitrust Laws or Communications Laws and/or in connection with the Specified Approvals and Parent Approvals, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) promptly making all such filings, and (vi) supply to any Governmental Entity as promptly as practicable any additional information or documents that may be requested pursuant to any Law or by such Governmental Entity. Subject to the terms and conditions herein provided, and in furtherance and not in limitation of the obligations set forth in this Agreement, the Company, Parent or its Subsidiaries and Merger Sub, as applicable, shall use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including taking such further action (other than litigation) as may be necessary to resolve such objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, state antitrust enforcement authorities, the FCC, any State PUC, any LFA or any other Governmental Entity or other Person may assert under any Law (including in connection with the Specified Approvals and Parent Approvals) with respect to the transactions contemplated hereby, and to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as promptly as practicable after the date hereof (and in any event no later than the End Date). Notwithstanding anything to the contrary contained in this Agreement (but subject to the proviso contained in this sentence), and in furtherance of and consistent with Parent’s reasonable best efforts under this Section 5.7, Parent or its Subsidiaries shall take, and shall cause to be taken, all actions, and shall do, or cause to be done, all things necessary, proper or advisable, with respect to Parent or its Subsidiaries (including the Company and its Subsidiaries) to eliminate each and every impediment under any Antitrust Law that is asserted by any Governmental Bodies (including Regulatory Authorities), to obtain the consent or cooperation of any other Person, and to permit and cause the satisfaction of the conditions set forth in Section 6.1(c), in each of the foregoing cases, to permit the Closing to occur as promptly as reasonably practicable and in any event prior to the End Date, including: (x) proposing, negotiating, committing to, agreeing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, license, hold separate or disposition of any and all of the equity interests, assets (whether tangible or intangible), products or businesses of the Company or its Subsidiaries, (y) otherwise taking or committing to take any actions that after the Closing Date would limit Parent’s, the Company’s or their Subsidiaries’ freedom of action with respect to, or their ability to retain or hold, directly or indirectly, the equity interests, assets (whether tangible or intangible), products, or businesses of the Company and/or its Subsidiaries, or (z) creating, terminating or divesting relationships, ventures, contractual rights or obligations of the Company or its Subsidiaries, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any Action that would otherwise have the effect of preventing or delaying the Closing (each of clauses (x)-(z) a “Remedy Action”); provided that (A) Parent or its Subsidiaries, and Merger Sub shall not be required to propose, commit to, effect or agree to, any Remedy Action that individually or in the aggregate has had or would reasonably be expected to have a material adverse effect on the financial condition or current operations of either (x) the Company and its Subsidiaries, taken as a whole, or (y) Parent and its Subsidiaries, taken as a whole, in each case as measured relative to the size of the Company regardless of whether such actions are imposed on, or affect Parent and its Affiliates or the Company and its Subsidiaries; and (B) the Company shall only be required to take or commit to take any action, or agree to any condition or restriction as requested by Parent pursuant to this Section 5.7, if such action, commitment, agreement, condition or restriction is binding on the Company only in the event the Closing occurs. Except as otherwise permitted under this Agreement, the Company, Parent and Merger Sub shall not (and shall cause their Subsidiaries not to) take or agree to take any action that would be reasonably likely to prevent or materially delay the Closing. In the event that any information in the filings submitted pursuant to this Section 5.7(b) or any such supplemental information furnished in connection therewith is deemed confidential by either party, the parties shall use their reasonable best efforts to maintain the confidentiality of the same, and the parties shall seek authorization from the applicable Governmental Entity to withhold such information from public view. Neither Parent, Merger Sub nor any of their Subsidiaries or Affiliates will withdraw any notices, reports, filings or applications with any Governmental Entity relating to the Merger, enter into any timing agreement or agreement not to consummate the Merger for any period of time, or otherwise commit to or agree with any Governmental Entity to stay, toll or extend any applicable waiting period under any applicable Law without the Company’s prior written consent (which may not be given other than at the direction of the Special Committee).
(c)   Between the date hereof and the earlier of the Effective Time and the Termination Date, Parent and Merger Sub shall not, and shall not permit the Equity Investors or any of their Subsidiaries or Affiliates or Antitrust Affiliates to, enter into any binding Contracts to acquire (by stock purchase, merger, consolidation, purchase of assets, license or otherwise) any ownership interests in any Person providing broadband services (i.e., highspeed data, cable television, or digital telephony services) to residential customers in any of the same counties or cities in which the Company or any of its Subsidiaries provides broadband services to residential customers as of the date of this Agreement, to the extent that such acquisition would be reasonably expected to (x) prevent the obtaining of, or result in not obtaining prior to the End Date, any authorizations, consents, orders, declarations or approvals of any Governmental Entity or the expiration or termination of any applicable waiting period necessary to consummate the transactions contemplated by this Agreement, or (y) materially increase the risk of any Governmental Entity entering an order, ruling, judgment or injunction prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement, or of the failure to be satisfied of any conditions set forth in Section 6.1 (any such Contract or acquisition, a “Specified Parent Acquisition”). Parent shall cause its and its Affiliates’ respective partners, equityholders, investment professionals or executives, as applicable, to cooperate in responding as promptly as practicable to any investigation or other inquiry from a Governmental Entity, including by providing any such information (including financial information) in connection with such investigation or inquiry.
(d)   The Company, Parent and Merger Sub shall cooperate and consult with each other in connection with the making of all registrations, filings, notifications, communications, submissions and any other actions pursuant to this Section 5.7, and, subject to applicable legal limitations, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated thereby, including using commercially reasonable efforts to promptly furnish the other with copies of notices or other communications (or, if not in writing, advise the other party orally of such notices or communications) received by the Company or Parent, as the case may be, or any of their respective Subsidiaries or Antitrust Affiliates, from any third party and/or any Governmental Entity with respect to such transactions. Subject to applicable Law relating to the exchange of information, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed notifications or filings and any written communications or submissions, and with respect to any such notification, filing, written communication or submission, any documents submitted therewith to any Governmental Entity; provided, that Parent and the Company may, as each deems advisable and necessary, reasonably designate any sensitive materials provided to the other under this Section 5.7(c) as “Outside Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Parent or the Company, as the case may be) or its legal counsel. Notwithstanding anything to the contrary in this Section 5.7, materials provided pursuant to this Section 5.7 may be redacted (x) to remove references concerning the valuation of the businesses of the Company and its Subsidiaries, or proposals from third parties with respect thereto, (y) as necessary to comply with contractual agreements and (z) as necessary to address reasonable privilege or confidentiality concerns. Each of the Company, Parent and Merger Sub agrees not to participate in any meeting or discussion, in person, by videoconference or by telephone, with any Governmental Entity in connection with the proposed transactions unless it consults with the other party in advance, considers in good faith the views of the other party with respect to such meeting or discussion, and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate.
(e)   In furtherance and not in limitation of the covenants of the parties contained in this Agreement, including in this Section 5.7, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Law, each of the Company, Parent and Merger Sub shall cooperate in all respects with each other and shall use their respective reasonable best efforts to contest and resist any such Action or proceeding and to have vacated, lifted, reversed or overturned any Action, decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger and the other transactions contemplated by this Agreement.
(f)   Each party shall bear its own expenses in connection with the preparation, filing, and prosecution of the FCC Applications and any filings made with State PUCs and LFAs pursuant to Section 5.7(b), except that Parent is responsible for all filing fees associated with any such filings as set forth in, and subject to, Section 8.2.
(g)   Subject to the terms and conditions herein provided, and in furtherance and not in limitation of the obligations set forth in this Agreement, the Company shall use its commercially reasonable efforts to apply for renewal of each Franchise set forth on Section 5.7(g) of the Company Disclosure Schedule and pursue such applications diligently. The Company, Parent and Merger Sub shall cooperate and consult with each other in connection with the making of all registrations, filings, notifications, communications, submissions and any other actions in connection with renewing the Franchises.
Section 5.8   Takeover Statute.   If any “fair price,” “moratorium,” “control share acquisition” or other form of antitakeover statute or regulation shall become applicable to this Agreement, the Support and Rollover Agreement or the Merger and the transactions contemplated hereby and thereby, each of the Company, Parent and Merger Sub and the members of their respective boards of directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated by this Agreement and the Support and Rollover Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.
Section 5.9   Public Announcements.   The Company and Parent agree that the initial press release with respect to the execution and delivery of this Agreement shall be in a form agreed to by the parties and that the parties shall consult with and provide each other the opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated herein and shall not issue any such press release or other public statement or comment without obtaining the other party’s prior consent (not to be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange or as may be requested by a Governmental Entity; provided that the restrictions in this Section 5.9 shall not apply to any Company communication regarding an Alternative Proposal or from and after a Change of Recommendation made in accordance with Section 5.4. Parent and the Company agree to issue a joint press release (or two separate press releases) as the first public disclosure of this Agreement and may make public statements consistent with such press release or releases. Notwithstanding the foregoing, this Section 5.9 shall not apply to the Proxy Statement, Schedule 13e-3 or the other matters contemplated by Section 5.5, which shall only be subject to Section 5.5.
Section 5.10   Indemnification and Insurance.
(a)   Parent, Merger Sub and the Company agree that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors or officers, as the case may be, of the Company or its Subsidiaries as provided in their respective certificates of incorporation or bylaws or other organizational documents or in any agreement shall survive the Merger and shall continue at and after the Effective Time in full force and effect. For a period of six (6) years after the Effective Time, or such longer period if otherwise expressly required by law, Parent and the Surviving Corporation shall maintain in effect the exculpation, indemnification and advancement of expenses provisions of the Company’s and any Company Subsidiary’s certificates of incorporation and bylaws or similar organizational documents as in effect immediately prior to the Effective Time or in any indemnification agreements of the Company or its Subsidiaries with any of their respective directors or officers as in effect immediately prior to the Effective Time, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of the Company or any of its Subsidiaries; provided, that all rights to indemnification in respect of any Proceeding pending or asserted or any claim made within such period shall continue until the final disposition of such Proceeding or resolution of such claim, even if beyond such six (6)-year period. From and after the Effective Time, Parent shall assume, be jointly and severally liable for, and honor, guarantee and stand surety for, and shall cause the Surviving Corporation and its Subsidiaries to honor, in accordance with their respective terms, each of the covenants contained in this Section 5.10.
(b)   From and after the Effective Time, each of Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable Law, (i) indemnify and hold harmless (and advance funds in respect of each of the foregoing or any related expenses) each current and former director, officer or employee of the Company or any of its Subsidiaries and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of the Company or its Subsidiaries (each, together with such Person’s heirs, executors or administrator and successors and assigns, an “Indemnified Party”) against any costs or expenses (including advancing reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages, costs, liabilities and, amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (a “Proceeding”), arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred, in each case, at or prior to the Effective Time (including acts or omissions in connection with such Persons serving as an officer, director, employee or other fiduciary of any entity if such service was at the request of or for the benefit of the Company or its Subsidiaries), whether asserted or claimed prior to, at or before the Effective Time; provided that, none of Parent or the Surviving Corporation shall have any obligation to advance funds to any Indemnified Party unless Parent and the Surviving Corporation receives an undertaking by or on behalf of such Indemnified Party to repay such legal or other expenses if it is ultimately determined under applicable Law that such Indemnified Party is not entitled to be indemnified, and (ii) fulfill and honor in all respects the obligations of the Corporation pursuant to: (x) each indemnification agreement in effect as of the date hereof between the Company and any Indemnified Party that is set forth in Section 5.10(b) of the Company Disclosure Schedule; and (y) any indemnification provision (including advancement of expenses) and any exculpation provision set forth in the certificate of incorporation or by-laws of the Corporation as in effect on the date hereof. The Surviving Corporation’s obligations under the foregoing clauses (i) and (ii) shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, that all rights to indemnification, exculpation and advancement of expenses in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.
(c)   For a period of not less than six years from the Effective Time, Parent and the Surviving Corporation shall cause to be maintained in effect the current policies of directors’ and officers’ and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time; provided, that after the Effective Time, Parent and the Surviving Corporation shall not be required to pay annual premiums in excess of 300% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto (the “Maximum Amount”), but in such case shall purchase as much coverage as reasonably practicable for such amount. At the Company’s option, the Company may (and if requested by Parent, the Company shall) purchase (and pay in full the aggregate premium for), prior to the Effective Time, a six-year prepaid “tail” policy on terms and conditions providing substantially equivalent benefits as the current policies of directors’ and officers’, employment practices and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time, including the transactions contemplated hereby (regardless of when such claims are brought); provided, that the Company shall not commit or spend on such “tail” policy, in the aggregate, more than the Maximum Amount, and if the cost of such “tail” policy would otherwise exceed the Maximum Amount, the Company shall be permitted to purchase as much coverage as reasonably practicable for a premium equal to the Maximum Amount. If such prepaid “tail” policy has been obtained by the Company prior to the Effective Time, Parent and the Surviving Corporation shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation, and no other party shall have any further obligation to purchase or pay for insurance hereunder.
(d)   Parent or the Surviving Corporation shall pay all reasonable and documented out-of-pocket expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in accordance with this Section 5.10 in enforcing the indemnity and other obligations provided in this Section 5.10.
(e)   The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the certificates of incorporation or bylaws or other organizational documents of the Company or any of its Subsidiaries or the Surviving Corporation, any other indemnification arrangement, the DGCL or otherwise. The provisions of this Section 5.10 shall survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties.
(f)   In the event that Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.10.
Section 5.11   Financing.
(a)    Parent shall and shall use reasonable best efforts to cause each of its applicable Affiliates to take, or cause to be taken, all actions and use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to obtain funds sufficient to fund the Financing Amounts on or prior to the date on which the Merger is required to be consummated pursuant to the terms hereof. In furtherance not in limitation of the foregoing, Parent shall use reasonable best efforts to take, or cause to be taken, all action and do, or cause to be done, all things necessary, proper or advisable to obtain the proceeds of the Financing on the terms and subject only to the conditions described in the Commitment Letter as promptly as possible but in any event prior to the date on which the Merger is required to be consummated pursuant to the terms hereof, including: (i) maintaining in effect the Commitment Letter and (ii) satisfying on a timely basis all conditions in the Commitment Letter and complying with its obligations thereunder.

(b)    Neither Parent nor any of its Subsidiaries shall, without the prior written consent of the Company permit, consent to or agree to (i) any amendment, replacement, supplement, termination or modification to, or any waiver of, any provision or remedy under the Commitment Letter if such amendment, replacement, supplement, modification, waiver or remedy (A) adds new (or adversely modifies any existing) conditions to the consummation of all or any portion of the Financing, (B) reduces the aggregate principal amount of the Financing, (C) adversely affects the ability of Parent to enforce its rights against other parties to the Commitment Letter as so amended, replaced, supplemented or otherwise modified or (D) could otherwise reasonably be expected to prevent, impede or delay the consummation of the Merger and the other transactions contemplated by this Agreement (the effects described in clauses (A) through (D), collectively, the “Prohibited Modifications”) without the prior written consent of the Company; or (ii) terminate or cause the termination of the Commitment Letter. Parent shall promptly deliver to the Company copies of any amendment, replacement, supplement, termination, modification or waiver to the Commitment Letter.
(c)    The foregoing notwithstanding and subject to the terms of this Agreement, compliance by Parent with this Section 5.11 shall not relieve Parent of its obligations to consummate the transactions contemplated by this Agreement whether or not the Financing is available. To the extent Parent amends, replaces, supplements, terminates, modifies or waives any of the Financing, in each case pursuant to this Section 5.11 and without any Prohibited Modification, references to the “Commitment Letter,” the commitments thereunder and the agreements with respect thereto shall be deemed to refer to such amended, replaced, supplemented, modified or waived Commitment Letter, the commitments thereunder and the agreements with respect thereto, as applicable.
Section 5.12   Stock Exchange De-listing; 1934 Act Deregistration.   Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE and the SEC to (a) enable the de-listing by the Surviving Corporation of the Common Stock from the NYSE as promptly as practicable after the Effective Time and (b) the deregistration of the Common Stock under the Exchange Act as promptly as practicable after such delisting.
Section 5.13   Rule 16b-3.   Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 5.14   Stockholder Litigation.   Until the earlier of the Effective Time or the valid termination of this Agreement pursuant to Section 7.1, the Company shall (a) notify Parent in writing of any stockholder litigation, claim or Proceeding against the Company and/or its directors or officers relating to this Agreement, the Merger or the other transactions contemplated by this Agreement (“Transaction Litigation”) promptly (but in any event, within seventy two (72) hours) after a director or senior officer of the Company becoming aware of the commencement of such Transaction Litigation, and (b) keep Parent reasonably and promptly informed with respect to the status thereof (including by facilitating meetings between counsel of the Company and counsel of Parent, promptly (and in any event, within five (5) Business Days) and using commercially reasonable efforts to respond to reasonable inquiries with respect to such Transaction Litigation made by Parent or its counsel and promptly (and in any event, within five (5) Business Days) furnishing to Parent and its Representatives such information relating to such Transaction Litigation as may be reasonably requested and as in the Company’s possession or control. Without limiting the foregoing, the Company shall give Parent a reasonable opportunity to participate in the defense, negotiation or settlement of any Transaction Litigation and the Company shall not compromise or settle, or agree to compromise or settle, any Transaction Litigation without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed). For purposes of this Section 5.14, “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to any such Transaction Litigation and the Company (to the extent that the attorney-client privilege between the Company and its counsel would not be waived), and the Company will consult with Parent regarding the defense, settlement or compromise of any such Transaction Litigation, which the Company and its counsel shall consider in good faith, but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth above.

Section 5.15   Obligations of Parent.   Parent shall cause Merger Sub and the Surviving Corporation to comply with, duly perform, satisfy and discharge on a timely basis, all of their respective covenants, obligations and liabilities under this Agreement. Parent, in its capacity as the sole stockholder of Merger Sub, shall approve and adopt this Agreement by written consent immediately following its execution.
Section 5.16   Notice of Certain Matters.   Until the earlier of the Effective Time and the valid termination of this Agreement pursuant to Section 7.1, each party shall notify each other party in writing promptly of any written notice or other written communication received by such party from any Person alleging that the consent of such Person is or may be required in connection with the Merger if the failure to obtain such consent would delay, interfere with, hinder or impede the consummation of the Merger. No notification given pursuant to this Section 5.17 shall affect the representations, warranties, covenants or other agreements herein or affect the satisfaction or non-satisfaction of any conditions to the obligations of the parties hereto under this Agreement or otherwise limit or affect the remedies available hereunder to Parent or the Company, as applicable.
Section 5.17   Director Resignations.   The Company shall use its reasonable efforts to cause to be delivered to Parent resignations executed by each director of the Company and its Subsidiaries in office immediately prior to the Effective Time (other than with respect to any directors identified by Parent in writing to the Company two (2) Business Days prior to the Closing Date), which resignations shall be effective at the Effective Time.
Section 5.18   No Employment Discussions.   Except as approved by the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee (such respective approvals not to be unreasonably withheld, conditioned or delayed), at all times prior to the Closing, Parent and Merger Sub will not, and will not permit any of their Subsidiaries or controlled Affiliates to authorize, make or enter into, or commit or agree to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any executive officer of the Company (a) regarding any continuing employment or consulting relationship with the Surviving Corporation from and after the Effective Time, (b) pursuant to which any such individual would be entitled to receive consideration of a different amount or nature than the Merger Consideration in respect of such holder’s shares of Common Stock or (c) pursuant to which such individual would agree to provide, directly or indirectly, equity funding or investment to Parent, Merger Sub or the Company to finance any portion of the Merger; provided that, notwithstanding the foregoing, following the date hereof and prior to the Closing, the Company shall not unreasonably deny Parent or its Representatives the opportunity to interact and/or have access to any employee of the Company or any of its Subsidiaries that has the title of “senior vice president” (or its equivalent) or a title of higher seniority so long as (x) such interactions and/or access do not unreasonably disrupt or interfere unreasonably with the normal operations of the Company or any of its Subsidiaries and (y) a Representative of Parent or its Affiliates confirms in writing (email being sufficient) that such interactions and/or access will not result in a breach of clause (a), (b) or (c) of this Section 5.18.
Section 5.19   Other Investors.   Prior to the Effective Time, without the prior written consent of the Company, Parent shall not permit or agree to permit any Person to obtain any direct equity interests in Parent or its Subsidiaries that could reasonably be expected to prevent or materially delay the ability to timely consummate the Merger or the other transactions contemplated by this Agreement or result in a requirement to obtain any approvals from Governmental Entities that are not set forth on Section 6.1(c) of the Company Disclosure Schedule.
Section 5.20   Discontinuance.   No later than fifteen (15) Business Days after the date hereof, the Company shall (a) provide its customers at least thirty (30) days advance notice, in accordance with 47 C.F.R. § 63.19(a), that it is discontinuing the provision of International Common Carrier Services; and (b) notify the FCC that it is discontinuing the provision of International Common Carrier Services, consistent with 47 C.F.R. § 63.19(b) (the “Discontinuance”). Promptly after the Discontinuance, the Company shall surrender the International Section 214 Licenses to the FCC; such surrender to be effective upon the Company’s delivery of written notice of its voluntary cancellation and surrender of the International Section 214 Licenses to the FCC (the “Surrender”) including a statement that the Company does not provide or have customers for any International Common Carrier Services. Promptly upon FCC approval or Public Notice of the Surrender, the Company shall notify the Department of Justice that it no longer has an International Section 214 License and request termination of the Letter of Agreement; provided that, with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), the Company may provide such notice and request termination of the Letter Agreement prior to receipt of FCC approval or Public Notice of the Surrender.
Section 5.21   Specified Contract.   From and after the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, the Company shall (a) not take (or fail to take) any actions that would be expected to result in a Default or Event of Default; provided that, notwithstanding anything herein to the contrary, a breach of this clause (a) shall, solely for purposes of the satisfaction of the condition precedent set forth in Section 6.3(b)(ii), be deemed to occur only to the extent a Default or Event of Default has occurred and is continuing and the Company has been notified or otherwise become aware of such Default or Event of Default and (b) upon the occurrence and continuance of any such Default or Event of Default, promptly (in consultation with Parent) cure or otherwise permanently remedy such Default or Event of Default prior to the earlier of the Effective Time and the End Date; provided that, notwithstanding anything herein to the contrary, in no event shall this clause (b) require, or be deemed or construed to require, the Company to take any action other than the Contract Actions. In the event of any such Default or Event of Default of which the Company is notified or otherwise becomes aware, the Company shall (i) provide written notice to Parent promptly upon being so notified or otherwise becoming so aware and (ii) keep Parent reasonably updated with respect to any discussions, negotiations or other developments regarding the resolution of such Default or Event of Default (including reviewing any drafts of any definitive documentation related to any amendment, modification, waiver or supplement to the Specified Contract and being involved in the negotiations with the lenders with respect thereto). Without limiting the foregoing, if a Default or Event of Default shall have occurred and be continuing, Parent shall use its commercially reasonable efforts to, and to cause its applicable Affiliates to use commercially reasonable efforts to, reasonably cooperate with the Company’s efforts to cure or otherwise permanently remedy such Default or Event of Default in accordance with this Section 5.21; provided that, notwithstanding anything herein to the contrary, in no event shall this Section 5.21 require, or be deemed or construed to require, Parent to pay any fees or incur any costs or expenses in connection with any such cure or remedy.
ARTICLE 6
CONDITIONS TO THE MERGER
Section 6.1   Conditions to Obligation of Each Party to Effect the Merger.   The respective obligations of each party to effect the Merger shall be subject to the satisfaction (or mutual written waiver by Parent and the Company, to the extent permitted by applicable Law) at or prior to the Closing of the following conditions:
(a)   Stockholder Approval.   The Company Stockholder Approval shall have been obtained.
(b)   No Legal Restraints.   (i) No injunction or similar order by any Governmental Entity (whether temporary, preliminary or permanent) of competent jurisdiction in the United States shall have been issued or entered and shall continue to be in effect, and no Law in the United States shall have been enacted, adopted, issued or promulgated that remains in effect, in each case that enjoins or prohibits the consummation of the Merger and (ii) no investigation or proceeding by a Governmental Entity set forth on Section 6.1(b) of the Company Disclosure Schedule with respect to the Merger shall be ongoing.
(c)   Regulatory Approvals.   (i) the FCC shall have granted the FCC Applications set forth on Section 6.1(c) of the Company Disclosure Schedule (the “FCC Consent”), and (ii) the other approvals set forth on Section 6.1(c) of the Company Disclosure Schedule shall have been obtained.
Section 6.2   Conditions to Obligation of the Company to Effect the Merger.   The obligation of the Company to effect the Merger is further subject to the satisfaction (or written waiver by the Company to the extent permitted by applicable Law) at or prior to the Closing of the following conditions:
(a)   The representations and warranties of Parent and Merger Sub set forth in Article 4 (disregarding all “materiality” or “Parent Material Adverse Effect” qualifications and words of similar import contained therein) shall be true and correct on and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   Each of Parent and Merger Sub shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.
(c)   Parent shall have delivered to the Company a certificate, dated as of the Closing Date and signed by a duly authorized representative of Parent, certifying that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.
Section 6.3   Conditions to Obligations of Parent and Merger Sub to Effect the Merger.   The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver by Parent to the extent permitted by applicable Law) at or prior to the Closing of the following conditions:
(a)   (i) The representations and warranties of the Company set forth in the first sentence of Section 3.1(a), Section 3.2 (other than the first sentence of Section 3.2(a)), Section 3.3, Section 3.21 and Section 3.22 shall be true and correct in all material respects, on and as of the Closing, as if made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (ii) the representations and warranties of the Company set forth in Section 3.10(a), shall be true and correct (disregarding all “materiality,” “Company Material Adverse Effect” (and words of similar import) qualifications contained therein) in all respects at and as of the Closing, as if made at and as of such time; (iii) the representations and warranties of the Company set forth in the first sentence of Section 3.2(a) shall be true and correct except for de minimis inaccuracies on and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (iv) the other representations and warranties of the Company set forth in Article 3 (disregarding all “materiality,” “Company Material Adverse Effect” (and words of similar import) qualifications contained therein) shall be true and correct at and as of the Closing, as if made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except with respect to this clause (iv) where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   The Company shall have performed (i) in all material respects all obligations and agreements and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing and (ii) in all respects all obligations, agreements and covenants required under Section 5.21 of this Agreement to be performed or complied with by it at or prior to the Closing.
(c)   No Specified Contravention shall have occurred and be continuing.
(d)   The Discontinuance and Surrender shall have been completed.
(e)   The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed by the Chief Executive Officer or another senior officer, certifying that the conditions set forth in Section 6.3(a), Section 6.3(b), Section 6.3(c) and Section 6.3(d) have been satisfied.
Section 6.4   Frustration of Closing Conditions.   No party hereto may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such failure was caused by such party’s breach of any covenant or agreement of this Agreement.
ARTICLE 7
TERMINATION
Section 7.1   Termination or Abandonment.   This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after the receipt of the Company Stockholder Approval (except as provided herein):
(a)   by the mutual written consent of the Company (provided that such termination has been approved by the Special Committee) and Parent;

(b)   by either the Company (provided that such termination has been approved by the Special Committee) or Parent, if the Effective Time shall not have occurred on or before 11:59 p.m. Eastern time, August 11, 2026 (such date, or as otherwise mutually agreed in writing by the Company and Parent, the “Initial End Date”); provided, that (i) if (A) the Closing has not occurred by the Initial End Date by reason of nonsatisfaction of the conditions in Section 6.3(b)(ii) or Section 6.3(c) and (B) all other conditions in this Agreement have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or (to the extent permitted by Law) waived by the Initial End Date, the Initial End Date will, on the Initial End Date, be automatically extended by thirty (30) days and such extended date shall constitute the Initial End Date; (ii) if the Closing has not occurred by the Initial End Date as is extended by clause (i), the Initial End Date will automatically be extended by an additional thirty (30) days; and (iii) if (A) the Closing has not occurred by the Initial End Date (calculated without reference to clause (i) or clause (ii)) by reason of nonsatisfaction of the conditions set forth in Section 6.1(b) or Section 6.1(c), and (B) all other conditions in this Agreement have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing, and disregarding Section 6.3(b)(ii) and Section 6.3(c) for this purpose) or (to the extent permitted by Law) waived by such Initial End Date, the Initial End Date will, on the Initial End Date, be automatically extended by an additional three (3) months (the Initial End Date, as finally extended pursuant to clauses (i), (ii) and (iii), the “End Date”); provided, further, that, in the event a Parent Closing Election is delivered pursuant to Section 1.2 that would result in the Closing being delayed past the End Date, then the End Date shall be automatically extended until the twelfth (12th) Business Day following the Deferred Closing Date; provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to a party that has breached in any material respect its obligations under this Agreement in any manner that shall have caused the failure to consummate the Merger on or before such date;
(c)   by either the Company (provided that such termination has been approved by the Special Committee) or Parent, if any Governmental Entity of competent jurisdiction in the United States shall have issued or entered an injunction or similar order permanently enjoining or prohibiting the consummation of the Merger and such injunction or order shall have become final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.1(c) shall not be in breach or have breached in any material respect its obligations under this Agreement in any manner that shall have caused the issuance or entry of such injunction or order;
(d)   by either the Company (provided that such termination has been approved by the Special Committee) or Parent, if the Company Meeting (including any adjournments or postponements thereof) shall have been held and been concluded and the Company Stockholder Approval shall not have been obtained;
(e)   by the Company (provided that such termination has been approved by the Special Committee), if Parent or Merger Sub shall have breached or failed to perform in any material respect any of their representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (ii) cannot be cured by the End Date or, if curable, is not cured within thirty (30) Business Days (or, if earlier, prior to the End Date) following the Company’s delivery of written notice to Parent stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(e) and the basis for such termination; provided that the Company shall not have a right to terminate this Agreement pursuant to this Section 7.1(e) if the Company is then in material breach of any representation, warranty, agreement or covenant contained in this Agreement;
(f)   by Parent, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (ii) cannot be cured by the End Date or, if curable, is not cured within thirty (30) Business Days (or, if earlier, prior to the End Date) following Parent’s delivery of written notice to the Company stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(f) and the basis for such termination; provided that Parent shall not have a right to terminate this Agreement pursuant to this Section 7.1(f) if Parent or Merger Sub is then in material breach of any representation, warranty, agreement or covenant contained in this Agreement;

(g)   (i) by the Company (provided that such termination has been approved by the Special Committee), in accordance with Section 5.4(c); provided that, the Company (A) pays the Company Termination Fee prior to or concurrently with such termination in accordance with Section 7.3(a) and (B) shall have substantially concurrently with such termination, entered into a Company Acquisition Agreement or (ii) by Parent, prior to receipt of the Company Stockholder Approval, if the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee shall have effected a Change of Recommendation (it being understood and agreed that any written notice provided to Parent of the Company Board’s intention or the Special Committee’s intention to make a Change of Recommendation prior to effecting such Change of Recommendation shall not by itself constitute a Change of Recommendation); and
(h)   by the Company (provided that such termination has been approved by the Special Committee), if (i) all of the conditions set forth in Section 6.1 and Section 6.3 are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing and that are then capable of being satisfied if there were a Closing), (ii) five (5) Business Days (or, if Parent has delivered to the Company a Parent Closing Election in accordance with Section 1.2, twelve (12) Business Days) have elapsed since such satisfaction or waiver pursuant to clause (i), (iii) the Company has irrevocably confirmed by written notice to Parent that the Company is ready, willing and able to complete the Merger on the date such notice is delivered and through the end of the next succeeding three (3) Business Days and (iv) Parent fails to consummate the Merger and the other transactions contemplated by this Agreement within such three (3) Business Day period.
Section 7.2   Effect of Termination.   In the event of a valid termination of this Agreement pursuant to Section 7.1, the terminating party shall forthwith give written notice thereof to the other party or parties and this Agreement shall terminate, and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto upon delivery of such notice. In the event of a valid termination of this Agreement pursuant to Section 7.1, this Agreement shall immediately become null and void and there shall be no liability or obligation on the part of Parent, Merger Sub, the Equity Investor, any Parent Related Parties or the Company, its Subsidiaries or their respective former, current or future officers, directors, partners, stockholders, managers, members, Affiliates and Representatives (the “Company Related Parties”), except that: (a) no such termination shall relieve any party of its obligation to pay the Company Termination Fee or the Parent Termination Fee, if, as and when required pursuant to Section 7.3; (b) subject to Section 7.3(f) (including the limitations of liability set forth therein), no such termination (and no payment of the Company Termination Fee or the Parent Termination Fee) shall relieve any party for liability for such party’s fraud or Willful Breach of this Agreement prior to its termination (which liability the parties hereto acknowledge and agree shall not be limited to reimbursement of out-of-pocket fees, costs or expenses incurred in connection with the transactions contemplated by this Agreement, and may include recovery or award or damages based on loss of the economic benefit of such transactions to the parties hereto and the stockholders of the Company (in each case, taking into consideration all relevant matters, including other business opportunities or combination opportunities and the time value of money)); and (c) the Guarantee, the Confidentiality Agreements, Section 5.3(b), this Section 7.2, Section 7.3 and Article 8 shall survive the termination hereof.
Section 7.3   Termination Fees.
(a)   Company Termination Fee.   If (i) the Company shall have terminated this Agreement pursuant to Section 7.1(g)(i), (ii) Parent shall have terminated this Agreement pursuant to Section 7.1(g)(ii) (or the Company shall have terminated this Agreement pursuant to Section 7.1(b) or Section 7.1(d) at a time when Parent was permitted to terminate this Agreement pursuant to Section 7.1(g)(ii)), or (iii) (A) after the date of this Agreement and prior to receipt of the Company Stockholder Approval, an Alternative Proposal (substituting in the definition thereof “fifty percent (50%)” for each of “twenty percent (20%)” and “eighty percent (80%)” in each place each such phrase appears) is publicly proposed or publicly disclosed, and not withdrawn at least two (2) Business Days prior to, the Company Meeting (a “Qualifying Transaction”), (B) this Agreement is thereafter terminated by (x) Parent or the Company pursuant to Section 7.1(d) or (y) Parent pursuant to Section 7.1(f) and (C) at any time within twelve (12) months after such termination, the Company shall have entered into a definitive agreement with respect to any Qualifying Transaction (whether or not the same Qualifying Transaction as that made prior to the termination of this Agreement), then the Company shall pay, by wire transfer of immediately available funds to an account designated in writing by Parent, a fee of $15,809,036 in cash (the “Company Termination Fee”), such payment to be made concurrently with termination in the case of clause (i) above, within five (5) Business Days after such termination in the case of clause (ii), or within five (5) Business Days after the earlier of entry into a definitive agreement relating to such Qualifying Transaction and the consummation of such Qualifying Transaction in the case of clause (iii); it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one (1) occasion.
(b)   Parent Termination Fee.   If this Agreement: (i) is terminated by the Company pursuant to Section 7.1(e) or Section 7.1(h) or (ii) is terminated by the Company or Parent, (A) pursuant to Section 7.1(c), if the applicable injunction or order resulted from a Specified Parent Acquisition, (B) pursuant to Section 7.1(b) and at such time the Company could have terminated this Agreement pursuant to Section 7.1(e) or Section 7.1(h) or (C) pursuant to Section 7.1(b), provided that at the time of termination all of the conditions set forth in Section 6.1 and Section 6.3 are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing and that are then capable of being satisfied if there were a Closing), other than the conditions set forth in Section 6.1(b) or Section 6.1(c), in each case if the failure of one or more of such conditions to be satisfied resulted from a Specified Parent Acquisition, then Parent shall pay, by wire transfer of immediately available funds to an account designated in writing by the Company, a fee of $31,618,072 in cash (the “Parent Termination Fee”), such payment to be made within five (5) Business Days of the date of such termination; it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one (1) occasion or in addition to any other remedy or damage. Upon the payment by Parent of the Parent Termination Fee in the circumstances where such payment is required by this Section 7.3(b), none of Parent, Merger Sub shall have any further liability with respect to this Agreement or the transactions contemplated hereby to the Company or its Affiliates or Representatives, except to the extent provided in Section 7.2.
(c)   Acknowledgements.
(i)   Each party acknowledges that the agreements contained in this Section 7.3 are an integral part of this Agreement and that, without the provisions of this Section 7.3, the parties would not have entered into this Agreement.
(ii)   If the Company fails to promptly pay any amount due pursuant to this Section 7.3, and in order to obtain the payment, Parent commences a Proceeding which results in a judgment against the Company for the payment set forth in this Section 7.3, or any portion thereof, then the Company shall pay or caused to be paid to Parent all fees, costs and expenses of enforcement (including reasonable and documented attorneys’ fees as well as reasonable and documented out-of-pocket expenses incurred in connection with any action initiated seeking such payment), together with interest on the amount of the Company Termination Fee at the prime lending rate as published in the Wall Street Journal, in effect on the date such payment is required to be made. The parties further acknowledge that the Company Termination Fee shall not constitute a penalty but is liquidated damages, in a reasonable amount that will compensate Parent in the circumstances in which the Company Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision.
(iii)   If Parent fails to promptly pay any amount due pursuant to this Section 7.3, and in order to obtain the payment, the Company commences a Proceeding which results in a judgment against Parent for the payment set forth in this Section 7.3, or any portion thereof, then Parent shall pay the Company all fees, costs and expenses of enforcement (including reasonable and documented attorneys’ fees as well as reasonable and documented out-of-pocket expenses incurred in connection with any action initiated seeking such payment), together with interest on the amount of the Parent Termination Fee at the prime lending rate as published in the Wall Street Journal, in effect on the date such payment is required to be made. The parties further acknowledge that the Parent Termination Fee shall not constitute a penalty but is liquidated damages, in a reasonable amount that will compensate the Company in the circumstances in which the Parent Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. The parties further acknowledge that the Company’s right to receive the Parent

Termination Fee shall not limit or otherwise affect the Company’s right to specific performance as provided in Section 8.6, except that, although the Company, in its sole discretion, may determine its choice of remedies hereunder, including by pursuing specific performance in accordance with Section 8.6 (and, if the Company elects, doing so concurrently with seeking monetary damages and/or payment of the Parent Termination Fee), under no circumstances will the Company be permitted or entitled to receive both specific performance causing the consummation of the Merger, on the one hand, and payment of the Parent Termination Fee as and when due, on the other hand.
(d)   In the event this Agreement is validly terminated and the Company Termination Fee is paid to Parent in circumstances for which such fee is payable pursuant to Section 7.3(a), (i) payment of the Company Termination Fee plus any enforcement expenses payable pursuant to Section 7.3(c)(ii) shall be the sole and exclusive monetary damages remedy (whether at Law or in equity, whether in contract or in tort or otherwise) of the Parent Related Parties against the Company Related Parties for all Liabilities suffered or incurred as a result of the failure of the transactions to be consummated by this Agreement or for any breach or failure to perform or comply with (in any case, whether willfully, intentionally, knowingly or otherwise) this Agreement, the failure of the transactions to be consummated or otherwise relating to or arising out of this Agreement, or the transactions contemplated by this Agreement, (ii) upon payment of the Company Termination Fee and any such enforcement expenses none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby (or abandonment or termination thereof) or in respect of any theory of law or equity or in respect of any oral or other representation, warranty or promise alleged to have been made in connection herewith or therewith made or alleged to have been made in connection herewith or therewith, whether in equity or at law, in contract, in tort or otherwise, and (iii) upon payment of the Company Termination Fee and such enforcement expenses, no Parent Related Party shall be entitled to bring or maintain any Proceeding against any Company Related Party, as applicable, for any and all Liabilities of any kind suffered as a result of the failure of the transactions to be consummated or for any breach or failure to perform or comply with (in any case, whether willfully, intentionally, knowingly or otherwise and including any Willful Breach) this Agreement or otherwise relating to or arising out of this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, nothing in this Section 7.3(d) shall limit any remedies of Parent prior to such termination, including specific performance or other equitable remedies pursuant to Section 8.6.
(e)   Subject in all respects to the Company’s right prior to the valid termination of this Agreement to obtain specific performance and equitable relief rights in accordance with Section 8.6, and the reimbursement and indemnification obligations of Parent under Section 7.3(c), in the event this Agreement is validly terminated and the Parent Termination Fee is paid to the Company in circumstances for which such fee is payable pursuant to Section 7.3(b), (i) payment of the Parent Termination Fee plus any enforcement expenses payable pursuant to Section 7.3(c)(iii) shall be the sole and exclusive monetary damages remedy (whether at Law or in equity, whether in contract or in tort or otherwise) of the Company Related Parties against Parent, Merger Sub or their respective former, current or future officers, directors, partners, stockholders, managers, members, Affiliates and Representatives (the “Parent Related Parties”) for all Liabilities suffered or incurred as a result of the failure of the transactions to be consummated by this Agreement or for any breach or failure to perform or comply with (in any case, whether willfully, intentionally, knowingly or otherwise) this Agreement, the Commitment Letter, the Guarantee, the failure of the transactions to be consummated or otherwise relating to or arising out of this Agreement, the Commitment Letter, the Guarantee or the transactions contemplated by this Agreement, (ii) upon payment of the Parent Termination Fee and such enforcement expenses, none of the Parent Related Parties shall have any further liability or obligation relating or obligation relating to or arising out of this Agreement or the transactions contemplated hereby (or abandonment or termination thereof) or in respect of any theory of law or equity or in respect of any oral or other representation, warranty or promise alleged to have been made in connection herewith or therewith made or alleged to have been made in connection herewith or therewith, whether in equity or at law, in contract, in tort or otherwise, and (iii) upon payment of the Parent Termination Fee and such enforcement expenses, no Company Related Party shall be entitled to bring or maintain any Proceeding against any Parent Related Party for any and all Liabilities of any kind suffered as a result of the failure of the transactions to be consummated or for any breach or failure to perform or comply with (in any case, whether willfully, intentionally, knowingly or otherwise and including any Willful Breach) this Agreement, the Commitment Letter, the Guarantee, or otherwise relating to or arising out of this Agreement, the Commitment Letter, the Guarantee or the transactions contemplated hereby. Notwithstanding the foregoing, nothing in this Section 7.3(e) shall limit any remedies of the Company prior to such termination, including specific performance or other equitable remedies pursuant to Section 8.6.
(f)   Notwithstanding anything to the contrary in this Agreement, the Company acknowledges and agrees that:
(i)   in connection with any loss suffered by any Company Related Party as a result of the failure of the transactions to be consummated or for a breach or failure to perform or comply (in any case, whether willfully, intentionally, knowingly or otherwise and including any Willful Breach) hereunder or under any other document executed by any Parent Related Party, other than in the circumstances in which the Company is entitled to receive the Parent Termination Fee in accordance with Section 7.3(b) (which Parent Termination Fee, plus any enforcement expenses, shall be liquidated damages for any and all Liabilities suffered or incurred by the Company or any Company Related Party in connection with this Agreement and the transactions contemplated hereby (and the abandonment or termination thereof), any other matter forming the basis for such termination or any breach (whether willful, intentional, knowingly or otherwise and including any Willful Breach) of any covenant or agreement or otherwise in respect of this Agreement or any written or oral representations or warranty made or alleged to be made in connection herewith), the Company agrees on behalf of itself and the Company Related Parties, that the maximum aggregate monetary liability of the Parent Related Parties, if any, shall be limited to an amount equal to (A) the Parent Termination Fee, plus (B) any expenses payable by Parent under the first sentence of Section 7.3(c)(iii) (collectively, the “Liability Limitation”), and in no event shall the Company or any Company Related Party seek or be entitled to recover from the Parent Related Parties, and the Company on behalf of itself and the Company Related Parties hereby irrevocably waives and relinquishes, any right to seek or recover any damages in excess of the Liability Limitation (including consequential, indirect or punitive damages). In furtherance of the foregoing, in no event shall any Parent Related Party be required to pay any amount of monetary losses under this Agreement (other than expenses payable by Parent under the first sentence of Section 7.3(c)(iii) and Parent’s indemnification, payment and reimbursement obligations pursuant to Section 5.11) if the Company is entitled to or has received the Parent Termination Fee; and
(ii)   this Agreement may only be enforced by the Company against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, any only be made by the Company against, Parent and Merger Sub and no Parent Related Party shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the Merger or the other transactions contemplated hereby or in respect of, or by reason of, the Merger or the other transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of the Company against Parent or Merger Sub or against the Equity Investor under the Guarantee (in each case, upon and subject to the terms and conditions hereof and thereof), in no event shall the Company or any of the Company Related Parties, and the Company agrees not to and to cause the Company Related Parties not to, seek or enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages or the Parent Termination Fee from, any other Parent Related Party. None of the Parent Related Parties will have any Liability to the Company, its Subsidiaries or any of the Company Related Parties relating to or arising out of the Merger or any of the other transactions contemplated by this Agreement; provided that, nothing in this Section 7.3(f) shall limit Parent’s or Merger Sub’s respective express obligations under this Agreement or the Equity Investor’s express obligations under the Guarantee (in each case, upon and subject to the terms and conditions hereof and thereof).
ARTICLE 8
MISCELLANEOUS
Section 8.1   No Survival of Representations, Warranties and Covenants.   None of the representations, warranties and covenants in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall survive beyond the consummation of the Merger, except for those obligations, covenants and agreements contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement that contemplate performance in whole or in part after the Merger or otherwise that by their terms survive the consummation of the Merger will survive the consummation of the Merger in accordance with their respective terms.
Section 8.2   Expenses.   Except as set forth in Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses, except that all filing fees paid by any party in respect of any regulatory filing (including any and all filings under the Antitrust Laws or Communications Laws or in respect of any Specified Approvals or Parent Approvals) shall be borne by Parent.
Section 8.3   Transfer Taxes.   Except as otherwise provided in Section 2.2(b)(ii), all transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees imposed with respect to the transfer of Shares pursuant to the Merger shall be borne by the Surviving Corporation and expressly shall not be a liability of holders of Shares.
Section 8.4   Counterparts; Effectiveness.   This Agreement may be executed in counterparts (including by facsimile, by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document), each of which shall be an original, with the same effect as if the signatures thereto and hereto were original signed versions upon the same instrument delivered in person. This Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, facsimile, electronic mail or otherwise as authorized by the prior sentence) to the other parties. No party may raise the use of any such electronic delivery or electronic signature as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
Section 8.5   Governing Law; Jurisdiction.   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any Action with respect to this Agreement and the rights and obligations arising hereunder or the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any Action with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts, (b) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the Action in such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereto irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 8.5 in the manner provided for notices in Section 8.8. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.
Section 8.6   Remedies; Specific Enforcement.   Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including any party failing to take such actions as are required of it hereunder in order to consummate the transactions contemplated by this Agreement). Each party agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, prior to the termination of this Agreement in accordance with Article VII and subject in all respects to Section 7.2, Section 7.3 and this Section 8.6, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages, except as may be limited by Section 7.3) to obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach or threatened breach. Each party agrees that the provisions of Section 7.3 are not intended to and do not adequately compensate the Company, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any party’s right to an injunction, specific performance or other equitable relief. The pursuit of specific enforcement or other equitable remedy by any party will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy (whether at law or in equity) to which such party may be entitled at any time, subject to the limitations or remedies set forth in this Agreement. In circumstances where Parent and Merger Sub are obligated to consummate the Merger and the Merger has not been consummated, Parent and Merger Sub expressly acknowledge and agree that the Company and its stockholders shall have suffered irreparable harm, that, subject to Section 7.2 and Section 7.3, monetary damages will be inadequate to compensate the Company and its stockholders, and that the Company on behalf of itself and its stockholders shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to enforce specifically Parent’s and Merger Sub’s obligations to consummate the Merger and cause the Financing to be funded (including to cause Parent to enforce the obligations of the Equity Investor under the Commitment Letter in order to cause the Financing to be timely completed in accordance with and subject to the terms and conditions set forth in the Commitment Letter); provided that, the Company has irrevocably confirmed in a written notice delivered to Parent that if specific performance is granted and the Financing is funded, then the Company stands ready, willing and able to then consummate the transactions contemplated by this Agreement on such date. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, hereby agrees not to raise any objection to the availability of the equitable remedy of specific performance in accordance with and subject to the limitations set forth in this Agreement or to specifically enforce the terms and provisions of this Agreement on the basis that there is adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or in equity. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.6, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each party further agrees that it will use its reasonable best efforts to cooperate with the other parties in seeking and agreeing to an expedited schedule in any litigation seeking an injunction or order of specific performance to attempt to fully resolve any dispute before the End Date. Each party further agrees that by seeking the remedies provided for in this Section 8.6, a party shall not in any respect waive its right to seek at any time any other form of relief that may be available to a party under this Agreement, the Commitment Letter or any other agreement in connection with the Financing, and nothing set forth in this Section 8.6 shall require any party to institute any proceeding for (or limit any party’s rights to institute any proceeding for) specific performance under this Section 8.6 prior to or as a condition to exercising any termination right under Article 7, nor shall the commencement of any legal proceeding pursuant to this Section 8.6 or anything set forth in this Section 8.6 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article 7 or pursue any other remedies under this Agreement, the Commitment Letter or otherwise in connection with the Financing that might be available then or thereafter (subject to the terms and conditions set forth herein and therein). If any party brings any Action to enforce specifically the performance of the terms and provisions of this Agreement (other than an action to specifically enforce only provision(s) that expressly survive termination of this Agreement) when available to such party pursuant to this Section 8.6, the End Date shall automatically be extended to the later of: (a) the twentieth (20th) Business Day following the resolution of such Action, or (b) such other time period established by the court presiding over such Action. For the avoidance of doubt, under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance or any monetary damages whatsoever, on the one hand, and payment of the Parent Termination Fee, on the other hand.

Section 8.7   WAIVER OF JURY TRIAL.   EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 8.7. EACH PARTY ACKNOWLEDGES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.7.
Section 8.8   Notices.   Any notice required to be given hereunder must be in writing, and will be deemed to have been duly delivered and received hereunder one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or immediately if delivered by hand or by e-mail transmission (as long as no notice of failure of delivery is received), in each case addressed as follows:
To Parent or Merger Sub:
c/o DigitalBridge Investments, LLC
750 Park of Commerce Drive, Suite 210
Boca Raton, FL 33487 USA
Attention:
Legal Department

Email:
LegalNoticesIM@digitalbridge.com

c/o Crestview Advisors, L.L.C.
590 Madison Avenue, 42nd Floor
New York, NY 10022
Attention:
Brian Cassidy
Dan Kilpatrick

Email:
bcassidy@crestview.com
dkilpatrick@crestview.com

with a copy (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention:
Gabriel Silva
Christopher May
Ana Sanchez

Email:
gabriel.silva@stblaw.com
cmay@stblaw.com
ana.sanchez@stblaw.com

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention:
Michael Davis

Email:
michael.davis@davispolk.com

To the Company:
WideOpenWest, Inc.
7887 East Bellview Avenue, Suite 1000
Englewood, CO 80111
Attention:
Roger Seiken

Email:
Roger.Seiken@wowinc.com

with a copy (which shall not constitute notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:
Adam O. Emmerich
Jenna E. Levine

E-mail:
AOEmmerich@wlrk.com
JELevine@wlrk.com

or to such other address as a party shall specify by written notice so given. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph, and such notices shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.
Section 8.9   Assignment; Binding Effect.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No assignment by any party will relieve such party of any of its obligations hereunder.
Section 8.10   Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.
Section 8.11   Entire Agreement; No Third-Party Beneficiaries.   This Agreement (including the Exhibits and Schedules hereto), the Commitment Letter, the Guarantee, the Support and Rollover Agreement and the Confidentiality Agreements constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof, except as set forth in this Section 8.11. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended to, or shall, impair the powers of the Special Committee. Notwithstanding anything in this Agreement to the contrary, the parties acknowledge and agree that the Exhibits, Company Disclosure Schedule and Parent Disclosure Schedule annexed hereto or referred to hereby, are “facts ascertainable” as such term is used in Section 251(b) of the DGCL and, do not form a part of this Agreement for purposes of the DGCL but instead operate on the terms of this Agreement as provided herein. Except (a) for the provisions of Article 2 (which, from and after the Effective Time, shall be for the benefit of holders of the Common Stock and Company Equity Awards and Company LTI Cash Awards as of immediately prior to the Effective Time), Section 5.10 (which, from and after the Effective Time, shall be for the benefit of the Indemnified Parties), (b) the rights of the Company, on behalf of the holders of Common Stock (each of which are third party beneficiaries of this Agreement to the extent required for this provision to be enforceable) and in accordance with Section 261(a) of the DGCL, to pursue and recover damages against Parent, Merger Sub and the Equity Investor, subject to Section 7.3, for the loss of the Merger Consideration (including the loss of the premium that such holders would be entitled to receive pursuant to the terms of this Agreement if the Merger were consummated in accordance with its terms), and other relief, including equitable relief, in the event of any fraud or breach of this Agreement, the Commitment Letter or the Guarantee by Parent, Merger Sub or the Equity Investor

(provided that the rights granted pursuant to clause (b) shall be enforceable on behalf of the holders of Common Stock only by the Company, in its sole and absolute discretion, as agent for the holders of Common Stock, and any amounts received by the Company in connection therewith may be retained solely by the Company), and (c) the limitations on liability of the Company Related Parties and the Parent Related Parties set forth in Section 7.3, this Agreement are for the sole benefit of the parties hereto and their permitted assigns and nothing herein is intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder. In accordance with Section 261(b) of the DGCL, the Company shall, in its sole discretion and as a representative of the stockholders of the Company, including the holders of Common Stock, have the sole and exclusive authority, as agent for the holders of Common Stock, to take action on behalf of the stockholders of the Company, including the holders of Common Stock, to enforce the rights of such stockholders under this Agreement.
Section 8.12   Amendments; Waivers.   At any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval, any provision of this Agreement may be amended or waived (including granting any extension of time for the performance of any of the obligations or other acts of the other parties, as applicable, waiving any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and, subject to applicable law, waiving compliance with any of the agreements or conditions for the benefit of such party contained herein) if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company (pursuant to authorized action by the Special Committee), Parent and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, that after receipt of the Company Stockholder Approval, if any such amendment or waiver shall by applicable Law require further approval of the stockholders of the Company, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders of the Company. The foregoing notwithstanding, no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.
Section 8.13   Headings.   Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 8.14   Interpretation; Disclaimer; Special Committee.
(a)   When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall, unless otherwise indicated, refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.” The words “made available to Parent” and words of similar import refer to documents (a) posted to the “Mangrove” dataroom hosted on Datasite (the “Data Room”) by or on behalf of the Company on or prior to 11:59 p.m. Eastern time on the day immediately prior to the date of this Agreement (it being understood and agreed that promptly after the date of this Agreement, the Company shall deliver to Parent a copy of the contents of the Data Room as of the date of this Agreement in USB format), or (b) disclosed in a Company SEC Document filed and publicly available. All references herein to “$” or “dollars” shall be to U.S. dollars. All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning. A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as of a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP. Any agreement defined or referred to herein or in any schedule that is referred to herein means such agreement as from time to time amended, modified or supplemented, including by waiver or consent. Each of the parties agrees that they have been represented by legal counsel during the negotiation and execution of this Agreement and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. No summary of this Agreement or any Exhibit or Schedule delivered herewith prepared by or on behalf of any party will affect the meaning or interpretation of this Agreement or such Exhibit or Schedule.
(b)   The information contained in this Agreement and in the Company Disclosure Schedule is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any party to any third Person of any matter whatsoever, including any violation of Law or breach of contract, or an admission that such information is material or that such information is required to be referred to or disclosed under this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties and are for the sole benefit of the parties. Such representations and warranties may be made as of specific dates, only for purposes of the Agreement and for the benefit of the parties hereto. Such representations and warranties are subject to important limitations and exceptions agreed upon by the parties, including being qualified by confidential disclosures, made for the purposes of allocating contractual risk between the parties rather than establishing those matters as facts, and were made subject to a contractual standard of materiality that may differ from the standard generally applicable under federal securities laws or other contracts. Any inaccuracies in such representations and warranties are subject to waiver by the parties in accordance with Section 8.12 without notice or liability to any other Person. Any information concerning the subject matter of such representations and warranties may have changed, and may continue to change, since the date of this Agreement, and such subsequent information may or may not be fully reflected in the Company’s public reports. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties of risks associated with particular matters regardless of the knowledge of any of the parties. Any filing of this Agreement with the SEC or otherwise is only to provide investors with information regarding its terms and conditions and not to provide any other factual information regarding the Company or its business. Consequently, Persons other than the parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date hereof as of any other date. The information in this Agreement should be considered together with the Company’s public reports filed with the SEC.
(c)   Notwithstanding anything to the contrary set forth in this Agreement, until the Effective Time, (i) the Company may take the following actions only with the prior approval of, the Special Committee: (v) amending, restating, modifying or otherwise changing any provision of this Agreement, the Commitment Letter, the Guarantee, the Support and Rollover Agreement or the Confidentiality Agreements; (w) waiving any right under this Agreement, the Commitment Letter, the Guarantee, the Support and Rollover Agreement or the Confidentiality Agreements or extending the time for the performance of any obligation of Parent or Merger Sub hereunder or of any other party under the Commitment Letter, the Guarantee, the Support and Rollover Agreement or the Confidentiality Agreements; (x) terminating this Agreement, the Commitment Letter, the Guarantee, the Support and Rollover Agreement or the Confidentiality Agreements; (y) taking any action under this Agreement, the Commitment Letter, the Guarantee, the Support and Rollover Agreement or the Confidentiality Agreements that expressly requires the approval of the Special Committee; and (z) agreeing to do any of the foregoing and (ii) no decision or determination shall be made, or action taken, by the Company Board or any committee thereof under or with respect to this Agreement, the Commitment Letter, the Guarantee, the Support and Rollover Agreement or the Confidentiality Agreements without first obtaining the approval of the Special Committee. In the event the Special Committee ceases to exist or is disbanded, any consents, determinations, actions or other rights or obligations afforded to the Special Committee shall be afforded to a majority of the remaining independent and disinterested members of the Company Board.

Section 8.15   Definitions.   For purposes of this Agreement, the following terms (as capitalized below) will have the following meanings when used herein:
“Action” means a claim, action, suit, or proceeding, arbitration, investigation or litigation whether civil, criminal, or administrative.
“Affiliates” means, with respect to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. Notwithstanding the foregoing, (a) no portfolio companies of funds managed by DigitalBridge Investment Management, LLC, DigitalBridge Group, Inc. or their Affiliates will be deemed to be Affiliates of Parent or Merger Sub for purposes of this Agreement and (b) no portfolio companies of funds managed by Crestview Advisors, L.L.C. or their Affiliates will be deemed to be Affiliates of Parent or Merger Sub for purposes of this Agreement.
“Agreement” has the meaning set forth in the Preamble.
“Alternative Proposal” has the meaning set forth in Section 5.4(g).
“Antitrust Affiliate” means any Person, trust, affiliated investment fund or other pooled investment or co-investment vehicle that is controlled or otherwise managed by or in conjunction with, or is under common control with, Parent, Merger Sub, the Equity Investor or any of their Affiliates, and any portfolio company or similar asset in which Parent, Merger Sub, the Equity Investors or any of their Affiliates has a greater than five percent (5%) investment.
“Antitrust Laws” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, and all other applicable supranational, national, federal, state, county, local or foreign antitrust (including the European Union), competition or trade statutes, rules, regulation, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, regulate foreign investments, or protect the national security or the national economy of any nation.
“Anti-Corruption Laws” means any U.S. or relevant foreign Laws related to bribery, corruption, kickbacks, racketeering, fraud, or other improper payments including the Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010, and Laws implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, 1997.
“Anti-Money Laundering Laws” means any U.S. or relevant foreign Laws concerning or relating to money laundering or terrorism financing, including the USA PATRIOT ACT, as amended, the Bank Secrecy Act of 1970, as amended, 18 U.S.C. Sections 1956 and 1957, the Beneficial Ownership Regulation, Executive Order No. 13224 on Terrorist Financing (effective September 23, 2001), and the Laws administered and enforced by the U.S. Department of Treasury’s Financial Crimes Enforcement Network (FinCEN).
“Book-Entry Shares” has the meaning set forth in Section 2.2(a).
“Business Day” means any day other than a Saturday, Sunday or a day on which the banks in New York are authorized by law or executive order to be closed.
“Cancelled Shares” has the meaning set forth in Section 2.1(a)(ii).
“Capitalization Date” has the meaning set forth in Section 3.2(a).
“Certificate of Merger” has the meaning set forth in Section 1.3.
“Certificates” has the meaning set forth in Section 2.2(a).
“Change of Recommendation” has the meaning set forth in Section 5.4(c).

“Closing” has the meaning set forth in Section 1.2.
“Closing Date” has the meaning set forth in Section 1.2.
“Code” has the meaning set forth in Section 2.2(b)(iii).
“Commitment Letter” has the meaning set forth in Section 4.5(a).
“Common Stock” has the meaning set forth in Section 2.1(a)(i).
“Communications Act” means the Communications Act of 1934, as amended, and the rules and published policies of the FCC promulgated thereunder.
“Communications Laws” has the meaning set forth in Section 3.7(d).
“Communication Licenses” has the meaning set forth in Section 3.26.
“Company” has the meaning set forth in the Preamble.
“Company Acquisition Agreement” has the meaning set forth in Section 5.4(c).
“Company Benefit Plans” has the meaning set forth in Section 3.9(a).
“Company Board” has the meaning set forth in the Recitals.
“Company Board Recommendation” has the meaning set forth in Section 3.3(a).
“Company Disclosure Schedule” has the meaning set forth in Article 3.
“Company Employees” has the meaning set forth in Section 5.6(a).
“Company Equity Awards” means the Company Restricted Share Awards and the Company PSU Awards.
“Company Governing Documents” means the certificate of incorporation and bylaws of the Company.
“Company Insurance Policies” has the meaning set forth in Section 3.19.
“Company Intellectual Property” means Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.
“Company LTI Cash Awards” has the meaning set forth in Section 2.3(d).
“Company Material Adverse Effect” means an event, change, condition, fact, circumstance, occurrence or development (an “Event”) that, individually or in the aggregate with all other Events, (i) has a material adverse effect on the business, operations, or financial condition of the Company and its Subsidiaries, taken as a whole, but shall not include Events relating to or resulting from (a) changes or developments in general domestic, foreign or global economic or political conditions or the securities, equity, energy, credit or financial markets in general, or changes in or affecting domestic or foreign interest or exchange rates or tariffs or energy prices, (b) any decline in the market price or trading volume of the Common Stock or any change in the credit rating of the Company or its Subsidiaries or any of its or their securities, (provided that the facts and circumstances underlying any such decline or change may be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by the definition thereof), (c) changes or developments in the industries in which the Company or its Subsidiaries operate, or any changes or developments in or affecting the domestic or any foreign securities, equity, credit or financial markets, (d) the execution, delivery or performance of this Agreement or the terms hereof or the public announcement or pendency or consummation of the Merger or other transactions contemplated hereby, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, partnerships, labor unions, works councils, financing sources, franchisees, partners, customers or suppliers, Governmental Entities or other business relationships (except that the exceptions contained in this clause (d) shall not apply with respect to references to those portions of the representations and warranties contained in Section 3.3 and Section 3.4 the purposes of which are to address the consequences resulting from the execution, delivery and performance by the Company of this Agreement or consummation of the transactions contemplated hereby), (e) the identity of Parent or any of its Affiliates (including Merger Sub) as the acquiror of the Company, (f) compliance with the terms of, or the taking or omission of any action required by, this Agreement or applicable Law or consented to or requested by Parent or any of its Representatives, (including the failure of the Company to take any action that the Company is prohibited by the terms of this Agreement from taking or which the Company did not take on account of withheld consent from Parent), (g) geopolitical conditions, trade wars, tariffs or sanctions, any act of civil unrest, civil disobedience, war, military activity, sabotage, cyberterrorism, acts of terrorism or war (whether or not declared) or other hostilities, including an outbreak or escalation of hostilities or war (whether or not declared), or the declaration by the United States or any other Governmental Entity of a state of emergency, or any worsening of any of the foregoing conditions threatened or existing on the date of this Agreement, (h) any natural or manmade disasters or weather developments, including earthquakes, hurricanes, tsunamis, typhoons, lightning, hail storms, blizzards, tornadoes, droughts, floods, cyclones, arctic frosts, mudslides and wildfires, acts of God, or any virus, pandemic, epidemic or disease or similar force majeure events, including any worsening of such conditions threatened or existing on the date of this Agreement, (i) changes in GAAP or other generally accepted accounting principles or the interpretation or enforcement thereof or any changes in Law (or the interpretation or enforcement thereof), (j) any anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions in the United States or any other country or region in the world, (k) any litigation (including stockholder litigation) relating to or resulting from this Agreement or the transactions contemplated hereby, (l) breach by Parent or Merger Sub of this Agreement, (m) any failure to meet internal or published projections, forecasts, guidance or revenue or earning predictions (provided that the facts and circumstances underlying any such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by the definition thereof, and provided, further, that this clause (m) shall not be construed as implying that the Company is making any representation or warranty hereunder with respect to any projections, forecasts, guidance or revenue or earnings predictions), or (n) the failure to obtain any approvals or consents from any Governmental Entity or other Person in connection with the transactions contemplated by this Agreement; except, with respect to clauses (a), (c) or (g), if the impact thereof is materially and disproportionately adverse to the Company and its Subsidiaries, taken as a whole, relative to similarly situated businesses in the industry or industries in which the Company and its Subsidiaries operate, the incremental material disproportionate impact may be taken into account in determining whether there has been a Company Material Adverse Effect or (ii) would reasonably be expected to prevent or materially delay or materially impair the ability of the Company to consummate the Merger in accordance with the terms of this Agreement.
“Company Material Contract” has the meaning set forth in Section 3.18(a).
“Company Material Indebtedness” has the meaning set forth in Section 3.18(a)(iii).
“Company Meeting” has the meaning set forth in Section 5.5(d).
“Company Permits” has the meaning set forth in Section 3.7(b).
“Company PSU Award” has the meaning set forth in Section 2.3(c).
“Company Related Parties” has the meaning set forth in Section 7.2.
“Company Restricted Share Awards” has the meaning set forth in Section 2.3(a).
“Company SEC Documents” has the meaning set forth in Section 3.4(a).
“Company Securities” has the meaning set forth in Section 3.2(b).
“Company Severance Plans” has the meaning set forth in Section 5.6(a).
“Company Stockholders” means the holders of Shares.
“Company Stockholder Approval” has the meaning set forth in Section 3.17.
“Company Termination Fee” has the meaning set forth in Section 7.3(a).
“Confidentiality Agreements” has the meaning set forth in Section 5.3(b).

“Contract” means any legally binding, contract, note, bond, mortgage, indenture, license, deed of trust, lease, sublease, sublicense, capital lease, arrangement, commitment, agreement or other obligation, excluding purchase orders.
“Contract Actions” means the actions referred to in Section 5.21 of the Company Disclosure Schedule.
“Crestview Restricted Share” means any restricted share held by individuals on behalf of or for the benefit of Crestview Partners and its affiliates as set forth on Section 2.3(a) of the Parent Disclosure Schedule.
“Default” has the meaning assigned to such term in the Specified Contract (as in effect on the date hereof).
“Deferred Closing Date” has the meaning set forth in Section 1.2.
“DGCL” has the meaning set forth in the Recitals.
“Discontinuance” has the meaning set forth in Section 5.20.
“Dissenting Shares” has the meaning set forth in Section 2.1(b).
“DTC” has the meaning set forth in Section 2.2(b)(iv).
“DTC Payment” has the meaning set forth in Section 2.2(b)(iv).
“Effective Time” has the meaning set forth in Section 1.3.
“End Date” has the meaning set forth in Section 7.1(b).
“Enforceability Exceptions” has the meaning set forth in Section 3.3(a).
“Environmental Law” has the meaning set forth in Section 3.8(b).
“Equity Investor” has the meaning set forth in Section 4.5(a).
“ERISA” has the meaning set forth in Section 3.9(a).
“ERISA Affiliate” has the meaning set forth in Section 3.9(f).
“Event of Default” has the meaning assigned to such term in the Specified Contract (as in effect on the date hereof).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Fund” has the meaning set forth in Section 2.2(a).
“Excluded Shares” has the meaning set forth in Section 2.1(a)(ii).
“Export and Import Control Laws” means all U.S. and relevant foreign import and export control Laws, including statutory and regulatory requirements under the Export Control Act of 2018, U.S. Arms Export Control Act (22 U.S.C. 2778), the International Traffic in Arms Regulations (22 C.F.R. pt. 120 et seq.), the Export Administration Regulations (15 C.F.R. pt. 730 et seq.) and their respective implementing rules and regulations administered by the U.S. State Department, U.S. Commerce Department, the UK Strategic Export Control Lists, Regulation (EU) 2021/821 of the European Parliament and of the Council of 20 May 2021 setting up a Union regime for the control of exports, brokering, technical assistance, transit and transfer of dual-use items (and any EU Member State national export and import control Laws), the customs and import Laws administered by U.S. Customs and Border Protection, and other similar import and export control Laws or restrictions of any jurisdiction applicable to the Company and its Subsidiaries.
“Fair Value” means the amount at which the assets (both tangible and intangible), in their entirety, of Parent and its Subsidiaries would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.
“FCC” means the Federal Communications Commission or any successor agency.
“FCC Applications” has the meaning set forth in Section 5.7(b).
“FCC Consent” has the meaning set forth in Section 6.1(c).
“Federal Communications Laws” has the meaning set forth in Section 3.7(d).
“Fiber Assets” has the meaning set forth in Section 3.25(c).
“Fiber Business” means the “fiber to home network” of the Company (as such operations are described in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2024), as used, operated and conducted (or held for use, operation or conduct) immediately prior to the Closing by the Company and its Subsidiaries, consisting of telecommunications infrastructure offerings of fiber of (a) leasing, subleasing, licensing, granting an indefeasible right of use, renting or otherwise selling or granting any rights to use fiber optic cabling or networks, whether as dark fiber or as lit services, (b) offering, selling and providing bandwidth services and fiber optic networks and (c) providing any managed solutions in connection with the foregoing sub-clauses (a) and (b).
“Financing” has the meaning set forth in Section 4.5(a).
“First Confidentiality Agreement” has the meaning set forth in Section 5.3(b).
“Franchise” means each franchise, as such term is defined in 47 U.S.C. Section 522, granted by a Governmental Entity authorizing the construction, upgrade, maintenance and operation of any part of any cable system, as such term is defined in 47 U.S.C. Section 522.
“GAAP” means United States generally accepted accounting principles.
“Governmental Entity” has the meaning set forth in Section 3.3(b).
“Guarantee” has the meaning set forth in Section 4.6.
“Hazardous Substance” has the meaning set forth in Section 3.8(c).
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Indebtedness” means, with respect to any Person, without duplication, as of the date of determination: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all indebtedness of others secured by a Lien on property or assets owned by such Person, whether or not the Indebtedness secured thereby has been assumed, (d) all letters of credit, banker’s acceptances, surety or performance bonds or similar facilities issued for the account of such Person, to the extent drawn upon, and (e) all guarantees of such Person of any indebtedness of any other Person. For purposes of this Agreement, Indebtedness of the Company or any of its Subsidiaries shall include the Specified Contract and shall exclude any intercompany indebtedness between or among the Company and its wholly-owned Subsidiaries.
“Indemnified Party” has the meaning set forth in Section 5.10(b).
“Infringed” has the meaning set forth in Section 3.14(c).
“Initial Closing Date” has the meaning set forth in Section 1.2.
“Initial End Date” has the meaning set forth in Section 7.1(b).
“Intellectual Property” means any and all common law or statutory rights anywhere in the world arising under or associated with: (a) patents, statutory invention registrations, registered designs, and similar or equivalent rights in inventions and designs, and all rights therein provided by international treaties and conventions; (b) trademarks, service marks, trade dress, trade names, logos, and other designations of origin, sponsorship, endorsement or certification; (c) domain names, uniform resource locators, IP addresses, social media handles, and other names, identifiers, and locators associated with Internet addresses, sites, and services; (d) copyrights and any other equivalent rights in works of authorship (including rights in software as a work of authorship) and any other related rights of authors; (e) trade secrets and industrial secret rights, and rights in know-how, data, and confidential or proprietary business or technical information that derives independent economic value, whether actual or potential, from not being known to other persons; (f) registrations, applications, renewals, reissues, divisions, continuations, continuations in part, extensions reexaminations and foreign counterparts of or with respect to any of the foregoing; and (g) other similar or equivalent intellectual property rights anywhere in the world.
“International Common Carrier Services” means international Telecommunications Service provided on a common carrier basis under Section 214 of the Communications Act of 1934, as amended.
“International Section 214 Licenses” means File No. ITC-214-20000203-00075 issued to Knology, Inc.; and File No. ITC-214-19991026-00677 issued to Sigecom, LLC.
“Intervening Event” has the meaning set forth in Section 5.4(i).
“Intervening Event Notice” has the meaning set forth in Section 5.4(d).
“Intervening Event Notice Period” has the meaning set forth in Section 5.4(d).
“IT Assets” means systems, servers, computers, hardware, networks, data communication lines, routers, hubs, swtiches, websites, software, databases, applications and all other information technology related equipment.
“IT Deficiencies” means, with respect to IT Assets, defects, deficiencies, errors, disabling mechanisms, viruses, time locks, Trojan horses, malware or other contaminants or corruptants.
“Knowledge” means (a) with respect to Parent and Merger Sub, the actual knowledge of Jonathan Friesel and Brian Cassidy and (b) with respect to the Company, the actual knowledge of the individuals listed on Section 8.15(a) of the Company Disclosure Schedule.
“Law” or “Laws” has the meaning set forth in Section 3.7(a).
“Lease” has the meaning set forth in Section 3.15.
“Leased Real Property” has the meaning set forth in Section 3.15.
“Letter of Agreement” means the agreement between Crestview, L.L.C. and WideOpen West Finance, LLC and the U.S. Department of Justice, dated March 8, 2017. and filed with the FCC in ITC-T/C-20160111-00005 and ITC-T/C-20160111-00006; WC Docket No. 16-12; TT Case 16-09/10.
“LFA” has the meaning set forth in Section 3.3(b).
“Liabilities” means all debts, liabilities, losses, damages, costs, expenses, guarantees, assurances, commitments and obligations of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, disputed or undisputed, subordinated or unsubordinated, whenever or however arising (including whether arising out of any Contract or tort based on negligence or strict liability).
“Liability Limitation” has the meaning set forth in Section 7.3(e)(i)
“Lien” means a lien, hypothecation, covenant, condition, mortgage, pledge, security interest, charge, title defect, claim, option, right of first refusal or offer, right-of-way, encroachment, occupancy right, community property interest or other encumbrance of any kind or nature whatsoever or other similar restriction, but excluding any license of Intellectual Property or any restrictions or limitations under any securities Laws.
“Material Company IP” has the meaning set forth in Section 3.14(a).
“Maximum Amount” has the meaning set forth in Section 5.10(c).

“Merger” has the meaning set forth in the Recitals.
“Merger Consideration” has the meaning set forth in Section 2.1(a)(i).
“Merger Sub” has the meaning set forth in the Preamble.
“Multiemployer Plan” has the meaning set forth in Section 3.9(a).
“Network Contracts” shall mean all pole line, joint pole or master agreements for pole attachment rights, collocation agreements, conduit agreements, ILEC interconnection agreements, fiber lease agreements and indefeasible right of use agreements that grant to the Company or any of its Subsidiaries rights to attach, affix, maintain, repair, replace, run, lay or otherwise deploy fiber optic cable, or to locate power, electric or optronic equipment, and any master service agreement setting forth the terms and conditions relating to any of the foregoing, in each case, that provide for payments by the Company and any of its Subsidiaries in excess of $2 million in 2024 or any single year thereafter.
“Network Facilities” shall mean fiber optic cabling (or rights thereto) and other fixed network-related assets used or held for use by the to carry out the business of the Company or its Subsidiaries, whether owned or leased by the Transferred Entities and irrespective of whether they are located on public or private property.
“New Plans” has the meaning set forth in Section 5.6(b).
“NYSE” means the New York Stock Exchange.
“Old Plans” has the meaning set forth in Section 5.6(b).
“Other Required Parent Filing” has the meaning set forth in Section 5.5(f).
“Owned Real Property” has the meaning set forth in Section 3.15.
“Parent” has the meaning set forth in the Preamble.
“Parent Approvals” has the meaning set forth in Section 4.2(b).
“Parent Closing Election” has the meaning set forth in Section 1.2.
“Parent Disclosure Schedule” means the disclosure letter delivered by Parent to the Company concurrently with the execution of this Agreement.
“Parent Material Adverse Effect” has the meaning set forth in Section 4.1.
“Parent Related Parties” has the meaning set forth in Section 7.3(d).
“Parent Termination Fee” has the meaning set forth in Section 7.3(b).
“Paying Agent” has the meaning set forth in Section 2.2(a).
“Permits” has the meaning set forth in Section 3.7(b).
“Permitted Lien” means a Lien (a) for Taxes or governmental assessments, charges or claims of payment not yet due, being contested in good faith by appropriate proceedings or for which adequate accruals or reserves have been established in accordance with GAAP, (b) that is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar lien arising in the ordinary course of business, (c) that is a zoning, entitlement or other land use or environmental regulation by any Governmental Entity, (d) that is disclosed on the most recent consolidated balance sheet of the Company or notes thereto (or securing liabilities reflected on such balance sheet), (e) that secures indebtedness (i) in existence on the date of this Agreement or (ii) not prohibited by Section 5.1(b)(ix) (including, for the avoidance of doubt, in each case, indebtedness under the Specified Contract), (f) that is a statutory or common law Lien to secure landlords, lessors or renters under leases or rental agreements, (g) that is imposed on the underlying fee interest in real property subject to a real property lease, (h) that was incurred in the ordinary course of business since the date of the most recent consolidated balance sheet of the Company, (i) that will be released in connection with the Closing, (j) that is an easement, declaration, covenant, condition, reservation, right-of-way, restriction and other charge, instrument or encumbrance affecting title to real estate, (k) that is deemed to be created by this Agreement or any other document executed in connection herewith or (l) that is not material to the businesses or operations of the Company or any of its Subsidiaries.
“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such person.
“Personal Data” means information or data that, (a) alone or in combination with other information or data held or accessible by the Company or its Subsidiaries, identifies, or could reasonably be used to identify, contact or locate, a natural person, household or specific device, or that is otherwise identifiable with a natural person, household or specific device and (b) constitutes “personal information,” “personal data,” or “personally identifiable information” or similar terms under applicable Laws.
“Physical Network” means the conduit, fiber optical cables, handholds and related assets of the Fiber Business, including any conduit and fiber routes under construction.
“Preferred Stock” has the meaning set forth in Section 3.2(a).
“Proceeding” has the meaning set forth in Section 5.10(b).
“Programming Agreement” means any programming, distribution, carriage, license, network or similar Contract or arrangement for the licensing and restransmission or distribution by the Company or its Subsidiaries of video programming or programing networks in any form (including internet-based streaming or cable television), including those of the type included in folder 19.4 of the Data Room, to its subscribers via the Company’s owned and operated video distribution platforms (but, for clarity, excluding any such programming on the YouTube TV streaming service).
“Prohibited Modification” has the meaning set forth in Section 5.11(b).
“Proxy Statement” has the meaning set forth in Section 3.3(b).
“Qualifying Transaction” has the meaning set forth in Section 7.3(a).
“Real Property” has the meaning set forth in Section 3.15.
“Registered IP” has the meaning set forth in Section 3.14(a).
“Representatives” shall mean with respect to any Person, its directors, officers or other employees, controlled Affiliates, or any financial advisor, legal counsel, accountant, consultant or other authorized agent or representative of such Person.
“Rollover Shares” means Shares which have been contributed to Parent by the Rollover Stockholders in accordance with the Support and Rollover Agreement.
“Rollover Stockholders” has the meaning set forth in the Recitals.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States government, including U.S. Department of the Treasury, the U.S. Department of State, and the U.S. Department of Commerce, the United Nations Security Council, the European Union, any EU Member State, HM’s Treasury of the United Kingdom, or any other sanctions Laws of any jurisdiction applicable to the Company and its Subsidiaries.
“Sanctioned Country” means at any time, any country, region, or territory which is itself the subject or target of any comprehensive Sanctions (at the time of this Agreement, the Crimea region of Ukraine, the non-governmental controlled oblasts regions of Kherson and Zaporizhzhia, the so-called Donetsk People’s Republic and Luhansk People’s Republic, Cuba, Iran, North Korea, and Syria).
“Sanctioned Person” means any Person that is (a) listed on any Sanctions-related list issued by the U.S. government, (including the U.S. Department of the Treasury, the U.S. Department of State, and the U.S. Department of Commerce), the United Nations Security Council, the European Union, any EU Member State, HM’s Treasury of the United Kingdom, or any other applicable Sanctions authority; (b) resident or located in, operating from, or organized under the laws of, a Sanctioned Country; (c) owned or controlled by, or acting on behalf of, any such Person or Persons described in the foregoing clauses (a) or (b); or (d) otherwise a subject or target of any Sanctions.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.
“Schedule 13e-3” has the meaning set forth in Section 4.4.
“SEC” means the U.S. Securities and Exchange Commission.
“Second Confidentiality Agreement” has the meaning set forth in Section 5.3(b).
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Share” or “Shares” has the meaning set forth in Section 2.1(a)(i).
“Special Committee” has the meaning set forth in the Recitals.
“Special Committee Recommendation” has the meaning set forth in Section 3.3(a).
“Specified Approvals” has the meaning set forth in Section 3.3(b).
“Specified Contract” means that certain Super-Priority Credit Agreement, dated as of October 11, 2024, by and among WideOpenWest Finance, LLC, as the borrower, WideOpenWest, Inc., as holdings, Wilmington Savings Fund Society, FSB, as administrative agent, and the lenders from time to time party thereto, as amended by that certain First Amendment, dated as November 6, 2024 and that certain Second Amendment, dated as of the date hereof, and as from time to time further amended, restated, amended and restated, supplemented, modified, replaced or refinanced on or prior to the date hereof and, following the date hereof, as permitted under this Agreement.
“Specified Contravention” has the meaning set forth in Section 5.21 of the Company Disclosure Schedule.
“Specified Parent Acquisition” has the meaning set forth in Section 5.7(c).
“State Communications Laws” has the meaning set forth in Section 3.7(d).
“State PUC” has the meaning set forth in Section 3.3(b).
“Subsidiaries” means with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, limited liability company, partnership or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (b) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner of such partnership.
“Superior Proposal” has the meaning set forth in Section 5.4(h).
“Superior Proposal Notice” has the meaning set forth in Section 5.4(c).
“Superior Proposal Notice Period” has the meaning set forth in Section 5.4(c).
“Support and Rollover Agreements” has the meaning set forth in the Recitals.
“Surrender” has the meaning set forth in Section 5.19.
“Surviving Corporation” has the meaning set forth in Section 1.1.
“Takeover Statute” has the meaning set forth in Section 3.22.
“Tax Return” has the meaning set forth in Section 3.13(e).

“Taxes” has the meaning set forth in Section 3.13(e).
“Telecommunications Service” has the same meaning set forth in 47 U.S.C. § 153(53).
“Termination Date” has the meaning set forth in Section 5.1(a).
“Transaction Litigation” has the meaning set forth in Section 5.14.
“Unaffiliated Company Stockholders” means the holders of Shares, excluding those Shares held, directly or indirectly, by or on behalf of (a) Parent and the Rollover Stockholders, their respective Affiliates and associates (within the meaning of Rule 12b-2 of the Exchange Act) and portfolio companies majority owned by such investment fund Affiliates and (b) any person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.
“Unvested Award Payments” has the meaning set forth in Section 2.3(e).
“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended and any similar state or local Laws.
“Willful Breach” means a material breach by a party to this Agreement of any of its representations, warranties, covenants or other agreements set forth in this Agreement that is a consequence of an act or failure to act by such breaching party with the actual knowledge of such party that the taking of such act or failure to take such act by such party would, or would reasonably be expected to, result in, constitute or cause a material breach by such party of any such representation, warranty, covenant or other agreement of such party set forth in this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.
BANDIT PARENT, LP
By: Bandit Parent GP, LLC, its general partner
By:
/s/ Jonathan Friesel

Name: Jonathan Friesel
Title: Vice President
BANDIT MERGER SUB, INC.
By:
/s/ Jonathan Friesel

Name: Jonathan Friesel
Title: Vice President
WIDEOPENWEST, INC.
By:
/s/ Teresa Elder

Name: Teresa Elder
Title: Chief Executive Officer
[Signature Page to the Agreement and Plan of Merger]

ANNEX B
Centerview Partners LLC
31 West 52nd Street
New York, NY 10019
August 11, 2025
The Special Committee of the Board of Directors
WideOpenWest, Inc.
7887 East Bellview Avenue, Suite 1000
Englewood, CO 80111
The Special Committee:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $0.01 per share (the “Shares”) (other than (a) Excluded Shares (as defined below) and (b) Shares held, directly or indirectly, by or on behalf of (i) Parent and the Rollover Stockholders (as defined in the Agreement), their respective affiliates and associates (within the meaning of Rule 12b-2 of the Exchange Act) and portfolio companies majority owned by such investment fund affiliates and (ii) any person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act, the shares referred to in clauses (i) and (ii), the “Affiliated Shares”), of WideOpenWest, Inc., a Delaware corporation (the “Company”), of the $5.20 per Share in cash, without interest, proposed to be paid to the holders of Shares, excluding the Affiliated Shares (the “Unaffiliated Company Stockholders”) pursuant to the Agreement and Plan of Merger proposed to be entered into (the “Agreement”) by and among Bandit Parent, LP, a Delaware limited partnership (“Parent”), Bandit Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and the Company. The Agreement provides that Merger Sub will be merged with and into the Company (the “Merger” and, collectively with the other transactions contemplated by the Agreement, the “Transaction”), as a result of which the Company will become an indirect wholly owned subsidiary of Parent and each issued and outstanding Share immediately prior to the effective time of the Merger (other than (i) Shares directly owned by the Company as treasury stock or otherwise, or by Parent or Merger Sub immediately prior to the Effective Time (as defined in the Agreement), including any Rollover Shares (as defined in the Agreement), (ii) any Dissenting Shares (as defined in the Agreement) and (iii) Shares owned by any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time (the shares referred to in clauses (i), (ii) and (iii), together with any Shares held by any affiliate of the Company, the “Excluded Shares”)) will be converted into the right to receive $5.20 per Share in cash, without interest, (the $5.20 per Share consideration to be paid in the Merger, the “Merger Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.
We have acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which was paid upon the execution of the engagement letter, dated August 9, 2024, between the Special Committee of the Board of Directors of the Company and us and on October 15, 2024, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.
We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, except for our current engagement by the Special Committee, we have not been engaged to provide financial advisory or other services to the Company, and we have not received compensation from the Company during such period. In the past two years, we have not been engaged to provide financial advisory or other services to Crestview Advisors, L.L.C. (“Crestview”), a significant stockholder of the Company and a sponsor of Parent, and we have not received any compensation from Crestview during such period. In the past two years, we have not been engaged to provide financial advisory or other services to Parent, and we have not received any compensation from Parent during such period. In the past two years, we have not been engaged to provide financial advisory or other services to DigitalBridge Group, Inc. (“DigitalBridge”), and we have not received any compensation from DigitalBridge during such period. In the past two years, we have been engaged and are currently engaged to provide financial advisory services unrelated to the Company to a private company in which DigitalBridge holds a significant minority ownership interest, including in connection with certain strategic matters, and we expect to receive compensation from such company for such services. We may provide financial advisory and other services to or with respect to the Company, Parent, Crestview, DigitalBridge or their respective affiliates, including portfolio companies of Crestview and DigitalBridge in the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent, Crestview, DigitalBridge or any of their respective affiliates, including portfolio companies of Crestview and DigitalBridge, or any other party that may be involved in the Transaction.
In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated August 10, 2025 (the “Draft Agreement”); (ii) Annual Reports on Form 10-K of the Company for the years ended December 31, 2024, December 31, 2023, as amended, and December 31, 2022; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (iv) certain publicly available research analyst reports for the Company; (v) certain other communications from the Company to its stockholders; and (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the “Forecasts”) (collectively, the “Internal Data”). We have also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant. We also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant and conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.
We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data (including, without limitation, the Forecasts) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. We have assumed, at your direction, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the Draft Agreement reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.
We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the Unaffiliated Company Stockholders (other than holders of Excluded Shares) of the Merger Consideration to be paid to such Unaffiliated Company Stockholders pursuant to the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Merger Consideration to be paid to the Unaffiliated Company Stockholders pursuant to the Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.
Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Special Committee of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.
Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Merger Consideration to be paid to the Unaffiliated Company Stockholders (other than holders of Excluded Shares) pursuant to the Agreement is fair, from a financial point of view, to such Unaffiliated Company Stockholders.
Very truly yours,
/s/ CENTERVIEW PARTNERS LLC
CENTERVIEW PARTNERS LLC

ANNEX C
STRICTLY CONFIDENTIAL
EXECUTION VERSION
VOTING, SUPPORT AND ROLLOVER AGREEMENT
by and among
WIDEOPENWEST, INC.,
BANDIT PARENT, LP,
THE ROLLING STOCKHOLDERS,
and
CRESTVIEW PARTNERS III GP, L.P.,
Dated as of August 11, 2025

STRICTLY CONFIDENTIAL
VOTING, SUPPORT AND ROLLOVER AGREEMENT
This VOTING, SUPPORT AND ROLLOVER AGREEMENT (this “Agreement”), dated as of August 11, 2025, among WideOpenWest, Inc., a Delaware corporation (the “Company”), Bandit Parent, LP, a Delaware limited partnership (“Parent”), the Persons executing this Agreement as “Crestview Rolling Stockholders” on the signature page hereto (each a “Crestview Rolling Stockholder” and collectively, the “Crestview Rolling Stockholders”), the Persons executing this Agreement as “Individual Rolling Stockholders” on the signature page hereto (each an “Individual Stockholder” and collectively, the “Individual Stockholders”, and, together with the Crestview Rolling Stockholders, the “Rolling Stockholders”) and Crestview Partners III GP, L.P., in its capacity as the representative of the Rolling Stockholders (in such capacity, the “Stockholders’ Representative”).
WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent and Bandit Merger Sub, Inc., a Delaware corporation and an indirect, wholly owned Subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (as the same may be amended, restated or supplemented from time to time in accordance with its terms, the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company, with the Company surviving such merger (the “Merger”);
WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Rolling Stockholders and certain of their respective Affiliates are entering into an Amended and Restated Joint Bidding and Cost Sharing Agreement (the “Joint Bidding Agreement”), providing for, among other things, the entry by Parent and the Rolling Stockholders into governance documents to implement the governance structure of Parent;
WHEREAS, as of the date hereof, each Rolling Stockholder is the record holder and/or the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”)) and is entitled to dispose of and vote the number of common shares, par value $0.01 per share, of the Company (“Common Shares”) set forth on Exhibit A hereto, being all of the Common Shares owned of record or beneficially by such Rolling Stockholder as of the date hereof (with respect to such Rolling Stockholder, the “Owned Shares” and, together with any additional Common Shares of which such Rolling Stockholder becomes the record or “beneficial owner” after the date hereof and during the term of this Agreement, the “Rollover Shares”);
WHEREAS, immediately prior to but contingent upon the Closing in accordance with the Merger Agreement, (i) each Individual Rolling Stockholder desires to transfer, contribute and deliver the Rollover Shares held by such Individual Rolling Stockholder to a Crestview Rolling Stockholder in exchange for the issuance by such Crestview Rolling Stockholder to such Individual Rolling Stockholder of a number of common shares or units, as applicable, of such Crestview Rolling Stockholder (the “Crestview Shares”), (ii) each Crestview Rolling Stockholder desires to transfer, contribute and deliver the Rollover Shares held by such Crestview Rolling Stockholder to Merger Sub in exchange for the transfer, contribution, and delivery by Merger Sub to such Crestview Rolling Stockholder of a number of common shares of Bandit HoldCo, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“HoldCo” and such common shares the “HoldCo Shares”), as determined in accordance with this Agreement and (iii) each Crestview Rolling Stockholder desires to transfer, contribute and deliver the HoldCo Shares held by such Crestview Rolling Stockholder to Parent in exchange for the issuance by Parent to such Crestview Rolling Stockholder of a number of common units of Parent (the “Parent Units”), as determined in accordance with this Agreement; and
WHEREAS, as a condition and inducement to the willingness of the Company to enter into the Merger Agreement, Parent and the Company have required that each of the Rolling Stockholders enter into this Agreement, and the Rolling Stockholders have agreed to do so.
NOW, THEREFORE, as a condition and inducement to the willingness of Company, Parent and Merger Sub to enter into the Merger Agreement, and in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:
ARTICLE I
Definitions; Interpretation
Section 1.01   Definitions.   Capitalized terms used but not defined herein shall have the meanings given to such terms in the Merger Agreement.
Section 1.02   Interpretation.   When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall, unless otherwise indicated, refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.” All references herein to “$” or “dollars” shall be to U.S. dollars. All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning. A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as of a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP. Any agreement defined or referred to herein or in any schedule that is referred to herein means such agreement as from time to time amended, modified or supplemented, including by waiver or consent. Each of the parties agrees that they have been represented by legal counsel during the negotiation and execution of this Agreement and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. No summary of this Agreement or any Exhibit or Schedule delivered herewith prepared by or on behalf of any party will affect the meaning or interpretation of this Agreement or such Exhibit or Schedule.
ARTICLE II
Rollover
Section 2.01   Rollover Transaction.
(a)   At the Rollover Closing (as defined below), upon the terms and subject to the conditions of this Agreement, each Rolling Stockholder and Parent hereby agree and covenant to each other and to the Company to take the following actions:
(i)   Each Individual Rolling Stockholder shall transfer, contribute and deliver the Rollover Shares held by such Individual Rolling Stockholder to a Crestview Rolling Stockholder, in each case, free and clear of any Liens (other than restrictions under the Securities Act and applicable state and securities Laws) (the “Individual Rollover Contribution”) and in exchange for the Individual Rollover Contributions, such Crestview Rolling Stockholder shall issue to each such Individual Rolling

Stockholder a number of Crestview Shares that have a value equal to the Rolled Value of the Rollover Shares delivered by such Individual Rolling Stockholder pursuant to the Individual Rollover Contribution;
(ii)   Immediately after the Individual Rollover Contribution, each Crestview Rolling Stockholder shall transfer, contribute and deliver the Rollover Shares held by such Rolling Stockholder (including such Rollover Shares received pursuant to the Individual Rollover Contribution) to Merger Sub, in each case, free and clear of any Liens (other than restrictions under the Securities Act and applicable state securities Laws) (the “Initial Rollover Contribution”);
(iii)   Each Rolling Stockholder shall deliver to Parent a properly completely and duly executed IRS Form W-9 from the Rolling Stockholder (or, if the Rolling Stockholder is treated as disregarded as separate from another entity or Person for U.S. federal income tax purposes, from such entity or Person);
(iv)   Immediately after the Initial Rollover Contribution, Merger Sub shall transfer, contribute and deliver to such Crestview Rolling Stockholders a number of HoldCo Shares, in each case, free and clear of any Liens (other than restrictions under the Securities Act and applicable state securities Laws), that have a value (determined based on the number of HoldCo Shares transferred multiplied by the price per HoldCo Share) equal to the Rolled Value (as defined below) of the Rollover Shares delivered by such Crestview Rolling Stockholder pursuant to the Initial Rollover Contribution (the “Merger Sub Contribution”). For purposes of this Agreement, “Rolled Value” means, with respect to any Rollover Shares the aggregate amount of Merger Consideration that the Rolling Stockholder holding such Rollover Shares would have received as of the Effective Time if such Rollover Shares were converted into the right to receive the Merger Consideration in accordance with the Merger Agreement;
(v)   Immediately after the Merger Sub Contribution, each Crestview Rolling Stockholder shall transfer, contribute and deliver the HoldCo Shares held by such Crestview Rolling Stockholder to Parent, in each case, free and clear of any Liens (other than restrictions under the Securities Act and applicable state securities Laws) (the “Secondary Rollover Contribution” and, together with the Individual Rollover Contribution and the Initial Rollover Contribution, the “Rollover Contributions”); and
(vi)   Immediately after the Secondary Rollover Contribution, Parent shall issue to such Crestview Rolling Stockholders a number of Parent Units that have a value (determined based on the number of Parent Units issued multiplied by the price per Parent Unit) equal to the Rolled Value of the Rollover Shares delivered by such Crestview Rolling Stockholder pursuant to the Initial Rollover Contribution.
(b)   Each Rolling Stockholder acknowledges and agrees that such Rolling Stockholder shall not receive any cash payments under the Merger Agreement for the Rollover Shares delivered by such Rolling Stockholder pursuant to the Rollover Contributions, including the Merger Consideration or any payments under Section 2.3 of the Merger Agreement.
(c)   The anticipated pro forma capitalization of Parent as of the Closing of the Merger is set forth on Exhibit B hereto.
Section 2.02   Rollover Closing.   Subject to the satisfaction (or waiver by the parties entitled to the benefit thereof) of the conditions set forth in Section 2.03, the closing of the transactions contemplated hereby (the “Rollover Closing”) will take place immediately prior to, but subject to the substantially simultaneous occurrence of, the Closing.
Section 2.03   Conditions to Obligations.   The obligations of Parent and the Rolling Stockholders to consummate the Rollover Closing shall be subject to the substantially simultaneous, but subsequent, consummation of the Merger in accordance with the terms and conditions of the Merger Agreement.
Section 2.04   Waiver of Appraisal Rights.   To the fullest extent permitted by applicable Law, each Rolling Stockholder hereby waives, and shall cause to be waived, any rights of appraisal or rights to dissent from the Merger or the other transactions contemplated by the Merger that such Rolling Stockholder may have under applicable Law.

Section 2.05   Stockholders’ Representative.
(a)   Stockholders’ Representative is hereby irrevocably appointed to act as the sole representative, agent and attorney-in-fact for the Rolling Stockholders and their transferees, successors and assigns for all purposes of this Agreement and the Merger Agreement, except as expressly provided herein.
(b)   Stockholders’ Representative shall have the power and authority to take such actions on behalf of each Rolling Stockholder as Stockholders’ Representative, in its sole judgment, may deem to be in the best interests of the Rolling Stockholders or otherwise appropriate on all matters related to or arising from this Agreement. Such powers shall include:
(i)   executing and delivering any and all supplements, amendments, waivers or modifications thereto and all certificates, consents, waivers and other documents contemplated by this Agreement or the Merger Agreement, or as may be necessary or appropriate to effect the Rollover Closing and the other transactions contemplated by this Agreement or the Merger Agreement;
(ii)   giving and receiving notices and other communications relating to this Agreement or the Merger Agreement;
(iii)   taking or refraining from taking any actions (whether by negotiation, settlement, litigation or otherwise) to resolve or settle all matters and disputes arising out of this Agreement or the Merger Agreement and the enforcement of the obligations and rights pursuant to this Agreement or the Merger Agreement, including all actions necessary or appropriate in connection with any Action;
(iv)   engaging attorneys, accountants, financial and other advisors, paying agents and other Persons necessary or appropriate, in the sole discretion of Stockholders’ Representative and at the Rolling Stockholders’ cost, in the performance of its duties under this Agreement or the Merger Agreement;
(v)   take any and all actions on behalf of the Rolling Stockholders as set forth in, or as required to give effect to the obligations of the Rolling Stockholders as set forth in, Section 5.01; and
(vi)   taking all actions necessary or appropriate in the judgment of Stockholders’ Representative for the accomplishment of the foregoing.
(c)   The power of attorney granted herein appointing Stockholders’ Representative as attorney-in-fact is coupled with an interest and the death or incapacity of any Rolling Stockholder shall not terminate or diminish the authority and agency of Stockholders’ Representative. Should Stockholders’ Representative be unable or unwilling to serve, a replacement Stockholders’ Representative shall be designated and appointed by Crestview Partners III GP, L.P. (or its representatives, successors or assigns). The decisions and actions of any such replacement Stockholders’ Representative shall be, for all purposes, those of Stockholders’ Representative as if originally named herein.
(d)   Stockholders’ Representative shall not be liable to the Rolling Stockholders for any act done or omitted as Stockholders’ Representative, except to the extent that Stockholders’ Representative was grossly negligent or engaged in willful misconduct. Stockholders’ Representative shall not be compensated for acting in its capacity as Stockholders’ Representative. All fees and expenses of attorneys, accountants and other professionals necessary or appropriate and engaged by Stockholders’ Representative in the performance of their duties under this Agreement shall be paid directly by the Rolling Stockholders, in each case, pro rata in accordance with its ownership percentage of the aggregate Rollover Shares.
(e)   The Rolling Stockholders shall, severally but not jointly, indemnify, defend and hold harmless Stockholders’ Representative and its heirs, representatives, successors and assigns from and against any and all claims, demands, suits, actions, causes of action, losses, damages, obligations, liabilities, costs and expenses (including attorneys’ fees and court costs) arising as a result of or incurred in connection with any actions taken or omitted to be taken by Stockholders’ Representative pursuant to the terms of this Agreement, except to the extent it is finally determined that Stockholders’ Representative was grossly negligent or engaged in willful misconduct. In addition, each Rolling Stockholder forever voluntarily releases and discharges Stockholders’ Representative, its heirs, representatives, successors and assigns, from any and all claims, demands, suits, actions, causes of action, losses, damages, obligations, liabilities, costs and expenses (including attorneys’ fees and court costs), whether known or unknown, anticipated or unanticipated, arising as a result of or incurred in connection with any actions taken or omitted to be taken by Stockholders’ Representative pursuant to the terms of this Agreement, except to the extent it is finally determined that Stockholders’ Representative was grossly negligent or engaged in willful misconduct. Expenses (including attorneys’ fees and court costs) incurred by Stockholders’ Representative in defending any Action shall be paid by the Rolling Stockholders in advance of the final disposition of such Action upon receipt of an undertaking from Stockholders’ Representative to repay such amount if it shall ultimately be determined that Stockholders’ Representative is not entitled to be indemnified by the Rolling Stockholders pursuant to this Section 2.05(e).
ARTICLE III
Representations and Warranties of Each Rolling Stockholder
Each Rolling Stockholder hereby represents and warrants, severally and not jointly, to the Company and to Parent, as of the date of this Agreement and as of the Rollover Closing, that:
Section 3.01   Organization.   Such Rolling Stockholder is duly incorporated or organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its incorporation or organization.
Section 3.02   Ownership of Owned Shares.   Such Rolling Stockholder is the beneficial owner of, and has good and marketable title to, the Owned Shares, free and clear of all Liens, except for any Liens created by this Agreement or those imposed by applicable securities Laws. Such Rolling Stockholder does not beneficially own (within the meaning of Section 13 of the Exchange Act) any Common Shares, Preferred Stock or any other securities of the Company, other than the Owned Shares. Such Rolling Stockholder has the sole right to vote the Owned Shares, and, except as contemplated by this Agreement, none of the Owned Shares are subject to any voting trust or other agreement with respect to the voting of the Owned Shares. Such Rolling Stockholder has the sole right to dispose of the Owned Shares with no restrictions, subject to applicable securities Laws on its rights of disposition of the Owned Shares. Except as contemplated by this Agreement, (a) there are no agreements or arrangements of any kind, contingent or otherwise, obligating such Rolling Stockholder to sell, transfer, pledge, assign, encumber, hypothecate or otherwise dispose of (whether by sale, liquidation, dissolution, dividend or distribution), including by operation of Law (collectively, “Transfer”) or cause to be Transferred any Owned Shares or otherwise relating to the Transfer of any Owned Shares and (b) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Owned Shares.
Section 3.03   Authority; Execution and Delivery; Enforceability.   Such Rolling Stockholder has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by such Rolling Stockholder of this Agreement and the performance by such Rolling Stockholder of its obligations hereunder have been duly authorized and approved by all requisite action, and no other action on the part of such Rolling Stockholder is necessary to authorize the execution and delivery of this Agreement or the performance by such Rolling Stockholder of its obligations hereunder. This Agreement has been duly executed and delivered by such Rolling Stockholder and, assuming due authorization, execution and delivery hereof by Parent and the Stockholders’ Representative, constitutes a legal, valid and binding obligation of such Rolling Stockholder, enforceable against such Rolling Stockholder in accordance with its terms, except that such enforceability may be limited by and is subject to the Enforceability Exceptions.
Section 3.04   No Conflicts; Governmental Approvals.
(a)   Neither the execution and delivery of this Agreement by such Rolling Stockholder, nor the performance or compliance by such Rolling Stockholder with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the organizational documents of such Rolling Stockholder, (ii) violate any Law applicable to such Rolling Stockholder, (iii) violate or constitute a default under (with or without notice or lapse of time or both) any of the terms, conditions or provisions of any Contract to which such Rolling Stockholder is a party or bound, or give rise to any right to terminate, cancel, amend, modify or accelerate such Rolling Stockholder’s rights or obligations under any such Contract, or give rise to any right of first refusal, preemptive right, tag-along right, transfer right or other similar right of any other party to a Contract to which such Rolling Stockholder is a party or bound or (iv) result in the creation of any Lien on any properties or assets of such Rolling Stockholder (including the Owned Shares), in each case, in a manner that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the ability of such Rolling Stockholder to perform its obligations hereunder or delay the consummation of Closing.
(b)   No Consent of, or filing, declaration or registration with, any Governmental Entity is necessary for the execution and delivery of this Agreement by such Rolling Stockholder or the performance by such Rolling Stockholder of its obligations hereunder, other than as set forth in Section 3.3(b) of the Merger Agreement.
Section 3.05   Litigation.   There is no pending or, to the knowledge of such Rolling Stockholder, threatened in writing, Action against such Rolling Stockholder, that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the ability of such Rolling Stockholder to perform its obligations hereunder or delay the consummation of Closing. There are no outstanding orders, judgments or decrees of any Governmental Entity against or affecting such Rolling Stockholder that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the ability of such Rolling Stockholder to perform its obligations hereunder or delay the consummation of Closing.
Section 3.06   Accredited Investor; Investment Intent.   Such Rolling Stockholder is an “accredited investor” (as such term is defined in Regulation D under the Securities Act), with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Parent Units. Such Rolling Stockholder is retaining the Parent Units solely for its own account, for investment and not with a view toward resale or other distribution in violation of applicable securities Laws.
Section 3.07   Rollover Shares Unregistered.   Such Rolling Stockholder has been advised by Parent that:
(a)   following the consummation of the Merger, the Parent Units will not be registered under the Securities Act or under any state securities Law;
(b)   such Rolling Stockholder must continue to bear the economic risk of the investment in the Parent Units unless and until the offer and sale of such Parent Units are subsequently registered under the Securities Act and all applicable state securities Laws or an exemption from such registration is available;
(c)   following the consummation of the Merger, it is not anticipated that there will be any public market for the Parent Units in the foreseeable future; and
(d)   following the consummation of the Merger, a notation shall be made in the appropriate records of the applicable entity indicating that the Parent Units are subject to restrictions on transfer and, if the applicable entity should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Parent Units.
Section 3.08   Advisors.   Each Rolling Stockholder has carefully considered and has, to the extent such Rolling Stockholder believes such discussion necessary, discussed with such Rolling Stockholder’s own legal, tax, accounting and financial advisors the transactions contemplated by this Agreement and the Merger Agreement in light of such Rolling Stockholder’s particular tax, financial and other situation, and has made its own determination the transactions contemplated by this Agreement and the Merger Agreement.
Section 3.09   Brokers.   No broker, finder, financial advisor, investment banker or other agent is entitled to any brokerage, finder’s, financial advisor’s, investment banking or other similar fee or commission payable by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of such Rolling Stockholder, on behalf of such Rolling Stockholder.

Section 3.10   Reliance by the Company.   Each Rolling Stockholder understands and acknowledges that each of the Company and Parent is entering into the Merger Agreement in reliance upon such Rolling Stockholder’s execution, delivery and performance of this Agreement.
Section 3.11   Crestview Shares Duly Authorized; Capitalization.   All of the Crestview Shares to be issued to the Individual Rolling Stockholders under this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free and clear of any Liens (other than restrictions under the Securities Act and applicable state securities Laws).
ARTICLE IV
Representations and Warranties of Parent
Parent hereby represents and warrants to the Rolling Stockholders, as of the date of this Agreement and as of the Closing, that:
Section 4.01   Organization.   Parent is a limited partnership duly organized, validly existing and in good standing under the Laws of Delaware.
Section 4.02   Authority; Execution and Delivery; Enforceability.   Parent has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Parent of this Agreement and the performance by Parent of its obligations hereunder have been duly authorized and approved by all requisite action, and no other action on the part of Parent is necessary to authorize the execution and delivery of this Agreement or the performance by Parent of its obligations hereunder. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery hereof by the Rolling Stockholders and the Stockholders’ Representative, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that such enforceability may be limited by and is subject to the Enforceability Exceptions.
Section 4.03   No Conflicts; Governmental Approvals.
(a)   Neither the execution and delivery of this Agreement by Parent, nor the performance or compliance by Parent with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the organizational documents of Parent or (ii) assuming that the actions described in Section 4.03(b) have been completed prior to or promptly after the Effective Time, (x) violate any Law applicable to Parent, (y) violate or constitute a default under (with or without notice or lapse of time or both) any of the terms, conditions or provisions of any Contract to which Parent is a party or bound, or give rise to any right to terminate, cancel, amend, modify or accelerate Parent’s rights or obligations under any such Contract, or give rise to any right of first refusal, preemptive right, tag-along right, transfer right or other similar right of any other party to a Contract to which Parent is a party or bound or (z) result in the creation of any Lien on any properties or assets of Parent, except, in the case of clause (ii), as would not reasonably be expected to have a material adverse effect on the ability of Parent to perform its obligations hereunder.
(b)   Except as set forth in Section 3.3(b) of the Merger Agreement, no consent of, or filing, declaration or registration with, any Governmental Entity is necessary for the execution and delivery of this Agreement by Parent or the performance by Parent of its obligations hereunder.
Section 4.04   Litigation.   There is no pending or, to the knowledge of Parent, threatened in writing, Action against Parent, that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the ability of Parent to perform its obligations hereunder or delay the consummation of Closing. There are no outstanding orders, judgments or decrees of any Governmental Entity against or affecting Parent that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the ability of Parent to perform its obligations hereunder or delay the consummation of Closing.
Section 4.05   Parent Units Duly Authorized; Capitalization.   All of the Parent Units to be issued to the Crestview Rolling Stockholders under this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free and clear of any Liens (other than restrictions under the Securities Act and applicable state securities Laws or under the Term Sheet or the Term Sheet Effecting Documents (or the Existing LPA and Existing GP LLCA, as applicable) (each, as defined in the Joint Bidding Agreement)). There will be no options, warrants or other securities exercisable or convertible into units of Parent at such time except as set forth on Exhibit B hereto or as otherwise mutually agreed to by the Crestview Rolling Stockholders.
ARTICLE V
Covenants of Rolling Stockholders
Section 5.01   Agreement to Vote.
(a)   From the date of this Agreement until the earlier to occur of (the “Voting Expiration Date”): (x) the valid termination of the Merger Agreement in accordance with its terms and (y) the occurrence of a Change of Recommendation, each Rolling Stockholder agrees that at the Company Meeting or at any other meeting of the stockholders of the Company called to seek approval of and adoption by such stockholders with respect to the Merger Agreement or the Merger and the other transactions contemplated by the Merger Agreement, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect thereto, (i) in the case of any such meeting of the stockholders of the Company, such Rolling Stockholder shall appear at any such meeting or otherwise cause the Rollover Shares to be counted as present thereat for the purpose of establishing a quorum, (ii) such Rolling Stockholder shall vote or cause to be voted, and when a written consent is proposed, respond to each request for written consent and consent, all Rollover Shares in favor of approving and adopting the Merger Agreement, the Merger and any other actions or transactions contemplated by the Merger Agreement in respect of which stockholder approval is requested or required and for any other matters necessary or reasonably requested by the Company for consummation of the Merger and the other transactions contemplated by the Merger Agreement, (iii) such Rolling Stockholder shall vote or cause to be voted, and when a written consent is proposed, respond to each request for written consent and consent, the Rollover Shares in favor of any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes to approve and adopt the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, (iv) such Rolling Stockholder shall vote or cause to be voted, and when a written consent is proposed, respond to each request for written consent and consent (or not respond and consent in the event such consent is seeking approval for rather than against), the Rollover Shares against any Alternative Proposal or any action or proposal in furtherance of any Alternative Proposal, or any other proposal made in opposition to or in competition with the Merger or the other transactions contemplated by the Merger Agreement, and (v) such Rolling Stockholder shall vote or cause to be voted, and when a written consent is proposed, respond to each request for written consent and consent (or not respond and consent in the event such consent is seeking approval for rather than against), the Rollover Shares against any other action or agreement that would reasonably be expected to (A) result in a breach of any representation, warranty, covenant or other obligation or agreement of the Company under the Merger Agreement, (B) result in the conditions of the consummation of the Merger under Article 6 of the Merger Agreement not being fulfilled or (C) impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement. For the avoidance of doubt, each Rolling Stockholder shall retain at all times the right to vote any Rollover Shares in such Rolling Stockholder’s sole discretion, and without any other limitation, on any matters other than those explicitly set forth in this Section 5.01 that are at any time or from time to time presented for consideration to the stockholders of the Company.
(b)   Each Rolling Stockholder hereby covenants and agrees that it shall not enter into any agreement or undertaking, and shall not commit or agree to take any action, that would restrict or interfere with such Rolling Stockholder’s obligations pursuant to this Agreement.
(c)   Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Rollover Shares. All rights, ownership and economic benefits of and relating to the Rollover Shares shall remain vested in and belong to the applicable Rolling Stockholder.

Section 5.02   Transfer and Other Restrictions.   Until the Rollover Closing or, if earlier, the termination of this Agreement or the Merger Agreement in accordance with their respective terms, the Rolling Stockholders shall not, and shall cause their respective Affiliates not to, directly or indirectly, (a) Transfer, or enter into any Contract, option or other arrangement or understanding with respect to the Transfer of, any Rollover Shares to any Person, (b) deposit or permit the deposit of any Rollover Shares into a voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, or grant a proxy or power of attorney with respect to any Rollover Shares, or create or permit to exist any Lien, except as may be imposed pursuant to this Agreement or any applicable restrictions on transfer under the Securities Act or other applicable securities Laws or (c) acquire beneficial (as defined in Rule 13d-3 under the Exchange Act) or record ownership of any additional Common Shares, Preferred Stock or any other securities of the Company. Any Transfer or attempted Transfer of any Rollover Shares in violation of this Section 5.02 shall be null and void ab initio and of no effect whatsoever. If any involuntary Transfer of any of such Rolling Stockholder’s Rollover Shares shall occur (including a sale by such Rolling Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Rollover Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement. Each Rolling Stockholder further acknowledges and agrees that, with respect to any Rollover Shares owned beneficially or of record by such Rolling Stockholder that are uncertificated, this Agreement shall constitute notice to such Rolling Stockholder of any legend that would be set forth on any certificate representing such Rollover Shares if such Rollover Shares were represented by a certificate. Each Rolling Stockholder agrees that it shall not, and shall cause its Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) with respect to any securities in the Company for the purpose of opposing or competing with or taking any actions inconsistent with the Merger Agreement.
Section 5.03   No-Solicitation.   Until the Rollover Closing or, if earlier, the termination of this Agreement or the Merger Agreement in accordance with their respective terms, the Rolling Stockholders shall not, and shall cause their respective Representatives and Affiliates not to, directly or indirectly, take any action that the Company, its Subsidiaries or their respective Representatives are prohibited from taking pursuant to Section 5.4 of the Merger Agreement.
Section 5.04   Share Dividends, etc.   If between the date of this Agreement and the Rollover Closing the issued and outstanding Common Shares shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any share dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the terms “Owned Shares” and “Rollover Shares” shall be appropriately adjusted to reflect such share dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.
Section 5.05   Disclosure.
(a)   Stockholders’ Representative (on behalf of each Rolling Stockholder) agrees to promptly furnish to Parent and the Company all information concerning such Rolling Stockholder as may be reasonably requested by Parent or the Company in connection with the preparation, filing and distribution of the Schedule 13e-3 or the Proxy Statement (including in each case any amendment or supplement thereto, and any document incorporated by reference therein) and the resolution of comments with respect thereto from the SEC. Stockholders’ Representative (on behalf of each Rolling Stockholder) agrees that none of the information supplied or to be supplied by it expressly for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13e-3 or any other documents filed or to be filed with the SEC in connection with the Merger or the transactions contemplated by the Merger Agreement will, as of the time such documents (or any amendment thereof or supplement thereto) are filed with the SEC or mailed to the Company’s stockholders and at the time of the Company Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation, warranty, covenant or agreement is made by Stockholders’ Representative or any Rolling Stockholder with respect to information supplied by Stockholders’ Representative on behalf of any other Rolling Stockholder or Parent for inclusion or incorporation by reference in the Proxy Statement or Schedule 13e-3, as applicable.

(b)   The Rolling Stockholders hereby authorize the Company, Parent and Merger Sub to publish and disclose in any announcement or disclosure required by the SEC, and in the Schedule 13e-3 and the Proxy Statement, this Agreement, each Rolling Stockholder’s identity and ownership of the Rollover Shares and the nature of each Rolling Stockholder’s obligations under this Agreement. Parent hereby authorizes each Rolling Stockholder to disclose, in any disclosure required by any Governmental Entity, this Agreement, Parent’s identity and the nature of Parent’s obligations under this Agreement.
Section 5.06   Fiduciary Responsibilities.   Notwithstanding any provision of this Agreement to the contrary, this Agreement shall apply to each Rolling Stockholder solely in its capacity as a holder of Common Shares and not in any other capacity, and nothing in this Agreement shall limit, restrict or affect the rights and obligations of any officer, director or designee of the Rolling Stockholders or their Affiliates from taking any action in his or her capacity as a director, officer or employee of the Company, whether in connection with the Merger Agreement or otherwise, and no action or omissions by any such Persons in his or her capacity as a director, officer or employee of the Company shall be deemed to constitute a breach of any provision of this Agreement.
Section 5.07   No Legal Action.   Stockholders’ Representative and each Rolling Stockholder shall not, and shall cause their respective Representatives and Affiliates not to, bring, commence, institute, maintain, prosecute or voluntarily aid any Action which (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or the Merger Agreement or (b) alleges that the execution and delivery of this Agreement by Stockholders’ Representative or such Rolling Stockholder (or its performance hereunder) or the Merger Agreement by the Company breaches any fiduciary duty of the Company Board (or any member thereof) or any duty that Stockholders’ Representative or such Rolling Stockholder has (or may be alleged to have) to the Company or to the other stockholders of the Company.
Section 5.08   Notice of Certain Events.   Each Rolling Stockholder shall notify the Company and Parent in writing promptly of (a) any fact, event or circumstance that would cause, or would reasonably be expected to cause or constitute, a breach of the representations, warranties or covenants of any Rolling Stockholder under this Agreement or (b) the receipt by any Rolling Stockholder of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement or the Merger Agreement.
ARTICLE VI
General Provisions
Section 6.01   Notices.   Any notice required to be given hereunder must be in writing, and will be deemed to have been duly delivered and received hereunder one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or immediately if delivered by hand or by e-mail transmission (as long as no notice of failure of delivery is received), in each case addressed as follows:
If to Parent, to:
c/o DigitalBridge Investments, LLC
750 Park of Commerce Drive, Suite 210
Boca Raton, Florida 33487
Attention:
Legal Department

Email:
LegalNoticesIM@digitalbridge.com

With a copy (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
600 Travis Street, Suite 5400
Houston, Texas 77002
Attention:
Gabriel Silva
Chris May
Ana Sanchez

Email:
gabriel.silva@stblaw.com
cmay@stblaw.com
ana.sanchez@stblaw.com

If to the Rolling Stockholders or Stockholders’ Representative, to:
Crestview Advisors, L.L.C.
590 Madison Avenue, 42nd Floor
New York, New York 10022
Attention:
Poojitha Mantha

Email:
pmantha@crestview.com

with a copy (which shall not constitute notice) to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:
Michael Davis

Email:
michael.davis@davispolk.com

To the Company:
WideOpenWest, Inc.
7887 East Belleview Avenue, Suite 1000
Englewood, Colorado 80111
Attention:
Roger Seiken

E-mail:
Roger.Seiken@wowinc.com

with a copy (which shall not constitute notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:
Adam O. Emmerich
Jenna E. Levine

E-mail:
AOEmmerich@wlrk.com
JELevine@wlrk.com

or to such other address as a party shall specify by written notice so given. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph, and such notices shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.
Section 6.02   Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 6.03   Counterparts.   This Agreement may be executed in counterparts (including by facsimile, by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document), each of which shall be an original, with the same effect as if the signatures thereto and hereto were original signed versions upon the same instrument delivered in person. This Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, facsimile, electronic mail or otherwise as authorized by the prior sentence) to the other parties. No party may raise the use of any such electronic delivery or electronic signature as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
Section 6.04   No Ownership Interest; No Inconsistent Actions.   Nothing contained in this Agreement shall be deemed to, prior to the Rollover Contributions, vest in Parent any direct or indirect ownership or incidence of ownership of, or with respect to, any Rollover Shares. All rights, ownership and economic benefits of and relating to the Rollover Shares shall remain vested in and belong to the applicable Rolling Stockholder, and this Agreement shall not confer any right, power or authority upon Parent or any other Person (a) to direct a Rolling Stockholder in the voting of any of the Rollover Shares, except as expressly provided herein, or (b) in the performance of any Rolling Stockholder’s duties or responsibilities as stockholders or directors, as the case may be, of the Company.
Section 6.05   Entire Agreement; Third Party Beneficiaries.   This Agreement (including the Exhibits hereto), the Commitment Letter, the Guarantee, the Merger Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof, except as set forth in this Section 6.05. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended to, or shall, impair the powers of the Special Committee. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein is intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.
Section 6.06   Governing Law.
(a)   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any Action with respect to this Agreement and the rights and obligations arising hereunder or the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any Action with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts, (b) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the Action in such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereto irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 6.06(a) in the manner provided for notices in Section 6.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

(b)   EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 6.06(b). EACH PARTY ACKNOWLEDGES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.06(b).
Section 6.07   Assignment.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, this Agreement (and all rights and obligations hereunder) may be assigned, in whole or in part, without consent, by Parent to any of its Affiliates; provided that no assignment by any party will relieve such party of any of its obligations hereunder.
Section 6.08   Specific Enforcement.   The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. The parties acknowledge and agree that the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 6.06(a) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement. The parties hereto agree to not oppose the granting of an injunction, specific performance or other equitable relief and not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 6.08 shall not be required to provide any bond or other security in connection with any such order or injunction and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
Section 6.09   Amendment; Waiver.   At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects only by written agreement of the parties hereto. No failure or delay by Stockholders’ Representative, the Rolling Stockholders or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
Section 6.10   Termination.   This Agreement and all obligations of the parties hereto hereunder shall automatically terminate, without further action by any party hereto, upon the earliest of (a) the Effective Time and (b) the valid termination of the Merger Agreement in accordance with its terms. In the event of any such termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or the applicable Rolling Stockholders, other than liability for any breach of this Agreement prior to such termination; provided that the provisions set forth in Article VI shall survive the termination of this Agreement. If for any reason the Merger fails to occur but the Rollover Closing contemplated by Article II has already taken place, then Parent shall promptly take all such actions as are necessary to restore each Rolling Stockholder to the position it was in with respect to ownership of the Rollover Shares prior to the Rollover Closing.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, all as of the date first written above.
BANDIT PARENT, LP
By:
Bandit Parent GP, LLC, its general partner

By:
/s/ Jonathan Friesel

Name:
Jonathan Friesel

Title:
Vice President

WIDEOPENWEST, INC.
By:
/s/ Teresa Elder

Name:
Teresa Elder

Title:
Chief Executive Officer

[Signature Page to Voting, Support and Rollover Agreement]

Crestview Rolling Stockholders:
CRESTVIEW W1 TE HOLDINGS, LLC
By:	/s/ Evelyn C. Pellicone Name: Evelyn C. Pellicone Title: Chief Financial Officer
CRESTVIEW W1 HOLDINGS, L.P.
By:	Crestview W1 GP, LLC, its general partner
By:	/s/ Evelyn C. Pellicone Name: Evelyn C. Pellicone Title: Chief Financial Officer
CRESTVIEW W1 CO-INVESTORS, LLC
By:	/s/ Evelyn C. Pellicone Name: Evelyn C. Pellicone Title: Chief Financial Officer
CRESTVIEW ADVISORS, L.L.C.
By:	/s/ Evelyn C. Pellicone Name: Evelyn C. Pellicone Title: Chief Financial Officer
Individual Rolling Stockholders:
/s/ Brian Cassidy Name: Brian Cassidy /s/ Daniel Kilpatrick Name: Daniel Kilpatrick /s/ Barry Volpert Name: Barry Volpert
[Signature Page to Voting, Support and Rollover Agreement]

Stockholders’ Representative:
Crestview Partners III GP, L.P.
By:	Crestview, L.L.C., its general partner
By:	/s/ Evelyn C. Pellicone Name: Evelyn C. Pellicone Title: Chief Financial Officer
[Signature Page to Voting, Support and Rollover Agreement]

Exhibit A
Stockholder	Number of Common Shares
Crestview W1 TE Holdings, LLC	1,245,968
Crestview W1 Holdings, L.P.	25,142,311
Crestview W1 Co-Investors, LLC	4,849,639
Crestview Advisors, L.L.C.	423,678
Brian Cassidy	33,722 (vested RSUs + board fee grants with all rights assigned to Crestview Advisors, L.L.C.) 26,744 (RSUs that will vest in May 2026 with all rights assigned to Crestview Advisors, L.L.C.)
Daniel Kilpatrick	35,543 (vested RSUs + board fee grants with all rights assigned to Crestview Advisors, L.L.C.) 26,744 (RSUs that will vest in May 2026 with all rights assigned to Crestview Advisors, L.L.C.)
Barry Volpert	32,895 (vested RSUs + board fee grants with all rights assigned to Crestview Advisors, L.L.C.) 26,744 (RSUs that will vest in May 2026 with all rights assigned to Crestview Advisors, L.L.C.)
[Exhibit A]

Exhibit B
Pro Forma Capitalization
[Attached]
[Exhibit B]

ANNEX D
Section 262 of the General Corporation Law of the State of Delaware
§ 262 Appraisal rights [For application of this section, see 81 Del. Laws, c. 354, § 17; 82 Del. Laws, c. 45, § 23; 82 Del. Laws, c. 256, § 24; 83 Del. Laws, c. 377, § 22; and 84 Del. Laws, c. 98, § 16]
(a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):
(1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:
a.   Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;
b.   Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.   Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d.   Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4)   [Repealed.]
(c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d)   Appraisal rights shall be perfected as follows:
(1)   If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2)   If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3)   Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e)   Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.
(f)   Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g)   At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h)   After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.
(i)   The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.
(j)   The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k)   Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.
(l)   The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

WideOpenWest, Inc.7887 East Belleview Avenue, Suite 1000Englewood, CO 80111SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting – Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [ ], 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting – Go to [ ]You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE – [ ]Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [ ], 2025. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V55356-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY WIDEOPENWEST, INC. The Board of Directors recommends you vote FOR the following proposals: 1.To adopt the Agreement and Plan of Merger (as it may be amended, supplemented or modified from time to time, the “Merger Agreement”), dated August 11, 2025, by and among WideOpenWest, Inc. (the “Company”), Bandit Parent, LP and Bandit Merger Sub, Inc., pursuant to which Bandit Merger Sub, Inc. will merge with and into the Company (the “Merger”). For 2.To approve on a non-binding, advisory basis, the compensation that will or may become payable by the Company to its named executive officers in connection with the Merger.3.To adjourn the special meeting of the stockholders of the Company (the “Special Meeting”), from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. NOTE: In their discretion, the proxyholders will vote on such other business as may properly come before the Special Meeting or any continuation, postponement or adjournment thereof. If no direction is made, this proxy will be voted FOR proposals 1, 2, and 3. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Special Meeting of Stockholders and Proxy Statement are available at www.proxyvote.com V55357-TBD WIDEOPENWEST, INC. SPECIAL MEETING OF STOCKHOLDERS ON [ ], 2025 AT [ ] EASTERN TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoint(s) Teresa Elder, John Rego and Roger Seiken, and each of them, as proxies, each with the power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot and, in their judgment and discretion, upon such other matters that may properly come before the Special Meeting, all of the shares of common stock of WideOpenWest, Inc. that the undersigned is/are entitled to vote at the Special Meeting of Stockholders to be held at [ ] on [ ], 2025 at [ ], and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. CONTINUED AND TO BE SIGNED ON REVERSE SIDE